UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

ALEXANDER & BALDWIN, INC.

(Exact name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

822 Bishop Street • Honolulu, Hawaii 96813
To the Shareholders of Alexander & Baldwin, Inc.:
You are cordially invited to attend a special meeting of shareholders (which we refer to as the “special meeting”) of Alexander & Baldwin, Inc., a Hawaii corporation, to be held on March 9, 2026 at 10:00 a.m., Hawaii Standard Time, in a virtual format by live audio webcast. Information on how to attend our virtual special meeting is included in the enclosed proxy statement. At the special meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2025 (such agreement, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Alexander & Baldwin, Inc., Tropic Purchaser LLC, a Delaware limited liability company (which we refer to as “Parent”), and Tropic Merger Sub LLC, a Hawaii limited liability company and wholly owned subsidiary of Parent (which we refer to as “Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the merger agreement, Alexander & Baldwin, Inc. will merge with and into Merger Sub (which we refer to as the “merger”). If the merger is completed, you, as a holder of shares of common stock of Alexander & Baldwin, Inc., will be entitled to receive $21.20 in cash, without interest and less any applicable withholding taxes and our fourth quarter 2025 dividend of $0.35 per share (resulting in a net payment at closing of $20.85 less any applicable withholding taxes), in exchange for each share of common stock you own, as more fully described in the enclosed proxy statement.
Our board of directors has unanimously adopted the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of Alexander & Baldwin, Inc. Our board of directors recommends that you vote “FOR” the approval of the merger agreement proposal and “FOR” each of the other proposals described in the accompanying notice of special meeting and proxy statement. The merger agreement proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter. The notice of special meeting and proxy statement accompanying this letter provide you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about Alexander & Baldwin, Inc. from us or from documents we have filed with the U.S. Securities and Exchange Commission.
Your vote is very important regardless of the number of shares that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting and you are a shareholder of record as of the record date, you may continue to have your shares voted as instructed in your proxy, or you may vote your shares at the special meeting. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the merger agreement proposal.

On behalf of the board of directors, thank you for your continued support.
Sincerely,
Lance K. Parker
President and Chief Executive Officer
The accompanying proxy statement is dated January 23, 2026 and is first being mailed to our shareholders on or about January 23, 2026.

ALEXANDER & BALDWIN, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 9, 2026
To the Shareholders of Alexander & Baldwin, Inc.:
You are cordially invited to attend a special meeting of shareholders (which we refer to as the “special meeting”) of Alexander & Baldwin, Inc., a Hawaii corporation, to be held on March 9, 2026 at 10:00 a.m., Hawaii Standard Time, in a virtual format by live audio webcast. Shareholders may attend virtually and participate in the special meeting, and vote their shares electronically, by visiting https://meetnow.global/M6HYWJ4. To participate in the special meeting, a record shareholder will need to enter the 15-digit control number found on the proxy card.
The special meeting is being held for the purpose of acting on the following matters:
Proposal 1:
To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 8, 2025 (such agreement, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Alexander & Baldwin, Inc., Tropic Purchaser LLC and Tropic Merger Sub LLC, pursuant to which, upon the terms and subject to the conditions thereof, Alexander & Baldwin, Inc. will merge with and into Tropic Merger Sub LLC (which we refer to as the “merger”), with Tropic Merger Sub LLC continuing as the surviving company (which proposal we refer to as the “merger agreement proposal”);

Proposal 2:
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory merger-related compensation proposal”); and

Proposal 3:
To consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal (which proposal we refer to as the “adjournment proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Under the Hawaii Business Corporation Act (which we refer to as the “HBCA”), only the matters set forth in this notice of special meeting may be brought before the special meeting. Our board of directors has fixed the close of business on January 15, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof. All holders of record of our common stock, without par value (which we refer to as “common stock”), at the close of business on the record date are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting.
Our board of directors has unanimously adopted the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of Alexander & Baldwin, Inc. Our board of directors recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal.
The merger agreement proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting and you are a shareholder of record at the close of business on the record date, you may continue to have your shares voted as instructed in your proxy, or you may vote your shares at the special meeting. If you fail to authorize a proxy to vote your shares or to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of the advisory merger-related compensation proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal.
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereat. If you fail to authorize a proxy to vote your shares or vote at the special meeting (other than by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of this proposal. However, abstentions will have the same effect as voting against the adjournment proposal.
Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.
Under the HBCA, our shareholders have dissenters’ rights in connection with the merger. As a shareholder of our common stock, you are entitled to exercise dissenters’ rights under the HBCA in connection with the merger if you take all of the actions required under the HBCA to do so and meet certain conditions, including the requirement that you do not vote in favor of the merger agreement proposal. A copy of Part XIV of the HBCA, upon which you should rely if you wish to pursue your dissenters’ rights, is included as Annex C to the accompanying proxy statement.
We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 848-2998.
BY ORDER OF THE BOARD OF DIRECTORS
Alyson J. Nakamura
Vice President and Corporate Secretary
Honolulu, Hawaii
January 23, 2026

i

ii

SUMMARY
This summary highlights selected information from this proxy statement relating to the Agreement and Plan of Merger, dated as of December 8, 2025 (such agreement, as it may be amended from time to time, we refer to as the “merger agreement”), by and among Alexander & Baldwin, Inc., Tropic Purchaser LLC and Tropic Merger Sub LLC, pursuant to which, upon the terms and subject to the conditions of the merger agreement, Alexander & Baldwin, Inc. will merge with and into Tropic Merger Sub LLC (which we refer to as the “merger”). This summary may not contain all of the information about the merger contemplated by the merger agreement that is important to you. As a result, to understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the merger agreement attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our shareholders on or about January 23, 2026.
Parties to the Merger (page 24)
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813
(808) 525-8450
Alexander & Baldwin, Inc., which we refer to as “we,” “our,” “us,” “A&B,” or the “Company,” is the only publicly traded real estate investment trust to focus exclusively on Hawaii commercial real estate and is the state’s largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 4.0 million square feet of commercial space in Hawaii, including 21 retail centers, 14 industrial assets and four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state’s economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.
Alexander & Baldwin, Inc.’s common stock is listed on the New York Stock Exchange, which we refer to as the “NYSE,” and trades under the symbol “ALEX.”
Tropic Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Tropic Purchaser LLC, a Delaware limited liability company, which we refer to as “Parent,” was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Parent is a joint venture formed by an affiliate of MW Group, Ltd. (which we refer to as “MW Group”), funds affiliated with Blackstone Real Estate (which we refer to as “Blackstone”), and an affiliate of Divco West Real Estate Services, LLC (which we refer to as “DivcoWest”). We refer to MW Group, Blackstone and DivcoWest, collectively, as the “Investor Group.”
MW Group is a privately held, commercial real estate development company based in Honolulu, Hawaii. For more than three decades, the company has led the acquisition, development and management of a diverse portfolio of commercial properties valued at over $1 billion, including retail, industrial, office, self-storage facilities and senior assisted living communities. The company is committed to long-term stewardship, community-building and creating enduring value through strategic partnerships and operational excellence.
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $320 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, data centers, residential, office and hospitality. Blackstone’s opportunistic funds seek to acquire well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT). Blackstone also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).
Founded in 1993 by Stuart Shiff, DivcoWest, a DivCore Capital company, is a vertically integrated, real estate investment firm headquartered in San Francisco, with offices in Cambridge, Beverly Hills, Menlo Park, Washington DC, Austin and New York City. Known for long-standing relationships and experience across the risk-spectrum in innovation markets, DivcoWest combines entrepreneurial spirit with an institutional approach to commercial real estate. DivcoWest aims to create environments that inspire ingenuity, promote growth and enhance health and well-being. Since inception, DivcoWest and its predecessor have acquired approximately 61 million square feet of commercial space — primarily throughout the United States. DivcoWest’s real estate portfolio currently includes existing and development properties in the office, R&D, lab, industrial, retail and multifamily spaces.
Tropic Merger Sub LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Tropic Merger Sub LLC, a Hawaii limited liability company, which we refer to as “Merger Sub,” was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and conditions of the merger agreement, on the closing date, the Company will merge with and into Merger Sub and, upon consummation of the merger, Merger Sub will continue as the surviving entity (which we refer to as the “Surviving Company”) and as a wholly owned subsidiary of Parent.
The Special Meeting (page 26)
The Proposals
The special meeting of our shareholders will be held on March 9, 2026 at 10:00 a.m., Hawaii Standard Time, in a virtual format by live audio webcast. At the special meeting, holders of our common stock, without par value, which we refer to as “common stock,” as of the record date, which was the close of business on January 15, 2026, will be asked to consider and vote on (1) a proposal to approve the merger agreement (which proposal we refer to as the “merger agreement proposal”), (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger (which proposal we refer to as the “advisory merger-related compensation proposal”), and (3) a proposal to approve any adjournment of the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal (which proposal we refer to as the “adjournment proposal”). If the merger agreement is approved by our shareholders and the merger is completed as contemplated by the merger agreement, each share of common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $21.20 in cash, without interest and less any applicable withholding taxes and the January dividend (as defined below) of $0.35 per share (resulting in a net payment at closing of $20.85 less any applicable withholding taxes).
Under the Hawaii Business Corporation Act (which we refer to as the “HBCA”), only the matters set forth in the notice of special meeting may be brought before the special meeting.
Record Date, Notice and Quorum
All holders of record of our common stock as of the record date, which was the close of business on January 15, 2026, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 72,820,075 shares of common stock.
The presence in person or by proxy of our shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so there can be no broker non-votes at the special meeting.
Required Vote
Completion of the merger requires approval of the merger agreement proposal by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting (which we refer to as the “required company shareholder approval”). Each share of common stock is entitled to one vote on each matter to be voted on. For the purpose of the merger agreement proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger agreement proposal. Abstentions also will have the same effect as voting against the merger agreement proposal.
The approval of the advisory merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. The vote on the advisory merger-related compensation proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory merger-related compensation proposal and vice versa. For the purpose of this proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the proposal.
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereat. The vote on the adjournment proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa. For the purpose of this proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. However, abstentions will have the same effect as voting against the adjournment proposal.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 610,827 shares of our common stock, entitling them to exercise approximately 0.8% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own in favor of the merger agreement proposal, in favor of the advisory merger-related compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so. Affiliates of MW Group and DivcoWest have agreed with Parent to vote the 259,497 and 650,186 shares of common stock held by them, respectively, which represent approximately 1.25% of the total combined voting power of our common stock entitled to vote at the special meeting, in favor of the merger agreement proposal.

Proxies; Revocation
Any of our shareholders of record entitled to vote may authorize a proxy to vote his, her or its shares of common stock by returning the enclosed proxy card, authorizing a proxy or voting instructions by telephone or through the Internet, or by attending and voting at the virtual special meeting. If the shares of common stock that you own are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker.
Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Corporate Secretary or by your voting at the special meeting. Attendance at the special meeting alone will not be sufficient to revoke a previously authorized proxy.
If you own common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
The Merger (page 30)
Pursuant to the merger agreement, on the closing date, the Company will merge with and into Merger Sub and, upon the consummation of the merger, the separate existence of the Company will cease and Merger Sub will continue as the Surviving Company and as a wholly owned subsidiary of Parent. The Surviving Company will be renamed “Alexander & Baldwin, LLC” at the time the merger becomes effective. We refer to the consummation of the merger as the “closing.”
The merger will become effective upon the later of the filing of the articles of merger with the Department of Commerce and Consumer Affairs of the State of Hawaii (which we refer to as the “Hawaii DCCA”) or at such later date and time that is agreed to in writing between the Company and Parent and specified in the articles of merger. We use the term “effective time” in this proxy statement to refer to the time the merger becomes effective.
Recommendation of Our Board of Directors (page 41)
Our board of directors (which we refer to as the “board” or our “board”) has unanimously adopted the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are advisable and in the best interests of the Company. Our board recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal.
Opinion of Our Financial Advisor (page 44 and Annex B)
In connection with the merger, BofA Securities, Inc. (which we refer to as “BofA Securities”), our financial advisor, delivered to our board its oral opinion, which was confirmed by the delivery of a written opinion, dated December 8, 2025, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of shares of our common stock (other than cancelled shares and dissenting shares) of the merger consideration to be received by such holders in the merger. The full text of the written opinion, dated December 8, 2025, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to our board (in its capacity as such) for the benefit and use of our board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the

Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation to any of our shareholders as to how to vote or act in connection with the proposed merger or any other matter.
For further information, see the section entitled “The Merger — Opinion of Our Financial Advisor” and Annex B.
Treatment of Common Stock and Company Equity Awards (page 67)
Common Stock
The merger agreement provides that, at the effective time, each share of our common stock issued and outstanding as of immediately prior to the effective time (other than shares of common stock held by the Company or any subsidiary of the Company or by Parent or Merger Sub immediately prior to the effective time (which we refer to collectively as “cancelled shares”) and dissenting shares (as defined below)), will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $21.20 per share, without interest (which per share amount we refer to as the “merger consideration”) and less any applicable withholding taxes and the January dividend (as defined below) of $0.35 per share (resulting in a net payment at closing of $20.85 less any applicable withholding taxes). Cancelled shares will be automatically cancelled and retired without any conversion thereof and will cease to exist with no consideration being paid with respect thereto in connection with, or as a consequence of, the merger. Dissenting shares will not be converted but will from and after the effective time constitute only the right to receive payment of the fair value of such shares in accordance with the provisions of Part XIV of the HBCA. However, all dissenting shares held by holders who fail to perfect or effectively withdraw or lose their dissenters’ rights will be deemed to have been cancelled and to have been converted, as of the effective time, into the right to receive the merger consideration, less any applicable withholding taxes and the January dividend (as defined below).
If we declare or pay a dividend on our common stock to maintain our status as a real estate investment trust (which we refer to as a “REIT”) under the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such dividend on the common stock so declared or paid by us. Concurrently with the adoption of the merger agreement, our board unanimously approved a fourth quarter 2025 dividend of $0.35 per share, which was paid on January 8, 2026, to shareholders of record as of the close of business on December 19, 2025 (which we refer to as the “January dividend”). Accordingly, under the terms of the merger agreement, the per-share merger consideration that shareholders will receive at the effective time will be reduced by the amount of the January dividend (resulting in a net payment at closing of $20.85 less any applicable withholding taxes).
Company Equity Awards
Pursuant to the terms and conditions of the merger agreement, at the effective time, each restricted stock unit award granted pursuant to the Company’s 2022 Omnibus Incentive Plan (such plan, as it may be amended and restated from time to time, we refer to as the “company stock plan”) with vesting solely subject to service-based conditions (which we refer to as a “company RSU award”) (other than a company RSU award held by a non-employee director, which we refer to separately as a “director RSU award”) and each restricted stock unit award granted pursuant to the company stock plan with vesting subject to performance-based conditions (which we refer to as a “company PSU award”) that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such company RSU award or company PSU award, as applicable, immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such company RSU award or company PSU award, as applicable (with any performance goals applicable to any company PSU award deemed satisfied at the greater of (1) the target level of performance applicable to such company PSU award and (2) the actual level of performance achieved as of immediately prior to the effective time, measured in accordance with certain parameters agreed upon by the parties) (we refer to such amount as the “cash replacement award amount”). The cash replacement award amount will vest and be payable (subject to applicable withholding taxes) at the same time as the company RSU award or company PSU award, as applicable, for which such cash replacement award amount was exchanged. Following the effective time, each cash replacement award amount will remain subject to the applicable award agreement governing the terms of the corresponding company RSU award or company PSU award, including double-trigger severance protections and vesting terms, except that, effective as of the effective time, any cash replacement award amount corresponding to a company PSU award will solely be subject to applicable time-based vesting conditions. We refer to the company RSU awards and company PSU awards, collectively, as the “company equity awards.”
In addition, pursuant to the terms and conditions of the merger agreement, each director RSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such director RSU award immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such director RSU award.
See “The Merger — Interests of Our Directors and Executive Officers in the Merger” for information about interests that our directors and executive officers have in the merger that are different from, or in addition to, yours.
Financing (page 51)
In connection with the closing of the merger, Parent will cause an aggregate of approximately $1.54 billion to be paid to the holders of our common stock (other than the cancelled shares and the dissenting shares), and holders of director RSU awards. Parent has informed us that in connection with the closing of the merger, Parent expects to cause the outstanding indebtedness under our revolving credit facility, term loans and unsecured notes to be repaid in full. Parent also expects certain of our mortgage loans to be repaid or remain outstanding. As of December 31, 2025, we had approximately $8.0 million aggregate principal amount outstanding under our revolving credit facility. As of December 31, 2025, we had approximately $432.1 million aggregate principal amount outstanding under our term loans and unsecured notes and approximately $49.0 million in mortgage loans outstanding.
Parent has informed us that it currently is pursuing obtaining debt financing to be provided in connection with the closing of the merger. In addition, it is expected that the Investor Group will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing. Parent has obtained from Blackstone Real Estate Partners X L.P. (which we refer to as the “Sponsor”) an equity commitment letter pursuant to which, and subject to the terms and conditions contained therein, the Sponsor has agreed to cause Parent to be capitalized with up to $2.15 billion for the purpose of funding the remainder of the acquisition costs that are not covered by such debt financing.
Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the merger. Parent has informed us that it currently believes that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the merger being completed and other customary conditions for similar financings.
The merger agreement does not contain a financing condition to the closing of the merger. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at Parent’s sole cost and expense, such customary cooperation reasonably requested in writing by Parent in connection with the arrangement of any financing with respect to us or our subsidiaries, or our or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement — Financing Cooperation” and “The Merger Agreement — Conditions to the Merger.”

Interests of Our Directors and Executive Officers in the Merger (page 52)
Our directors and executive officers have certain interests in the merger that are different from, or in addition to, those of our shareholders generally. See the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” for information about interests that our directors and executive officers have in the merger that are different than yours.
No Solicitation of Acquisition Proposals (page 83)
Under the terms of the merger agreement, from and after the date of the merger agreement, other than as permitted by certain exceptions described in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals,” we and our subsidiaries are subject to restrictions on our ability to solicit any acquisition proposal (as defined below in the section entitled “The Merger Agreement — Shareholder Meeting”) or inquiry, including, among others, restrictions on our ability to (1) solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry (as defined below in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals”) that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (2) enter into, continue or otherwise participate in discussions or negotiations with, or furnish any non-public information relating to the Company and our subsidiaries (which we collectively refer to as the “acquired companies”) to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry, (3) approve or recommend an acquisition proposal, (4) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any alternative acquisition agreement (as defined below in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals”) or (5) resolve, propose or agree to do any of the foregoing.
Subject to the terms of the merger agreement, if prior to receiving the required company shareholder approval (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described in the sections entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” and “The Merger Agreement — Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as defined below in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals”), then we and our representatives may (A) enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives and (B) engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal; provided that we provide notice to Parent as required under the merger agreement.
Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board approves, and substantially concurrently with the termination of the merger agreement, we enter into an alternative acquisition agreement providing for the implementation of a superior proposal (provided that such termination will not be effective until we have paid the company termination fee (as described below in the section entitled “The Merger Agreement — Termination Fees — Company Termination Fee”)).
Conditions to the Merger (page 95)
Completion of the merger depends upon the satisfaction or, to the extent permitted by law, written waiver of a number of conditions, including, among others, that:
•
the required company shareholder approval has been obtained;

•
no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative (which we collectively refer to as a “governmental order”), which remains in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting the consummation of the merger;

•
our, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement must be true and correct in the manner described in the section entitled “The Merger Agreement — Conditions to the Merger”;

•
we, Parent and Merger Sub must have performed in all material respects all covenants and agreements required to be performed by us and them under the merger agreement on or prior to the closing date;

•
from the date of the merger agreement through the closing date, there must not have occurred any material adverse effect (as defined below in the section entitled “The Merger Agreement — Representations and Warranties”);

•
we and Parent must each have received from the other party a certificate, dated as of the closing date, certifying that certain conditions have been satisfied, as described in the section entitled “The Merger Agreement — Conditions to the Merger”; and

•
Parent must have received a written tax opinion of our counsel, Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden”) (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and us), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies), to the effect that, commencing with our taxable year ended December 31, 2017 through our taxable year that ends on the closing date, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Termination of the Merger Agreement (page 96)
We and Parent may mutually agree to terminate the merger agreement by written agreement and abandon the merger and the other transactions contemplated by the merger agreement at any time prior to the closing, even after we have obtained the required company shareholder approval.
Termination by Either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other party at any time prior to the closing (with respect to the first two bullets below, even after we have obtained the required company shareholder approval), if:
•
the closing has not occurred on or before 5:00 p.m., Eastern Time, on June 8, 2026 (which date, as it may be extended, we refer to as the “end date”); provided, however, that, if as of 5:00 p.m., Eastern Time, on the third business day prior to the end date the condition described in the second bullet in the section entitled “The Merger Agreement — Conditions to the Merger” has not been satisfied or waived (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing, which conditions must be capable of being satisfied at such time, the end date will automatically be extended to September 8, 2026; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the failure of the closing to have occurred on or before the end date;

•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger and such applicable law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the issuance of such applicable law or governmental order; or

•
(i) the special meeting (including any adjournments and postponements thereof) has been held and completed and our common shareholders have voted on a proposal to approve the merger and (ii) the merger has not been approved at the special meeting (and has not been approved at any adjournment or postponement of the special meeting) by the required company shareholder approval.
Termination by the Company
We may also terminate the merger agreement by written notice to Parent at any time prior to the closing, even after we have obtained the required company shareholder approval (except as otherwise specified below), if:
•
(i) there is any breach by Parent or Merger Sub of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to Parent of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by Parent or Merger Sub on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to Parent; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•
prior to receipt of the required company shareholder approval, our board has determined to terminate the merger agreement in accordance with the terms described in the section entitled “The Merger Agreement — Obligation of Our Board of Directors with Respect to Its Recommendation — Superior Proposal” in order to enter into a definitive agreement with respect to a superior proposal; provided that substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently with such termination, we pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or

•
all of the following requirements are satisfied:

•
all of the mutual conditions to the parties’ obligations to consummate the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, which conditions will be, at the time of delivery of the notice referred to in the third sub-bullet of this section capable of being satisfied as if such time were the closing);

•
Parent and Merger Sub fail to consummate the merger on the date the closing should have occurred pursuant to the merger agreement;

•
on or after the date the closing of the merger should have occurred pursuant to the merger agreement, we have delivered written notice to Parent confirming that all of the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to consummate the merger have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing, which conditions capable of being satisfied will be at the time of delivery of the notice referred to in this sub-bullet as if such time were the closing) and we are ready, willing and able to consummate the merger at such time; and

•
Parent and Merger Sub fail to consummate the merger within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we were ready, willing and able to consummate the closing during such three-business day period.

Termination by Parent
Parent may also terminate the merger agreement by written notice to us at any time prior to the closing, even after we have obtained the required company shareholder approval (except as otherwise specified below), if:
•
all of the following requirements are satisfied:

•
we have breached any representation, warranty, covenant or agreement set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

•
Parent has delivered written notice to us of such breach described in the immediately preceding sub-bullet; and

•
such breach described in the first sub-bullet of this section is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of Parent’s delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that Parent will not have the right to terminate the merger agreement under this bullet if Parent or Merger Sub is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied.

•
(1) prior to receipt of the required company shareholder approval, an adverse recommendation change has been made, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our shareholders) within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (3) prior to the receipt of the required company shareholder approval, our board has failed to publicly reaffirm the recommendation of our board regarding the merger agreement proposal within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.

Termination Fees (page 98)
Company Termination Fee
We have agreed to pay Parent (or its designee) a termination fee of $50,500,000 (which we refer to as the “company termination fee”), if:
•
all of the following requirements are satisfied:

•
we or Parent validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Parent” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company”) or the provision described in the third bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Parent,” or Parent validly terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”; and

•
(1) a third party has made an acquisition proposal to us or our representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Parent,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”);
•
Parent validly terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”; or

•
we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company.”

However, the company termination fee will equal $25,250,000 if the merger agreement is terminated by us pursuant to the provision described in the second bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company” on or prior to January 22, 2026, to enter into a definitive agreement with an excluded party (as described in the section entitled “The Merger Agreement — Termination Fees — Company Termination Fee”) providing for a superior proposal.
Parent Termination Fee
Parent has agreed to pay to us a termination fee of $155,300,000 (which we refer to as the “parent termination fee”) if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company.”
Limited Guarantee and Remedies (page 99)
On December 8, 2025, in connection with the execution of the merger agreement, the Sponsor delivered to Parent an executed limited guarantee in our favor to guarantee, subject to the terms and limitations contained therein, Parent’s payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of Parent under the merger agreement as set forth in the limited guarantee.
The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $155,300,000, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime lending rate” as published in The Wall Street Journal plus 2% per annum.
We cannot seek specific performance to require Parent or Merger Sub to consummate the merger and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent and Merger Sub relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described below in the section entitled “The Merger Agreement — Termination Fees — Parent Termination Fee” and the section entitled “The Merger Agreement — Limited Guarantee and Remedies.” Parent and Merger Sub may, however, seek specific performance to require us to consummate the merger.
Regulatory Matters (page 62)
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the filing of the articles of merger with respect to the merger with the Hawaii DCCA.
Dissenters’ Rights (page 102)
Under the HBCA, our shareholders have dissenters’ rights in connection with the merger. Our shares held by shareholders that properly exercise dissenters’ rights under the HBCA will not be converted into the right to receive the merger consideration and such dissenting shareholders will instead be entitled to receive payment of the fair value of such shares in accordance with Section 414-356 of the HBCA, unless such dissenting shareholder fails to perfect, withdraws or otherwise loses the right to dissent. The requirements of Hawaii law relating to dissenters’ rights are summarized in this proxy statement in the section entitled “Dissenters’ Rights” beginning on page 102. We use the term “dissenting shares” collectively to refer to any shares of common stock held by a holder thereof that has not voted in favor of the merger or consented to the merger in writing and has properly notified us of the holder’s intent to demand payment for such shares in accordance with, and has complied in all respects with, Part XIV of the HBCA (and has not properly revoked such demand) prior to the effective time.
A copy of the Hawaii statutory provisions relating to dissenters’ rights is also included as Annex C to this proxy statement.
U.S. Federal Income Tax Considerations of the Merger (page 62)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger”) in exchange for such U.S. Holder’s shares of our common stock pursuant to the merger will be a taxable transaction. In general, such U.S. Holder’s gain or loss will be an amount equal to the difference, if any, between the cash such U.S. Holder receives pursuant to the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock exchanged in the merger.
If you are a Non-U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger”), the merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States.
For a more complete description of the U.S. federal income tax considerations of the merger, see the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger.”
Holders of our common stock should consult their tax advisors concerning the U.S. federal income tax consequences of the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Delisting of Our Common Stock and Deregistration of Our Common Stock (page 64)
If the merger is completed, our common stock will no longer be traded on the NYSE and our common stock will be deregistered under the Exchange Act.
Legal Proceedings (page 65)
The Company and our directors are named defendants in a complaint filed by a purported shareholder in the United States District Court for the Northern District of Illinois. The complaint seeks to enjoin defendants from proceeding with the merger unless defendants disclose certain purportedly material information alleged to have been omitted from the preliminary proxy statement and rescission of the merger or damages if the merger is consummated. As of January 22, 2026, the Company also has received three demands from purported shareholders, one of which included a draft complaint. The demands also allege disclosure deficiencies in the preliminary proxy statement regarding, among other things, the background of the merger, the Company management projections (as defined below) and BofA Securities’ financial analysis and disclosure. The Company believes that the allegations in the filed complaint and the demands are without merit.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Annex A.
Q:
What is the merger?

A:
The merger is the acquisition of the Company and its subsidiaries by Parent pursuant to the merger agreement. Parent is a joint venture formed by the Investor Group. After the merger agreement proposal has been approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and as a wholly owned subsidiary of Parent. The merger will occur at the time provided in the merger agreement. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:
As a shareholder, what will I receive in the merger?

A:
For each outstanding share of common stock that you own immediately prior to the effective time, you will receive $21.20 in cash, without interest and less any applicable withholding taxes and the amount of the January dividend (resulting in a net payment at closing of $20.85 less any applicable withholding taxes), unless you have properly exercised and not withdrawn your dissenters’ rights under the HBCA with respect to such shares.

Q:
Will I receive any regular quarterly dividends with respect to the common stock that I own?

A:
Under the terms of the merger agreement, we may not authorize, declare or pay any dividends to the holders of shares of our common stock without the prior written consent of Parent, other than dividends determined in good faith to be required to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code (with any such additional required dividend, including the January dividend, resulting in a corresponding decrease to the merger consideration).

Q:
What will happen to my company equity awards?

A:
Pursuant to the terms and conditions of the merger agreement, at the effective time, each company RSU award (other than a director RSU award) and each company PSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such company RSU award or company PSU award, as applicable, immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such company RSU award or company PSU award, as applicable (with any performance goals applicable to any company PSU award deemed satisfied at the greater of (1) the target level of performance applicable to such company PSU award and (2) the actual level of performance achieved as of immediately prior to the effective time, measured in accordance with certain parameters agreed upon by the parties) (we refer to such amount as the “cash replacement award amount”). The cash replacement award amount will vest and be payable (subject to applicable withholding taxes) at the same time as the company RSU award or company PSU award, as applicable, for which such cash replacement award amount was exchanged. Following the effective time, each cash replacement award amount will remain subject to the applicable award agreement governing the terms of the corresponding company RSU award or company PSU award, including double-trigger severance protections and vesting terms, except that, effective as of the effective time, any cash replacement award amount corresponding to a company PSU award will solely be subject to applicable time-based vesting conditions.

In addition, pursuant to the terms and conditions of the merger agreement, at the effective time, each director RSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such director RSU award immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such director RSU award.
Q:
What will happen to the Company’s 2022 Omnibus Incentive Plan in the merger?

A:
At the effective time, the Company’s 2022 Omnibus Incentive Plan (as amended and restated from time to time) will terminate.

Q:
When do you expect the merger to be completed?

A:
If our shareholders vote to approve the merger agreement proposal, and assuming that the other conditions to the merger are satisfied or waived, it is anticipated that the merger will be completed in the first quarter of 2026. Pursuant to the merger agreement, the closing of the merger will take place on the third business day after satisfaction or waiver of the conditions to the merger described in the section entitled “The Merger Agreement — Conditions to the Merger” (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing) or at such other time as mutually agreed by Parent and us. For further information regarding the timing of the closing of the merger, see the section entitled “The Merger Agreement — Effective Time; Closing Date.”

Q:
What happens if the merger is not completed?

A:
If the merger agreement proposal is not approved by our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their common stock pursuant to the merger agreement. Instead, Alexander & Baldwin, Inc. will remain a public company, our common stock will continue to be registered under the Exchange Act and to be listed on the NYSE, and our common stock and company equity awards will remain outstanding. Upon termination of the merger agreement, under certain circumstances, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the parent termination fee upon termination of the merger agreement.

Q:
If the merger is completed, how do I obtain the merger consideration for my common stock?

A:
Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive the merger consideration. Shortly after the merger is completed, you will receive an instruction letter describing how you may exchange your shares of common stock for the merger consideration. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:
When and where is the special meeting?

A:
The special meeting will be held on March 9, 2026 at 10:00 a.m., Hawaii Standard Time, in a virtual format by live audio webcast. To participate in the special meeting, a record shareholder will need to enter the 15-digit control number found on the proxy card. Record shareholders may join the virtual special meeting using the 15-digit control number provided on their proxy card and logging on to https://meetnow.global/M6HYWJ4. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance and provide Computershare, our transfer agent, a Legal Proxy from your bank or broker by 5:00 p.m., Eastern Time, on March 4, 2026. Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:
Computershare
Alexander & Baldwin Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 4, 2026. You will receive a confirmation of your registration by email after we receive your Legal Proxy.
Shareholders have the same rights and opportunities to participate in the meeting as they would at an in-person meeting through on-line tools that facilitate shareholder access and participation. Only shareholders are invited to attend the meeting.
Q:
Who can vote and attend the special meeting?

A:
All holders of record of our common stock as of the record date, which was the close of business on January 15, 2026, are entitled to receive notice of and attend and vote at the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date.

Q:
What vote of shareholders is required to approve the merger agreement proposal?

A:
Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger agreement proposal.

Q:
What vote of shareholders is required to approve the advisory merger-related compensation proposal?

A:
Approval of the advisory merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the advisory merger-related compensation proposal.

Q:
What vote of shareholders is required to approve the adjournment proposal?

A:
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereat. For the purpose of this proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting (other than by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. However, abstentions will have the same effect as voting “AGAINST” the adjournment proposal.

Q:
Why is my vote important?

A:
If you do not authorize your proxy or voting instructions or vote at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the merger agreement proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting, your failure to authorize your proxy or voting instructions or to vote at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger agreement proposal.

Q:
How does the merger consideration compare to the market price of the Company’s common stock?

A:
The merger consideration of $21.20 per share represents a premium of approximately 40.0% over the closing price of our common stock on December 8, 2025, the last trading day prior to the announcement of the merger agreement.

Q:
How does our board of directors recommend that I vote?

A:
Our board recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal.

Q:
Why am I being asked to consider and cast a vote on the advisory merger-related compensation proposal?

A:
The Securities and Exchange Commission (which we refer to as the “SEC”) has adopted rules that require companies to seek a nonbinding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:
What will happen if shareholders do not approve the advisory merger-related compensation proposal?

A:
The vote to approve the advisory merger-related compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Approval of this proposal is not a condition to completion of the merger. The vote on this proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the vote on the advisory merger-related compensation proposal, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger.

Q:
Do any of the Company’s directors and executive officers have any interest in the merger that is different than mine?

A:
Our directors and executive officers have certain interests in the merger that are different from, or in addition to, those interests of our shareholders generally. Our board was aware of these interests and considered them, among other things, in reaching its decision to adopt the merger agreement. These interests are described in more detail in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 52.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your shares or authorize a proxy to vote your shares in one of the ways described below as soon as possible. Holders of our common stock will be entitled to one vote for each share of common stock owned as of the record date.

Q:
How do I cast my vote?

A:
If you are a shareholder of record on the record date, you may vote at the special meeting or authorize a proxy to vote your shares at the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster. Registered shareholders can transmit their voting instructions by telephone by calling 1-800-652-8683 or on the Internet at www.envisionreports.com/ALEX. Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Hawaii Standard Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided.

Q:
How do I cast my vote if my common stock is held of record in “street name”?

A:
If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:
What will happen if I abstain from voting or fail to vote?

A:
With respect to the merger agreement proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger agreement proposal. With respect to the advisory merger-related compensation proposal, if you abstain from voting, fail to cast your vote at the special meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of the proposal. With respect to the adjournment proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting (other than by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. Abstentions, however, will have the same effect as a vote “AGAINST” the adjournment proposal.

Q:
How will proxy holders vote my common stock?

A:
If you properly authorize a proxy prior to the special meeting, your shares will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal. Under the HBCA, only the matters set forth in the notice of special meeting may be brought before the special meeting.

Q:
What happens if I sell my common stock before the special meeting?

A:
If you held shares of common stock on the record date but transfer them prior to the effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for those shares. The right to receive such consideration when the merger becomes effective will pass to the person who at that time owns the shares you previously owned.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. If you own common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending and voting at the special meeting. Attendance at the special meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker, bank or other nominee to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:
Is the merger expected to be taxable to me?

A:
The receipt of cash by a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger”) in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares exchanged pursuant to the merger. If you are a

Non-U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger”), the merger will generally not result in U.S. federal income tax to you unless you have certain connections to the United States.
For a more complete description of the U.S. federal income tax considerations of the merger, see the section entitled “The Merger — U.S. Federal Income Tax Considerations of the Merger.”
Q:
What rights do I have if I oppose the merger?

A:
If you are a shareholder of record on the record date, you can vote against the merger agreement proposal. In addition, as a shareholder of our common stock, you are entitled to exercise dissenters’ rights under the HBCA in connection with the merger if you take all of the actions required under the HBCA to do so and meet certain conditions, including the requirement that you do not vote in favor of the merger agreement proposal. See the section entitled “Dissenters’ Rights” for more information about your rights under the HBCA and the conditions to exercising those rights.

Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:
Can I participate if I am unable to attend the special meeting?

A:
If you are unable to attend the special meeting, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet.

Q:
Have any shareholders already agreed to approve the merger agreement?

A:
Affiliates of MW Group and DivcoWest have agreed with Parent to vote the 259,497 and 650,186 shares of common stock held by them, respectively, which represent approximately 1.25% of the total combined voting power of our common stock entitled to vote at the special meeting, in favor of the merger agreement proposal. To our knowledge, none of our other shareholders have entered into any agreement to vote any of their shares of common stock either in favor or against any proposal at the special meeting. However, while they have no obligation to do so, our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own, which represent approximately 0.8% of the total combined voting power of our common stock entitled to vote at the special meeting, in favor of the merger agreement proposal.

Q:
Where can I find more information about the Company?

A:
We file certain information with the SEC, which is available on the SEC’s website at www.sec.gov and on our website at www.alexanderbaldwin.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. For more information, see the section entitled “Where You Can Find More Information.”

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of solicitation of proxies for the special meeting. Our board is soliciting your proxy on our behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, email or otherwise, by our directors, officers and other employees. We have engaged D.F. King & Co., Inc., which we refer to as “D.F. King,” to assist in the solicitation of proxies for a fee of $18,500, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:
Who can help answer my other questions?

A:
If after reading this proxy statement you have more questions about the special meeting or the merger, you should contact us at:

Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813
Attention: Corporate Secretary
(808) 525-8450
You may also contact D.F. King, our proxy solicitor, as follows:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Bank and Brokers Call Collect: (646) 779-8519
All Others, Please Call Toll-Free: (800) 848-2998
Email: ALEX@dfking.com
If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that we incorporate by reference herein contain certain disclosures that include forward-looking statements, as defined in the U.S. federal securities laws, which involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are neither statements of historical fact nor guarantees of future performance.
Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to:
•
the risk that the merger may not be completed on the anticipated terms and timing, or at all, including the risk that the required company shareholder approval may not be obtained or that the other conditions to completion of the merger may not be satisfied;

•
potential litigation relating to the merger that could be instituted against us or our directors or officers, including the effects of any outcomes related thereto;

•
the risk that disruptions from the merger will harm our business, including current plans and operations, including during the pendency of the merger;

•
our ability to retain and hire key personnel;

•
potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger;

•
risks related to diverting our management’s attention from ongoing business operations;

•
potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect our financial performance;

•
certain restrictions under the merger agreement that may impact our ability to pursue certain business opportunities or strategic transactions;

•
the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring us to pay the company termination fee;

•
prevailing market conditions and other factors related to our REIT status and our business; and

•
our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of the parent termination fee in the amount of $155,300,000 (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages.

The factors set forth above should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or consummation of the transactions contemplated by the merger agreement, see the risk factors discussed in Part I, Item 1A of our most recent Form 10-K under the heading “Risk Factors,” Form 10-Q and other filings with the SEC (which are available via the SEC’s website at www.sec.gov). The information in this proxy statement should be evaluated in light of these important risk factors. We do not undertake any obligation to update or review our forward-looking statements, except as required by law, whether as a result of new information, future developments or otherwise.

PROPOSAL 1
MERGER AGREEMENT PROPOSAL
We are asking our shareholders to vote on a proposal to approve the merger agreement, pursuant to which, upon the terms and subject to the conditions thereof, Alexander & Baldwin, Inc. will merge with and into Tropic Merger Sub LLC, with Tropic Merger Sub LLC continuing as the Surviving Company.
For detailed information regarding this proposal, see the information about the merger and the merger agreement throughout this proxy statement, including the information set forth under the sections entitled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement.
Approval of the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 1. However, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the merger agreement proposal.
Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, the merger cannot be completed.
Recommendation of the Board of Directors
Our board unanimously recommends that our shareholders vote “FOR” the merger agreement proposal.

PROPOSAL 2
ADVISORY MERGER-RELATED COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our shareholders to vote at the special meeting on a non-binding advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein (including that each named executive officer incurs a severance-qualifying termination immediately following the effective time), is presented under the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”
The shareholder vote on this advisory merger-related compensation proposal is an advisory vote only, and it is not binding on us or our board. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. The vote on the advisory merger-related compensation proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory merger-related compensation proposal and vice versa.
We are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that Alexander & Baldwin, Inc.’s shareholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Alexander & Baldwin, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Merger — Interests of Our Directors and Executive Officers in the Merger — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” (which disclosure includes the Golden Parachute Compensation Table, associated footnotes and narrative discussion required pursuant to Item 402(t) of Regulation S-K).”
Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 2. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.
Recommendation of the Board of Directors
Our board unanimously recommends that our shareholders vote “FOR” the advisory merger-related compensation proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

PROPOSAL 3
ADJOURNMENT PROPOSAL
We are asking our shareholders to consider and vote on a proposal to approve any adjournment of the special meeting to another date, time or place if necessary or appropriate for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting or any adjournment thereof to approve the merger agreement proposal.
Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote thereat. The vote on the adjournment proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of our board, which is “FOR” this Proposal 3. Failure to vote on this proposal will have no effect on the approval of this proposal. However, abstentions will have the same effect as voting “AGAINST” the adjournment proposal.
Recommendation of the Board of Directors
Our board unanimously recommends that our shareholders vote “FOR” the adjournment proposal.

PARTIES TO THE MERGER
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96813
(808) 525-8450
We are the only publicly traded real estate investment trust to focus exclusively on Hawaii commercial real estate and are the state’s largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 4.0 million square feet of commercial space in Hawaii, including 21 retail centers, 14 industrial assets and four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state’s economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.
Alexander & Baldwin, Inc.’s common stock is listed on the NYSE and trades under the symbol “ALEX.”
Tropic Purchaser LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.
Parent is a joint venture formed by the Investor Group.
MW Group is a privately held, commercial real estate development company based in Honolulu, Hawaii. For more than three decades, the company has led the acquisition, development and management of a diverse portfolio of commercial properties valued at over $1 billion, including retail, industrial, office, self-storage facilities and senior assisted living communities. The company is committed to long-term stewardship, community-building and creating enduring value through strategic partnerships and operational excellence.
Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has US $320 billion of investor capital under management. Blackstone is the largest owner of commercial real estate globally, owning and operating assets across every major geography and sector, including logistics, data centers, residential, office and hospitality. Blackstone’s opportunistic funds seek to acquire well-located assets across the world. Blackstone’s Core+ business invests in substantially stabilized real estate assets globally, through both institutional strategies and strategies tailored for income-focused individual investors including Blackstone Real Estate Income Trust, Inc. (BREIT). Blackstone also operates one of the leading global real estate debt businesses, providing comprehensive financing solutions across the capital structure and risk spectrum, including management of Blackstone Mortgage Trust (NYSE: BXMT).
Founded in 1993 by Stuart Shiff, DivcoWest, a DivCore Capital company, is a vertically integrated, real estate investment firm headquartered in San Francisco, with offices in Cambridge, Beverly Hills, Menlo Park, Washington DC, Austin, and New York City. Known for long-standing relationships and experience across the risk-spectrum in innovation markets, DivcoWest combines entrepreneurial spirit with an institutional approach to commercial real estate. DivcoWest aims to create environments that inspire ingenuity, promote growth and enhance health and well-being. Since inception, DivcoWest and its predecessor have acquired approximately 61 million square feet of commercial space — primarily throughout the

United States. DivcoWest’s real estate portfolio currently includes existing and development properties in the office, R&D, lab, industrial, retail and multifamily spaces.
Tropic Merger Sub LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
(212) 583-5000
Merger Sub was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the terms and subject to the conditions of the merger agreement, on the closing date, the Company will merge with and into Merger Sub and, upon consummation of the merger, Merger Sub will continue as the Surviving Company and as a wholly owned subsidiary of Parent.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by our board to be exercised at a special meeting to be held on March 9, 2026 at 10.00 a.m., Hawaii Standard Time. The special meeting will be virtual, conducted entirely via live audio webcast. To participate in the special meeting, a record shareholder will need to enter the 15-digit control number found on the proxy card. Record shareholders may join the virtual special meeting using the 15-digit control number provided on their proxy card and logging on to https://meetnow.global/M6HYWJ4. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance and provide Computershare, our transfer agent, a Legal Proxy from your bank or broker by 5:00 p.m., Eastern Time, on March 4, 2026. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your Legal Proxy, to legalproxy@computershare.com
By mail:
Computershare
Alexander & Baldwin Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 4, 2026. You will receive a confirmation of your registration by email after we receive your Legal Proxy.
Shareholders have the same rights and opportunities to participate in the meeting as they would at an in-person meeting through on-line tools that facilitate shareholder access and participation. Only shareholders are invited to attend the meeting.
The purpose of the special meeting is for you to consider and vote on the following matters:
1.
Merger Agreement Proposal:   The proposal to approve the merger agreement pursuant to which, upon the terms and subject to the conditions thereof, Alexander & Baldwin, Inc. will merge with and into Tropic Merger Sub LLC;

2.
Advisory Merger-Related Compensation Proposal:   The proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.
Adjournment Proposal:   The proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal.

Under the HBCA, only the matters set forth in the notice of special meeting may be brought before the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting is required to approve the merger agreement proposal and for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.
Record Date, Notice and Quorum
The close of business on January 15, 2026 is the record date for holders of our common stock entitled to receive notice of, and to attend and vote at, the special meeting or any postponement or adjournment of the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, our outstanding voting securities consisted of 72,820,075 shares of common stock. The presence in person or by proxy of our shareholders entitled to cast a majority of all the votes entitled to be cast at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions and broker non-votes (as described below), if any, will be included in determining whether a quorum is present.
Required Vote
Completion of the merger requires approval of the merger agreement proposal by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting. Each holder of common stock is entitled to one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. For the purpose of the merger agreement proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting (including by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, such failure will have the same effect as voting against the merger agreement proposal.
The approval of the advisory merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on the proposal. The vote on the advisory merger-related compensation proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory merger-related compensation proposal and vice versa. For the purpose of the advisory merger-related compensation proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the advisory merger-related compensation proposal.
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on such proposal. The vote on the adjournment proposal is a vote separate and apart from the votes to approve the other proposals being presented at the special meeting and is not a condition to the completion of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa. For the purpose of the adjournment proposal, if you fail to authorize a proxy to vote your shares or vote at the special meeting (other than by abstaining), or fail to instruct your broker, bank or other nominee on how to vote, it will not have any effect on the outcome of the proposal. Abstentions, however, will have the same effect as voting against the adjournment proposal.
Accordingly, in order for your shares to be voted, if you are a shareholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote at the special meeting.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately 610,827 shares of our common stock, entitling them to exercise approximately 0.8% of the total combined voting power of our common stock at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the merger agreement proposal, in favor of the advisory merger-related compensation proposal and in favor of the adjournment proposal, although they have no obligation to do so. Affiliates of MW Group and DivcoWest have agreed with Parent to vote the 259,497 and 650,186 shares of common stock held by them, respectively, which represent approximately 1.25% of the total combined voting power of our common stock entitled to vote at the special meeting, in favor of the merger agreement proposal.
Votes cast by proxy or at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of common stock represented at the special meeting, in person or by proxy.
How to Authorize a Proxy
Holders of record of our common stock may vote or cause their shares to be voted by proxy using one of the following methods:
•
mark, sign, date and return the enclosed proxy card by mail;

•
authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•
attend the special meeting and vote during the live webcast.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares as described above as promptly as possible.
Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a broker, bank or other nominee are represented at a meeting, but the broker, bank or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares. If you hold your shares through a broker, bank or other nominee, and wish to vote at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).
Because the merger agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter at the special meeting, the failure to provide your bank, broker or other nominee with voting instructions will have the same effect as a vote “AGAINST” the merger agreement proposal.
Because the approval of the advisory merger-related compensation proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on the advisory merger-related compensation proposal, the failure to provide your bank, broker or other nominee with voting instructions will have no effect on approval of the advisory merger-related compensation proposal, assuming a quorum is present. Likewise, because the approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on such proposal, and because your bank, broker or other nominee does not have discretionary authority to vote on the adjournment proposal, the failure to provide your bank, broker or other nominee with voting instructions will have no effect on approval of the adjournment proposal, assuming a quorum is present.
Proxies and Revocation
If you authorize a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares will be voted in accordance with the recommendations of our board. Our board recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal.
You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:
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by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary at 822 Bishop Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary;

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by delivering to our Corporate Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock; or

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by attending and voting at the special meeting.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.
Under the HBCA, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Solicitation of Proxies
We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, email or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged D.F. King to assist in the solicitation of proxies for a fee of $18,500, plus reimbursement of out-of-pocket expenses, and we have agreed to indemnify D.F. King against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.
Adjournments
The special meeting may be adjourned by the chairman of the special meeting to a later date and time and at a place announced at the special meeting if sufficient votes are cast in favor of the adjournment proposal. The adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the special meeting (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).
Postponements
At any time prior to convening the special meeting, we may postpone the special meeting for any reason without the approval of our shareholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting generally may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGER
General Description of the Merger
Under the terms of the merger agreement, affiliates of the Investor Group will acquire us and our subsidiaries through the merger of the Company with and into Merger Sub. Pursuant to the terms of the merger agreement, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and as a wholly owned subsidiary of Parent. The Surviving Company will be renamed “Alexander & Baldwin, LLC” at the effective time.
Background of the Merger
The board regularly reviews the Company’s business, results of operations and strategy to best position the Company to create long-term shareholder value. Under the board’s oversight, the Company converted to a REIT, migrated its commercial real estate portfolio to be exclusively in Hawaii where management’s knowledge of the market and expertise best positioned the Company and, over a number of years, simplified the Company’s business through monetizing non-core assets and streamlining operations, including the sale of non-income producing agricultural lands and the Company’s previously owned materials and construction business. As part of their ongoing review of business strategy and efforts to enhance shareholder value, the board and management consider various strategic alternatives, including, from time to time, (i) executing the Company’s existing strategy as a stand-alone public company, (ii) opportunistically selling Company-owned properties and purchasing other properties on attractive terms and (iii) working with third-party sources of private capital to expand the Company’s portfolio with a lower cost of capital.
Despite management’s successful execution of the Company’s simplification strategy and other strategic objectives, the board remained aware that the Company, together with other publicly traded small cap U.S. REITs, continued to face numerous challenges, including, among other things, a high cost of capital and a challenging interest rate environment. These challenges were compounded by the Company’s Hawaii-focused strategy and the fact that the public markets did not appear to be fully valuing the Company’s portfolio of commercial properties, its operating platform or its financial performance, as evidenced by the Company’s common stock persistently trading at a discount to estimated net asset value and often trading at a wider discount to estimated net asset value relative to its peers. Although the causes of the market not fully reflecting the Company’s value may be varied, the Company believes this is due, in part, to (i) the market’s perception of limited growth opportunities in Hawaii, (ii) difficulty valuing Hawaiian commercial real estate, which is a less liquid commercial real estate market than other geographies, and (iii) the lack of analyst coverage of the Company from a broad range of Wall Street firms with reputable REIT research practices.
On March 14, 2025, Stephen Metter, Co-Founder and Chief Executive Officer of MW Group, contacted Eric Yeaman, Chairman of the board, to request an in-person meeting. Messrs. Metter and Yeaman have known one another for many years due to their respective activities in the Hawaii business community.
Messrs. Yeaman and Metter met on March 17, 2025. During the meeting, Mr. Metter commented that the Company’s status as a Hawaii-focused REIT made it difficult to materially increase the Company’s share price and that the Company might be better positioned as a private company. To that end, Mr. Metter indicated that MW Group and its partner, DivcoWest, would have an interest in acquiring the Company. Their conversation was high-level and did not address key terms, although Mr. Metter indicated the parties’ general willingness to pay a 15% to 20% premium relative to the Company’s recent stock performance. Mr. Metter also indicated that MW Group and DivcoWest had acquired between $15 million and $20 million worth of Company common stock.
Mr. Yeaman promptly conferred with Doug Pasquale, the Company’s Lead Independent Director, and Lance Parker, the Company’s Chief Executive Officer, as well as the Company’s legal advisor, Skadden. Following those consultations, on March 24, 2025, Mr. Yeaman called Mr. Metter to communicate that he would share the substance of their March 17 conversation with the full board at its next regular meeting in late-April and would provide any feedback following that meeting.
On April 22, 2025, at a regularly scheduled meeting, at which a representative of Skadden attended in part, the board discussed the substance of Messrs. Yeaman and Metter’s March 17 conversation, and also discussed the Company’s business strategy and the overall REIT environment. Based on the board discussion, on April 28, 2025, Mr. Yeaman called Mr. Metter to relay that, while the board is always evaluating opportunities to enhance shareholder value, the board had a high level of confidence in the Company’s ability to drive shareholder value through the execution of its current strategy and ongoing initiatives and was not going to pursue a sale of the Company at this time.
On June 18, 2025, Mr. Yeaman received a letter, dated June 17, 2025, from MW Group and DivcoWest, setting forth a nonbinding expression of interest (which we refer to as the “initial proposal”) to acquire all of the outstanding common stock of the Company for cash at a price between $21.75 and $22.25 per share, with no financing contingency but subject to the parties’ due diligence. The letter stated that the indicative value range represented a 22% to 25% premium to the Company’s closing stock price of $17.86 on June 16, 2025. The initial proposal also referenced Blackstone as a joint venture partner of MW Group and DivcoWest in connection with the proposed transaction.
Mr. Yeaman shared the initial proposal with Mr. Parker, the other members of the board, representatives of the Company’s financial advisor, BofA Securities, and representatives of Skadden. Following consultations with directors, management and the Company’s financial and legal advisors, on June 20, 2025, Mr. Yeaman delivered a letter to MW Group and DivcoWest acknowledging receipt of the initial proposal and informing MW Group and DivcoWest that he had discussed the contents of the initial proposal with the board, that the Company or the Company’s financial advisor may contact them to better understand the details of the initial proposal and that he would revert in due course with regards to scheduling any needed follow-up discussion.
Following submission of the initial proposal, a representative of Blackstone called a representative of BofA Securities to confirm Blackstone’s involvement as a joint venture partner in the proposed transaction. The representative of Blackstone also noted that Blackstone had conducted substantial diligence with respect to the Company using publicly available information and with the benefit of local insight from its Hawaii-based partner and that representatives of Blackstone would be interested in speaking to Mr. Parker and meeting in person in Hawaii.
On June 26, 2025, Mr. Metter contacted Mr. Yeaman to inquire about introducing Mr. Parker to representatives of DivcoWest and Blackstone as part of their upcoming visit to Hawaii. Mr. Yeaman telephoned Mr. Metter to decline, indicating that the initial proposal would be reviewed and analyzed by the board and the Company’s financial advisor at the board’s next regular meeting in late-July, after which a response would follow, and that an earlier meeting with Mr. Parker would not be appropriate before that time.
On July 14, 2025, BofA Securities provided to the board certain relationship disclosures, as of July 8, 2025, which included disclosure of certain relationships between BofA Securities and its affiliates, on the one hand, and the Company and members of the Investor Group, as applicable, on the other hand, which are described in more detail in the section entitled “— Opinion of Our Financial Advisor.”
The board met on July 21, 2025, with representatives of BofA Securities and Skadden in attendance. At the meeting, the board reviewed and discussed the Company’s business strategy, including execution risks and both opportunities for growth and challenges in generating growth, and representatives of BofA Securities presented an analysis of the initial proposal and preliminary views on the Company’s valuation, including discussion of the Company’s historical performance and stock price, and certain valuation methodologies that BofA Securities believed would be appropriate to use if our board were to ask BofA Securities to determine whether an offer in respect of the Company’s common stock was fair to the Company and our shareholders from a financial perspective. The board and representatives of BofA Securities discussed the foregoing in detail, as well as, among other matters, public market valuations of REITs, historical premiums for public REIT transactions and other potential strategic alternatives. The board also discussed the potential for the Investor Group to improve the per-share price in its initial proposal if the Investor Group received access to non-public information from the Company. The board meeting continued, in executive session, on July 22, 2025. The board authorized members of senior management, with the assistance of BofA Securities and Skadden, to share non-public information with the Investor Group and to allow the Investor Group to begin due diligence on the Company subject to entering into an appropriate confidentiality agreement.

On July 24, 2025, Mr. Yeaman met with Mr. Metter to relay the board’s response to the initial proposal. Mr. Yeaman communicated that the board remained confident in the Company’s standalone strategic plan and did not view the price contained in the initial proposal to be sufficient, but was willing to engage in further dialogue and share certain non-public Company information, subject to entering into an appropriate confidentiality agreement, in order to help the Investor Group refine its offer. Mr. Yeaman also stressed the importance of maintaining confidentiality and that communications from the Investor Group should only go to Mr. Yeaman and BofA Securities in order to maintain confidentiality. Mr. Metter indicated that he would share this feedback with the other members of the Investor Group and get back to Mr. Yeaman.
On July 29, 2025, Mr. Metter contacted Mr. Yeaman to communicate that the Investor Group was ready to proceed, requested that a confidentiality agreement be sent to him and indicated that he would send a due diligence request list shortly, which he subsequently sent to Mr. Yeaman. Mr. Yeaman conveyed this update to Mr. Parker, the other board members and representatives of BofA Securities and Skadden. On July 31, 2025, Mr. Parker sent Mr. Metter initial drafts of the confidentiality and clean team confidentiality agreements that had been prepared by Skadden.
On August 8, 2025, representatives of Simpson Thacher & Bartlett LLP, legal advisor to Blackstone (which we refer to as “Simpson Thacher”), provided comments on the draft confidentiality agreement, and Skadden and Simpson Thacher continued to negotiate the terms of the confidentiality agreement over the next week.
On August 18, 2025, Mr. Metter met with Mr. Yeaman to provide assurances regarding the Investor Group’s efforts to maintain confidentiality. Also on August 18, 2025, the Company entered into a confidentiality agreement with the Investor Group, which included customary standstill provisions.
The board met on August 20, 2025, and during an executive session, with a representative of Skadden in attendance, the board discussed the status of engagement with the Investor Group and the formal engagement of BofA Securities. Regarding the Investor Group, Mr. Yeaman conveyed that Mr. Metter had informed the Company that the Investor Group would need approximately four weeks from the time the electronic data room became available to them before they would be able to provide a revised proposal. Regarding BofA Securities, the board discussed the proposed fees and BofA Securities’ reputation, experience and qualifications, as well as its knowledge of the Company in light of having previously advised the Company on a range of matters. Following the discussion, the board authorized senior management to enter into an engagement letter with BofA Securities.
Following exchanges of drafts between Skadden and Simpson Thacher, on September 4, 2025, the parties executed a clean team confidentiality agreement to facilitate the sharing of potentially competitively sensitive Company information with MW Group, DivcoWest, Blackstone and their representatives. Also on September 4, 2025, the members of the Investor Group and their representatives were granted access to non-public Company information in an electronic data room created and managed by BofA Securities. Thereafter, representatives of BofA Securities and the Investor Group communicated regularly regarding diligence and other process-related matters.
On September 16, 2025, Messrs. Parker and Metter met to discuss the diligence process, including the scope of the Company personnel involved and the need to make certain potentially competitively sensitive Company information available only to Blackstone and its representatives.
On September 19, 2025, the parties amended the clean team confidentiality agreement to permit the further sharing of any potentially competitively sensitive information to only Blackstone and its representatives, restricting any further sharing of potentially competitively sensitive information with MW Group, DivcoWest and their respective representatives.
Also on September 19, 2025, Mr. Metter contacted Mr. Parker and proposed that Mr. Parker be introduced to a representative of Blackstone. Mr. Parker accepted the invitation, and that meeting took place on September 23, 2025 by videoconference. During that meeting, the representative of Blackstone shared background on Blackstone’s other investments in Hawaii and described their views as to why the public markets had difficulty appropriately valuing the Company.

On September 26, 2025, Mr. Parker had a phone conversation with representatives of the Investor Group, including Mr. Metter, regarding matters discussed on the September 23 videoconference and the cadence of diligence meetings to be held the following week.
During the week of September 29, 2025, members of management, together with representatives of BofA Securities, conducted numerous meetings with representatives of the Investor Group and its advisors. These meetings included discussions of the Company’s business and strategy, including the Company’s asset business plan and responses to asset-specific questions from the Investor Group. During that time, representatives of the Investor Group also conducted tours of certain Company properties. On September 30, 2025, Mr. Parker met with representatives of Blackstone and the parties discussed the Hawaii market generally, the Company’s opportunities for growth and the challenges in pursuing growth, and the ongoing due diligence process. The representatives of Blackstone indicated that the Investor Group expected to send a revised proposal by mid-October. On October 2, 2025, Messrs. Parker and Metter met to discuss progress on diligence.
On October 13, 2025, members of management held a follow-up call with certain representatives of the Investor Group to discuss the Company’s pending property acquisitions.
In mid-October 2025, the Company formally retained BofA Securities as its exclusive financial advisor in connection with the proposed transaction.
On October 16, 2025, the Investor Group held a call with Mr. Parker to describe a forthcoming revised proposal that the Investor Group would be sending shortly, which would include a reduced per-share price, and the rationale therefor. Shortly thereafter, the Investor Group submitted to Mr. Yeaman a revised nonbinding offer letter (which we refer to as the “revised proposal”) to acquire all of the outstanding common stock of the Company for cash at a price of $21.15 per share (representing a 27% premium to the Company’s closing stock price on the date of the revised proposal). The revised proposal stated that it assumed, among other things, that the Company would not declare any further dividends on the Company common stock. The Investor Group additionally indicated in the revised proposal that the proposal was not subject to any financing contingency, that the proposed acquisition would be funded with Blackstone’s existing discretionary capital as well as committed capital from DivcoWest and MW Group, that the Investor Group had conducted extensive financial due diligence to date and that the Investor Group was prepared to negotiate and enter into a definitive merger agreement and complete any remaining due diligence within the following two weeks.
On October 20, 2025, at the request of members of senior management following discussion of the revised proposal with the Company’s advisors, the Investor Group submitted to representatives of BofA Securities a document outlining items that led the Investor Group to reduce its per-share offer price relative to the initial proposal. Consistent with the discussion with Mr. Parker immediately prior to sending the revised proposal, the reasons for the reduction were: (i) the Company’s obligations under the Mahi Pono termination agreement that had been publicly announced three days after the Investor Group’s submission of the initial proposal; (ii) certain liabilities of the Company relating to land operations and certain deferred assets that were accounting-related and provided no cash benefit; (iii) lower forward-looking NOI growth assumptions for the Company’s existing portfolio relative to historical performance; and (iv) a revised valuation of the Kaneohe Bay Ground Lease at net present value of cash flows. The Investor Group maintained that the findings warranted a meaningful reduction in the per-share price included in the initial proposal, substantially lower than the $21.15 per-share price that the Investor Group ultimately submitted in its revised proposal.
The board met on October 27, 2025 and October 28, 2025, with representatives of BofA Securities and Skadden in attendance, to discuss the revised proposal, among other matters. At the meeting, representatives of BofA Securities updated our board on engagement with the Investor Group since the late-July board meeting, including receipt of the revised proposal and the Investor Group’s rationale for the reduced per-share offer price. Representatives of BofA Securities also provided an update on market conditions since receipt of the initial proposal, including the decline of the Company’s common stock price over recent months. The board considered and discussed with representatives of BofA Securities and Skadden, among other matters, the potential risks and benefits of pursuing a potential acquisition of the Company by the Investor Group relative to remaining an independent public company and pursuing the Company’s existing strategic plan or a revised business strategy, including both the opportunities for growth and the challenges in pursuing growth. Discussion also covered whether, assuming our board determined to pursue a potential acquisition, the potential risks and benefits of soliciting interest from other potential acquirors through a limited auction process or whether negotiations solely with the Investor Group would be reasonably likely to result in the highest value reasonably available for the Company and our shareholders. The board also compared the potential risks of both processes, including (i) greater demands on management to respond to diligence inquiries from multiple parties, (ii) greater potential business disruption resulting from a longer sale process, (iii) the greater likelihood of a leak given the increased number of parties, potential advisors and financing sources, and (iv) the possibility that the Investor Group could choose not to participate in a competitive process. After (1) requesting and receiving advice from representatives of BofA Securities, including as to (x) the capabilities of the Investor Group to timely complete such an acquisition and (y) BofA Securities’ perspectives on recent comparable transactions, (2) taking into account the potential risks of conducting a broader auction process and (3) taking into consideration other matters that the board believed to be relevant, the board determined that the Investor Group’s revised proposal merited further exploration and instructed members of senior management and the Company’s advisors to pursue negotiations with the Investor Group in lieu of conducting a broader auction process at that time. The board also discussed the importance of gaining additional clarity from the Investor Group around certain deal terms, including the circumstances under which the Company would be required to pay the company termination fee and the amount thereof, as well as the amount of the parent termination fee. The board also discussed with representatives of BofA Securities the likelihood of whether the Investor Group would be willing to increase the per-share price included in its revised proposal.
On October 29, 2025, Mr. Parker held a call with representatives of the Investor Group during which he communicated the board’s view that the per-share price in the Investor Group’s revised proposal was insufficient.
Similarly, on October 30, 2025, at the direction of the board, representatives of BofA Securities communicated to representatives of the Investor Group that the Investor Group needed to increase its per-share offer price, despite the diligence findings that the Investor Group had outlined on October 20, 2025.
On November 1, 2025, the Investor Group submitted to Mr. Yeaman a further revised nonbinding offer letter (which we refer to as the “final proposal”) to acquire all of the outstanding common stock of the Company for cash at a price of $21.20 per share (representing a premium of 33% to the closing price of the Company’s common stock on October 31, 2025). Other than the increased per-share offer price, the terms of the proposed acquisition remained unchanged.
The board met on November 2, 2025, with representatives of BofA Securities and Skadden in attendance. During the meeting, representatives of BofA Securities presented comparative data from recent all-cash REIT transactions to assist the board in evaluating the final proposal against historical valuations and premiums received in similar transactions. Representatives of BofA Securities also discussed market conditions since mid-October, including the general contraction in shopping center REIT share prices. Mr. Parker then summarized management’s perspective on the merits of the final proposal, including with respect to management’s views on valuation and its underlying assumptions with respect thereto and the risks and opportunities of not pursuing the proposed transaction with the Investor Group. The board directed management and the Company’s advisors to continue engagement with the Investor Group based on the final proposal regarding the potential transaction.
During the weeks of November 3, 2025, November 10, 2025 and November 17, 2025, members of management and the Company’s counsel and other advisors conducted numerous separate due diligence calls and meetings with representatives of the Investor Group and its counsel and other advisors.
On November 10, 2025, representatives of Simpson Thacher sent an initial draft of the merger agreement to Skadden. The merger agreement contemplated that, among other things, (i) consistent with Blackstone’s prior REIT acquisitions, the Company would not have the right to seek specific performance of Parent’s obligations under the merger agreement or damages from Parent for a breach of the merger agreement but rather that Parent would pay to the Company a parent termination fee (which the draft noted would be 9.0% of the equity value of the transaction) as an exclusive remedy under certain circumstances, (ii) the Company would be subject to prohibitions on soliciting alternative proposals and would be required to pay to

Parent a company termination fee equal to 4.0% of the equity value of the transaction if the Company terminated the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal, along with matching rights in favor of Parent if any superior proposal were received, and (iii) the Company would not be permitted to pay any dividends in respect of the Company common stock other than those necessary to maintain REIT status or to avoid the incurrence of entity-level income or excise taxes, with the per-share merger consideration to be decreased on a dollar-for-dollar basis in the event of any such dividend.
On November 13, 2025, Mr. Parker held a call with representatives of the Investor Group to discuss the Company’s existing organizational structure.
On November 15, 2025, at the direction of senior management, Skadden sent to Simpson Thacher a revised draft of the merger agreement providing that, among other things, (i) the lack of the Company’s right to specific performance of Parent’s obligations under the merger agreement and the amount of the parent termination fee remained subject to further discussion and review, and (ii) the Company would be subject to a two-tier company termination fee, with such fee to equal 1.5% of the equity value of the transaction if the Company terminated the merger agreement within 60 days after signing the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal, and otherwise 3.0%. The revised draft also addressed various other aspects of the transaction that would continue to be negotiated in subsequent drafts exchanged between the parties, including, among others, the representations and warranties made by the Company, the restriction on the conduct of the Company’s business until completion of the merger, the conditions to completion of the merger, the Company’s obligations to cooperate with the Investor Group’s debt financing efforts and pre-closing restructuring transactions and provisions regarding the treatment of company equity awards, retention of employees and the treatment of certain existing employee benefits and other compensation matters.
On November 16, 2025, Simpson Thacher sent Skadden initial drafts of the equity commitment letter and limited guarantee.
On November 17, 2025, Messrs. Yeaman and Parker held a call with Mr. Metter and representatives of Blackstone to discuss the Investor Group’s joint venture structure and the Investor Group’s go-forward business plan for the Company following the proposed acquisition.
On November 18, 2025, Mr. Parker held calls with representatives of the Investor Group to further discuss the go-forward business plan for the Company following the proposed acquisition.
On November 19, 2025, Simpson Thacher sent to Skadden a revised draft of the merger agreement that provided that, among other things, (i) the Company would not be entitled to specific performance of Parent’s obligations under the merger agreement and the Company’s sole and exclusive remedy for a breach of the merger agreement by Parent would be to receive the parent termination fee of 9.0% of the equity value of the transaction under certain circumstances and (ii) the company termination fee would equal 3.5% (instead of 3.0%) of the equity value of the transaction, only 50% of which would be payable if the Company terminated the merger agreement within 40 days after signing the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal that was received during the first 30 days after the signing of the merger agreement.
On November 21, 2025, Mr. Parker held a call with Mr. Metter to further discuss the Investor Group’s joint venture structure and the Company’s go-forward business plan following the proposed acquisition.
The board met on November 24, 2025, with representatives of BofA Securities and Skadden in attendance. During the meeting, representatives of Skadden provided an update on the status of negotiations with the Investor Group and reviewed with our board certain material open issues in the draft merger agreement, including, among other things, the lack of the Company’s right to specific performance of Parent’s obligations under the merger agreement, the amounts of the parent termination fee and the company termination fee and the duration of the post-signing window during which the lower-tier company termination fee would apply. Following this discussion, the board directed the Company’s advisors to continue to negotiate improvements in the Investor Group’s proposed deal terms consistent with the board discussion. Representatives of BofA Securities then presented a preliminary analysis of the final proposal based on the

Company management projections, which are discussed in more detail in the section entitled “— Unaudited Prospective Financial Information.”
On November 25, 2025 and November 26, 2025, Mr. Parker held meetings with representatives of the Investor Group to discuss certain open items in the merger agreement and potential timing for finalizing the merger agreement and announcing the merger.
Also on November 26, 2025, Mr. Metter introduced Mr. Parker to representatives of DivcoWest via videoconference.
That same day, consistent with the board’s direction, Skadden sent to Simpson Thacher a revised draft of the merger agreement that provided that, among other things, (i) the parent termination fee would equal 11.5% (instead of 9.0%) of the equity value of the transaction, and (ii) the company termination fee would equal 3.125% (instead of 3.5%) of the equity value of the transaction, only 50% of which would be payable if the Company terminated the merger agreement within 50 days (instead of 40 days) after signing the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal that was received within those 50 days.
On November 29, 2025, Simpson Thacher sent to Skadden a further revised draft of the merger agreement that provided that, among other things, (i) the parent termination fee would equal 10.0% (instead of 11.5%) of the equity value of the transaction, and (ii) that the company termination fee would equal 3.25% (instead of 3.125%) of the equity value of the transaction, which would be lowered to 1.65% (instead of 1.5625%) if the Company terminated the merger agreement within 45 days (instead of 50 days) after signing the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal that was received during the first 31 days (instead of 50 days) after the signing of the merger agreement.
On December 2, 2025, Skadden sent to Simpson Thacher a revised draft of the merger agreement that provided that, among other things, the parent termination fee would equal 10.5% (instead of 10.0%) of the equity value of the transaction. The revised draft reflected the parties’ agreement that the higher-tier company termination fee would equal 3.25% of the equity value of the transaction but provided that the lower-tier termination fee would equal 1.625% (instead of 1.65%) if the Company terminated the merger agreement within 45 days after signing the merger agreement to enter into a definitive agreement providing for the implementation of a superior proposal that was received during the first 40 days (instead of 31 days) after the signing of the merger agreement.
Beginning on December 2, 2025 and continuing through December 7, 2025, representatives of management, the Investor Group and their respective advisors participated in numerous calls to discuss the communications strategy and draft communications materials announcing the proposed transaction. During that same period, Mr. Parker held several calls with a representative of the Investor Group to discuss certain open issues in the merger agreement, including the treatment of company equity awards, the retention of employees and the treatment of certain existing employee benefits and other compensation matters.
On December 3, 2025, Skadden sent to Simpson Thacher an initial draft of the company disclosure letter to the merger agreement, which was further supplemented on December 4, 2025. During the course of that same week and through the morning of December 8, 2025, Skadden and Simpson Thacher exchanged multiple revised drafts of the company disclosure letter.
Also on December 4, 2025, Simpson Thacher sent to Skadden a further revised draft of the merger agreement that reflected the parties’ agreement on the lower-tier company termination fee and the period during which the lower company termination fee would apply, and that provided that, among other things, the parent termination fee would equal 10.0% (instead of 10.5%) of the equity value of the transaction.
The parties exchanged additional drafts of the merger agreement and, on December 7, Skadden sent to Simpson Thacher a revised draft of the merger agreement that reflected, among other things, the Company’s acceptance of the Investor Group’s position (maintained since its November 29 draft) that the parent termination fee would equal 10.0% of the equity value of the transaction.

On December 7, 2025, in advance of the next day’s board meeting, a substantially final draft of the merger agreement, as well as final drafts of the equity commitment letter and limited guarantee, were provided to the board, together with materials from the Company’s advisors, including, among other things, an updated disclosure of certain relationships between BofA Securities and its affiliates, on the one hand, and the Company and members of the Investor Group, as applicable, on the other hand, which are described in more detail in the section entitled “— Opinion of Our Financial Advisor.”
During the course of December 7, 2025 and prior to the start of our board meeting on December 8, 2025, the parties finalized the merger agreement, equity commitment letter and the limited guarantee.
The board met on December 8, 2025, with members of senior management and representatives of BofA Securities, Skadden and Cades Schutte LLP, Hawaii legal counsel to the Company, in attendance. Representatives of BofA Securities reviewed with our board its financial analysis of the merger consideration, which is described in more detail in the section entitled “— Opinion of Our Financial Advisor.” Our board also asked, and representatives of BofA Securities answered, clarifying questions related to the financial analysis and the Company management projections based on the Company’s standalone strategic plan. Representatives of BofA Securities noted, among other things, their view that the two-tier company termination fee was reasonable under the circumstances and not likely to preclude any other possible acquiror from submitting a competing proposal. Representatives of BofA Securities also cited the fact that the Investor Group had not lowered its offer price of $21.20 per share, despite continued decline in the Company’s share price in the weeks following submission of the final proposal, as evidence of the Investor Group’s commitment to the proposed transaction and support for BofA Securities’ view that the proposed merger consideration represented the highest value reasonably available for the Company and our shareholders.
At the request of the board, BofA Securities then delivered to the board its oral opinion, which was confirmed by the delivery of a written opinion, dated December 8, 2025, and is attached to this proxy statement as Annex B, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received in the merger by holders of shares of our common stock (other than cancelled shares and dissenting shares) was fair, from a financial point of view, to such holders.
Representatives of Skadden then reviewed with the board the material terms of the proposed transaction with the Investor Group. The board discussed the proposed transaction in detail, including, without limitation, the board’s belief that the merger is more favorable to the Company than other strategic alternatives available to the Company, including remaining as an independent public company, and the other matters described in the section entitled “— Reasons for the Merger.”
The board then unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, were advisable and in the best interests of the Company, (ii) adopted the merger agreement, and approved the execution, delivery and performance of the merger agreement by the Company and the consummation of the merger and the other transactions contemplated by the merger agreement, upon the terms and subject to the conditions set forth therein, (iii) directed that the merger agreement be submitted to the common shareholders of the Company for their consideration and approval at a special meeting of shareholders, and (iv) recommended that the Company’s common shareholders approve the merger agreement. The board also declared the January dividend, which would result in a corresponding decrease in the amount of per-share merger consideration paid to our shareholders at the closing.
Following the conclusion of the board meeting, the Company and the Investor Group, as applicable, executed the merger agreement, the equity commitment letter and the limited guarantee. At the time of the execution of the merger agreement, the Investor Group had not discussed any specific terms of any post-closing employment or equity participation for the Company’s management with any members of the Company’s management or the board.
Later that same day, the Company issued a press release announcing the execution of the merger agreement.

Reasons for the Merger
In reaching its unanimous decisions (i) to determine and declare that the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of the Company, (ii) to adopt the merger agreement and approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby and (iii) to resolve to recommend that holders of common stock approve the merger agreement, our board consulted with our senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following factors (not necessarily in order of relative importance) that our board viewed as being positive or favorable in coming to its determination and recommendation:
•
the current and historical trading prices of our shares of common stock and the fact that the merger consideration represents a premium of approximately 40.0% over the closing price of our common stock on December 8, 2025, the last full trading day prior to the announcement of the proposed transaction;

•
our board’s belief that the merger is more favorable to the Company than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks, uncertainties and costs associated with pursuing such alternatives;

•
the fact that the merger consideration is all cash and therefore would provide our common shareholders with significant, immediate and certain value and liquidity upon the closing of the merger, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent or greater value from our business plan for our properties or other possible strategic alternatives (including acquiring additional properties) and the risks and uncertainties, and longer timelines, involved in attempting to improve the Company’s public markets valuation to best-in-class Funds From Operations (which we refer to as “FFO”) and Adjusted FFO (which we refer to as “AFFO”) multiples and/or best-in-class discount/premium to net asset value (which we refer to as “NAV”);

•
the fact that the merger consideration was the result of arm’s-length negotiations and our board’s belief that the merger consideration of $21.20 was the maximum price that the Investor Group was willing to pay;

•
our board’s belief that, in light of the Investor Group’s substantial available capital and interest in commercial real estate in Hawaii and high-quality operating platforms, the Investor Group was the potential acquiror most likely to offer the highest price for the Company;

•
that a private company might be able to realize more value from the Company’s business than a public company and thereby pay a higher price to acquire the Company, including the ability of private companies to use higher leverage to pursue growth that is more accretive, to absorb near-term dilution from capital expenditures in favor of longer-term growth, and to fund developments without having to rely on the volatility of equity capital markets;

•
the oral opinion provided by BofA Securities, subsequently confirmed by the delivery to our board of a written opinion, dated December 8, 2025, to the effect that, as of the date of such opinion and based on and subject to various assumptions and limitations described therein, the merger consideration to be received in the merger by the holders of shares of our common stock (other than cancelled shares and dissenting shares) pursuant to the merger agreement is fair, from a financial point of view, to such holders, which opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled “— Opinion of Our Financial Advisor.” The full text of the written opinion is attached as Annex B to this proxy statement;

•
the fact that the public markets did not appear to be fully valuing the Company’s high-quality and diversified portfolio of commercial properties, its high-quality operating platform, its financial performance or its balance sheet liquidity;

•
the fact that the trading price of our common stock has consistently represented a discount to our NAV per share, and the fact that the merger consideration represented an approximate 19% discount to consensus estimated NAV per share relative to the approximate 42% discount represented by the closing price of our common stock on December 5, 2025;
•
the uncertainty of the Company’s future stock market price if the Company remained an independent public company, including the possibility that the price of our common stock could be negatively impacted if the Company failed to meet investor expectations or its growth and profitability objectives set forth in issued guidance and that the Company might not trade at levels equal to or greater than the value of the merger consideration in the near term, over an extended period or at all;

•
the risks and uncertainties of remaining as an independent public company, including the Company’s need to raise capital to fund growth through the acquisition of additional properties, the difficulty and cost of obtaining capital and the challenges of acquiring commercial real estate assets in Hawaii on an accretive basis given the Company’s cost of capital, particularly in an environment where other companies with lower costs of capital are actively seeking to expand their portfolios of commercial real estate assets in Hawaii;

•
our board’s belief that contacting other potential bidders before announcing a transaction would result in significant risks to the Company and its business, including concerns that leaks regarding a potential transaction could disrupt tenant relationships, jeopardize real estate transactions currently in the pipeline, erode employee morale and risk employee turnover, as well as leading to turnover in the Company’s shareholder base and potential stock price volatility;

•
our right to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal, upon payment of the company termination fee;

•
the fact that the two-tiered company termination fee of $50.5 million, representing approximately 3.25% of the Company’s equity value implied by the transaction and approximately 2.5% of the Company’s enterprise value implied by the transaction, and $25.25 million, representing approximately 1.625% of the Company’s equity value and approximately 1.25% of the Company’s enterprise value implied by the transaction, was viewed by our board, after consultation with our outside legal counsel and financial advisors, as reasonable under the circumstances and not likely to preclude any other possible acquiror from making a superior proposal;

•
our right, in certain circumstances in response to unsolicited competing proposals, to furnish information to and conduct negotiations with third parties;

•
the right of our board under the merger agreement to change, withhold, qualify or withdraw its recommendation that the holders of common stock approve the merger agreement under certain circumstances, subject to payment of the company termination fee if Parent elects to terminate the merger agreement in such circumstances;

•
the knowledge of our board of the business, operations, financial condition, earnings and prospects of the Company, including its assets, as well as its knowledge of the current and prospective environment in which the Company operates, including economic, market and capital raising conditions;

•
the current state of the U.S. and global economies, including volatility in the credit, financial and stock markets, global inflation trends and the interest rate environment, the potential for a recession, and the current and potential impact in both the near term and long term on the Company’s industry and the trading price of our common stock;

•
the possibility that, if our board declined to adopt the merger agreement, there may not be another opportunity for the Company’s shareholders to receive a comparably priced offer with a comparable level of closing certainty;

•
the high probability that the merger would be completed based on, among other things, the members of the Investor Group’s collective substantial available capital, proven ability to complete large acquisition transactions and extensive experience in the real estate industry, the absence of a financing contingency and the $155.3 million parent termination fee, payable to the Company if the merger agreement is terminated in certain circumstances (representing approximately 10% of the Company’s equity value implied by the transaction and approximately 7.7% of the Company’s enterprise value implied by the transaction), which payment is guaranteed by the Sponsor;
•
the fact that the merger agreement would be subject to the approval of our common shareholders, and our common shareholders would be free to reject the merger agreement by voting against the merger agreement for any reason, including if a higher offer were to be made prior to the shareholders’ meeting (in certain cases subject to payment by the Company of the company termination fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, a competing proposal);

•
the availability of dissenters’ rights with respect to the merger for our common shareholders who properly exercise their rights under the HBCA, which would give such shareholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of common stock at the completion of the merger, as described in the section of this proxy statement entitled “Dissenters’ Rights”;

•
Parent’s obligations under the merger agreement to continuing employees of the Company, including the obligation to provide, subject to the term and conditions of the merger agreement, a specified level of compensation and benefits to continuing employees of the Company through the end of the year in which the closing occurs; and

•
the Investor Group’s alignment with the following principles important to our board: (1) maintenance of the Company’s name, brand and strong local focus, (2) continued leadership of the Company by a Hawaii-based team and (3) enhancement of the Company’s existing portfolio of properties.

In the course of its deliberations, our board also considered a number of uncertainties, risks and potentially negative factors relating to entering into the merger agreement, including (not necessarily in the order of relative importance):
•
our inability under the merger agreement to solicit competing proposals and the possibility that other prospective bidders may perceive the company termination fee payable by us under certain circumstances and the Investor Group’s rights under the merger agreement to negotiate with the Company to match the terms of any superior proposal prior to the Company being able to terminate the merger agreement and accept a superior proposal to be a deterrent to making alternative acquisition proposals;

•
the fact that, following the merger, the Company will no longer exist as an independent public company and our existing shareholders will not participate in any future appreciation in the value of the Company’s common stock, that there is a risk that the merger consideration may not be as attractive as such future appreciation depending on the Company’s future performance, and that the Company’s business plan is based, in part, on projections for a number of variables that are difficult to project and subject to a high level of uncertainty and volatility, including real estate values, interest rates, ongoing operating costs and necessary capital expenditures;

•
the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to our shareholders than the merger;

•
the fact that the merger might not be consummated in a timely manner or at all;

•
the fact that if any of Parent or Merger Sub fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specific enforcement of the merger agreement or the equity commitment letter, and that our exclusive remedy (limited by Parent’s cap on liability) if the merger agreement is terminated in certain circumstances, would be the parent termination fee in the amount of $155.3 million (the payment of which is guaranteed by the Sponsor), and that such payment would be structured in a manner to maintain our qualification as a REIT;

•
the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•
the fact that, under the terms of the merger agreement, the Company is not permitted to make, declare or pay regular quarterly cash dividends on common stock;

•
the fact that the receipt of the cash consideration in the merger would be taxable to our shareholders for U.S. federal income tax purposes;

•
the risk that disruptions from the merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm (i) the Company’s business, including current plans and operations, including during the pendency of the merger and (ii) the ability of the Company to retain and hire key personnel;

•
the potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger (or failure to complete the merger) and potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; and

•
the significant costs involved in connection with entering into the merger agreement and completing the transactions contemplated by the merger agreement and the substantial time and effort of management required to consummate the transactions contemplated by the merger agreement and related disruptions to the operation of our business.

Our board concluded that the uncertainties, risks and potentially negative factors relevant to the merger were significantly outweighed by the potential benefits of the merger.
In addition, our board was aware of and considered the fact that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the Company shareholders generally, including those interests that are a result of employment and compensation arrangements with the Company. For more information, see the section entitled “— Interests of Our Directors and Executive Officers in the Merger.”
The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but rather includes the material factors considered by our board. In reaching its decision to determine and declare the transactions contemplated by the merger agreement, including the merger, to be advisable and in the best interests of the Company and to approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and to resolve to recommend that the holders of common stock approve the merger agreement, our board did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Rather, our board based its decisions on the totality of the factors and information it considered. The board did not reach any specific conclusion with respect to any of the factors or reasons considered. Moreover, each member of our board applied his or her own personal business judgment to the process and may have given different weight to different factors.
The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of Our Board of Directors
Our board has unanimously adopted the merger agreement and determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company. Our board recommends that you vote “FOR” the merger agreement proposal, “FOR” the advisory merger-related compensation proposal and “FOR” the adjournment proposal.
Unaudited Prospective Financial Information
In connection with ordinary course activities, our management prepared certain unaudited prospective financial information of the Company for fiscal years ending December 31, 2025 through December 31, 2030, which we refer to as the “Company management projections.” The Company management projections were provided to our board and to BofA Securities for use in connection with its financial analysis and fairness opinion (summarized under the section entitled “— Opinion of Our Financial Advisor” below). The Company management projections, other than the calculation of the Unlevered Free Cash Flow (but including the underlying data for such calculation), were also made available to the Investor Group in connection with their due diligence review of the potential transaction.
The Company management projections were not intended for public disclosure. Accordingly, the Company management projections do not necessarily comply with, and they were not prepared with a view toward compliance with, the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, which we refer to as “GAAP,” and the Company management projections do not include footnote disclosures as may be required by GAAP. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company management projections nor have they expressed any opinion or any other form of assurance on the Company management projections or their achievability, and assume no responsibility for, and disclaim any association with, the Company management projections. A summary of the Company management projections is included in this proxy statement only because the Company management projections were made available to our board and BofA Securities as described in this proxy statement. The inclusion of the Company management projections in this proxy statement does not constitute an admission or representation by us that the information therein is material information, and the inclusion of the Company management projections in this proxy statement should not be regarded as an indication that the Company or anyone else then considered, or now considers, such Company management projections to be necessarily predictive of actual future events, and the Company management projections should not be relied upon as such. In light of the foregoing, the Company’s shareholders are cautioned not to place undue reliance thereon. The Deloitte & Touche LLP report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this proxy statement, relates to the Company’s historical financial information and does not extend to the Company management projections and should not be read to do so.
In the view of our management, the Company management projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance at the time they were prepared. The Company management projections have been included only to reflect information made available to our board and BofA Securities at the time of certain events and decisions, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the Company management projections. While presented with numerical specificity, the Company management projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by our management as of the date of their preparation. Some or all of the estimates and assumptions that have been made in connection with the preparation of the Company management projections may have changed since the date the Company management projections were prepared. None of the Company or any of our affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Company management projections. Neither the Company nor any of our affiliates, advisors or other representatives have or intend to, and each of them disclaims any obligation to, update, revise or correct the Company management projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the Company management projections, which were prepared as of an earlier date.
The Company management projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects since the time they were prepared, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Company management projections were prepared. The Company management projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the Company management projections will be achieved. The Company management projections also reflect assumptions as to certain business decisions that are subject to change. In addition, our future financial performance may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.
Because the Company management projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The Company management projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The estimates and assumptions underlying the Company management projections involve judgments with respect to, among other things, economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which we operate. The Company management projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the Company management projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither the Company nor any of our affiliates, advisors or other representatives, or any other person, have made any representation to any of our shareholders or any other person regarding our actual performance compared to the results included in the Company management projections. We have not made any representation to Parent, the Investor Group or any of their affiliates, in the merger agreement or otherwise, concerning the Company management projections.
This proxy statement contains certain non-GAAP financial measures, including:
•
Total NOI (which is defined as commercial real estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash, excluding the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions), straight-line lease adjustments, non-cash income related to sales-type leases, amortization of favorable/unfavorable lease assets/liabilities, lease termination income, interest and other income (expense), net, selling, general, administrative and other income and expenses not directly associated with the property and impairment of commercial real estate assets);

•
Consolidated Adjusted EBITDA (which is defined as Consolidated EBITDA (net income before interest expense, income taxes expense/benefit, depreciation and amortization), excluding impairment of assets and equity method investment, gain/loss on commercial real estate transactions, gain/loss on fair value adjustments related to interest rate swaps, non-recurring financing-related charges, and income/loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense);

•
Unlevered Free Cash Flow (which is defined as Consolidated Adjusted EBITDA, less straight-line lease adjustments, favorable/(unfavorable) lease amortization, maintenance capital expenditures, acquisitions and investments (net) and development costs);

•
FFO (which is calculated as net income (loss) available to Company common shareholders (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets and selling profit or loss recognized on sales-type leases, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) income (loss) from discontinued operations related to legacy business operations); and

•
AFFO (which is calculated by excluding from FFO certain items not related to ongoing property operations including share-based compensation, straight-line lease adjustments and other non-cash adjustments, such as amortization of market lease adjustments, non-cash income related to sales-type leases, debt premium or discount and deferred financing cost amortization, maintenance capital expenditures, leasing commissions, provision for current expected credit losses and other non-comparable and non-operating items, including certain gains, losses, income, and expenses related to the Company’s legacy business operations and assets).

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company’s financial condition and results of operations. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies. Non-GAAP measures are not in accordance with, nor a substitute for, GAAP.
The SEC rules that would otherwise require a reconciliation of a non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP do not apply to non-GAAP financial measures included in a disclosure relating to a proposed business combination such as the transaction if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by our board in connection with its evaluation of the transaction or by BofA Securities for purposes of its financial analyses and opinion. Accordingly, we have not provided a reconciliation of the non-GAAP financial measures included in the Company management projections to the most directly comparable GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated and presented in accordance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures calculated and presented in accordance with GAAP.
The Company management projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The Company management projections do not take into account any circumstances or events occurring after the date they were prepared, including the transaction. Further, the Company management projections do not take into account the effect of any failure of the transaction to be consummated and should not be viewed as accurate or continuing in that context.
The following table presents a summary of the Company management projections:
(USD in millions (other than per-share amounts(1)); rounded to the nearest hundred-thousand)	2025E	2026E	2027E	2028E	2029E	2030E
Total NOI	$132.5	$147.6	$158.7	$162.9	$176.4	$188.8
Consolidated Adjusted EBITDA	$148.1	$139.9	$137.1	$139.0	$152.5	$164.5
Unlevered Cash Flows	$(127.4)	$77.2	$45.2	$2.7	$14.6	$49.9
FFO	$124.4	$106.9	$103.7	$103.8	$111.7	$117.4
FFO Per Share	$1.71	$1.46	$1.42	$1.42	$1.52	$1.59
AFFO	$72.7	$95.8	$90.3	$87.5	$89.5	$92.8
AFFO Per Share	$1.00	$1.31	$1.23	$1.19	$1.22	$1.26

(1)
Per-share amounts are calculated based on a number of weighted average diluted shares of common stock outstanding in 2025E, 2026E, 2027E, 2028E, 2029E and 2030E of approximately 72.8 million, 73.0 million, 73.2 million, 73.3 million, 73.5 million and 73.6 million, respectively.

Opinion of Our Financial Advisor
The Company has retained BofA Securities to act as the Company’s financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BofA Securities to act as the Company’s financial advisor in connection with the merger on the basis of, among other things, BofA Securities’ reputation in the investment community and its knowledge and experience in the Company’s industry and public company transactions similar to the merger.
On December 8, 2025, BofA Securities delivered to our board its oral opinion, which was confirmed by the delivery of a written opinion, dated December 8, 2025, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by the holders of shares of our common stock (other than cancelled shares and dissenting shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion, dated December 8, 2025, to our board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to our board for the benefit and use of our board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Securities’ opinion does not address any other aspects or implications of the merger, including, without limitation, the form or structure of the merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation to any shareholder of the Company as to how to vote or act in connection with the proposed merger or any other matter.
In connection with rendering its opinion, BofA Securities, among other things:
(1)
reviewed certain publicly available business and financial information relating to the Company;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Securities by the management of the Company, including the Company management projections (for more information, see the section entitled “— Unaudited Prospective Financial Information”);

(3)
discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(4)
reviewed the trading history for our common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;

(5)
compared certain financial and stock market information of the Company with similar information of other companies BofA Securities deemed relevant;

(6)
compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

(7)
reviewed the merger agreement; and

(8)
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company management projections, BofA Securities was advised by the Company, and assumed, that they were reasonably prepared on bases reflecting the best then-currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. BofA Securities relied, at the direction of the Company, upon the assessments of the management of the Company as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting the Company and its business. BofA Securities did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor did it make any physical inspection of the properties or assets of the Company. BofA Securities did not evaluate the solvency or fair value of the Company or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of the Company, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Securities was not requested to, and it did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of the Company or any alternative transaction. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock (other than cancelled shares and dissenting shares) in the merger and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger. BofA Securities did not express any view or opinion with respect to, and BofA Securities relied at the direction of the Company, upon the assessments of representatives of the Company regarding legal, regulatory, accounting, tax and similar matters relating to the Company, Parent and the merger (including the contemplated benefits of the merger), as to which BofA Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. Furthermore, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any other matter. Except as described above, the Company imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities’ opinion noted that the credit, financial and stock markets have been experiencing unusual volatility and that BofA Securities expressed no opinion or view as to any potential effects of such volatility on the Company or the merger. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a brief summary of the material financial analyses presented by BofA Securities to our board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Company Financial Analyses
Selected Publicly Traded Companies Analysis.   BofA Securities reviewed publicly available financial and stock market information for the Company and the following 9 publicly traded real estate investment trusts and property management companies:
Company	2026 FFO Multiple	2026 AFFO Multiple
Kimco Realty Corporation	11.2x	15.2x
Regency Centers Corporation	14.2x	17.5x
Federal Realty Investment Trust	13.1x	17.0x
Brixmor Property Group Inc.	10.7x	14.6x
Kite Realty Group Trust	10.8x	15.2x
Phillips Edison & Company, Inc.	12.9x	16.0x
Acadia Realty Trust	15.9x	18.7x
Urban Edge Properties	12.8x	16.5x
InvenTrust Properties Corp	14.7x	18.2x
BofA Securities reviewed, among other things, per share equity values of the selected publicly traded companies, based on their closing stock prices on December 5, 2025, as multiples of such companies’ estimated calendar year 2026 FFO and AFFO. For calendar year 2026, the mean and the median estimates of the FFO multiples were each 12.9x and the mean and median estimates of the AFFO multiples were each 16.5x.
BofA Securities then applied calendar year 2026 FFO multiples of 10.5x to 16.0x, based on BofA Securities’ professional judgment and experience, derived from the selected publicly traded companies, to the Company’s fiscal year 2026 estimated FFO of $1.46 per share to determine implied per share equity values for the Company. Similarly, BofA Securities applied calendar year 2026 estimated AFFO multiples of 14.5x to 18.5x, based on BofA Securities’ professional judgment and experience, derived from the selected publicly traded companies, to the Company’s fiscal year 2026 estimated AFFO of $1.31 per share to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates as of December 5, 2025, and estimated financial data of the Company were based on the Company management projections. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for the Company
2026E FFO Multiple	2026E AFFO Multiple	Merger Consideration
$15.37 – $23.43	$19.03 – $24.27	$21.20
No company used in this analysis is identical or directly comparable to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis.   BofA Securities reviewed, to the extent publicly available, financial information relating to the following 6 selected transactions involving real estate investment trusts and property management companies:
Date Announced	Acquiror(s)	Target	Forward Year FFO Multiple	Forward Year AFFO Multiple
November 2024	Blackstone Real Estate Partners X L.P.	Retail Opportunity Investments Corp.	16.5x	22.3x
August 2023	Kimco Realty Corporation	RPT Realty	11.0x	15.9x
May 2023	Regency Centers Corporation	Urstadt Biddle Properties Inc.	12.2x	14.7x
March 2022	DRA Advisors LLC; KPR Centers LLC	Cedar Realty Trust, Inc.	11.2x	23.1x
July 2021	Kite Realty Group Trust	Retail Properties of America, Inc.	14.1x	23.4x
April 2021	Kimco Realty Corporation	Weingarten Realty Investors	16.6x	22.2x
BofA Securities reviewed the enterprise values implied for each target company, based on the consideration payable in the applicable selected transaction, as a multiple of the respective target company’s next twelve months FFO (which we refer to as the “forward year FFO multiple”) and such target company’s next twelve months AFFO (which we refer to as the “forward year AFFO multiple”). The mean estimates of the forward year FFO multiples and the forward year AFFO multiples for the selected transactions were 13.6x and 20.3x, respectively. BofA Securities then applied forward year FFO multiples of 11.0x to 17.0x, based on BofA Securities’ professional judgment and experience, derived from the selected transactions, to the Company’s fiscal year 2026 estimated FFO per share to determine implied per share equity values for the Company. Similarly, BofA Securities applied forward year AFFO multiples of 15.0x to 23.0x, based on BofA Securities’ professional judgment and experience, derived from the selected transactions, to the Company’s fiscal year 2026 estimated AFFO per share to determine implied per share equity values. Estimated financial data of the selected transactions were based on publicly available information and research analyst estimates at the time of announcement of the relevant transaction. Estimated financial data of the Company were based on the Company management projections. This analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:
Implied Per Share Equity Value Reference Ranges for the Company
2026E FFO Multiple	2026E AFFO Multiple	Merger Consideration
$16.11 – $24.89	$19.68 – $30.18	$21.20
No company, business or transaction used in this analysis is identical or directly comparable to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.
Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the Company’s fiscal years 2026 through 2030 based on the Company management projections. BofA Securities calculated terminal values for the Company, by applying an EBITDA exit multiple range of 15.5x to 18.5x, based on BofA Securities’ professional judgment and experience, to the estimated unlevered, after-tax free cash flows for the terminal year, which were calculated, at the Company’s direction, by applying a growth rate of 2.50% to the Company’s estimated fiscal year 2030 consolidated adjusted EBITDA of $164.5 million. The cash flows and terminal values were then discounted to present value as of December 31, 2025, assuming a mid-year convention for cash flows, using discount rates ranging from 8.1% to 9.2%, reflecting an estimate of the Company’s weighted average cost of capital. The calculation for fully diluted shares was based on approximately 73.3 million common shares outstanding as of December 5, 2025, as provided by the Company’s management. This analysis indicated the following approximate implied per share equity value reference range for the Company as compared to the merger consideration:
Implied Per Share Equity Value Reference Range for the Company	Merger Consideration
$16.04 – $22.05	$21.20
Other Factors
In rendering its opinion, BofA Securities also reviewed and considered other factors, including:
•
historical trading prices and trading volumes of our common stock during the one-year period ended December 5, 2025, which ranged from $15.22 to $19.76 per share, as compared to the merger consideration of $21.20 per share;

•
certain publicly available equity research analyst price targets for shares of our common stock as of December 5, 2025, which indicated a stock price target range for the Company of $18.50 to 22.00 per share, as compared to the merger consideration of $21.20 per share; and

•
publicly available research analysts’ net asset value per share targets for our common stock, which indicated a range of net asset value per share targets for our common stock of $25.78 to $26.50, as compared to the merger consideration of $21.20 per share.

Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to our board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the merger consideration and were provided to our board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual value of the Company.
The type and amount of consideration payable in the merger was determined through negotiations between the Company and Parent, rather than by any financial advisor, and was approved by our board. The decision to enter into the merger agreement was solely that of our board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by our board in its evaluation of the proposed merger and should not be viewed as determinative of the views of our board, the Company’s management or any other party with respect to the merger or the merger consideration.
The Company has agreed to pay BofA Securities for its services in connection with the merger an aggregate fee currently estimated to be approximately $18.1 million, of which (i) $2.5 million was payable upon delivery of BofA Securities’ opinion and is fully creditable against any fee payable upon the completion of the merger and (ii) the remainder will be payable contingent upon the completion of the merger. The Company also has agreed to reimburse BofA Securities for certain of its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company and certain of its affiliates, Blackstone and certain of Blackstone’s affiliates and portfolio companies (which we refer to collectively as the “Blackstone Parties”) and DivcoWest and certain of DivcoWest’s affiliates (which we refer to collectively as the “DivcoWest Parties”), certain of which agreed to provide equity financing to, and/or guaranty certain obligations of Parent under the merger agreement.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager or underwriter for a certain debt offering of the Company and (ii) having acted or acting as administrative agent, co-lead arranger, joint bookrunner, and/or lender under, certain term loans, letters of credit and other credit facilities of the Company and/or certain of its affiliates. From November 1, 2023 through October 31, 2025, BofA Securities and its affiliates derived aggregate revenues from the Company and its affiliates of approximately $3 million for investment and corporate banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Blackstone Parties and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as or acting as financial advisor to the Blackstone Parties in connection with certain merger and acquisition transactions, (ii) having acted or acting as underwriter, manager, initial purchaser and/or placement agent for various equity or debt offerings undertaken by the Blackstone Parties, (iii) having acted or acting as administrative agent, arranger, bookrunner, and/or lender under, certain term loans, leases, letters of credit, credit and other facilities of the Blackstone Parties (including in connection with certain merger and acquisition transactions), (iv) having provided or providing certain treasury management services and products to the Blackstone Parties and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services to the Blackstone Parties. From November 1, 2023 through October 31, 2025, BofA Securities and its affiliates derived aggregate revenues from the Blackstone Parties of approximately $606 million for investment and corporate banking services as provided by BofA Securities to the Company based on its review of its management information systems.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the DivcoWest Parties and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager for certain debt offerings of the DivcoWest Parties, (ii) having acted or acting as lender under certain term loans, letters of credit and leasing and other facilities for the DivcoWest Parties, (iii) having provided or providing certain treasury management services and products to the DivcoWest Parties and (iv) having provided or providing certain derivative and foreign exchange trading services to the DivcoWest Parties. From November 1, 2023 through October 31, 2025, BofA Securities and its affiliates derived aggregate revenues from the DivcoWest Parties of approximately $19 million for investment and corporate banking services as provided by BofA Securities to the Company based on its review of its management information systems.
As of the date of its written opinion, BofA Securities and its affiliates were working with the Blackstone Parties and DivcoWest Parties on one or more investment and corporate banking matters unrelated to the merger and BofA Securities believes, based on the information available to it as of the date of its written opinion, that (i) the aggregate revenues BofA Securities and its affiliates will derive from the Blackstone Parties for those concurrent investment and corporate banking services will be materially more than the fee payable to BofA Securities for its services in connection with the merger and (ii) the aggregate revenues BofA Securities and its affiliates will derive from the DivcoWest Parties for those concurrent investment and corporate banking services will be more than the fee payable to BofA Securities for its services in connection with the merger. In addition, in the ordinary course of its respective businesses, BofA Securities and its affiliates (including members of BofA Securities’ deal team working with the Company on the merger) have pitched, are currently pitching, and/or will continue to pitch, additional investment and corporate banking services unrelated to the merger to the Blackstone Parties, DivcoWest Parties and MW Group and its affiliates but how much, if any, additional investment and corporate banking business and revenues will result from those efforts is subject to numerous factors beyond the control of BofA Securities and its affiliates. The information regarding the relationships of BofA Securities disclosed in this paragraph was provided by BofA Securities to the Company.
As of the close of trading on December 8, 2025, the date of BofA Securities’ written opinion, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding common stock of the Company having a market value of approximately $3 million as of such date, representing less than 0.5% of the outstanding common stock of the Company as of such date and (ii) outstanding common stock of Blackstone Inc. having a market value of approximately $140 million as of such date, representing less than 0.5% of the outstanding common stock of Blackstone Inc. as of such date. The information regarding the holdings of BofA Securities disclosed in this paragraph was provided by BofA Securities to the Company based on its review of its management information systems.
Financing
In connection with the closing of the merger, Parent will cause an aggregate of approximately $1.54 billion to be paid to the holders of our common stock (other than the cancelled shares and the dissenting shares), and holders of company RSU awards and company PSU awards. Parent has informed us that in connection with the closing of the merger, Parent expects to cause the outstanding indebtedness under our revolving credit facility, term loans and unsecured notes to be repaid in full. Parent also expects certain of our mortgage loans to be repaid or remain outstanding. As of December 31, 2025, we had approximately $8.0 million aggregate principal amount outstanding under our revolving credit facility. As of December 31, 2025, we had approximately $432.1 million aggregate principal amount outstanding under our term loans and unsecured notes and approximately $49.0 million in mortgage loans outstanding.
Parent has informed us that it currently is pursuing obtaining debt financing to be provided in connection with the closing of the merger. In addition, it is expected that the Investor Group will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing. Parent has obtained from the Sponsor an equity commitment letter pursuant to which, and subject to the terms and conditions contained therein, the Sponsor has agreed to cause Parent to be capitalized with up to $2.15 billion for the purpose of funding the remainder of the acquisition costs that are not covered by such debt financing.
Parent has informed us that in addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing may be used for purposes such as reserves, the refinancing of certain of our existing debt, funding working capital requirements, and for other costs and expenses related to the financing and the merger. Parent has informed us that it currently believes that the funds to be borrowed under the potential debt financing would be secured by, among other things, a first priority mortgage lien on certain properties that are wholly owned by the Company, certain escrows and reserves and such other pledges and security required by the lenders to secure and perfect their interests in the applicable collateral, and that such debt financing would be conditioned on the merger being completed and other customary conditions for similar financings.
The merger agreement does not contain a financing condition to the closing of the merger. We have agreed to use commercially reasonable efforts to provide, and to cause our subsidiaries to use their commercially reasonable efforts to provide, in each case at Parent’s sole cost and expense, such customary cooperation as reasonably requested in writing by Parent in connection with the arrangement of any financing with respect to us or our subsidiaries, or our or our subsidiaries’ real property. For more information, see the sections entitled “The Merger Agreement — Financing Cooperation” and “The Merger Agreement — Conditions to the Merger.”
Interests of Our Directors and Executive Officers in the Merger
In considering the recommendation of our board to approve the merger agreement and the other proposals described above, our shareholders should be aware that our directors and executive officers have certain interests in the merger that are different from, or in addition to, the interests of our shareholders generally. These interests may create potential conflicts of interest. Our board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to adopt the merger agreement and determining that the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth therein, are advisable and in the best interests of the Company and in resolving to recommend that the shareholders approve the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and tables below and in the section entitled “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.”
Our non-employee directors for purposes of this disclosure are as follows:
Name
Shelee M. T. Kimura
Diana M. Laing
John T. Leong
Douglas M. Pasquale
Eric K. Yeaman
Thomas A. Lewis, Jr.(1)

(1)
Thomas A. Lewis, Jr. retired from our board on April 22, 2025.

Our named executive officers for purposes of this disclosure are as follows:
Name	Position
Lance K. Parker	President and Chief Executive Officer
Clayton K. Y. Chun	Executive Vice President, Chief Financial Officer and Treasurer
Meredith J. Ching(1)	Former Executive Vice President, External Affairs
Derek T. Kanehira	Senior Vice President, Human Resources
Scott G. Morita	Senior Vice President and Corporate Counsel
Jeffrey W. Pauker(2)	Former Executive Vice President and Chief Investment Officer

(1)
Meredith J. Ching, Executive Vice President, External Affairs retired from the Company effective as of December 31, 2025, consistent with the notice provided to A&B by Ms. Ching on September 29, 2025.

(2)
Jeffrey W. Pauker resigned as Executive Vice President and Chief Investment Officer of A&B, effective as of October 25, 2024. Mr. Pauker does not have any interests in the merger, and therefore is not included in the disclosures below.

In accordance with SEC rules, this disclosure also covers individuals who are not named executive officers, who served as executive officers of the Company at any time since January 1, 2025, and who have interests in the merger. Accordingly, for purposes of this disclosure, the Company’s one executive officer who is not a named executive officer is: Anthony J. Tommasino, Vice President, Controller.
Certain Assumptions
For purposes of the disclosure in this section and the section entitled “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger,” the following assumptions were used:

•
the relevant price per share of our common stock is $21.20 less the per share January dividend;

•
the effective time is on January 25, 2026 (which is the assumed date of the effective time solely for purposes of the disclosure in this section and the section entitled “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger”);

•
each executive officer incurs a qualifying termination immediately following the effective time;

•
the number of shares of common stock subject to each company PSU award is (a) for company PSU awards granted in 2023, 144% of the target level, and (b) for company PSU awards granted in 2024 and 2025, 200% of the target level, which represent the expected performance levels for each annual company PSU award based on actual performance, as determined by the Company as of December 29, 2025;

•
the base salary and annual target bonus of each of the executive officers remain unchanged from those in effect as of December 31, 2025;

•
the calculations do not include amounts that the directors and executive officers were entitled to receive or that were vested as of January 23, 2026;

•
the potential payments and benefits described in this section are not subject to a “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code; and

•
outstanding vested and unvested equity and equity-based awards held by our executive officers and non-employee directors, in each case, are their holdings as of January 23, 2026. These amounts do not forecast any additional equity issuances, vestings, or forfeitures that may occur prior to the completion of the merger.

The estimated amounts indicated below are based on multiple assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in this section and the section entitled “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger.” Accordingly, the actual amounts to be received by our non-employee directors and executive officers may materially differ from the amounts set forth below.
Treatment of Company Equity Awards
Our executive officers hold company RSU awards and/or company PSU awards with respect to our common stock. Our non-employee directors hold director RSU awards. The merger agreement provides for the treatment set forth below with respect to these awards.
Pursuant to the terms and conditions of the merger agreement, at the effective time, each company RSU award (other than a director RSU award) and company PSU award that is outstanding as of immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such company RSU award or company PSU award, as applicable, immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such company RSU award or company PSU award, as applicable (with any performance goals applicable to any company PSU award deemed satisfied at the greater of (1) the target level of performance applicable to such company PSU award and (2) the actual level of performance achieved as of immediately prior to the effective time, measured in accordance with certain parameters agreed upon by the parties) (we refer to such amount as the “cash replacement award amount”). The cash replacement award amount will vest and be payable (subject to applicable withholding taxes) at the same time as the company RSU award or company PSU award, as applicable, for which such cash replacement award amount was exchanged. Following the effective time, each cash replacement award amount shall remain subject to the applicable award agreement governing the terms of the corresponding company RSU award or company PSU award, including double-trigger severance protections and vesting terms, except that, effective as of the effective time, any cash replacement award amount corresponding to a company PSU award shall solely be subject to applicable time-based vesting conditions and any performance-related conditions will no longer apply. The cash replacement award amount held by A&B executive officers will vest in full upon a qualifying termination.
Pursuant to the terms and conditions of the merger agreement, at the effective time, each director RSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such director RSU award immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents (inclusive of the January dividend) corresponding to such director RSU award.
Quantification of Company Equity Awards
See the section of this proxy statement entitled “The Merger Agreement — Interests of Our Executive Officers and Directors in the Merger — Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” for an estimate of the value of unvested equity awards held by each of our named executive officers. Based on the assumptions described above in the section entitled “— Interests of Our Executive Officers and Directors in the Merger — Certain Assumptions,” and taking into account the implementation of the Section 280G Mitigation Actions described below (and thus excluding the accelerated company equity awards resulting from the implementation of the Section 280G Mitigation Actions) the estimated value of the unvested company equity awards held by the Company’s one executive officer who is not a named executive officer is as follows: company RSU Awards — $53,585; and company PSU awards — $92,157. In connection with the vesting of such company RSU awards and company PSU awards, respectively, such executive officer would also vest in $8,284 and $6,526 in associated cash dividend equivalents with respect to company RSU awards and company PSU awards, respectively. For a quantification of the company equity awards previously held by the executive officers that were accelerated in connection with the 280G Mitigation Actions, see the section entitled “— Interests of Our Directors and Executive Officers in the Merger — 280G Mitigation Actions.”
Based on the assumptions described above in the section entitled “— Interests of Our Directors and Executive Officers in the Merger — Certain Assumptions,” the table below sets forth the number of unvested director RSU awards held by our non-employee directors as of January 23, 2026, and the value that our non-employee directors may receive for such unvested equity awards and the accrued dividend equivalents corresponding thereto.
Name	Director RSU Awards (#)	Director RSU Awards ($)	Director RSU Accrued Dividend Equivalents ($)	Total(1) ($)
Shelee M. T. Kimura	6,540	136,359	5,232	141,591
Diana M. Laing	6,540	136,359	5,232	141,591
John T. Leong	6,540	136,359	5,232	141,591
Thomas A. Lewis, Jr.(2)	—	—	—	—
Douglas M. Pasquale	6,540	136,359	5,232	141,591
Eric K. Yeaman	9,513	198,346	7,610	205,956

(1)
Includes cash value of director RSU awards and associated accrued dividend equivalents, inclusive of the January dividend.

(2)
Thomas A. Lewis, Jr. retired from our board on April 22, 2025.

Other Severance Benefits
Change in Control Agreements.   A&B has entered into change in control agreements with each of the executive officers (which we refer to as the “Change in Control Agreements”) that are intended to encourage their continued employment with A&B by providing them with greater security in the event of termination of their employment following a change in control of A&B and certain terminations prior to a change in control. Each Change in Control Agreement has an initial one-year term and is automatically extended at the end of each term for a successive one-year period, unless terminated by A&B. The Change in Control Agreements provide for certain severance benefits if the executive’s employment is terminated by A&B without “cause” or by the executive for “good reason” within a specified period following (or prior to) a “Change in Control Event” of A&B, in each case as defined in the agreement and which we refer to for purposes of the compensation-related disclosure as a “qualifying termination,” as follows: upon a termination of employment under the above circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent awards for uncompleted performance periods, and (iii) with respect to Mr. Lance K. Parker and Ms. Meredith J. Ching only, a lump sum payment of amounts due under the A&B Excess Benefits Plan as discussed further below. In addition, A&B will maintain all (or provide similar) life, health and dental insurance benefit plans for the executive’s continued benefit for a period of two years after termination or pay a taxable cash payment equal to the employer cost of providing such benefits. A&B will also reimburse executives for individual outplacement counseling services up to $10,000 and reasonable legal fees and expenses incurred as a result of the termination. These are “double-trigger” agreements under which no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occur.
In the event that any amount payable to the executive officer is deemed under the Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments” under the Code, the Change in Control Agreements provide that the executive’s payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.
A&B Excess Benefits Plan.   This non-qualified benefit plan (which we refer to as the “Excess Benefits Plan”) for executives is designed to meet the objectives of the retirement plan to assist with retirement income savings and to attract and retain its executives. Each of Mr. Parker and Ms. Ching is a participant in the Excess Benefits Plan. Under the pension portion of the Excess Benefits Plan associated with a former tax-qualified defined benefit pension plan, benefits under the traditional defined benefit formula are payable after the executive’s separation from service in a lump sum that is actuarially equivalent to single life annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the former tax-qualified defined benefit pension plan, amounts are credited to executives’ accounts based on achievement of goals, to be payable after the executive’s separation from service. The Excess Benefits Plan may be terminated upon a change in control of the Company in accordance with the terms of such plan. Ms. Ching became entitled to her benefits under the Excess Benefits Plan upon her retirement on December 31, 2025.
Annual Bonus Plans.   Each of our executive officers also participates in an annual bonus plan pursuant to the Alexander & Baldwin, Inc. Performance Improvement Incentive Plan (which we refer to as the “PIIP”) or Alexander & Baldwin, Inc. Annual Incentive Plan (which we refer to as the “AIP”). Under the terms of the merger agreement, each employee of ours or of our subsidiaries who continues employment with Parent, the Surviving Company or any of their respective subsidiaries (which we refer to as a “continuing employee”) who participates in the AIP or the PIIP, including our executive officers, will be entitled to receive their annual bonus for 2025 under the AIP and the PIIP (which we refer to as the “2025 bonus”), in an amount no less than the Company’s agreed accrued bonus amount for 2025. For this purpose, the Company’s accrued amount based on performance as of September 30, 2025 will govern the 2025 bonus earned under the AIP and PIIP, respectively. If an executive officer’s employment is terminated without cause after the effective time but before the bonus is paid, the executive officer will still receive the 2025 bonus, subject to execution of a general release of claims.

Additionally, under the terms of the merger agreement, each continuing employee who is eligible to participate in the Company’s annual bonus plans as of immediately prior to the merger, including our executive officers, will be entitled to receive an annual bonus for the year 2026 (which we refer to as the “2026 bonus”), based on actual performance and the terms of the applicable bonus plan, subject to equitable adjustments determined by Parent to reflect the merger. If a continuing employee is terminated without cause after the merger but before the 2026 bonus is paid, the executive officer will receive a pro rata portion of the 2026 bonus based on the period of employment during the performance period, subject to execution of a general release of claims. All such payments of the 2026 bonus will be made at the same time as payments to continuing employees.
Value of Payments.   For an estimate of the value of the severance payments and benefits described above that would become payable to each of our named executive officers upon a qualifying termination, see the section entitled “— Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger” below. The estimated cash value of the severance payments and benefits described above that would be payable upon a hypothetical qualifying termination of employment on January 25, 2026 (other than with respect to the company equity awards and accrued dividend equivalents in respect of company equity awards) for our other executive officer, Mr. Anthony J. Tommasino, is $727,743 in the aggregate, assuming his pro rata 2026 bonus is determined based on target performance, inclusive of health and welfare benefits continuation and outplacement benefits.
280G Mitigation Actions
Pursuant to the merger agreement, the Company may, in consultation with Parent, for any executive officer that is determined to be a “disqualified individual” within the meaning of Section 280G of the Code who may be subject to adverse tax treatment under Section 280G of the Code as the result of “excess parachute payments” within the meaning of Section 280G of the Code, pay the 2025 bonus amounts prior to December 31, 2025, which would otherwise be payable in the first quarter of 2026, in order to mitigate the potential for such adverse tax treatment under Section 280G of the Code, and may take other mitigation steps with the consent of Parent. To mitigate the potential impact of Sections 280G and 4999 of the Code on A&B and its executive officers, our board, with the advice of A&B’s Section 280G consultant and with prior consultation and consent, as applicable, from Parent, approved the following actions (such actions, the “Section 280G Mitigation Actions”). A&B also entered into a 280G Mitigation Acknowledgement Agreement (which we refer to as a “clawback agreement”) with each of Messrs. Parker and Chun on December 29, 2025 as a condition to certain of such actions:
•
for each of Messrs. Parker, Chun, Morita and Tommasino, the acceleration of vesting and payment of such executive officer’s 2025 bonus amount, based on performance at 133% of target for AIP and at 165.6% of target for PIIP;

•
for Messrs. Parker, Chun and Tommasino, the acceleration of vesting and settlement of (a) company RSU awards that would have otherwise vested in 2026 and (b) for Messrs. Parker and Chun only, 90% of company PSU awards granted in 2023 that would otherwise have vested in 2026 (with respect to such 2023 company PSU awards, assuming payout at the expected payout percentage of 144%);

•
for Mr. Parker, the acceleration of vesting and settlement of company RSU awards that would have otherwise vested in 2027 and 90% of company PSU awards granted in 2024 that would have otherwise vested in 2027 (with respect to such 2024 company PSU awards, assuming payout at the expected payout percentage of 200%), subject to the clawback agreement; and

•
for Mr. Chun, the acceleration of vesting and settlement of 90% of company PSU awards granted in 2024 that would have otherwise vested in 2027 and 90% of company PSU awards granted in 2025 that would have otherwise vested in 2028 (with respect to each of such 2024 and 2025 company PSU awards, assuming payout at the expected payout percentage of 200%), subject to the clawback agreement.

Specifically, our board approved for Messrs. Parker, Chun, Morita and Tommasino the following accelerated payments of 2025 bonus amounts, and accelerated vesting, settlement and payment of company equity awards:

•
For Mr. Parker: (a) Mr. Parker’s 2025 bonus in the amount of $1,392,576, (b) 54,338 shares subject to company RSU awards that would have otherwise vested in 2026 and 49,612 shares subject to company PSU awards, representing 90% of the 55,124 shares subject to company PSU awards granted in 2023 that would otherwise have vested in 2026 and (c) 41,578 shares subject to company RSU awards that would have otherwise vested in 2027 and 113,596 shares subject to company PSU awards, representing 90% of the 126,218 shares subject to company PSU awards granted in 2024 that would have otherwise vested in 2027. The estimated aggregate value of Mr. Parker’s accelerated company equity awards is $5,402,735, assuming a per share price of $21.20 less the January dividend.

•
For Mr. Chun: (a) Mr. Chun’s 2025 bonus in the amount of $491,879, (b) 16,339 shares subject to company RSU awards that would have otherwise vested in 2026 and 19,440 shares subject to company PSU awards, representing 90% of the 21,600 shares subject to company PSU awards granted in 2023 that would otherwise have vested in 2026 and (c) 30,980 shares subject to company PSU awards, representing 90% of the 34,422 shares subject to company PSU awards granted in 2024 that would have otherwise vested in 2027 and 30,251 shares subject to company PSU awards, representing 90% of the 33,612 shares subject to company PSU awards granted in 2025 that would have otherwise vested in 2028. The estimated value of Mr. Chun’s accelerated company equity awards is $2,022,659, assuming a per share price of $21.20 less the January dividend.

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For Mr. Morita: Mr. Morita’s 2025 bonus in the amount of $149,002.

•
For Mr. Tommasino: (a) Mr. Tommasino’s 2025 bonus in the amount of $119,004 and (b) 2,553 shares subject to company RSU awards that would have otherwise vested in 2026. The estimated value of Mr. Tommasino’s accelerated company equity awards is $53,230, assuming a per share price of $21.20 less the January dividend.

The clawback agreements with Mr. Parker and Mr. Chun, respectively, provide that, with respect to (a) Mr. Parker’s accelerated company RSU awards that would have otherwise vested in 2027 and company PSU awards granted in 2024 that would have otherwise vested in 2027 and (b) Mr. Chun’s accelerated company PSU awards granted in 2024 that would have otherwise vested in 2027 and company PSU awards granted in 2025 that would have otherwise vested in 2028:
•
if the applicable executive’s employment is terminated by A&B for “cause” or by the executive without “good reason” (as such terms are defined in the executive’s Change in Control Agreement), prior to the original vesting dates of the awards subject to the clawback agreement (such that such awards would have been forfeited by the executive upon such termination of employment had they remained outstanding), the executive will repay such excess amount to A&B on an after-tax basis within 15 business days following the termination date;

•
with respect to the company PSU awards subject to the clawback agreement, in the event that the executive’s employment terminates due to the executive’s death or “permanent disability” (as defined in the company stock plan) prior to the original vesting date of such awards, the executive or the executive’s estate, as the case may be, will repay to A&B the pro rata amount that would have forfeited upon such termination on an after-tax basis within 60 days following the termination date.

As additional protection for the Company, the clawback agreements also provide our board with the right to require repayment of the excess amount received by the executive with respect to the company PSU awards subject to the clawback agreement, to the extent that the level of performance determined in the ordinary course at the end of the applicable three-year performance period is finally determined to be below the maximum percentile of 200% (such that a portion of such company PSU awards would have been forfeited by the executive) in the event that the merger does not close for any reason.
These actions were intended to mitigate the potential impacts of Sections 280G and 4999 of the Code on A&B and Messrs. Parker, Chun, Morita and Tommasino, including to preserve potential compensation-related corporate income tax deductions for the Company that might otherwise be disallowed through the operation of Section 280G of the Code and to mitigate or eliminate the amount of excise tax that may be payable by an executive officer pursuant to Section 4999 of the Code. After giving effect to the Section 280G Mitigation Actions, Messrs. Chun, Morita and Tommasino are not expected to incur any excise tax under Section 4999 of the Code, and Mr. Parker’s potential to incur any such excise tax is reduced.

Future Arrangements
As of the date of this proxy statement, none of the Company’s directors or executive officers has entered into any agreement, arrangement or understanding with the Investor Group regarding employment or service with, or compensation following the merger to be paid by, the Investor Group or the Company. However, prior to or following the closing of the merger, certain executive officers of the Company may have discussions, or may enter into agreements with, the Investor Group or the Company regarding post-closing employment arrangements with the Company.
Section 16(b) Exemption Resolution
Our board believes that it is desirable that the Company’s directors and executive officers be relieved of the risk of liability under Section 16 of the Exchange Act to the fullest extent permitted by applicable law in connection with the exchange of equity securities of the Company pursuant to the merger. Accordingly, our board intends to adopt a resolution providing that the disposition by the Company’s executive officers and directors of any equity securities of the Company pursuant to the transactions contemplated by the merger is intended to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3(e) promulgated thereunder.
Indemnification of Our Directors and Officers
The merger agreement provides that, to the extent permitted by applicable law, from and after the effective time until the sixth anniversary of the effective time, Parent agrees that it will cause the Surviving Company to indemnify, defend and hold harmless each present and former director, officer and manager of the acquired companies (which persons we refer to, in their capacity as such, as the “company indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any governmental authority (we refer to the foregoing as a “proceeding”) or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any acquired company or he or she is or was serving at the request of any acquired company as a director, officer or manager of any other individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind (we refer to the foregoing as a “person”), in each case, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time), including such alleged acts or omissions with respect to the merger agreement or any of the transactions contemplated by the merger agreement, to the fullest extent permitted by applicable law.
The merger agreement further provides that Parent will cause the Surviving Company to promptly advance expenses (including reasonable attorneys’ fees) to the company indemnified parties as incurred by each such company indemnified party (but not later than 30 days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by applicable law, but subject to Parent’s or the Surviving Company’s receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it will ultimately be determined that such company indemnified party is not entitled to be indemnified.
The merger agreement provides that Parent will cause the Surviving Company (i) to maintain, for a period of not less than six years from the effective time, provisions in their respective organizational documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the company indemnified parties that are no less favorable to those persons than the provisions of applicable law and the indemnification agreements and the organizational documents of the acquired companies, as applicable, in each case, as of the date of the merger agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those persons thereunder, in each case, except as expressly required by applicable law.
The merger agreement also provides that, for a period of six years from the closing date, Parent will cause the Surviving Company to, and the Surviving Company will, in each case, maintain in effect directors’

and officers’ liability insurance covering those persons who are currently covered by the acquired companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the effective time; provided, however, that in lieu of the foregoing, Parent and the Surviving Company may cause coverage to be extended under the acquired company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the closing date fully prepaid, non-cancelable six-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the effective time for an overall additional premium not to exceed 300% of the total annual premiums at the last renewal (which we refer to as the “maximum amount”); provided that we will reasonably cooperate with Parent, and Parent will reasonably consult with us, prior to the purchase of any such “tail” insurance; provided, further, that if such insurance is not available or the aggregate premium exceeds the maximum amount, then Parent will obtain the most coverage available for a cost not exceeding the maximum amount. Additionally, the Surviving Company will (and Parent will cause the Surviving Company to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
The merger agreement requires that Parent will cause the Surviving Company to, and the Surviving Company will, advance, and cause to be paid, on a current basis (but no later than 30 days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any company indemnified party in enforcing his or her rights with respect to the provisions described above in this section, but subject to Parent’s or the Surviving Company’s receipt of an undertaking by or on behalf of such company indemnified party to repay such amount if it is ultimately determined that such company indemnified party is not entitled to be indemnified.
Quantification of Potential Payments to Our Named Executive Officers in Connection with the Merger
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of our named executive officers that is based on or otherwise relates to the merger. For additional details regarding the terms of the payments described below, see the discussion in this section “— Interests of Our Directors and Executive Officers in the Merger” above.
The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the merger pursuant to all applicable compensation plans or agreements, based on the assumptions described above in the section entitled “— Interests of Our Directors and Executive Officers in the Merger — Certain Assumptions” and those described in the footnotes to the below table. The amounts in the table do not include amounts that our named executive officers were already entitled to receive, or were vested in, as of January 23, 2026, and take into account the implementation of the Section 280G Mitigation Actions (and thus exclude the accelerated company equity awards resulting from the implementation of the Section 280G Mitigation Actions). For a quantification of the company equity awards previously held by certain of our named executive officers that were accelerated in connection with the 280G Mitigation Actions, see the section entitled “— Interests of Our Directors and Executive Officers in the Merger — 280G Mitigation Actions.” The amounts accelerated in connection with the 280G Mitigation Actions are neither “single-trigger” nor “double-trigger” benefits because the actions are neither contingent upon the occurrence of a change in control nor a subsequent termination of employment.

Name	Cash Severance(1)	Equity(2)	Pension / NQDC(3)	Perquisites / Benefits(4)	Other(5)	Total(6)
Lance K. Parker President and Chief Executive Officer	3,202,192	4,876,440	62,107	69,150	687,030	8,896,919
Clayton K. Y. Chun Executive Vice President, Chief Financial Officer and Treasurer	1,463,170	1,302,291	—	55,833	214,164	3,035,458
Meredith J. Ching(7) Former Executive Vice President, External Affairs	—	462,682	—	—	46,454	509,136
Derek T. Kanehira Senior Vice President, Human Resources	769,389	383,640	—	25,777	31,364	1,210,170
Scott G. Morita Senior Vice President and Corporate Counsel	918,904	261,542	—	10,205	21,381	1,212,032

(1)
The amounts represent (i) a lump-sum severance payment equal to two times the sum of the named executive officer’s base salary and target bonus, and (ii) a pro rata portion of the named executive officer’s 2026 bonus based on the period of employment during the performance period. The 2026 bonus is determined based on target, assuming a termination date of January 25, 2026 and is conditioned upon a qualifying termination of employment prior to the regular time for payment of the 2026 annual bonus. The cash severance is a “double-trigger” benefit contingent upon a qualifying termination of employment where the named executive officer’s employment is terminated by A&B without cause or by the executive for good reason within a specified period prior to or within 24 months following the effective time.

Name	Cash Severance ($)	Pro Rata 2026 Annual Bonus ($)	Total ($)
Lance Parker	3,144,590	57,602	3,202,192
Clayton Chun	1,442,824	20,346	1,463,170
Meredith Ching	—	—	—
Derek Kanehira	761,298	8,091	769,389
Scott Morita	910,000	8,904	918,904

(2)
For all named executive officers, the treatment of unvested company RSU awards and company PSU awards is a “double-trigger” benefit contingent upon a qualifying termination of employment where the named executive officer’s employment is terminated by the Company without cause or by the executive for good reason within a specified period prior to or within 24 months following the effective time. For further details regarding the treatment of unvested company equity awards, see the section entitled “— Interests of Our Directors and Executive Officers in the Merger — Treatment of Company Equity Awards” above, and the assumptions used and described in the section entitled “— Interests of Our Directors and Executive Officers in the Merger — Certain Assumptions” above.

Name	Company RSU Awards ($)	Company PSU Awards ($)	Total ($)
Lance Parker	428,301	4,448,139	4,876,440
Clayton Chun	353,220	949,071	1,302,291
Meredith Ching	—	462,682	462,682
Derek Kanehira	178,101	205,539	383,640
Scott Morita	121,430	140,112	261,542

These figures should also be reviewed in conjunction with the quantification of certain accelerated company equity awards shown above in the section entitled “— Interests of Our Directors and Executive Officers in the Merger — 280G Mitigation Actions.”
(3)
The amounts represent the benefits payable under the Excess Benefits Plan for Mr. Parker. See footnote (7) below for information relating to Excess Benefits Plan benefits for Ms. Ching upon her retirement from the Company on December 31, 2025. The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. These benefits are “single-trigger” benefits contingent solely upon the occurrence of the executive’s separation from service which has been assumed to occur immediately following the effective time for purposes of this disclosure. The lump sum conversion was based on interest rates (with 39% marginal tax rate adjustment) and mortality used in our financial disclosures and included in the Pension Benefits section. For further details regarding the retirement benefits, see the section entitled “— Interests of Our Directors and Executive Officers in the Merger — Other Severance Benefits — A&B Excess Benefits Plan” above.

(4)
Each named executive officer is entitled to receive health benefits for two years at the Company’s expense following the termination of the named executive officer’s employment by A&B without cause or by the executive for good reason within a specified period prior to or within 24 months following the effective time, or a taxable cash payment equal to the employer cost of providing such benefits. The value of the health & welfare benefits reported in this column represents a taxable cash payment equal to the employer cost of providing such continued coverage for the full two-year period. The health and welfare benefits figure for Mr. Morita represents his participation in Company-provided life insurance benefits only. Each named executive officer is also entitled to certain outplacement benefits upon a qualifying termination. These benefits are “double-trigger” benefits contingent upon a qualifying termination of employment where the named executive officer’s employment is terminated by A&B without cause or by the executive for good reason within a specified period following (or prior to) the effective time. For further details regarding these benefits, see the section “— Interests of Our Directors and Executive Officers in the Merger — Other Severance Benefits” above.

Name	Health and Welfare Benefits ($)	Outplacement ($)	Total ($)
Lance Parker	59,150	10,000	69,150
Clayton Chun	45,833	10,000	55,833
Meredith Ching	—	—	—
Derek Kanehira	15,777	10,000	25,777
Scott Morita	205	10,000	10,205

(5)
Accrued Dividend Equivalents.   The amounts listed in this column represent the amount of accrued dividend equivalents in respect of company RSU awards and company PSU awards, including accrued dividend equivalents in respect of the company RSU awards and company PSU awards that were accelerated in connection with the 280G Mitigation Actions (such accrued dividend equivalents in respect of company equity awards accelerated in connection with the 280G Mitigation Actions, the “Retained Dividend Equivalents”). All dividend equivalents shown will be paid when the corresponding equity awards are earned, as applicable, and paid/settled in accordance with the original vesting schedule of each respective award. The accrued dividend equivalents, other than the Retained Dividend Equivalents, are “double-trigger” benefits and therefore payable upon the applicable named executive officer’s qualifying termination of employment. The Retained Dividend Equivalents will become payable in accordance with the applicable original vesting schedule irrespective of the 280G Mitigation Actions (as noted immediately above) and, as such, are neither “single-trigger” nor “double-trigger” benefits because the payments are neither contingent upon the occurrence of a change in control nor a subsequent termination of employment.

(6)
Section 280G and Legal Fees.   As noted under the assumptions above, the total amounts do not reflect any reductions to “parachute payments” as defined by Section 280G of the Code in order to avoid any applicable excise tax thereunder. A definitive analysis of the need, if any, for such reductions will depend on the effective time, the date of termination (if any) of the named executive officer and certain other assumptions used in the applicable calculations. The total amounts do not reflect the reimbursement by the Company of reasonable legal fees and expenses incurred by the named executive officers as a result of a termination of employment.
(7)
Meredith J. Ching, Executive Vice President, External Affairs, retired from the Company effective as of December 31, 2025, consistent with the notice provided to A&B by Ms. Ching on September 29, 2025. Accordingly, Ms. Ching is not expected to become entitled to the change in control severance benefits described herein. The estimated final lump sum benefit payable to Ms. Ching under the Excess Benefits Plan based on her retirement on December 31, 2025, is $492,286, inclusive of interest reflecting a required six-month delay in distribution under Section 409A of the Code. Ms. Ching’s retained company equity awards, consisting of a pro rata amount of company PSU awards, are reflected in the table above. Upon Ms. Ching’s retirement from the company, Ms. Ching became vested in 6,239 company RSU awards.

Regulatory Matters
We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the filing of the articles of merger with respect to the merger with the Hawaii DCCA.
U.S. Federal Income Tax Considerations of the Merger
This section summarizes the U.S. federal income tax considerations of the merger generally applicable to holders of our common stock whose shares of our common stock are converted into the right to receive cash pursuant to the merger. This discussion applies only to holders who hold shares of our common stock as “capital assets” within the meaning of the Code (generally, property held for investment).
This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary is for general information only and is not tax advice, and does not purport to be a complete description of all of the tax considerations applicable to the merger. The Code provisions governing the U.S. federal income tax treatment of REITs and their shareholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof. Moreover, this summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:
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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies;

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REITs;

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governmental organizations and qualified foreign pension funds;

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partnerships and trusts;

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persons who hold our stock on behalf of another person as a nominee;

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persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:
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tax-exempt organizations; and

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foreign investors.

This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the Medicare tax on net investment income.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership (or other entity or arrangement) will generally depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger in light of their particular circumstances.
This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSIDERATIONS RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
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An individual who is a citizen or resident of the United States;

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A corporation created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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A trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares exchanged pursuant to the merger. A U.S. Holder’s adjusted tax basis will generally equal the U.S. Holder’s acquisition cost less any prior distribution paid to such U.S. Holder with respect to its shares of our common stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares acquired at the same cost in a single transaction). In general, capital gains recognized by individuals, trusts and estates upon the disposition of our stock pursuant to the merger will be subject to reduced maximum U.S. federal income tax rates if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by shareholders that are corporations are subject to U.S. federal income tax at ordinary income rates, whether or not such gains are classified as long-term capital gains. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
Unless our stock constitutes a “United States real property interest” (which we refer to as “USRPI”) under the Foreign Investment in Real Property Tax Act of 1980, as amended (which we refer to as “FIRPTA”), the receipt of cash by a Non-U.S. Holder in exchange for such shares of our common stock in the merger generally will not be subject to U.S. taxation (except as described below). Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period (the shorter of the five-year period ending on the closing date of the merger and the Non-U.S. Holder’s holding period in the shares of our common stock) consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist of USRPIs and expect that 50% or more of our assets will consist of USRPIs at the effective time.
Even if the foregoing 50% test is met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT less than 50% of value of which is held directly or indirectly by Non-U.S. Holders at all times during the five-year period ending on the closing date of the merger, after applying certain presumptions regarding the ownership of our stock, as described in the Code. We believe that we are a domestically-controlled qualified investment entity and, on that basis, that a Non-U.S. Holder’s receipt of cash in exchange for shares of common stock in the merger should not be subject to taxation under FIRPTA. However, no assurance can be given that we will remain a domestically-controlled qualified investment entity as of the effective time.
In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder’s receipt of cash in exchange for shares of common stock in the merger nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI provided that the selling Non-U.S. Holder held 10% or less of our stock at all times during the shorter of the five-year period ending on the closing date of the merger and the Non-U.S. Holder’s holding period in the shares of our common stock. Our stock is, and we expect that it will continue to be at the effective time, regularly traded on an established securities market.
If gain on the exchange of our common stock were subject to taxation under FIRPTA, a Non-U.S. Holder would be required to file a U.S. federal income tax return and would generally be subject to the same treatment as a U.S. Holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. An applicable withholding agent could be required to withhold 15% of the cash consideration payable for such shares and remit such amount to the IRS.
Gain from the exchange of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain (i.e., subject to U.S. federal income tax on a net basis, plus an additional “branch profits tax” at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes), or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the non-resident alien individual will be subject to a 30% tax on the individual’s capital gain.
Delisting of Our Common Stock and Deregistration of Our Common Stock
If the merger is completed, our common stock will no longer be traded on the NYSE and our common stock will be deregistered under the Exchange Act.

Legal Proceedings
The Company and our directors are named defendants in a complaint filed by a purported shareholder in the United States District Court for the Northern District of Illinois. The complaint seeks to enjoin defendants from proceeding with the merger unless defendants disclose certain purportedly material information alleged to have been omitted from the preliminary proxy statement and rescission of the merger or damages if the merger is consummated. As of January 22, 2026, the Company also has received three demands from purported shareholders, one of which included a draft complaint. The demands also allege disclosure deficiencies in the preliminary proxy statement regarding, among other things, the background of the merger, the Company management projections and BofA Securities’ financial analysis and disclosure. The Company believes that the allegations in the filed complaint and the demands are without merit.

THE MERGER AGREEMENT
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. We are responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about the Company contained in this proxy statement or our public reports filed with the SEC may supplement, update or modify the factual disclosures about us contained in the merger agreement and described in the summary below. The merger agreement contains representations and warranties made by, and to, us, Parent and Merger Sub. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, in some cases are qualified by confidential disclosures that were made by each party to the others, which disclosures are not publicly disclosed, and may be subject to contractual standards of materiality different from what may be viewed as material to our shareholders or applicable to reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. The representations and warranties in the merger agreement will not survive the completion of the merger. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of us or our affiliates. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”
The Merger
On the closing date, the Company will merge with and into Merger Sub and, upon the consummation of the merger, the separate existence of the Company will cease and Merger Sub will continue as the Surviving Company and as a wholly owned subsidiary of Parent. At the effective time, the Surviving Company will possess all of the property, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the obligations, liabilities and duties of the Company and Merger Sub will become the obligations, liabilities and duties of the Surviving Company. Following the completion of the merger, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.
Effective Time; Closing Date
On the closing date, we, Parent and Merger Sub will cause the merger to be consummated by causing articles of merger setting forth the terms of the merger, and executed in accordance with the relevant provisions of the HBCA and the Hawaii Uniform Limited Liability Company Act, to be filed with the Hawaii DCCA. The merger will become effective upon the later of the filing of the articles of merger with the Hawaii DCCA or at such later effective time and date that is agreed to by us and Parent in writing and specified in the articles of merger. The consummation of the merger will take place on the date which is three business days after the date on which all conditions to the merger described below in the section entitled “— Conditions to the Merger” have been satisfied or waived (to the extent permitted by applicable law) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) unless another time is mutually agreed to by us and Parent.
Organizational Documents
At the effective time, unless otherwise jointly determined by Parent and us prior to the effective time, the name of the Surviving Company will be “Alexander & Baldwin, LLC.”
At the effective time, unless otherwise jointly determined by Parent and us prior to the effective time, the articles of organization of Merger Sub, as in effect immediately prior to the effective time, will be the articles of organization of the Surviving Company (except to the extent amended by the articles of merger to change the name of Merger Sub to “Alexander & Baldwin, LLC”) until thereafter amended in accordance with applicable law and the operating agreement of Merger Sub, as in effect immediately prior to the effective time, will be the operating agreement of the Surviving Company (except that the title thereof will read “Alexander & Baldwin, LLC Operating Agreement”), until thereafter amended in accordance with the provisions thereof and in accordance with applicable law. At the effective time, unless otherwise jointly determined by Parent and us prior to the effective time, the principal place of business of the Surviving Company will be at 822 Bishop Street, Honolulu, Hawaii 96813.
Officers and Directors
From and after the effective time, the officers of the Company immediately prior to the effective time will be the officers of the Surviving Company.
From and after the effective time, by virtue of the merger, Parent will be the sole member and holder of membership interests of the Surviving Company and will manage the Surviving Company.
Tax Consequences
We, Parent and Merger Sub intend that for U.S. federal, and applicable state and local, income tax purposes the merger will be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub (or if Merger Sub is a disregarded entity for U.S. federal income tax purposes, to the regarded owner of Merger Sub) in exchange for the merger consideration to be provided to the holders of equity interests in the Company, the fair market value of any cancelled shares, and the assumption of all of the Company’s liabilities, and any other applicable amounts, followed by a distribution of such merger consideration and any other applicable amounts, to the holders of equity interests in the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that the merger agreement be adopted as a “plan of liquidation” of the Company for U.S. federal income tax purposes. We, Parent and Merger Sub agree not to take any position on any tax return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes unless otherwise required by a “determination” as defined in Section 1313(a) of the Code or similar determination under applicable state or local law.
Treatment of Common Stock and Company Equity Awards
Common Stock
The merger agreement provides that, at the effective time, each share of common stock issued and outstanding as of immediately prior to the effective time (other than cancelled shares and dissenting shares) will be automatically cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to the merger consideration, less any applicable withholding taxes. Cancelled shares will be automatically cancelled and retired without any conversion thereof and will cease to exist with no payment being made with respect thereto in connection with, or as a consequence of, the merger. Dissenting shares will not be converted but will from and after the effective time constitute only the right to receive payment of the fair value of such shares in accordance with the provisions of Part XIV of the HBCA; provided, however, that all shares of our common stock held by holders who have failed to perfect or who effectively have withdrawn or lost their dissenters’ rights under the provisions of Part XIV of the HBCA will thereupon be deemed to have been cancelled and to have been converted, as of the effective time, into the right to receive, and will thereupon be deemed to be shares of our common stock the holder of which is entitled to receive, the merger consideration.
If we declare or pay a dividend on our common stock to maintain our status as a REIT under the Code or to avoid the incurrence of entity-level income or excise taxes under the Code, in each case, as permitted under the merger agreement, including the January dividend, the merger consideration will be decreased by an amount equal to the per share amount of such dividend on the common stock so declared or paid by us.
Company Equity Awards
Pursuant to the terms and conditions of the merger agreement, at the effective time, each company RSU award (other than a director RSU award) and each company PSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such company RSU award or company PSU award, as applicable, immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such company RSU award or company PSU award, as applicable (with any performance goals applicable to any company PSU award deemed satisfied at the greater of (1) the target level of performance applicable to such company PSU award and (2) the actual level of performance achieved as of immediately prior to the effective time, measured in accordance with certain parameters agreed upon by the parties) (we refer to such amount as the “cash replacement award amount”). The cash replacement award amount will vest and be payable (subject to applicable withholding taxes) at the same time as the company RSU award or company PSU award, as applicable, for which such cash replacement award amount was exchanged. Following the effective time, each cash replacement award amount will remain subject to the applicable award agreement governing the terms of the corresponding company RSU award or company PSU award, including double-trigger severance protections and vesting terms, except that, effective as of the effective time, any cash replacement award amount corresponding to a company PSU award will solely be subject to applicable time-based vesting conditions.
Pursuant to the terms and conditions of the merger agreement, at the effective time, each director RSU award that is outstanding as of immediately prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of our common stock subject to such director RSU award immediately prior to the effective time and (ii) the merger consideration, plus any accrued and unpaid dividend equivalents corresponding to such director RSU award.
No Further Ownership Rights
From and after the effective time, holders of our common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares of common stock, except as otherwise provided for in the merger agreement or by applicable law. The merger consideration paid in accordance with the terms of the merger agreement upon the conversion or surrender of the shares of our common stock or company equity awards will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of our common stock or company equity awards.
Payment Procedures
At or prior to the effective time, Parent will deposit, or cause to be deposited, (1) with a paying agent reasonably acceptable to us, cash in an amount sufficient to pay the merger consideration (other than any consideration payable in respect of company equity awards) required to be paid in accordance with the merger agreement (we refer to such cash as the “exchange fund”) and (2) with the Surviving Company, cash in an amount sufficient to pay the consideration payable in respect of company equity awards in accordance with the merger agreement (we refer to such cash as the “company compensatory award fund”). In the event the exchange fund or the company compensatory award fund is insufficient to make the payments in connection with the merger contemplated by the merger agreement, Parent will promptly deposit or cause to be deposited additional funds with the paying agent or the Surviving Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The paying agent will deliver the merger consideration in accordance with the terms of the paying agent agreement. Within five business days after the closing, Parent will cause the Surviving Company to pay through payroll (or through such other method as we typically utilize for such payments) to the applicable holders of director RSU awards the portion of the company compensatory award fund, or, in the case of any such award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, at the earliest time following the effective time permitted by the applicable award terms that will not trigger any additional tax or penalty under Section 409A of the Code. Parent will, or will cause the Surviving Company to, pay through payroll any portion of the cash replacement award amount that vests to the applicable holder as soon as reasonably practicable following the applicable vesting date consistent with the applicable award agreement governing the terms of the corresponding company RSU award or company PSU award as modified by the applicable terms of the merger agreement.
As soon as reasonably practicable after the effective time, and in any event not later than within five business days following the effective time, Parent and the Surviving Company will cause the paying agent to, in accordance with, and as required by the paying agent’s customary procedures, send to each record holder of an outstanding share of our common stock as of immediately prior to the effective time (other than the cancelled shares and any common stock book-entry share held through the Depository Trust Company (which we refer to as “DTC”) or its nominees) (1) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the common stock certificates (or effective affidavits of loss in lieu thereof as provided in the merger agreement) or common stock book-entry shares, as applicable, to the paying agent) in customary form and with such other provisions, in each case as Parent and we may (prior to the effective time) reasonably agree, for use in effecting delivery of shares of our common stock outstanding immediately prior to the effective time and entitled to merger consideration pursuant to the merger agreement to the paying agent, and (2) instructions for use in effecting the surrender of common stock certificates (or effective affidavits of loss in lieu thereof) or common stock book-entry shares, as applicable, in exchange for the merger consideration, which will be customary in form and have such other provisions, in each case as Parent and we may (prior to the effective time) reasonably agree, except that no holder of common stock book-entry shares will be required to deliver a common stock certificate with respect to such common stock book-entry shares.
Upon the surrender of a common stock certificate (or affidavit of loss in lieu thereof) or common stock book-entry shares, as applicable, for cancellation to the paying agent (or, in the case of a company equity award, to the Company), together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent or the Company, as applicable, the holder of such shares of our common stock represented by such common stock certificate as of immediately prior to the effective time, or of such common stock book-entry share immediately prior to the effective time, as applicable, will be entitled to receive in exchange therefor and Parent and the Surviving Company will cause the paying agent (or, in the case of a company equity award, the Surviving Company) to pay in exchange therefor, as promptly as practicable (but in any event within five business days) following the completion of the requirements described in the immediately preceding paragraph, an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of shares of our common stock represented by such common stock certificate or the number of such common stock book-entry shares by (ii) the merger consideration, in each case pursuant to the provisions of the merger agreement, and the common stock certificates, and common stock book-entry shares surrendered will be cancelled. No interest will be paid or accrue on any cash payable upon surrender of any common stock certificate or common stock book-entry share.
Notwithstanding anything to the contrary in the merger agreement, no holder of common stock book-entry shares held through DTC or its nominees will be required to deliver a completed and executed letter of transmittal or any other documents to receive the merger consideration, and as soon as reasonably practicable following the closing (but no later than the first business day after the closing date), Parent and the Surviving Company will cause the paying agent to pay and deliver to DTC or its nominees an amount in cash, in immediately available funds, equal to the product of (i) the number of common stock book-entry shares held through DTC or its nominees outstanding immediately prior to the effective time and (ii) the merger consideration.
If any cash payment is to be made to a person other than the person in whose name the applicable surrendered common stock certificate (which will be properly endorsed or otherwise be in proper form for transfer) or common stock book-entry share (which will be properly transferred) is registered, it will be a condition of such payment that the person requesting such payment will pay, or cause to be paid, any transfer taxes or other taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered common stock certificate or common stock book-entry share or will establish to the reasonable satisfaction of the paying agent that such taxes have been paid or are not payable.
After the effective time, there will be no further registration of transfers of shares of our common stock that were outstanding immediately prior to the effective time. From and after the effective time, the outstanding shares of our common stock that are cancelled pursuant to the merger agreement represented by common stock certificates immediately prior to the effective time, and the common stock book-entry shares outstanding immediately prior to the effective time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof will cease to have any rights with respect to such shares of our common stock, except as otherwise provided in the merger agreement or by applicable law. If, after the effective time, common stock certificates or common stock book-entry shares are presented to the paying agent, the Surviving Company or Parent, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in the merger agreement.
Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by the holders of our common stock after the date which is one year following the effective time will be delivered to the Surviving Company upon demand. Any holder of shares of our common stock who has not exchanged his, her or its shares of our common stock prior to that time will be entitled to look only to the Surviving Company and only as general creditors thereof for delivery of their applicable pro rata merger consideration in respect of such holder’s shares of our common stock upon compliance with the procedures set forth in this paragraph. Notwithstanding the foregoing, none of Parent, us, the Surviving Company or any other person will be liable to any person, including any holder of shares of our common stock or company equity awards, including for any amounts payable under the merger agreement that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the exchange fund (including the proceeds of any investments in the exchange fund) that remains unclaimed by the holders of shares of our common stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.
Each of Parent, Merger Sub, the Surviving Company, their respective subsidiaries, the paying agent, each of their respective agents and affiliates, and any other applicable withholding agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement, including consideration payable to any holder or former holder of company equity awards, such amounts as it is required to deduct and withhold with respect to the vesting of any company equity award or the making of such payment pursuant to the Code or under any provision of tax law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate governmental authority, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of whom such amounts would otherwise have been paid.
Representations and Warranties
We have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the company disclosure letter delivered in connection therewith. These representations and warranties relate to, among other things:
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the organization, valid existence, good standing, qualification to do business and power and authority to carry on our business as currently conducted and to own, lease and operate the properties and assets and the qualification and license to do business as a foreign corporation and good standing in any jurisdiction in which the nature of our business so requires;

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our articles of incorporation and bylaws;

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our power to execute and deliver the merger agreement, perform our obligations under the merger agreement and, subject to receipt of the shareholder approval in respect of the merger, to consummate the merger and the other transactions contemplated by the merger agreement;

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the enforceability of the merger agreement against us;

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our board’s resolutions in respect of the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby and its recommendation to our shareholders to approve the merger agreement;

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the shareholder approval required in connection with the merger agreement;

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the receipt by our board of a fairness opinion from BofA Securities to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be paid to holders (other than holders of cancelled shares and dissenting shares) of our common stock is fair, from a financial point of view to such holders;

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absence of any governmental permits, filings, consents or other notifications required in connection with the execution, delivery and performance by us of the merger agreement and the consummation of the transactions contemplated thereby;

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the absence of contravention or conflicts with, or violations or breaches of, organizational documents of us or any other acquired company or any applicable law and the absence of any consents, notices or approvals under, or breaches of any obligation or defaults under, contracts or permits to which we or any of our subsidiaries is a party, in each case, in connection with the performance of the merger agreement and our obligations thereunder;

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the capital structure and indebtedness of us and the acquired companies, including company equity awards, and the absence of restrictions or liens with respect to the equity interests of us and our subsidiaries;

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our SEC filings since January 1, 2023, and the financial statements contained in those filings;

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our internal controls over financial reporting and disclosure controls and procedures;

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our system of internal accounting controls and preparation of financial statements in accordance with GAAP;

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our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;

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the absence by us or any of the acquired companies or any respective director, officer or employee of actions in violation of any applicable anti-corruption law;

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conduct of business in all material respects in the ordinary course of business, the absence of any material adverse effect and certain other changes and events with respect to us and our subsidiaries since December 31, 2024, through the date of the merger agreement;

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the absence of certain undisclosed liabilities;

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the validity and enforceability of the acquired companies’ material contracts and the absence of certain violations, breaches or defaults under any material contract;

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our and our subsidiaries’ buy/sell, put options, call options, redemption rights, options to purchase, marketing rights, forced sale, tag or drag rights or rights of first offer, rights of first refusal or rights that are similar to any of the foregoing, pursuant to the terms of which any acquired company could be required to purchase or sell the applicable equity interests or a material portion of the assets of any person or any real property or any other material assets, rights or properties of the acquired companies or our minority equity joint ventures (which we collectively refer to as “transfer rights”);

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the acquired companies’ compliance with all applicable laws and governmental permits for the past three years, their possession of all governmental permits required to conduct our business as presently conducted and to own, lease and, to the extent applicable, operate their properties and compliance with such governmental permits, the validity and full force and effect of those governmental permits during the past three years and the absence of any events that would reasonably be expected to result in the suspension, revocation or termination of any such governmental permits;
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the absence of certain claims, actions, suits, litigation, proceedings, arbitrations or other legal proceedings related to the acquired companies or any investigations by any governmental authority;

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real property owned and leased (as landlord or tenant) by the acquired companies;

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the acquired companies’ ground leases, leases, budgets, joint ventures, development and redevelopment plans and participation agreements;

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ownership of or rights with respect to the intellectual property of the acquired companies;

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the acquired companies’ policies and procedures relating to privacy and the collection, processing, storage, transfer, and/or use of personal information and security measures and policies;

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our measures to protect information technology assets from malicious code and corruptants;

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the acquired companies’ insurance policies;

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tax matters affecting the acquired companies;

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employees and employee benefit plans;

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environmental matters relating to the acquired companies;

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the inapplicability of restrictions on business combinations, control share acquisition, fair price, moratorium or other similar antitakeover statutes or regulations;

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our contracts or other arrangements with any of the acquired companies and any affiliate, including any director or officer thereof;

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the accuracy of the information supplied by us in this proxy statement; and

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except for BofA Securities, the absence of any financial advisor, investment banker, broker, finder, agent or other person who would be entitled to any finders’ fee or agents’ commission from the acquired companies in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the merger agreement, a “material adverse effect” means, with respect to the acquired companies, any effect, change, development, circumstance, occurrence or event (we refer to each as an “effect”) that, individually or in the aggregate, (1) has resulted or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the acquired companies, taken as a whole, or (2) would prevent or materially impair our ability to consummate the merger prior to the end date; provided, however, that, for purposes of clause (1), effects to the extent which, directly or indirectly, relate to or result from the following, will be excluded from the determination of whether there has been or will be a “material adverse effect”:
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any effect generally affecting any of the industries or markets in which the acquired companies operate;

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any change or proposed change after the date of the merger agreement in any law or GAAP (or changes after the date of the merger agreement in interpretations or enforcement of any law or GAAP) and, to the extent relevant to the business of the acquired companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

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general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates, tariffs or trade wars) in any country or region in which the acquired companies conduct business;

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any acts of God, natural disasters, weather conditions, earthquakes, tsunamis, volcanic eruptions, wildfires, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any pandemic measures, or effects thereof) (we refer to these acts and events collectively, together with any escalation or worsening thereof, as “natural emergencies”), force majeure events, or any cyberattacks, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, in each case, or any escalation or worsening of any of the foregoing;
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(i) the negotiation, execution, announcement, consummation or existence of the merger agreement or the transactions contemplated thereby, (ii) the identity of Parent or Merger Sub or any communication by Parent or any of its affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the acquired companies after the closing, and (iii) the impact of any of the matters described in clause (i) and (ii) on any relationships (contractual or otherwise) with customers, suppliers, landlords, tenants, vendors, partners, employees or regulators (except this bullet will not apply to certain representations and warranties);

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the taking of any action expressly required by the merger agreement or requested by Parent in writing (or any omission that is requested by Parent in writing);

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any changes in the market price or trading volume of our common stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us or any of our subsidiaries and any failure by the acquired companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period (except this bullet will not prevent a determination that any effect underlying the foregoing has result in, or contributed to, a “material adverse effect”);

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the availability or cost of equity, debt or other financing to Parent and Merger Sub; and

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any litigation made or brought by any equityholder of the acquired companies against the Company, any of our subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of the merger agreement or the transactions contemplated thereby (or on their behalf or on behalf of the Company or any of our subsidiaries but only in their capacity as an equityholder).

In the case of each of the effects set forth in the first, second, third and fourth bullets above, any such effect may be taken into account to the extent (and only to the extent) such effect has a disproportionate adverse effect on the acquired companies, taken as a whole, relative to other participants operating in the industries and geographic markets in which the acquired companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a material adverse effect.
The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
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the organization, valid existence, good standing and power and authority to own, lease and, to the extent applicable, operate their properties and to carry on their businesses as currently conducted;

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the corporate or limited liability company power and authority to execute and deliver the merger agreement, to perform their obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

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the enforceability of the merger agreement against them;

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no vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery, and performance by Parent of the merger agreement and the consummation of the transactions contemplated thereby or otherwise required by Parent’s organizational documents, applicable law, or any governmental authority;

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the absence of any governmental permit to be made or obtained by Parent or Merger Sub pursuant to the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated thereby;

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the absence of contraventions or conflicts with, or violations or breaches of, (i) the certificate of incorporation or bylaws (or other comparable organizational documents) of Parent or Merger Sub and (ii) any applicable law, or require consent by any person or constitute a default or permit the termination, cancellation, acceleration, or other change of any right or obligation or loss of any benefit which Parent or any of its subsidiaries is entitled under any contract to which they are a party;
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the absence of any pending or threatened claims, actions, causes of action, demands, litigation, suits, audits, reviews, charges, complaints, hearings, grievances, assessments, arbitrations, subpoenas, inquiries or investigations or any other proceedings, to which Parent or any of its subsidiaries is a party and, to the knowledge of Parent and Merger Sub, there is no basis for any such proceedings or investigations, that would reasonably be expected to prevent, materially impair or materially delay their ability to consummate the transactions contemplated by the merger agreement or perform their respective obligations under the merger agreement;

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no financial advisor, investment banker, broker, finder, agent, or other person being entitled to any finders’ fee or agent’s commission from any acquired company in connection with the transactions contemplated by the merger agreement;

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the absence of beneficial ownership of our common stock;

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the absence of any agreements, pursuant to which (i) any of our shareholders would be entitled to receive, in respect of our common stock, consideration of a different amount or nature than the merger consideration, (ii) any of our shareholders has agreed to vote to approve the merger or to vote against, or not to tender its shares of our common stock in, any acquisition proposal or (iii) any third party has agreed to provide, directly or indirectly, equity capital to Parent or us to finance in whole or in part the merger (other than pursuant to the equity commitment letter);

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the equity commitment letter having been made available by Parent to us, the enforceability thereof by each party thereto, and, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the merger and the accuracy of our representations and warranties under the merger agreement, at the closing, assuming the accuracy of our representations and warranties set forth in the merger agreement and the performance in all material respects by us of our obligations under the merger agreement, the aggregate proceeds of the equity financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the equity commitment letter, will be sufficient and available to (i) fund all amounts required to be provided by Parent and/or Merger Sub for the consummation of the transactions contemplated by the merger agreement and (ii) perform all of Parent’s and Merger Sub’s payment obligations under the merger agreement, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the acquired companies required by the merger agreement and the payment of all associated costs and expenses of the transactions contemplated thereby;

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the solvency of each of Parent and the Surviving Company as of the effective time and immediately after the consummation of the merger;

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the limited guarantee executed by the Sponsor;

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the accuracy of the information supplied by Parent in this proxy statement;

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the ownership of Merger Sub, and absence of prior conduct of business of Merger Sub;

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the absence of any agreements, arrangements or understandings between Parent or Merger Sub or any of their respective executive officers, directors, or controlled affiliates and any executive officers, directors or affiliates of the Company relating in any way to the transactions contemplated by the merger agreement or the operations of the Company; and

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the intention of Parent acquiring the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended) thereof.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the merger.

Conduct of Our Business Pending the Merger
Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the company disclosure letter delivered in connection therewith, between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement in accordance with its terms (which period we refer to as the “interim period”), we will, and will cause the other acquired companies to:
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conduct our business, in all material respects, in the ordinary course of business; and

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use commercially reasonable efforts to preserve in all material respects the current relationships of the acquired companies with persons with which each acquired company has significant business relations, to preserve intact their current business organization, goodwill, ongoing businesses, to retain the services of its current officers and key employees (subject to terminations for “cause”), to preserve its assets and properties in good repair and condition (normal wear and tear excepted), and to maintain the status of the Company as a REIT; provided, however, that the failure by any acquired company to take any action prohibited in the list following the paragraph immediately below will not be deemed to be a breach of the covenants contained in this bullet or in the immediately preceding bullet.

We have also agreed that, subject to certain exceptions in the merger agreement and the company disclosure letter delivered in connection therewith, during the interim period, without the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed), we will not, and will not permit any of the other acquired companies or any minority equity joint venture over which we or any of our subsidiaries exercises control to, among other things:
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amend the certificate of incorporation, bylaws, limited partnership agreements or other organizational documents of the acquired companies, whether by merger, consolidation or otherwise;

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except for transactions among us and one or more of our wholly owned subsidiaries or among one or more of our wholly owned subsidiaries, issue, sell, pledge, dispose, permit any lien (other than permitted liens) on or grant any shares of our common stock or any other equity interests in us or our subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) our common stock or any other equity interests in us or in our subsidiaries, or enter into any contract, arrangement or understanding with respect to the sale, registration or voting of our common stock or any other equity interests in us or our subsidiaries (including forward equity sales), except for pursuant to the settlement or vesting of company equity awards outstanding on the date of the merger agreement and the crediting of dividend equivalents with respect to such company equity awards in accordance with the terms of the company stock plan and the applicable award agreement;

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make, declare, set aside or pay any dividend or distribution with respect to our common stock or any other equity securities of an acquired company, other than (1) the declaration and payment of dividends or other distributions to us or any of our wholly owned subsidiaries by any of our wholly owned subsidiaries, (2) distributions by any of our subsidiaries that is not wholly owned, directly or indirectly, by us, in accordance with the requirements of the organizational documents of such subsidiary and (3) dividends or distributions that are reasonably necessary for us to avoid incurring entity-level income or excise taxes under the Code or to maintain our status as a REIT under the Code for any period, or portion thereof, ending at or prior to the effective time, or to qualify or preserve the status of any of our other subsidiaries as a disregarded entity, a partnership, a qualified REIT subsidiary or a taxable REIT subsidiary for U.S. federal income tax purposes, as the case may be for the current taxable year and any other taxable year that includes the closing date, including the January dividend (with any such dividend, including the January dividend, resulting in a corresponding decrease to the merger consideration);

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(1) enter into or renew any contract that would have been a company material contract had it been entered into prior to the date of the merger agreement, (2) amend, modify or waive in any material respect or terminate any company material contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing company material contract (or contract that would have been a company material contract had it been entered into prior to the date of the merger agreement) that occurs automatically without any action by any acquired company) or (3) consent to the taking of any “major decision” or similar term under the joint venture agreements or take any “major decision” or similar term solely in the control of our subsidiary under the minority equity joint venture agreements; provided that in the case of clause (1), the acquired companies will be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of Parent pursuant to the merger agreement, unless, if entered into prior to the date of the merger agreement, such definitive agreement would constitute a company material contract pursuant to certain clauses of the merger agreement; provided, however, that if Parent fails to respond to our written request for approval of any such action (which response may include a request for additional information) within 48 hours of receipt of any such request made to certain representatives of Parent, Parent will be deemed to have given its consent to such action;
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sell, mortgage, pledge, assign, transfer, abandon, convey or otherwise dispose of or permit any lien (other than a permitted lien) on, or effect a deed in lieu of foreclosure with respect to, any real property with a value in excess of $2,000,000 or any other material property, material rights or material assets (including interests in the joint ventures) of the acquired companies (other than with respect to intellectual property rights), any minority equity joint venture or any subsidiary of a minority equity joint venture, in each case, other than in the ordinary course of business; provided that the posting of collateral in connection with any existing contract to which any acquired company is a party will be considered to be done in the ordinary course of business to the extent necessary to satisfy obligations under such existing contracts and only to the extent of such obligations; provided, further, that we will notify Parent in writing to the extent we post any such collateral;

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(1) enter into any new lease (or renew or extend any existing lease) for space at a real property except for leases of not more than $250,000 of annualized rent that are on commercially reasonable terms and consistent with our past practices in all material respects and covering a gross leasable area of less than 5,000 square feet, (2) terminate, modify or amend any space lease with annual rent in excess of $250,000 (provided, however, that an acquired company may terminate, modify or amend such space lease so long as any terminated space lease is promptly replaced and the replacement, and any modified or amended lease is for a net effective rent equal to or in excess of the net effective rent payable under such original space lease, and/or for commercially reasonable terms consistent with our past practices), (3) terminate or grant any reciprocal easement or similar agreements affecting a real property (other than in the ordinary course of business consistent with past practice), which would adversely affect the current use or operation of the real property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by the merger agreement), or (4) enter into any construction contract (or one or more construction contracts for the same project) for new construction with respect to any real property with a cost (together with costs under other construction contracts for the same project) in excess of $1,000,000 annually or $2,000,000 in the aggregate;

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sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material company intellectual property, other than non-exclusive licenses in the ordinary course of business or due to the expiration of registered intellectual property in accordance with the applicable statutory term;

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except as required by the terms of a company benefit plan in existence as of the date of the merger agreement and specified in the merger agreement: (1) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment, change of control, transaction, retention, bonus, retirement or severance agreement with, any of our service providers, excluding any new employment agreement or offer letter in the ordinary course of business consistent with past practice entered into with an employee hired not in violation of this bullet that does not provide change in control, transaction, retention, severance or termination pay and is otherwise materially consistent with terms and conditions provided to a similarly situated employee of the acquired companies, (2) materially amend any of our benefit plans, or adopt or enter into any plan or arrangement that would be a material benefit plan maintained by us if in existence on the date of the merger agreement, except in the ordinary course and consistent with past practice in conjunction with annual renewals of our benefit plans, (3) increase compensation or benefits payable to any of our service providers by more than a threshold specified in the merger agreement or grant any equity or equity-based awards, (4) (A) except where due to “cause,” terminate the employment of any employee or (B) hire any employee, in each case, with an annual base salary (or, in the case of clause (4)(B), prospective annual base salary) of more than $275,000, (5) take any action to fund or in any other way secure the payment of compensation or benefits under any of our benefit plans, or (6) recognize any union or other labor organization as the representative of any of the employees of any acquired company, or enter into collective bargaining agreement with any labor organization;
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merge or consolidate any acquired company with any person (other than, with respect to our subsidiaries, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of Parent pursuant to the provisions of the merger agreement) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any acquired company (or, with respect to a minority equity joint venture or subsidiary thereof, consent to any of the foregoing);

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make any loans, advances or capital contributions to, or investments in, any person (including to any of its officers, directors, affiliates, agents or consultants) or make any change in its existing borrowing or lending arrangements for or on behalf of such persons, except for loans, advances or capital contributions to, or investments, made by us or one of our wholly owned subsidiaries to us or one of our wholly owned subsidiaries, or advances to non-executive officer company service providers in the ordinary course of business;

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(1) make any change (or file a request to make any such change) in any method of tax accounting or any annual tax accounting period, (2) make, change or rescind any entity classification or other material tax election, (3) file any material tax return that is materially inconsistent with a previously filed tax return of the same type for a prior period, taking into account any amendments, or amend any material tax return, (4) settle, compromise or surrender any material tax liability, audit, claim or assessment, (5) request any extension or waiver of the limitation period applicable to any material tax liability, audit, claim or assessment, (6) request or enter into any “closing agreement” within the meaning of section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law) or other ruling, relief, advice, or agreement with a taxing authority with respect to taxes, (7) surrender any right to claim any material tax refund, (8) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any tax protection agreement or (9) take or fail to take any action that would reasonably be expected to cause us to fail to qualify as a REIT, or any of our subsidiaries to cease to be treated as a disregarded entity or partnership, a “qualified REIT subsidiary” or a “taxable REIT subsidiary” for U.S. federal income tax purposes;

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reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of our capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of our capital stock or other voting or equity interests;

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create, incur, assume, refinance, replace, prepay or guarantee any indebtedness for borrowed money or issue or materially amend the terms of any indebtedness of the acquired companies, except for (1) borrowings under the existing financing facilities of the acquired companies in the ordinary course of business that do not exceed $10,000,000 in the aggregate, (2) guarantees or credit support provided by an acquired company of the obligations of an acquired company in the ordinary course of business to the extent such indebtedness is in existence on the date of the merger agreement or incurred in compliance with clause (1) of this bullet, (3) repayments under our credit agreement in the ordinary course of business consistent with past practice and (4) mandatory payments under the terms of any indebtedness in accordance with its terms;

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settle, release, waive or compromise any pending or threatened proceedings at law or in equity, except for (1) in accordance with the merger agreement or (2) the settlement of any such proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level or construction-related insurance policy) not in excess of (A) the amount set forth in the company disclosure letter with respect to each such proceeding or (B) $2,000,000 individually or $5,000,000 in the aggregate that do not involve the imposition of injunctive relief against any acquired company or the Surviving Company (which for the avoidance of doubt includes any limitations on the operations of any acquired company or affiliate thereof beyond the obligation to comply with applicable law) and does not provide for any admission of liability by any of the acquired companies (excluding, in each case any such matter related to taxes);
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acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $2,000,000 in the aggregate;

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materially modify or reduce the acquired company’s insurance coverage provided by the insurance policies as of the date of the merger agreement, except in the ordinary course of business;

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enter into any new line of business;

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make or commit to make capital expenditures other than (1) capital expenditures of up to (A) with respect to each project, 110% of the respective amounts specified for such project in the capital expenditure budget and (B) 105% of the amount specified for all such expenditures in the capital expenditure budget taken as a whole, or (2) for emergency repairs required by law or, after consultation with Parent (if reasonably practicable), in response to natural emergencies;

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make any material change to our methods, principles or procedures of accounting in effect as of December 31, 2024, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or applicable law, or as otherwise specifically disclosed in our SEC documents filed prior to the date of the merger agreement;

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(1) initiate or consent to any zoning reclassification of any of our owned or leased real property, or any change to any approved site plan, special use permit or other land use entitlement affecting any company property, except with respect to land held for development, or (2) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any governmental permit of us or our subsidiaries (or, in each case of clauses (1) and (2), with respect to a minority equity joint venture or subsidiary thereof or joint venture real property, consent to any of the foregoing actions or, if solely in the control of any acquired company, take any of the foregoing actions), in each case of clauses (1) and (2) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject company property or joint venture real property;

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implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the Worker Adjustment and Retraining Notification Act of 1988, and including any similar foreign, state, or local law;

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make any material adverse change to their publicly posted privacy policy or the security of any of our information technology assets, except to the extent required by law;

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apply for, or receive any relief under, any COVID-19 laws; or

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authorize or enter into any contract to take any action prohibited by any of the foregoing.

Shareholder Meeting
Under the merger agreement, we are required to use commercially reasonable efforts, as promptly as reasonably practicable, in accordance with our governing documents, to (1) establish a record date for and give notice of a meeting of the holders of our common stock, for the purpose of voting upon the approval of the merger agreement and (2) after the date on which the SEC confirms that it has no further comments on this proxy statement (we refer to such date as the “SEC clearance date”) duly call, convene and hold the special meeting.
Notwithstanding anything to the contrary in the merger agreement, we will not be required to convene and hold the special meeting at any time prior to the 20th business day following the SEC clearance date; provided, additionally, that we may postpone, recess or adjourn the special meeting: (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the required company shareholder approval (unless our board has effected an adverse recommendation change in accordance with the provisions described below under the sections entitled “— No Solicitation of

Acquisition Proposals” and “— Obligation of Our Board of Directors with Respect to Its Recommendation”), or (iv) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which our board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under applicable law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of our common stock prior to the special meeting to ensure the holders of our common stock have a reasonable period of time to make a reasonably informed vote; provided, however, that Parent must be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (ii)-(iv) above and, without the prior written consent of Parent, in the case of clauses (ii) and (iii), the special meeting must not be postponed or adjourned to a date that is (a) more than 30 days after the date for which the special meeting was originally scheduled (excluding any adjournments or postponements required by applicable law) or (b) more than 90 days from the record date for the special meeting.
Unless our board has effected an adverse recommendation change in accordance with the provisions described in the sections entitled “— No Solicitation of Acquisition Proposals” and “— Obligation of Our Board of Directors with Respect to Its Recommendation,” we are required to use commercially reasonable efforts to solicit proxies in favor of the approval of the merger and provide and include the recommendation of our board to holders of our common stock that they vote in favor of the merger in this proxy statement. Parent and Merger Sub will vote all shares of our common stock held by them (if any) in favor of the approval of the merger. We will cooperate with and keep Parent reasonably informed on a reasonably current basis regarding our solicitation efforts and voting results following the dissemination of the proxy statement to our shareholders.
Without the prior written consent of Parent, (1) the approval of the merger will be the only matter (other than matters of procedure, matters required by applicable law to be voted on by our shareholders in connection with the merger agreement or the approval of the merger and a proposal to approve, by a non-binding advisory vote, compensation that may be paid or become payable to our executive officers that is based on or otherwise relates to the merger) that we will propose to be acted on by our shareholders at the special meeting and (2) we will not submit to the vote of our shareholders any acquisition proposal (as defined below), other than the merger agreement.
Notwithstanding anything to the contrary in the merger agreement, we are not required to hold the special meeting if the merger agreement is terminated. Unless the merger agreement is terminated in accordance with its terms, our obligations with respect to calling, giving notice of, convening and holding the special meeting and mailing the proxy statement (and any amendment or supplement thereto that may be required by law) to our shareholders will not be affected by an adverse recommendation change.
For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from a third party, whether in one transaction or a series of related transactions, relating to any:
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acquisition or purchase, in a single transaction or series of related transactions, of (1) 15% or more of the consolidated revenue, net income or assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the acquired companies, taken as a whole, or (2) beneficial ownership (as such term is defined under Section 13(d) of the Exchange Act) of 15% or more of our combined voting power;

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tender offer or exchange offer that if consummated would result in any third party acquiring beneficial ownership (as such term is defined in Section 13(d) of the Exchange Act) of 15% or more of our combined voting power;

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merger, consolidation, business combination, share exchange or other similar transaction involving (1) us or (2) one or more of our subsidiaries representing 15% or more of the consolidated assets of us and our subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets); or

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recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a third party or its equityholders would beneficially own 15% or more of our combined voting power (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable acquired company (or acquired companies) or such surviving entity).

Governmental Consents and Filings
Subject to the terms and conditions of the merger agreement, the parties to the merger agreement will use their respective reasonable best efforts to:
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take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law, or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable;

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obtain from any governmental authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries, or to avoid any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

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as promptly as practicable after the date of the merger agreement, make all necessary filings and submissions with respect to the merger agreement required under any applicable laws.

The merger agreement provides that we and Parent will furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.
The merger agreement further provides that, without limiting the generality of anything described in this section, each party to the merger agreement will:
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give the other parties to the merger agreement prompt notice of the making or commencement of any proceeding by a governmental authority with respect to the transactions contemplated by the merger agreement;

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keep the other parties to the merger agreement, upon request, informed as to the status of any such proceeding described in the immediately preceding bullet;

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provide the other parties to the merger agreement (1) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled affiliates to any governmental authority in connection with the transactions contemplated by the merger agreement and (2) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any governmental authority in connection with the transactions contemplated by the merger agreement as promptly as practicable following its receipt thereof;

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respond as promptly as practicable to any additional requests for information received from any governmental authority with respect to the transactions contemplated by the merger agreement or filings contemplated by the first paragraph of this section entitled “— Governmental Consents and Filings”;

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not agree to participate in any substantive meeting or communication with any governmental authority in respect of any filing or any proceeding related to the transactions contemplated by the merger agreement unless it consults with the other parties to the merger agreement in advance and provides the other party the opportunity to attend and participate thereat; and

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use reasonable best efforts to (1) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any applicable laws and (2) prevent the entry in any proceeding brought by a governmental authority or any other person of any governmental order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by the merger agreement.

Each party to the merger agreement will consult and cooperate with the other parties to the merger agreement and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by the merger agreement. Any information or materials provided to the other parties pursuant to this section entitled “— Governmental Consents and Filings”

may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.
Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any approval or consent related to any applicable law:
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none of the parties to the merger agreement or their respective affiliates will enter into any timing agreement or other agreement with any governmental authority not to consummate the transactions contemplated by the merger agreement, except with the prior written consent of the other parties to the merger agreement;

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Parent will (and will cause its subsidiaries to) cooperate in good faith with the governmental authorities and will undertake (and cause its subsidiaries to undertake) promptly any and all action to complete lawfully the transactions contemplated by the merger agreement as soon as practicable (but in any event prior to the end date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any governmental authority or the issuance of any governmental order that would (or to obtain the agreement or consent of any governmental authority to the transactions contemplated by the merger agreement the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the merger, including (A) proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the transactions contemplated by the merger agreement on or prior to the end date; and

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provided, however, that (i) none of the Company, the Surviving Company, Parent or any of their respective affiliates will be required to take any of the actions set forth in the second bullet above unless the effectiveness of such action is conditioned upon the closing and (ii) in no event will the Company, the Surviving Company or any of their respective affiliates propose to any governmental authority, negotiate, effect or agree to any action contemplated by the first or second bullet above without the prior written consent of Parent.

The entry by any governmental authority in any proceeding of a governmental order permitting the consummation of the transactions contemplated by the merger agreement but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the acquired companies) will not in and of itself be deemed a failure to satisfy any condition described in the section entitled “— Conditions to the Merger.”
Notwithstanding anything to the contrary in the merger agreement, nothing in the merger agreement will require Parent or any affiliates of Parent (including Blackstone Inc.) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of Parent or any affiliates of Parent (including Blackstone Inc., any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone Inc. or its affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone Inc. or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to Parent and Merger Sub and their respective subsidiaries (including, following the closing, the Surviving Company and its subsidiaries)).
Third Party Consents
The parties to the merger agreement will use their respective commercially reasonable efforts to obtain from any person (other than a governmental authority, which is subject to the provisions described above in the section entitled “— Governmental Consents and Filings”) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties to the merger agreement, or any of their respective subsidiaries relating to any contract or any company license in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement. Notwithstanding anything to the contrary in the merger agreement, in connection with obtaining any consents, waivers, approvals or authorizations in connection with the transactions contemplated by the merger agreement from any person (other than a governmental authority, which is subject to the provisions described above in the section entitled “— Governmental Consents and Filings”) (i) without the prior written consent of Parent, none of the acquired companies will pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such person, (ii) none of Parent or Merger Sub or any of their affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, (iii) none of the Company or any of its affiliates will be required to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except, in each case of this clause (iii), if the payment, commitment or obligations is conditioned upon the closing and (iv) the inability or failure to obtain any such consent, waiver, approval or authorization, and any consequences to the extent arising out of or related to such inability or failure will not constitute a breach of covenant for purposes of the sixth bullet in the section entitled “— Conditions to the Merger,” the twelfth bullet in the section entitled “— Conditions to the Merger,” the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by Parent,” or the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company” to the extent the Company has complied with its obligations in this section entitled “— Third Party Consents.”
Notices of Certain Events
Prior to the effective time, we will provide Parent with prompt notice of any shareholder litigation, unitholder litigation or other proceeding relating to or arising from the merger agreement or the merger that is brought against us, the members of our board or any of our subsidiaries (we refer to such proceedings as “transaction litigation”) and will keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, we will give Parent (A) the opportunity to review and comment on all material filings or responses to be made by us in connection with any transaction litigation, and we will consider any such comments in good faith, and (B) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any transaction litigation and we will not, and will not permit any of our subsidiaries or our or their representatives to, compromise or settle any such transaction litigation unless Parent has consented thereto (which consent will not be unreasonably withheld, conditioned or delayed).
We will give prompt notice to Parent and Merger Sub, and Parent and Merger Sub will give prompt notice to us:
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of any written notice or other substantive communication received by such party from any governmental authority in connection with the merger agreement or the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement;

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of any proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the merger agreement or the transactions contemplated thereby;

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if any representation or warranty made by it contained in the merger agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions described in the section entitled “— Conditions to the Merger” would reasonably be expected to be incapable of being satisfied by the end date; or

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if it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement; provided that no such notification will affect the representations, warranties, covenants or agreements of the parties to the merger agreement or the conditions to the obligations of the parties under the merger agreement or any remedies for any breach of the representations, warranties, covenants or agreements under the merger agreement.
Notwithstanding anything to the contrary in the merger agreement, the failure by us, Parent, Merger Sub or our or their respective representatives to provide such prompt notice under the third and fourth bullets above will not constitute a breach of covenant for purposes of the sixth bullet in the section entitled “— Conditions to the Merger,” the twelfth bullet in the section entitled “— Conditions to the Merger,” the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by Parent,” or the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company.”
No Solicitation of Acquisition Proposals
From and after the date of the merger agreement until the earlier of the effective time and such time the merger agreement is terminated in accordance with its terms, we have agreed that, except as permitted by certain exceptions described below, we will not, and will cause each of our subsidiaries and our and their directors and officers not to, and will instruct our and our subsidiaries’ other representatives not to, directly or indirectly:
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solicit, initiate, seek, knowingly encourage or facilitate any acquisition proposal or any inquiry, discussion, offer or request (which we refer to as an “inquiry”) that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

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enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the acquired companies to, or afford access to the books or records or officers of the acquired companies to, any third party, in each case, with respect to an acquisition proposal or inquiry;

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approve or recommend an acquisition proposal;

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approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any acquisition proposal other than an acceptable confidentiality agreement, or that would reasonably be expected to lead to an acquisition proposal or requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement (which we refer to as an “alternative acquisition agreement”); or

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resolve, propose or agree to do any of the foregoing.

We have further agreed that immediately following the execution of the merger agreement, we will, and will cause each of our subsidiaries and our and their directors and officers to, and will instruct our and our subsidiaries’ other representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any third party with respect to any inquiry or acquisition proposal, terminate all physical and electronic data room access granted to any person or its representatives (in each case, other than Parent, Merger Sub, their respective affiliates, the financing sources and their respective representatives) and request that each third party that has previously executed a confidentiality agreement in the last 12 months prior to the date of the merger agreement and relating to an inquiry or acquisition proposal to promptly return to us or destroy all non-public information previously furnished or made available to such third party or any of its representatives by or on behalf of us or our representatives in accordance with the terms of such confidentiality agreement.
Subject to compliance with the other provisions described in this section entitled “— No Solicitation of Acquisition Proposals” and in the section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation,” at any time prior to the earlier of obtaining the shareholder approval and the termination of the merger agreement in accordance with its terms, if (1) we or any of our subsidiaries has received a bona fide written acquisition proposal from a third party (that did not result from a breach of our obligations described under this section entitled “— No Solicitation of Acquisition Proposals” and in the section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation”) and (2) our board determines in good faith, after consultation with its financial and outside legal advisors, that such acquisition proposal constitutes, or could reasonably be expected to lead to, a superior proposal (as described below), then we and our representatives may:
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enter into an acceptable confidentiality agreement with such third party and/or its representatives and, pursuant to an acceptable confidentiality agreement, furnish non-public information, and afford access to the books or records or officers of the acquired companies, to such third party and its representatives; and

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engage in discussions and negotiations with such third party and its representatives with respect to the acquisition proposal.

However, we must promptly (and in any event within 48 hours) notify Parent after we or our representatives commence either of the aforementioned actions, and we will make available to Parent any non-public information concerning us or our subsidiaries made available to any third party, to the extent not previously made available to Parent, as promptly as reasonably practicable after it is made available to such third party (and in any event within 48 hours following such information being made available to such third party).
If we or any of our representatives receive an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal, we will:
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as promptly as reasonably practicable (and in any event within 48 hours) after receipt, provide Parent with written notice of the material terms and conditions of such acquisition proposal or such inquiry and the identity of the person or group making such acquisition proposal, and provide to Parent copies of any such acquisition proposal or inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such person existing as of the date of the merger agreement); and

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keep Parent informed, as promptly as reasonably practicable (and in any event within 48 hours), of any material developments regarding any acquisition proposal or such inquiry and the status of such acquisition proposal or such inquiry, with written notice setting forth such information as is reasonably necessary to keep Parent reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which will include written notice of any changes or proposed changes to the financial or other material terms of any such acquisition proposal or such inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto).

None of the acquired companies will, after the date of the merger agreement, enter into any confidentiality or similar agreement with any person that would prohibit any acquired company from providing any information required to be provided to Parent in accordance with the merger agreement.
For purposes of the merger agreement, “superior proposal” means a written acquisition proposal (except, for purposes of this definition, the references in the definition of “acquisition proposal” to “15%” will be replaced by “50%”) made by a third party or group which our board determines in good faith (after consultation with its financial and outside legal advisors, taking into account all of the terms and conditions of the acquisition proposal and the merger agreement (as it may be proposed in writing to be amended by Parent under the provisions described in the section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation” or otherwise) and the feasibility and certainty of consummation of such acquisition proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such acquisition proposal and conditions to consummation thereof that our board considers to be appropriate)) (i) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the holders of our common stock (solely in their capacity as such) than the transactions contemplated by the merger agreement and (ii) is reasonably likely to be consummated.
In addition, the merger agreement provides that we may not, nor may we permit any of our subsidiaries to, release any person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an acquisition proposal or inquiry that would reasonably be expected to lead to an acquisition proposal or similar matter in any contract to which we or any of our subsidiaries is a party; provided that, if our board determines in good faith (after consultation with its financial and outside legal advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable law, we may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any person to make a non-public acquisition proposal to our board and, to the extent permitted by the merger agreement, thereafter negotiate and enter into any transaction in connection therewith, and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging representatives or working with potential financing sources or similar provision of any confidentiality agreement with a third party.
The merger agreement also provides that neither we nor our board (or any committee thereof) will take any action on or after the date of the merger agreement to exempt any person (other than Parent or Merger Sub or their respective affiliates) from or render inapplicable (i) the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each as defined in our charter) (including by establishing or increasing an “Excepted Holder Limit” under our charter) or other restrictions in our charter or (ii) any takeover statute of any jurisdiction, in each case, unless such actions are taken concurrently with the termination of the merger agreement in accordance with the provisions described in the section entitled “— Termination of the Merger Agreement — Termination by the Company.”
Obligation of Our Board of Directors with Respect to Its Recommendation
Except in the circumstances and pursuant to the procedures described below, neither our board nor any committee thereof will:
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withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to Parent, its recommendation that our common shareholders approve the merger (which we refer to as the “board recommendation”);

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fail to include its recommendation that our common shareholders approve the merger in this proxy statement;

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authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any acquisition proposal;

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make any recommendation or public statement in connection with a tender offer or exchange offer that is an acquisition proposal (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act); or

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cause or permit us to enter into any alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in accordance with the other provisions described in this section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation” and in the section entitled “— No Solicitation of Acquisition Proposals”).

We refer to any action in the first four bullets above as an “adverse recommendation change.”
Superior Proposal
Prior to obtaining the required company shareholder approval, if we have received an unsolicited written bona fide acquisition proposal after the date of the merger agreement that did not result from a breach of our obligations under the section entitled “— No Solicitation of Acquisition Proposals” or under this section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation,” our board will be permitted to (A) cause us to, and we will be permitted to, terminate the merger agreement in accordance with its terms to substantially concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such acquisition proposal and/or (B) make any adverse recommendation change, if and only if:
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the acquired companies have complied with the applicable obligations described in the section entitled “— No Solicitation of Acquisition Proposals” (other than, in the case of the third, fourth and fifth bullets below, any breach that has a de minimis effect) and have complied in all material respects with the obligations described in this section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation”;
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our board has determined in good faith, after consultation with our financial and outside legal advisors, that such acquisition proposal constitutes a superior proposal and that the failure to take such action would reasonably be expected to be inconsistent with our board’s duties under applicable law;

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we have provided, at least three business days (which we refer to as the “notice period”) in advance, written notice (which we refer to as a “notice of superior proposal adverse recommendation change”) to Parent that we intend to take such action (it being understood the delivery of a notice of superior proposal adverse recommendation change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes written notice of the material terms of the superior proposal which enabled our board to make the determination that the acquisition proposal is a superior proposal and the information specified in the section entitled “— No Solicitation of Acquisition Proposals” with respect to such superior proposal;

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we have, and have caused our representatives to, until 11:59 p.m., Eastern Time, on the last day of the notice period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such superior proposal would cease to constitute a superior proposal; and

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following the end of the notice period, our board has determined in good faith, after consultation with our financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by Parent in response to the notice of superior proposal adverse recommendation change or otherwise, that the superior proposal giving rise to the notice of superior proposal adverse recommendation change continues to constitute a superior proposal and that the failure to make such adverse recommendation change and/or terminate the merger agreement in accordance with its terms to substantially concurrently enter into a definitive alternative acquisition agreement providing for the implementation of such superior proposal would continue to reasonably be expected to be inconsistent with our board’s duties under applicable law; provided, however, that any amendment to the financial terms or any other material amendment of such acquisition proposal will require a new notice of superior proposal adverse recommendation change and we will be required to comply again with the requirements of the foregoing bullets; provided that the three business day notice period will be two business days.

Intervening Event
Prior to obtaining the required company shareholder approval, if an intervening event has occurred, our board will be permitted to make an adverse recommendation change if and only if:
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the acquired companies have complied with the applicable obligations described in the section entitled “— No Solicitation of Acquisition Proposals,” and have complied in all material respects with the obligations described in this section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation”;

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our board has determined in good faith (after consultation with our financial and outside legal advisors) that the failure to take such action would reasonably be expected to be inconsistent with our board’s duties under applicable law;

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we have provided at least three business days’ (which we refer to as the “intervening event notice period”) written notice (which we refer to as a “notice of intervening event”) to Parent that we intend to take such action (it being understood that the delivery of a notice of intervening event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an adverse recommendation change), which notice includes reasonably detailed information describing the intervening event;

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we have, and have caused our representatives to, until 11:59 p.m., Eastern Time, on the last day of the intervening event notice period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of the merger agreement in response to such intervening event in order to obviate the need to make such adverse recommendation change; and
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following the end of the intervening event notice period, our board has determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to the merger agreement offered in writing by Parent in response to the notice of intervening event or otherwise, that the failure to make such adverse recommendation change would continue to reasonably be expected to be inconsistent with the directors’ duties under applicable law; it being understood that each time that material modifications or developments with respect to the intervening event occur (as reasonably determined by our board in good faith), we will be required to deliver a new written notice to Parent and to comply with the requirements of the foregoing bullets with respect to such new written notice (with the “intervening event notice period” in respect of such new written notice being two business days from the delivery of such written notice to Parent).

For purposes of the merger agreement, “intervening event” means any effect occurring or arising after the date of the merger agreement that, individually or in the aggregate, is material to the acquired companies, taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which are not actually known) to, or reasonably expected by, our board as of the date of the merger agreement, which effect (or the magnitude or consequences of which) first becomes actually known to, or reasonably expected by, our board prior to approval of the merger by the required company shareholder approval and (ii) does not relate to (and none of the following will be considered in determining whether there has been an intervening event): (a) any inquiry or acquisition proposal (including the receipt, existence or terms thereof) or (b) any changes in the market price or trading volume of our common stock, any failure by us or our subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to us or any of our subsidiaries (provided that the effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an intervening event).
Nothing contained in the merger agreement prohibits us or our board, directly or indirectly through our representatives, from:
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taking and disclosing to our shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to our shareholders);

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making any “stop, look and listen” communication to our shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by us that describes our receipt of an acquisition proposal and the operation of the merger agreement with respect thereto; or

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any other communication to our shareholders if (in the case of this bullet) our board has determined in good faith, after consultation with our financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under applicable law;

provided, however, that our board (or any committee thereof) will not make an adverse recommendation change, except in accordance with the terms of the merger agreement.
Employee Matters
From and after the effective time and for a period ending on December 31 of the year in which the effective time occurs (or, if earlier, the last day of a continuing employee’s service with the acquired companies), Parent will provide or cause its subsidiaries, including the Surviving Company, to provide each continuing employee with (i) base salary, base fee or wage rate, as applicable, and annual target cash bonus opportunity, in each case, that is not less than the base salary, base fee or wage rate (as applicable) and annual target cash bonus opportunity, respectively, provided to such continuing employee immediately prior to the effective time, (ii) severance pay and benefits that are no less favorable than the severance pay and benefits for which the continuing employee would have been eligible immediately prior to the effective time as set forth in the company disclosure letter to the merger agreement, and (iii) other benefits that, taken as a whole, are no less favorable in the aggregate than the benefits provided to such continuing employee immediately prior to the effective time (other than equity, equity-based, long-term incentive, nonqualified deferred compensation, severance, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans). During the period from the closing date through December 31 of the year in which the effective time occurs, Parent will also provide make-whole awards in respect of equity-based incentive compensation to such persons and subject to such terms and conditions as agreed by the Company and Parent.
For all purposes with respect to benefit plans maintained by Parent or any of Parent’s subsidiaries, including the Surviving Company, each continuing employee’s service with any acquired company, as reflected in our records, will be treated as service with Parent or any of Parent’s subsidiaries, including the Surviving Company; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.
Parent will, or will cause Parent’s subsidiaries (including the Surviving Company) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of Parent’s subsidiaries in which continuing employees (and their eligible dependents) become eligible to participate following the closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under our comparable benefit plan. Parent will, or will cause Parent’s subsidiaries, including the Surviving Company, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents) during the calendar year in which the closing occurs (or such later calendar year in which continuing employees first become eligible to participate in any welfare benefit plans of Parent or its subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such continuing employee (and dependents) become eligible to participate following the closing.
Solely to the extent unpaid as of the closing date, Parent will, or will cause the Surviving Company to, pay each continuing employee who participated in our annual bonus plans in the year immediately prior to the year in which the effective time occurs (which we refer to as the “prior year bonus”), an annual bonus with respect to such year based on, and in no event less than, the amount that would be paid to such employee based on our annual bonus plan accruals as of a date agreed by the parties, at the time that such annual bonus payments would be made in the ordinary course consistent with past practice; provided that, in the event that such a continuing employee’s employment is terminated by Parent or its subsidiaries (including the Surviving Company) without “cause” (as defined in the company stock plan, without reference to any applicable award agreement) after the effective time and prior to the payment date for such annual bonus, Parent or the Surviving Company will pay such employee the applicable prior year bonus, subject to such continuing employee’s execution of a general release of claims in favor of Parent and the Surviving Company. In addition, Parent will, or will cause the Surviving Company to, pay each continuing employee who is eligible to participate in our annual bonus plans as of immediately prior to the effective time, an annual bonus for the year in which the effective time occurs based on the actual level of achievement of the applicable performance criteria and otherwise pursuant to the terms of the underlying annual bonus plans, at the time that such annual bonus payments would be made in the ordinary course consistent with past practice (subject to equitable adjustments determined by Parent in good faith to be reasonably appropriate to reflect the merger); provided that, in the event that such a continuing employee’s employment is terminated by Parent or its subsidiaries (including the Surviving Company) without cause after the effective time and prior to the payment date for such annual bonus, Parent or the Surviving Company will pay such employee a pro rata portion of such annual bonus earned by such employee based on the number of days employed during the performance period, subject to such continuing employee’s execution of a general release of claims in favor of Parent and the Surviving Company, which pro rata annual bonus payments will be made at the time that annual bonus payments are made to active continuing employees.
Financing Cooperation
The consummation of the merger is not conditioned upon Parent’s receipt of financing. Prior to the closing, we will use our commercially reasonable efforts to provide, and will cause each of our subsidiaries to use its commercially reasonable efforts to provide, in each case at Parent’s sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by Parent, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the transactions contemplated by the merger agreement, the acquired companies and our real properties effective as of or after the closing, as reasonably requested in writing by Parent (which we refer to collectively as the “debt financing”) (provided that such requested cooperation does not unreasonably interfere with our or our subsidiaries’ business operations), including using commercially reasonable efforts to do the following as promptly as reasonably practicable after Parent’s written request, each of which with reasonable prior notice and at Parent’s sole cost and expense:
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make our employees with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of the debt financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;

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provide reasonable and customary assistance to Parent with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the debt financing and provide reasonable cooperation with the due diligence efforts of any source of any debt financing to the extent reasonable and customary; in each case in this bullet (1) subject to customary confidentiality provisions and disclaimers, (2) as reasonably requested by Parent and (3) limited to information to be contained therein with respect to us and our subsidiaries or our owned real property and leasehold real property;

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furnish Parent, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the acquired companies as may be reasonably requested by Parent, as is usual and customary for debt financings and reasonably available and prepared by or for the acquired companies in the ordinary course of business; provided that Parent will be solely responsible for the contents (other than historical information of us and our subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information;

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assist with the preparation of customary definitive loan documentation contemplated by the debt financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents will be effective no earlier than as of the effective time);

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provide to Parent upon reasonable written request all documentation and other information with respect to us and our subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the debt financing, in each case as reasonably requested by Parent at least five business days prior to the closing date;

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cooperate in connection with the repayment or defeasance of any of our or any of our subsidiaries’ existing indebtedness as of, and subject to the occurrence of, the closing and the release of related liens following the repayment in full of such indebtedness, including using commercially reasonable efforts to deliver such customary payoff, defeasance or similar notices within the time periods contemplated under any of our or our subsidiaries’ existing loans as are reasonably requested by Parent (provided that we will not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the closing);

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cooperate with obtaining customary title insurance with respect to each material real property owned or leased by us or our subsidiaries as reasonably requested by Parent;

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provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the debt financing;

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cause our independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the debt financing, to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with such debt financing;

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provide customary authorization letters authorizing the distribution of our information to prospective lenders in connection with a syndicated bank financing; provided that such customary authorization letters (or the bank information memoranda in which such letters are included) will include customary language that exculpates us, each of our subsidiaries and our respective representatives and affiliates from any liability in connection with the use or misuse by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith;

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consent to the use of the acquired companies’ logos in connection with the debt financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the acquired companies’ reputation or goodwill;

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reasonably cooperate with the marketing efforts of Parent and its financing sources for any debt financing to be raised by Parent to complete the transactions contemplated by the merger agreement;

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as may be reasonably requested by Parent, following the obtainment of the required company shareholder approval, form new direct or indirect wholly owned subsidiaries pursuant to documentation reasonably satisfactory to us and Parent;

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as may be reasonably requested by Parent, and no earlier than immediately prior to the effective time on the closing date, and provided such actions would not adversely affect our or any of our subsidiaries’ tax status or cause us or any of our subsidiaries to be subject to additional taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under the merger agreement, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to us and Parent;

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to the extent reasonably requested by Parent and necessary in connection with the debt financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential financing source;

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to the extent reasonably requested by Parent and necessary in connection with the debt financing, provide customary and reasonable assistance to allow Parent and its representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each real property owned by an acquired company and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain to the extent reasonably requested by Parent and required in connection with such inspections), with respect to the acquired companies’ leasehold real property (provided, however, that (1) neither Parent nor its representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us in accordance with the terms of the merger agreement, and (3) we will be entitled to have representatives present at all times during any such inspection); and

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to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the closing, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by Parent and required in connection with the debt financing, including customary indemnities and bring down certificates issued in connection with a securitization of the debt financing.

However, our obligations under the preceding bullets are qualified by the following:
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neither we nor any of our affiliates will be required to make any filings with the SEC in connection with any debt financing (other than in any applicable proxy statement);

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nothing in this section entitled “— Financing Cooperation” will require any action to the extent it would (1) unreasonably interfere with the business or operations of the acquired companies or require the acquired companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the closing, or for which Parent does not promptly reimburse or indemnify it, as the case may be, under the merger agreement, (2) require any acquired company or its representatives to execute, deliver, enter into or perform any financing document (other than with respect to customary authorization letters with respect to bank information memoranda contemplated by the first paragraph of this section entitled “— Financing Cooperation”) that is effective prior to the closing or that is not contingent on closing or (3) require any of our or our subsidiaries’ officers, directors or other representatives to deliver any certificate that such officer, director or other representative reasonably believes, in good faith, contains any untrue certifications;

•
none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any acquired company will be required to adopt resolutions approving any financing documents that is effective prior to the closing unless contingent on the closing (and any such adoption or approval at the closing will be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the effective time and closing);

•
our obligations referred to in this section entitled “— Financing Cooperation” will be subject to persons being bound by confidentiality agreements in accordance with customary market practice; and

•
no acquired company will be required to provide any information or take any action to the extent it would:

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cause significant competitive harm to any acquired company if the transactions contemplated by the merger agreement are not consummated;

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violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, applicable law or its organizational documents;

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jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that we will use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this bullet);

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violate any applicable confidentiality obligation of any acquired company;

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require any acquired company to waive or amend any terms of the merger agreement;

•
require any acquired company or any of its affiliates to incur any liability or make any payment that is not reimbursed or indemnified by Parent under the merger agreement or enter into any contract that is not contingent on closing;

•
reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such person or to a loss of any benefit to which such person is entitled under any provision of any of our or our subsidiaries’ material contracts binding upon such person;

•
result in the creation or imposition of any lien on any asset of such person (except any lien on any of the acquired company’s respective assets that becomes effective only upon the closing);

•
result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives;

•
result in any acquired company’s or any of its affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the debt financing; or

•
result in any condition to closing set forth in the section entitled “— Conditions to the Merger” to fail to be satisfied by the end date or otherwise result in a breach of the merger agreement by any acquired company.

The condition to closing set forth in the sixth bullet in the section entitled “— Conditions to the Merger,” as it applies to our obligations set forth in this section entitled “— Financing Cooperation,” will automatically be deemed satisfied, except to the extent (A) we have committed a willful breach of such obligations, (B) Parent has provided us written notice of such breach within 10 business days of first becoming aware of such breach and (C) we fail to cure such breach by the earlier of 10 business days after such notice is provide or the end date.
We will not be in breach of the merger agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the acquired companies or is not prepared in the ordinary course of business of the acquired companies at the time requested by Parent or (B) obtain review of any financial or other information by our accountants after using commercially reasonable efforts to obtain the same. The parties to the merger agreement agreed and acknowledged that the obligations set forth in this section entitled “— Financing Cooperation” represent the acquired companies’ and their respective affiliates’ sole obligation with respect to cooperation in connection with the debt financing.
We will not be required to agree to any contractual obligation relating to the debt financing that is not conditioned upon the closing and that does not terminate without liability to us and our affiliates upon the termination of the merger agreement that is not reimbursed or indemnified by Parent. We will not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the debt financing. In addition, the parties to the merger agreement agree that any information with respect to the prospects and plans for the acquired companies in connection with the debt financing will be the sole responsibility of Parent, and neither the acquired companies nor any of their affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, will have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the debt financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the acquired companies after the closing.
Parent has agreed that it will indemnify and hold harmless us, our subsidiaries and each of our representatives and each of our respective present and former directors, officers, employees and agents (which we refer to collectively as the “financing indemnified parties”) from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the debt financing or any information, assistance or activities provided in connection with the debt financing (other than the information provided in writing by us or our subsidiaries to Parent specifically in connection with our obligations pursuant this section entitled “— Financing Cooperation”).
Parent and Merger Sub have agreed that they and their affiliates (which for this purpose will be deemed to include each direct investor in Parent and Merger Sub) will not, without our prior written consent, enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of debt financing that would reasonably be expected to limit, restrict, restrain, otherwise impair in any manner, directly or indirectly, the ability of such source of debt financing to provide debt financing or other assistance to any other party in any other transaction involving us or our subsidiaries (provided that this will not prohibit the establishment of customary “tree” arrangements).
At our request, prior to the closing date, Parent will keep us reasonably informed in reasonable detail of the status of their efforts to arrange the debt financing.

Assumed Indebtedness
Promptly upon the request of Parent, we will or will cause our subsidiaries to deliver to each of the lenders or any agent or trustee acting on their behalf (we refer to each as an “existing lender”) under certain indebtedness identified by Parent (which will not include our Fourth Amended and Restated Credit Agreement, dated as of October 17, 2024, as amended) (which we refer to collectively as the “assumed indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by us, requesting that such existing lender deliver to Parent and the applicable acquired company a written statement or documents (which we refer to as the “assumption documents”) (1) confirming (A) the aggregate principal amount of the indebtedness outstanding under such assumed indebtedness, (B) the date to which interest and principal has been paid in respect of such assumed indebtedness, and (C) the amount of any escrows being held by such existing lender in respect of such assumed indebtedness and (2) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the transactions contemplated by the merger agreement, and to the modifications of the terms of such assumed indebtedness that Parent may reasonably request after the date hereof; provided that we will be informed of any such request or modification.
Parent will pay all fees and expenses payable in connection with the assumption documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the existing lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the existing lenders as a condition to issuance of the assumption documents. None of us or our subsidiaries will be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this section entitled “— Assumed Indebtedness” before the closing, and Parent will indemnify and hold harmless us and our subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any acquired company in connection with their actions and cooperation pursuant to this section entitled “— Assumed Indebtedness.”
Pre-Closing Transactions
In addition, the merger agreement requires that we and our subsidiaries use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (1) convert or cause the conversion of one or more of our wholly owned subsidiaries that are organized as corporations into limited partnerships or limited liability companies and one or more of our wholly owned subsidiaries that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent, (2) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by us in one or more of our wholly owned subsidiaries (including to us or any other of our wholly owned subsidiaries) at a price and on such other terms as designated by Parent, (3) exercise any of our or our wholly owned subsidiaries’ right to terminate or cause to be terminated any contract to which we or one of our wholly owned subsidiaries is a party, (4) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of our or our wholly owned subsidiaries’ assets (including to us or any of our other wholly owned subsidiaries) at a price and on such other terms as designated by Parent and/or (5) undertake certain restructuring transactions specified in the company disclosure letter to the merger agreement.
These rights of Parent are limited, however, in that (1) neither we nor any of our subsidiaries will be required to take any action that contravenes any of our or our subsidiaries’ organizational documents, any of our material contracts or applicable law, (2) any such conversions, exercises of any rights of termination or other terminations, sales or transactions will be contingent upon all of the conditions described in the section entitled “— Conditions to the Merger” having been satisfied (or waived) and our receipt of a written notice from Parent stating that Parent and Merger Sub are prepared to proceed immediately with the closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the merger have not been satisfied (other than delivery by us at the closing of the required certificate and the opinion of counsel described in the section entitled “— Conditions to the Merger”), together with any other evidence reasonably requested by us that the closing will occur, (3) such actions (or the inability to complete them) will not affect or modify in any respect the obligations of Parent and Merger Sub under the merger agreement, including the amount of or timing of payment of the merger consideration or the obligation to complete the merger in accordance with the terms of the merger agreement, (4) we and our subsidiaries will not be required to take any such action that could adversely affect our classification as a REIT or could subject us to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entity-level taxes), (5) we and our subsidiaries will not be required to take any such action that could result in any tax being imposed on, or any material adverse tax consequences to any of our shareholders or other equity interest holders (in such person’s capacity as a shareholder or other equity interest holder), that are incrementally greater or more adverse, as the case may be, than the taxes or other material adverse tax consequences that would be imposed on such party in connection with the consummation of the merger agreement in the absence of such action taken, and (6) we and our subsidiaries will not be required to provide any material non-public information to a third party other than Parent and its affiliates or their respective representatives. Parent will, promptly upon request by us, reimburse us for all reasonable out-of-pocket costs incurred by us or any of our subsidiaries in performing these obligations, and Parent will indemnify us and any of our subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by us or any of our subsidiaries arising out of such obligations (and in the event the merger and the other transactions contemplated by the merger agreement are not consummated, Parent will promptly reimburse us for any reasonable out-of-pocket costs incurred by us or any of our subsidiaries not previously reimbursed).
Certain Other Covenants
The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:
•
the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•
giving Parent and its representatives reasonable access during normal business hours, in such manner as to not interfere with the normal operation of us or our subsidiaries, to our and our subsidiaries’ respective properties, offices, personnel, books and records and furnishing to Parent and its representatives existing financial and operating data and other information concerning our or our subsidiaries’ affairs as Parent or such representatives may reasonably request;

•
confidentiality;

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consultation regarding any press releases or other public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement;

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the indemnification of the acquired companies’ directors, officers and managers;

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certain matters related to Section 16(a) of the Exchange Act and Rule 16b-3 thereunder;

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actions reasonably necessary to eliminate or minimize the effects of any applicable anti-takeover statutes on Parent, Merger Sub and the transactions contemplated by the merger agreement, including the merger;

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delisting our common stock from the NYSE and deregistering our common stock under the Exchange Act;

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the interim operations of Merger Sub;

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the interim operations of Parent;

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our termination of certain contracts;

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the resignation of our directors from our board;

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certain tax matters;

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at Parent’s written request, reasonably cooperating with Parent in redeeming or prepaying all of the outstanding securities under our outstanding Third Amended and Restated Note Purchase and Private Shelf Agreement as described in the merger agreement; and

•
requirements with respect to, and restrictions on, our and our subsidiaries’ exercise of any transfer rights that become exercisable during the interim period.

Conditions to the Merger
The respective obligations of each party to the merger agreement to consummate the merger are subject to the satisfaction (or, to the extent permitted by applicable law, written waiver by all parties to the merger agreement) at or prior to the closing of each of the following conditions:
•
the required company shareholder approval has been obtained; and

•
no governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or governmental order after the date of the merger agreement which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger.

The obligations of Parent and Merger Sub to consummate the merger are further subject to the satisfaction (or, to the extent permitted by applicable law, written waiver by Parent), at or prior to the closing, of the following further conditions:
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each of the representations and warranties made by us regarding our organization, power and authority to enter into the merger agreement and enforceability thereof, receipt of the company board recommendation and use of brokers and certain representations and warranties made by us regarding our capital structure and the capital structure of our subsidiaries must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all material respects as of such date only;

•
the representations and warranties made by us regarding the absence of a material adverse effect since December 31, 2024, must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date;

•
each of the representations and warranties made by us other than those described in the first and second bullets above (without giving effect to any references to any “material adverse effect” or other “materiality” qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•
we must have performed in all material respects all of the covenants and agreements that are required to be performed by us under the merger agreement at or prior to the closing;

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since the date of the merger agreement, there must not have occurred any material adverse effect;

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Parent must have received a certificate, dated as of the closing date and duly executed on behalf of the Company by an officer of the Company certifying that the conditions described in the first, second and third bullets above have been satisfied; and

•
Parent must have received a written tax opinion of Skadden (or such other nationally recognized REIT counsel as may be reasonably acceptable to us and Parent), dated as of the closing date and addressed to us (which opinion will be subject to customary assumptions, qualifications and representations, including representations made by the acquired companies), to the effect that, commencing with our taxable year ended December 31, 2017 through our taxable year that ends on the closing date, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

Our obligations to consummate the merger are further subject to the satisfaction (or, to the extent permitted by applicable law, written waiver by us), at or prior to the closing, of the following further conditions:
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each of the representations and warranties made by Parent and Merger Sub regarding their organization, power and authority to enter into the merger agreement and enforceability thereof and use of brokers must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as if made on the closing date, except for representations and warranties that speak as of a particular date, which must be true and correct in all material respects as of such date only;

•
each of the representations and warranties made by Parent and Merger Sub other than those described in the immediately preceding bullet (without giving effect to any references to materiality qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date as if made on the closing date, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the merger or perform their respective obligations under the merger agreement on a timely basis;

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each of Parent and Merger Sub must have performed in all material respects all of the covenants and agreements that are required to be performed by it under the merger agreement at or prior to the closing; and

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we must have received a certificate, dated as of the closing date and duly executed on behalf of Parent by an officer of Parent certifying that the conditions described in the first and second bullets above have been satisfied.

Termination of the Merger Agreement
We and Parent may mutually agree to terminate the merger agreement by written agreement and abandon the merger and the other transactions contemplated by the merger agreement at any time prior to the closing, even after we have obtained the required company shareholder approval.
Termination by Either the Company or Parent
In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other party at any time prior to the closing (with respect to the first two bullets below, even after we have obtained the required company shareholder approval), if:
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the closing has not occurred on or before 5:00 p.m., Eastern Time, on June 8, 2026 (which date, as it may be extended, we refer to as the “end date”); provided, however, that, if as of 5:00 p.m., Eastern Time, on the third business day prior to the end date the condition described in the second bullet in the section entitled “— Conditions to the Merger” has not been satisfied or waived (solely as a result of a governmental order that remains in effect which has arisen as a result of a proceeding initiated by a governmental authority), but all other conditions to closing have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the closing, which conditions must be capable of being satisfied at such time, the end date will automatically be extended to September 8, 2026; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the failure of the closing to have occurred on or before the end date;

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any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any applicable law or governmental order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the merger and such applicable law or governmental order has become final and non-appealable; provided, however, that the right to terminate the merger agreement pursuant to this bullet may not be exercised by any party to the merger agreement whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under the merger agreement in any material respect has been the principal cause of, or resulted in, the issuance of such applicable law or governmental order; or
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(i) the special meeting (including any adjournments and postponements thereof) has been held and completed and our common shareholders have voted on a proposal to approve the merger and (ii) the merger has not been approved at the special meeting (and has not been approved at any adjournment or postponement of the special meeting) by the required company shareholder approval.

Termination by the Company
We may also terminate the merger agreement by written notice to Parent at any time prior to the closing, even after we have obtained the required company shareholder approval (except as otherwise specified below), if:
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(i) there is any breach by Parent or Merger Sub of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the merger agreement that would give rise to the failure of any closing condition relating to their representations, warranties, covenants or agreements, (ii) we have delivered written notice to Parent of such breach, and (iii) such breach is not capable of cure prior to the end date or is not cured by Parent or Merger Sub on or before the earlier of (a) the end date and (b) the date that is 30 calendar days following the date of our delivery of such written notice to Parent; provided, however, that we do not have the right to terminate the merger agreement pursuant to this bullet if we are then in breach of any of our covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to our representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied;

•
prior to receipt of the required company shareholder approval, our board has determined to terminate the merger agreement in accordance with the terms described in the section entitled “— Obligation of Our Board of Directors with Respect to Its Recommendation — Superior Proposal” in order to enter into a definitive agreement with respect to a superior proposal; provided that substantially concurrently with, or immediately following, such termination, we enter into the definitive agreement with respect to such superior proposal and prior to or concurrently with such termination, we pay the company termination fee (as described below) (and such termination of the merger agreement will not be effective until we have paid the company termination fee); or

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all of the following requirements are satisfied:

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all of the mutual conditions to the parties’ obligations to consummate the merger and the additional conditions to the obligations of Parent and Merger Sub to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing, which conditions will be, at the time of delivery of the notice referred to in the third sub-bullet of this section capable of being satisfied as if such time were the closing);

•
Parent and Merger Sub fail to consummate the merger on the date the closing should have occurred pursuant to the merger agreement;

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on or after the date the closing of the merger should have occurred pursuant to the merger agreement, we have delivered written notice to Parent confirming that all of the mutual conditions to the parties’ obligations to effect the merger and the additional conditions to the obligations of Parent and Merger Sub to consummate the merger have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing, which conditions will be capable of being satisfied at the time of delivery of the notice referred to in this sub-bullet as if such time were the closing) and we are ready, willing and able to consummate the merger at such time; and

•
Parent and Merger Sub fail to consummate the merger within three business days after the delivery of the notice described in the immediately preceding sub-bullet and we were ready, willing and able to consummate the closing during such three business day period.

Termination by Parent
Parent may also terminate the merger agreement by written notice to us at any time prior to the closing, even after we have obtained the required company shareholder approval (except as otherwise specified below), if:
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all of the following requirements are satisfied:

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we have breached any representation, warranty, covenant or agreement set forth in the merger agreement that would give rise to the failure of any of the closing conditions relating to our representations, warranties, covenants or agreements;

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Parent has delivered written notice to us of such breach described in the immediately preceding sub-bullet; and

•
such breach described in the first sub-bullet of this section is not capable of cure prior to the end date or is not cured by us on or before the earlier of (i) the end date and (ii) the date that is 30 calendar days following the date of Parent’s delivery of the written notice to us described in the immediately preceding sub-bullet; provided, however, that Parent will not have the right to terminate the merger agreement under this bullet if Parent or Merger Sub is then in breach of any of its covenants or obligations under the merger agreement so as to cause any of the closing conditions relating to their representations, warranties, covenants or agreements not to be satisfied or capable of being satisfied.

•
(1) prior to receipt of the required company shareholder approval, an adverse recommendation change has been made, (2) we have failed to publicly recommend against any tender offer or exchange offer for our common stock subject to Regulation 14D under the Exchange Act, that constitutes an acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by our shareholders) within 10 business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (3) prior to the receipt of the required company shareholder approval, our board has failed to publicly reaffirm the recommendation of our board regarding the merger agreement proposal within 10 business days following the date an acquisition proposal has been first publicly announced (or, if the special meeting is scheduled to be held within 10 business days after the date an acquisition proposal has been publicly announced, as far in advance of the date on which the special meeting is scheduled to be held as is reasonably practicable) or (4) any acquired company enters into an alternative acquisition agreement.

Termination Fees
Company Termination Fee
We have agreed to pay Parent (or its designee) the company termination fee of $50,500,000, if:
•
all of the following requirements are satisfied:

•
we or Parent validly terminate the merger agreement pursuant to the provision described in the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent” (and at the time of such termination we are not able to terminate the merger agreement pursuant to the provision described in the third bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company”) or the provision described in the third bullet in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” or Parent validly terminates the merger agreement pursuant to the provision described in the first bullet in the section entitled “— Termination of the Merger Agreement — Termination by Parent”; and

•
(1) a third party has made an acquisition proposal to us or our representatives or has publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an acquisition proposal (and in the case of a termination pursuant to the provision described in the third bullet in the section entitled “— Termination of the Merger Agreement — Termination by Either the Company or Parent,” such acquisition proposal or publicly proposed or announced intention was made prior to the date of the special meeting (including any adjournments and postponements thereof)), and (2) within 12 months of such termination of the merger agreement, we enter into a definitive agreement providing for the implementation of any acquisition proposal or any acquisition proposal is consummated (provided, however, that for purposes of this bullet, the references to “15%” in the definition of “acquisition proposal” will be deemed to be references to “50%”).
•
Parent validly terminates the merger agreement pursuant to the provision described in the second bullet in the section entitled “— Termination of the Merger Agreement — Termination by Parent”; or

•
we validly terminate the merger agreement pursuant to the provision described in the second bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company.”

However, the company termination fee will equal $25,250,000 if the merger agreement is terminated by us pursuant to the provision described in the second bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company” on or prior to January 22, 2026, to enter into a definitive agreement with an excluded party (as described in the following paragraph) providing for a superior proposal.
An “excluded party” is any person or group from whom we or any of our representatives has received a written bona fide acquisition proposal after the execution of the merger agreement and prior to 11:59 p.m., Hawaii Standard Time, on January 17, 2026 (the “first period expiration time”), which written acquisition proposal our board has determined in good faith prior to the first period expiration time (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a superior proposal (which we refer to as a “qualified proposal”).
However, any such person or group will cease to be an excluded party upon the earliest to occur of the following:
•
such time as such person’s or group’s acquisition proposal is withdrawn, terminated or expires prior to the first period expiration time;

•
in the case of a group, if the persons in such group as of the time such group submitted the qualified proposal that most recently rendered such group an excluded party cease to constitute in the aggregate at least 75% of the equity financing (measured by voting power or value) of such group, unless the remainder of such equity financing is to be provided by persons who were themselves in a group that was an excluded party prior to the first period expiration time; or

•
January 22, 2026.

Parent Termination Fee
Parent has agreed to pay to us the parent termination fee of $155,300,000 if we validly terminate the merger agreement pursuant to the provisions described in the first bullet or third bullet in the section entitled “— Termination of the Merger Agreement — Termination by the Company.”
Limited Guarantee and Remedies
On December 8, 2025, in connection with the execution of the merger agreement, the Sponsor delivered to Parent an executed limited guarantee in our favor to guarantee, subject to the terms and limitations contained therein, Parent’s payment obligations with respect to the parent termination fee and certain expenses, reimbursement and indemnification obligations of Parent under the merger agreement as set forth in the limited guarantee.
The maximum aggregate liability of the Sponsor under the limited guarantee will not exceed $155,300,000, plus the reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred by us in connection with any litigation or other proceeding brought by us to enforce our rights under the limited guarantee if we prevail in such litigation or proceeding, together with interest at the “prime lending rate” as published in The Wall Street Journal plus 2% per annum.

We cannot seek specific performance to require Parent or Merger Sub to consummate the merger and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent and Merger Sub relating to any breach of the merger agreement or otherwise will be the right to receive the parent termination fee and certain expense reimbursements and other costs under the conditions described above in the section entitled “— Termination Fees — Parent Termination Fee” and this section entitled “— Limited Guarantee and Remedies.” Parent and Merger Sub may, however, seek specific performance to require us to consummate the merger.
Amendment and Waiver
Any provision of the merger agreement may be amended or waived prior to the closing if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver will be made subsequent to receipt of the required company shareholder approval which requires further approval of our shareholders pursuant to the HBCA without such further shareholder approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Shareholders Security Ownership
The following table sets forth certain information available to us, as of December 31, 2025, the latest practicable date prior to the date of this filing, with respect to shares of our common stock outstanding held by each person known to us to be the beneficial owner of more than 5% of such shares. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares of our common stock the person actually owns beneficially or of record, all shares of our common stock over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all shares the person has the right to acquire within 60 days. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power over shares beneficially owned by that person.
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,707,692(1)	17.5%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,653,433(2)	16.0%
State Street Corporation One Lincoln Street Boston, MA 02111	4,200,166(3)	5.8%

(1)
As reported in Amendment No. 3 to Schedule 13G dated March 31, 2025 (which we refer to as the “BlackRock 13G”) filed with the SEC. According to the BlackRock 13G, as of March 31, 2025, BlackRock, Inc. has no shared voting or shared dispositive power over any shares, and has sole voting power over 12,465,123 shares and sole dispositive power over 12,707,692 shares.

(2)
As reported in Amendment No. 13 to Schedule 13G dated February 13, 2024 (which we refer to as the “Vanguard 13G”) filed with the SEC. According to the Vanguard 13G, as of December 31, 2023, The Vanguard Group has no sole voting power over any shares and sole dispositive power over 11,471,270 shares, has shared voting power over 105,729 shares and shared dispositive power over 182,163 shares.

(3)
As reported in Amended Schedule 13G filed January 30, 2024 (which we refer to as the “State Street 13G”) with the SEC. According to the State Street 13G, as of December 31, 2023, State Street Corporation has no sole voting or sole dispositive power over any shares, and has shared voting power over 3,285,035 shares and shared dispositive power over 4,193,066 shares.

Directors and Executive Officers Information
The following table shows the number of shares of our common stock beneficially owned, as of December 31, 2025, the latest practicable date prior to the date of this filing, by each of our directors and named executive officers, and by our directors and executive officers as a group and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. For purposes of the following table, a person is deemed to be the beneficial owner of shares of our common stock if that person has the right to acquire such shares within 60 days, such as through the vesting of restricted stock awards. Securities that can be acquired within 60 days are deemed to be outstanding for the purpose of computing the ownership percentage of the beneficial owner of such securities but not for purposes of computing the ownership percentage of any other person.
Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power over shares beneficially owned by that person. The business address of each of the following directors and executive officers is 822 Bishop Street, Honolulu, Hawaii 96813.

Name or Number in Group	Number of Shares Beneficially Owned(1)(2)	Percent of Class
Shelee M.T. Kimura	11,159	—%
Diana M. Laing	32,572	—%
John T. Leong	26,262	—%
Douglas M. Pasquale	107,797	0.1%
Eric K. Yeaman	72,014	0.1%
Lance K. Parker	239,453(3)	0.3%
Clayton K.Y. Chun	88,065(4)	0.1%
Meredith J. Ching	144,560(5)	0.2%
Derek T. Kanehira	19,134(6)	—%
Scott G. Morita	8,257(7)	—%
Jeffrey W. Pauker	8,925(8)	—%
12 Directors and Executive Officers as a Group	764,312(9)	1.0%

(1)
Amounts include shares as to which certain persons have (i) shared voting and dispositive power, as follows: Mr. Pasquale — 107,797 shares, Ms. Ching — 3,976 shares, and directors and executive officers as a group — 111,773 shares and (ii) sole voting power only: Ms. Ching — 812 shares, Mr. Parker — 626 shares, Mr. Kanehira — 94 shares, and directors and executive officers as a group — 1,532 shares.

(2)
Amounts do not include 167,977 company RSU awards and company PSU awards that have been granted to the directors and executive officers as a group that may not be acquired prior to March 1, 2026. No director or executive officer holds any outstanding stock options, and no stock options have been granted by A&B (or by Alexander & Baldwin, Inc. prior to its separation from Matson, Inc. on June 29, 2012) since 2012.

(3)
Amount includes 4,893 company PSU awards that vest within 60 days.

(4)
Amount includes 3,915 company PSU awards that vest within 60 days.

(5)
Amount includes 213 shares held by the spouse of Ms. Ching and 8,853 company PSU awards that vest within 60 days.

(6)
Amount includes 4,193 company RSU awards and 2,404 company PSU awards that vest within 60 days.

(7)
Amount includes 2,859 company RSU awards and 1,639 company PSU awards that vest within 60 days.

(8)
Amount reflects last confirmed ownership, as of February 13, 2025.

(9)
Amount includes shares beneficially owned by an additional executive officer, Anthony J. Tommasino.

DISSENTERS’ RIGHTS
If the merger is consummated, A&B shareholders will have certain rights under Section 414-342 of Part XIV of the HBCA to dissent and to receive payment in cash of the fair value of their shares of A&B common stock.
Prior to the vote on the merger agreement proposal at the special meeting, shareholders who wish to exercise dissenters’ rights are required under Section 414-352 of the HBCA to deliver written notice to A&B of their intent to demand payment for their shares if the merger is effectuated. Such shareholders must not vote in favor of the merger agreement proposal or they will forfeit their dissenters’ rights. A shareholder who does not follow these procedures is not entitled to obtain payment for his or her shares as a dissenter. If the merger agreement proposal is approved and the merger is consummated, no later than 10 days thereafter we are required under Section 414-353 of the HBCA to deliver a dissenters’ notice to all properly dissenting shareholders, which will include additional information on the procedures for dissenting shareholders to follow for perfecting their dissenters’ rights and will provide a form for demanding payment.

Shareholders who perfect their dissenters’ rights by complying with the further procedures set forth in Sections 414-352 and Section 414-354 of the HBCA (including demanding payment, certifying when they acquired beneficial ownership of their shares and depositing their certificates if their shares are certificated) will be paid A&B’s estimate of the fair value of the dissenting shareholder’s shares, including accrued interest from the effective date of the corporate action. Section 414-341 of the HBCA defines “fair value” as the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless such exclusion would be inequitable.
Pursuant to Section 414-359 of the HBCA, if the dissenter is not satisfied with A&B’s payment or offer of payment, the dissenter may provide an estimate of the fair value of his or her shares and demand payment of the dissenter’s estimate in writing (less any payment already made) in writing, or may reject the offer and demand payment of the fair value of the dissenter’s shares and interest due, if the dissenter believes that the amount paid or offered is less than the fair market value of the shares or that the interest due was incorrectly calculated, if we fail to make payments within 60 days after the date set for demanding payment, or if we, having failed to take the proposed action, do not return the dissenter’s deposited certificate or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. If a demand for payment under Section 414-359 of the HBCA remains unsettled, we must commence a proceeding in a Hawaii circuit court pursuant to Section 414-371 of the HBCA and petition the court to determine the fair value of the shares and accrued interest, or pay each dissenter whose demand remains unsettled the amount of the demand. In determining the fair value of the shares, the court may appoint appraisers to receive evidence and recommend a decision on the question of fair value. Each dissenter made a party to the proceeding would be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by us, or to the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which we elected to withhold payment.
Failure to follow the steps required by Part XIV of the HBCA for exercising dissenters’ rights may result in the loss of dissenters’ rights. In that event, you will be entitled to receive the consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Part XIV of the HBCA, if you are an A&B shareholder and are considering exercising your dissenters’ rights under the HBCA, you should consult your own legal advisor.
A copy of Part XIV of the HBCA, which contains the sections summarized above and upon which you should rely if you wish to pursue your dissenters’ rights, is included as Annex C to this proxy statement.
SHAREHOLDER PROPOSALS
We will not hold an annual meeting of shareholders in 2026 if the merger is completed because we will no longer be held by public shareholders. However, if the merger agreement is terminated for any reason, we expect to hold an annual meeting of shareholders in 2026 (which we refer to as a “2026 annual meeting”).
If the Company holds a 2026 annual meeting, any proposal or proposals by a Company shareholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of Company shareholder to be held in 2026 must have complied with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, your proposal(s) must have been received by the Company no later than November 11, 2025. Proposals must have been sent to the headquarters of A&B. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to a 2026 annual meeting any Company shareholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must have been received at the headquarters of A&B not later than December 23, 2025. A&B’s bylaws require that shareholder proposals made outside of Rule 14a-8 or a notice of nomination of candidates for election as a director must have been submitted to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96813, in accordance with the requirements of our bylaws, not later than December 23, 2025, and not earlier than November 23, 2025.

The Company’s bylaws provide that no person (other than a person nominated by our board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not less than 120 days nor more than 150 days before the anniversary date of the prior annual meeting, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements under our bylaws relating to nominations of director candidates, including the deadline for written notice, to comply with the SEC’s “universal proxy rules,” shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at a 2026 annual meeting in compliance with Rule 14a-19 promulgated under the Exchange Act must provide written notice containing the information required by Rule 14a-19(b) to our Corporate Secretary at 822 Bishop Street, Honolulu, HI 96813 no later than February 21, 2026.
SHAREHOLDERS WITH THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified us of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
Two or more shareholders sharing an address can request delivery of a single copy of this proxy statement and our annual report if they are receiving multiple copies by calling us at (808) 525-8450 or writing to us at Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI 96801-3440, Attn: Alyson J. Nakamura, Corporate Secretary. In the same way, two or more shareholders sharing an address and receiving only a single copy of this proxy statement and our annual report can request to each receive a separate copy of the disclosure documents. If you hold your shares in street name, please contact your bank, broker or other nominee to request information concerning householding.
OTHER MATTERS
Under the HBCA, only the matters set forth in the notice of special meeting may be brought before the special meeting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make our SEC filings available free of charge at the “Investors” section of our website at www.alexanderbaldwin.com as soon as reasonably practicable after such materials are filed with or furnished to the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website to be part of this proxy statement. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.
SEC rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2024;

•
our Definitive Proxy Statement filed with the SEC on March 11, 2025;

•
our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025;

•
our Current Reports on Form 8-K filed with the SEC on April 24, 2025, June 20, 2025, October 3, 2025, November 6, 2025, and December 9, 2025; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.
We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to Alexander & Baldwin, Inc., 822 Bishop Street, Honolulu, HI 96813, Attention: Alyson J. Nakamura, Corporate Secretary, or by telephone at (808) 525-8450.
If you have any questions about this proxy statement, the special meeting or the merger, or if you would like additional copies of this proxy statement, please contact us at:
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, HI 96813
Attention: Corporate Secretary
(808) 525-8450
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 23, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
ALEXANDER & BALDWIN, INC.
TROPIC PURCHASER LLC
AND
TROPIC MERGER SUB LLC
December 8, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 8, 2025, is entered into by and among Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), Tropic Purchaser LLC, a Delaware limited liability company (“Parent”), Tropic Merger Sub LLC, a Hawaii limited liability company and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”). Each of the Company and the Parent Parties is referred to herein as a “party” and, collectively, the “parties.”
RECITALS
WHEREAS, the parties intend that, on the terms and subject to the conditions of this Agreement and in accordance with Applicable Law, the Company will merge with and into Merger Sub, with Merger Sub surviving such merger as the surviving entity and as a wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Transactions”), on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company, (b) adopted this Agreement, and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (c) directed that this Agreement be submitted to the common shareholders of the Company for their consideration and approval at the Company Shareholder Meeting (as defined herein) and (d) recommended that the Company’s common shareholders approve this Agreement;
WHEREAS, concurrently with the foregoing, the Company Board has unanimously approved and declared a dividend of $0.35 per share of Company Common Stock, payable on January 8, 2026, to holders of Company Common Stock of record as of the close of business on December 19, 2025 (the “January Dividend”);
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Parent has delivered to the Company an executed equity commitment letter (the “Equity Commitment Letter”), by and between Parent and Blackstone Real Estate Partners X L.P. (the “Guarantor”), pursuant to which the Guarantor has agreed to contribute to Parent, subject to the terms and conditions therein, equity financing in the amount set forth therein and (ii) the Guarantor has delivered to the Company an executed guarantee in favor of the Company (the “Guarantee”) with respect to certain obligations of the Parent Parties under this Agreement; and
WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01   Definitions.
(a)   As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable in any material respect to the Company than those contained in the Confidentiality Agreement (unless the Company offers to amend the Confidentiality Agreement to reflect such more favorable terms and except for such changes specifically necessary in order for the Acquired Companies to be able to comply with its obligations under this Agreement); provided that such confidentiality agreement need not include any “standstill” provision or similar terms or otherwise restrict the making, or amendment, of a non-public Acquisition Proposal (and related communications) to the Company, the chair of the Company Board or to the Company Board.
“Acquired Companies” means, collectively, the Company and its Subsidiaries.
“Acquisition Proposal” means any proposal or offer from a Third Party, whether in one transaction or a series of related transactions, relating to (i) any acquisition or purchase, in a single transaction or series of related transactions, of (A) fifteen percent (15%) or more of the consolidated revenue, net income or assets (in the case of assets, as determined on a book value basis, including indebtedness secured solely by such assets) of the Acquired Companies, taken as a whole, or (B) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Third Party acquiring beneficial ownership (as defined in Section 13(d) of the Exchange Act) of fifteen percent (15%) or more of the combined voting power of the Company, (iii) any merger, consolidation, business combination, share exchange or other similar transaction involving (A) the Company or (B) one or more of the Company’s Subsidiaries representing fifteen percent (15%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (as determined on a book value basis, including indebtedness secured solely by such assets) or (iv) any recapitalization, restructuring, liquidation, dissolution or other similar transaction in which a Third Party or its equityholders would beneficially own fifteen percent (15%) or more of the combined voting power of the Company (in each case, or equity of the surviving entity or the resulting direct or indirect parent of the applicable Acquired Company (or Acquired Companies) or such surviving entity).
“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of securities or partnership or other interests, by Contract or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings to the foregoing.
“Ancillary Agreements” means the Confidentiality Agreement, the Equity Commitment Letter, the Guarantee and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the exhibits hereto.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977 and (ii) any anti-bribery, anti-corruption or similar Applicable Law of any other jurisdiction.
“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which (i) all banking institutions in New York, New York, are authorized or required by Applicable Law to be closed or (ii) Governmental Authorities in the State of Hawaii or the State of Delaware are authorized or obligated by Applicable Law to close.
“Code” means the Internal Revenue Code of 1986.
“Common Stock Certificate” means a certificate representing a share of Company Common Stock.
“Company Balance Sheet” means the consolidated audited balance sheet of the Company as of December 31, 2024, and the notes thereto, as contained in the Company SEC Documents.
“Company Balance Sheet Date” means December 31, 2024.

“Company Bylaws” means the Amended and Restated Bylaws of the Company, effective as of February 25, 2025, as may be further amended, modified, restated or supplemented after the date hereof in compliance with this Agreement.
“Company Charter” means the Amended and Restated Articles of Incorporation of the Company, effective as of November 8, 2017, as may be amended, modified, restated, supplemented or corrected after the date hereof in compliance with this Agreement.
“Company Common Stock” means the common stock of the Company, without par value.
“Company Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 17, 2024, as amended by that certain First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of November 3, 2025, by and among the Company, Alexander & Baldwin Investments, LLC, Alexander & Baldwin, LLC, Alexander & Baldwin, LLC, Series R, Alexander & Baldwin, LLC, Series T, Alexander & Baldwin, LLC, Series M, Bank of America N.A., as administrative agent and an L/S issuer, First Hawaiian Bank, KeyBank National Association and Wells Fargo Bank, National Association, as L/C issuers, and certain other lenders party thereto.
“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.
“Company Equity Awards” means, collectively, the Company RSU Awards and Company PSU Awards.
“Company Governing Documents” means the Company Charter and the Company Bylaws.
“Company IP” means all Intellectual Property Rights owned, or purported to be owned, by any Acquired Company.
“Company IT Assets” means information technology systems (including all firmware, servers and related equipment), software, websites, databases and networks that are used by or on behalf of the Acquired Companies in the business as currently conducted.
“Company Material Adverse Effect” means any effect, change, development, circumstance, occurrence or event (each, an “Effect”) that, individually or in the aggregate with all other Effects, (i) has resulted in or would reasonably be expected to result in a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Companies, taken as a whole or (ii) would prevent or materially impair the ability of the Company to consummate the Merger before the End Date; provided, however, that, for purposes of clause (i), Effects to the extent which, directly or indirectly, relate to or result from the following, shall be excluded from the determination of whether there has been or will be, a “Company Material Adverse Effect”: (A) any Effect generally affecting any of the industries or markets in which the Acquired Companies operate, (B) any change or proposed change after the date hereof in any Law or GAAP (or changes after the date hereof in interpretations or enforcement of any Law or GAAP) and, to the extent relevant to the business of the Acquired Companies, in any legal or regulatory requirement or condition or the regulatory enforcement environment, (C) general economic, regulatory, social, legislative, geopolitical or political conditions (or changes therein) or general conditions (or changes therein or disruptions thereof) in the financial, credit, equity, real estate, capital, banking or securities markets (including changes in interest or currency exchange rates, tariffs or trade wars) in any country or region in which the Acquired Companies conduct business, (D) any acts of God, natural disasters, weather conditions, earthquakes, tsunamis, volcanic eruptions, wildfires, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any Pandemic Measures, or effects thereof) (collectively, together with any escalation or worsening thereof, “Natural Emergencies”), force majeure events, or any cyberattacks, national or international calamity, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, civil unrest, protests and public demonstrations, in each case, or any escalation or worsening of any of the foregoing, (E) (1) the negotiation, execution, announcement, consummation or existence of this Agreement or the Transactions contemplated hereby, (2) the identity of Parent or Merger Sub or any communication by Parent or any of its Affiliates regarding plans or intentions with respect to the conduct of the business or the operations or strategy of the Acquired Companies after the Closing, and (3) the impact of any of the matters described in clause (1) and (2) on any relationships (contractual or otherwise) with customers, suppliers, landlords, tenants, vendors, partners, employees or regulators (provided that clause (E)(1), and clause (E)(3) solely as applied to clause (E)(1), shall not apply to, and shall be disregarded for purposes of Section 4.05 and Section 7.02(a) as it relates to Section 4.05), (F) the taking of any action expressly required by this Agreement or requested by Parent in writing (or any omission that is requested by Parent in writing), (G) any changes in the market price or trading volume of the Company Common Stock, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries and any failure by the Acquired Companies to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, (provided that this clause (G) shall not prevent a determination that any Effect underlying the foregoing has resulted in, or contributed to, a Company Material Adverse Effect (to the extent such Effect is not otherwise excluded from this definition of Company Material Adverse Effect)), (H) the availability or cost of equity, debt or other financing to Parent and Merger Sub and (I) any litigation made or brought by any equityholder of the Acquired Companies against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case, arising out of or relating to the execution or performance of this Agreement or the Transactions (or on their behalf or on behalf of the Company or any its Subsidiaries but only in their capacity as an equityholder); provided, further, that in the case of clauses (A), (B), (C) and (D), any such Effect may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent (and only to the extent) such Effect has a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to other participants operating in the industries and geographic markets in which the Acquired Companies operate, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
“Company Properties” means, collectively, the Owned Real Property and the Leasehold Real Property.
“Company PSU Award” means a restricted stock unit award granted pursuant to the Company Stock Plan with vesting subject to performance-based conditions.
“Company RSU Award” means a restricted stock unit award granted pursuant to the Company Stock Plan with vesting solely subject to service-based conditions.
“Company Service Provider” means each current or former director, officer, employee or individual independent contractor of any of the Acquired Companies.
“Company Stock Plan” means the Company’s 2022 Omnibus Incentive Plan, as amended and restated from time to time.
“Company Termination Fee” means an amount in cash equal to $50,500,000.
“Confidentiality Agreement” means, collectively, (i) that certain Nondisclosure Agreement, dated as of August 18, 2025, and (ii) that certain Clean Team Confidentiality Agreement, dated as of September 4, 2025, as amended by that certain Amendment to the Clean Team Confidentiality Agreement, dated as of September 19, 2025, in each case, among Blackstone Real Estate Services L.L.C., MW Group, Ltd., Divco West Acquisitions, LLC and the Company.
“Continuing Employees” means all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Company or any of their respective Subsidiaries.
“Contract” means any legally binding contracts, subcontracts, leases, subleases, licenses, notes, bonds, loans, mortgages, deeds of trust, instruments, understandings, commitments or other agreements.

“COVID-19” means SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) or any other Law or executive order or executive memo intended to address the consequences of COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act, the Health, Economic Assistance, Liability, and Schools Act, the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, the Families First Coronavirus Response Act and the American Rescue Plan Act of 2021 and any other U.S., non-U.S., state or local stimulus fund or relief programs or Laws enacted by a Governmental Authority in connection with or in response to COVID-19.
“Environmental Laws” means any Law relating to pollution (or cleanup thereof) or protection of natural resources, endangered or threatened species, or the environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to exposure of any Person to dangerous or deleterious substances, materials or wastes or any other Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances.
“Environmental Permit” means any Governmental Permit issued, granted, given, authorized by or required under any applicable Environmental Law.
“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person which is (or at the relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Party” means any Person or Group from whom the Company or any of its Representatives has received a written bona fide Acquisition Proposal after the execution of this Agreement and prior to 11:59 p.m. (Hawaii Standard Time) on January 17, 2026 (the “First Period Expiration Time”), which written Acquisition Proposal the Company Board has determined in good faith prior to the First Period Expiration Time (after consultation with its outside counsel and its financial advisor) constitutes or could reasonably be expected to lead to a Superior Proposal (a “Qualified Proposal”); provided that a Person or Group shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person or Group) upon the earliest to occur of the following (i) such Acquisition Proposal made by such Person or Group prior to the First Period Expiration Time expires, is withdrawn or terminated (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal), (ii) in the case of a Group, if the Persons in such Group as of the time such Group submitted the Qualified Proposal that most recently rendered such Group an Excluded Party cease to constitute in the aggregate at least seventy-five percent (75%) of the equity financing (measured by voting power or value) of such Group, unless the remainder of such equity financing is to be provided by Persons who were themselves in a Group that was an Excluded Party prior to the First Period Expiration Time and (iii) the Initial Fee End Date.
“Financing Documents” means the agreements, documents and certificates contemplated by any Debt Financing, including any schedules, exhibits and annexes thereto.
“Financing Sources” means the Persons that are party to, or have committed or will commit to provide or arrange all or any part of, any Debt Financing, including any lenders, agents, arrangers and other persons acting in a similar capacity for any such Debt Financing (but excluding, for the avoidance of doubt, Parent and Merger Sub).
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means any supranational, national, federal, state, territorial, provincial, municipal, local, foreign or domestic government, governmental or quasi-governmental authority, regulatory, legislative, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, any self-regulatory organization (including NYSE) or any arbitrator or arbitration panel.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, directive, ruling, settlement, determination, decision, verdict or award, whether civil, criminal or administrative, in each case, entered, issued, made or rendered by or with any Governmental Authority.
“Governmental Permit” means any approvals, authorizations, consents, licenses, ordinances, permits, certificates, franchises, registrations, accreditations, variance filings, exemptions or notifications issued or granted by, obtained from or made with or to a Governmental Authority.
“Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.
“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas and minerals, in each case, whether naturally occurred or man-made, that are listed in, defined in or regulated (or for which liability or standards of conduct may be imposed) under any Environmental Law due to their dangerous or deleterious properties or characteristics, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. (to the extent relating to Hazardous Substances), (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes, per- and polyfluoroalkyl substances, 1,4-dioxane and radon.
“HBCA” means the Hawaii Business Corporation Act.
“HULLCA” means the Hawaii Uniform Limited Liability Company Act.
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, including all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, whether secured or unsecured, (ii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, (iii) all capital lease obligations of such Person, (iv) all reimbursement obligations under letters of credit, bank guarantees and other similar contractual obligations entered into by or on behalf of such Person, (v) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by any of the Acquired Companies, (vi) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (vii) all obligations of the Acquired Companies under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and

(viii) all outstanding prepayment premium obligations of such Person and any accrued interest, fees and expenses related to any of the foregoing. For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly owned Subsidiary of the Company (or vice versa) or between wholly owned Subsidiaries of the Company.
“Intellectual Property Rights” means all intellectual property and proprietary rights throughout the world, including (i) patents, patent applications and all related continuations, divisions, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade and corporate names, trade dress, logos, service marks and all goodwill associated therewith, (iii) copyrights, copyrightable material and rights in the works of authorship, (iv) internet domain names and social or mobile media identifiers, (v) trade secrets and corresponding rights in confidential and proprietary information, including know-how, technologies, databases, processes, techniques, protocols, methods and formulae, (vi) proprietary rights in computer programs (whether in source code, object code or other form), algorithms, database and compilations of data and (vii) any registrations and applications of the foregoing.
“Intervening Event” means any Effect occurring or arising after the date of this Agreement that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, and (i) was not actually known (or, if known, the magnitude or consequences of which are not actually known) to, or reasonably expected by, the Company Board as of the date of this Agreement, which Effect (or the magnitude or consequences of which) first becomes actually known to, or reasonably expected by, the Company Board prior to approval of the Merger by the Required Company Shareholder Approval and (ii) does not relate to (and none of the following shall be considered in determining whether there has been an Intervening Event): (A) any Inquiry or Acquisition Proposal (including the receipt, existence or terms thereof) or (B) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal or published or analysts’ estimates or financial projections, budgets or forecasts of revenues, earnings or other financial or operating metrics for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided that the Effects giving rise to or contributing to such changes or failure may be taken into account in determining whether there has been an Intervening Event).
“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the U.S. Internal Revenue Service.
“Joint Venture Agreements” means, collectively, the Majority Equity Joint Venture Agreements and the Minority Equity Joint Venture Agreements.
“Joint Ventures” means, collectively, the Majority Equity Joint Ventures and the Minority Equity Joint Ventures.
“Knowledge” means, (i) with respect to the Company, the actual knowledge of the Persons set forth in Section 1.01(a)(i) of the Company Disclosure Letter (under the heading “Company Knowledge”) and (ii) with respect to Parent and Merger Sub, the actual knowledge of the Persons set forth in Section 1.01(a)(ii) of the Company Disclosure Letter (under the heading “Parent Knowledge”).
“Law” means any and all domestic (federal, state, county, city, municipal or local), foreign or other governmental laws (including common law), acts, statutes, codes, administrative interpretations, treaties, constitutions, rules, regulations, ordinances, Governmental Orders, Governmental Permits or other requirements of or agreements with a Governmental Authority, including any Pandemic Measures.
“Leasehold Real Property” means, collectively, each real property leased (including ground leased) as lessee or sublessee, by an Acquired Company (including all buildings, structures and other improvements and fixtures located on such real property and all easements, rights and other appurtenances to such real property to the extent of the lessee’s or sublessee’s leasehold interest therein).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest, claim, condition, covenant, charge, adverse ownership interest or claim, preferential arrangement, option or other lien or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, excluding any restrictions on transfer of equity securities arising under applicable securities Laws. For the avoidance of doubt, “Lien” shall not include licenses of or other grants of rights to use Intellectual Property Rights.
“Majority Equity Joint Venture Agreements” means the Organizational Documents of the Majority Equity Joint Ventures.
“Minority Equity Joint Venture Agreements” means the Organizational Documents of the Minority Equity Joint Ventures.
“NYSE” means the New York Stock Exchange or any successor exchange.
“Organizational Documents” means (i) with respect to a corporation, the charter, articles, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of limited partnership and the partnership agreement (including any partnership unit designation) and (iv) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.
“Owned Real Property” means, collectively, each parcel of real property owned in fee by an Acquired Company (including all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property to the extent of an Acquired Company’s interest therein).
“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any pandemic (including COVID-19), including the CARES Act and the Families First Coronavirus Response Act.
“Permitted Liens” means (i) Liens for Taxes, utilities, landlords and other governmental charges, assessments or claims of payment not yet due and payable or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts incurred in the ordinary course of business and which are not yet due and payable or are due but not yet delinquent and are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or such Liens which have been filed of record but which have been bonded over or otherwise insured against, (iii) zoning, building codes and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property, (iv) with respect to the Real Property, the rights of tenants under the Fee Ground Leases, Space Leases and any other similar occupancy agreements, in each case, as tenant only, (v) with respect to the Acquired Companies, Liens securing indebtedness or liabilities that are reflected on the consolidated balance sheet of the Company as of December 31, 2024, or notes thereto (or securing liabilities reflected on such balance sheet), (vi) Liens to be released on or prior to the Closing Date pursuant to the terms of this Agreement, (vii) with respect to the Acquired Companies, Liens arising pursuant to any Company Material Contract, (viii) with respect to any Real Property, utility easements, minor encroachments, rights of way, imperfections in title, charges, easements, restrictions, declarations, covenants, conditions, defects and similar Liens, but not including any monetary Liens, for which title insurance coverage has been obtained pursuant to a title insurance policy issued to the Company or any of the Acquired Companies prior to the date hereof, (ix) Liens resulting from transfer restrictions under securities Laws applicable to the Acquired Companies and (x) with respect to the Acquired Companies, any other Liens that were incurred in the ordinary course of business since December 31, 2024, and which would not, individually or in the aggregate, interfere materially with the use, operation or transfer of, or any of the benefits of ownership of, the property of the Acquired Companies, taken as a whole.
“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, limited company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means data or other information (i) relating, directly or indirectly, to an identified or identifiable natural person or household or (ii) defined as “personal data,” “personal information,” “PII” or similar term under Applicable Law.
“Proceeding” means any claim, action, cause of action, demand, litigation, suit, audit, review, charge, complaint, hearing, grievance, assessment, arbitration, subpoena, inquiry or investigation or any other proceeding, by, before or otherwise involving any Governmental Authority.
“Real Property” means, collectively, the Leasehold Real Property and the Owned Real Property.
“Registered IP” means all Company IP that is registered, recorded or filed with any Governmental Authority or a domain name registrar.
“REIT” means an entity subject to tax as a real estate investment trust under Sections 856 to 860 of the Code.
“Representatives” means, with respect to any Person, such Person’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and any authorized representatives of the foregoing.
“Required Company Shareholder Approval” means the approval of this Agreement by the affirmative vote of the holders of a majority of the Company Common Stock entitled to vote thereon in accordance with the HBCA and the Company Governing Documents.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission (or any successor thereto).
“Securities Act” means the Securities Act of 1933.
“Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular Real Property (other than ground leases), together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity.
“Subsidiary” of a Person means, any corporation, partnership, association, joint venture, limited liability company or other entity (i) of which fifty percent (50%) or more of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by such Person, (ii) of which such Person is entitled to elect, directly or indirectly, at least fifty percent (50%) of the board of directors (or managers) or similar governing body of such entity or (iii) if such entity is a limited partnership or limited liability company, of which such Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof.
“Superior Proposal” means a written Acquisition Proposal (except the references therein to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made by a Third Party or Group which the Company Board determines in good faith (after consultation with its financial and outside legal advisors, taking into account all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed in writing to be amended by Parent under the provisions of Section 6.02(e) or otherwise) and the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, financing, regulatory approvals, conditionality, breakup fee provisions and other aspects of such Acquisition Proposal and conditions to consummation thereof that the Company Board considers to be appropriate)) (i) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the holders of Company Common Stock (solely in their capacity as such) than the Transactions and (ii) is reasonably likely to be consummated.
“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty or addition thereto.
“Tax Protection Agreement” means any Contract (other than any Joint Venture Agreement) to which the Company or any of its Subsidiaries and any holder of equity of a Subsidiary of the Company (a “Third Party Partner”) is a party pursuant to which (i) any liability relating to Taxes to a Third Party Partner may arise, whether or not as a result of the consummation of the Transactions or (ii) in connection with the deferral of income Taxes of a Third Party Partner, the Company or any of its Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide such holder rights to guarantee any debt, (B) retain or not dispose of assets, (C) only dispose of assets in a particular manner, (D) use (or refrain from using) a specified method of taking into account book/tax disparities under Section 704(c) of the Code with respect to one or more properties or (E) use (or refrain from using) a particular method of allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code.
“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax, or the administration of any Laws, regulations or administrative requirements relating to any Tax.
“Taxing Authority” means any Governmental Authority having jurisdiction with respect to the imposition or collection of any Tax.
“Third Party” means any Person or Group (other than Parent and its Affiliates and the Company and its Subsidiaries).
“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.
“VDR” means the “Project Tropic” virtual data room maintained and hosted on behalf of the Company by Intralinks.
“Willful Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the knowledge or intent that the taking of, or the omission of taking, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.

(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Adverse Recommendation Change	Section 6.02(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.02(a)
Articles of Merger	Section 2.02(a)
Assumed Indebtedness	Section 6.17(b)(i)
Assumption Documents	Section 6.17(b)(i)
Blackstone	Section 6.03(e)
Cancelled Shares	Section 3.01(b)
Capital Expenditure Budget	Section 4.13(h)
Capitalization Date	Section 4.06(a)
Cash Replacement Award Amount	Section 3.05(a)
Charter Restrictions	Section 6.13
Closing	Section 2.01
Closing Date	Section 2.01
COBRA	Section 4.17(d)
Common Stock Book-Entry Share	Section 3.01(a)
Common Stock Merger Consideration	Section 3.01(a)
Company	Preamble
Company Benefit Plans	Section 4.17(a)
Company Board	Recitals
Company Board Recommendation	Section 4.03(a)
Company Compensatory Award Fund	Section 3.02(a)
Company Equity Award Consideration	Section 3.05(b)
Company Indemnified Parties	Section 6.07(a)
Company Licenses	Section 4.11(b)
Company Material Contract	Section 4.10(b)(xviii)
Company Parties	Section 8.03(c)
Company SEC Documents	Section 4.07(a)
Company Shareholder Meeting	Section 6.04(c)
Construction Contract	Section 4.13(k)
Data Privacy Laws	Section 4.14(e)
DB Plan	Section 4.17(c)
Debt Financing	Section 6.17(a)(i)
Director RSU Award	Section 3.05(b)
Dissenters’ Rights Provisions	Section 3.06
Dissenting Shares	Section 3.06
DTC	Section 3.02(b)
Effect	Section 1.01(a)
Effective Time	Section 2.02(a)
End Date	Section 8.01(b)
Enforceability Exceptions	Section 4.02(a)

Term	Section
Equity Commitment Letter	Recitals
Exchange Fund	Section 3.02(a)
Exercisable Transfer Right	Section 6.22
Existing Lender	Section 6.17(b)(i)
Fee Ground Leases	Section 4.13(c)
Financing Indemnified Parties	Section 6.17(a)(iii)
First Period Expiration Time	Section 1.01(a)
Guarantee	Recitals
Guarantor	Recitals
Hawaii DCCA	Section 2.02(a)
Initial Fee End Date	Section 8.03(a)(iii)
Inquiry	Section 6.02(a)
Insurance Policies	Section 4.15
Intervening Event Notice Period	Section 6.02(e)(ii)
January Dividend	Recitals
JV Real Property	Section 4.13(p)
Leasehold Ground Leases	Section 4.13(b)
Majority Equity Joint Ventures	Section 4.01(b)
Maximum Amount	Section 6.07(b)
Merger	Recitals
Merger Sub	Preamble
Minority Equity Joint Ventures	Section 4.06(f)
Natural Emergencies	Section 1.01(a)
Notes	Section 6.21
Notes Agreements	Section 6.21
Notice of Intervening Event	Section 6.02(e)(ii)
Notice of Superior Proposal Adverse Recommendation Change	Section 6.02(e)(i)
Notice Period	Section 6.02(e)(i)
Operating Expenditure Budget	Section 4.13(h)
Parent	Preamble
Parent Damages Amount	Section 8.02(b)
Parent Expenses	Section 8.03(g)
Parent Liability Cap	Section 9.02(c)
Parent Parties	Preamble
Parent Related Parties	Section 8.03(d)
Parent Termination Fee	Section 8.03(b)
Parent-Approved Transaction	Section 6.20
Participation Agreements	Section 4.10(b)(xii)
parties	Preamble
party	Preamble
Paying Agent	Section 3.02(a)
Prior Sale Contract	Section 4.13(f)
Prior Year Bonus	Section 6.10(d)

Term	Section
Proxy Statement	Section 6.04(a)
Qualified Proposal	Section 1.01(a)
Qualified REIT Subsidiary	Section 4.01(b)
Qualifying Income	Section 8.02(b)
REA	Section 4.13(o)
Recovery Costs	Section 8.03(g)
Related Person Agreements	Section 4.20
Rent Roll	Section 4.13(g)
SEC Clearance Date	Section 6.04(a)
Solvent	Section 5.09
Surviving Company	Section 2.02(a)
Takeover Statutes	Section 4.19
Taxable REIT Subsidiary	Section 4.01(b)
Terminating Company Breach	Section 8.01(e)
Terminating Parent Breach	Section 8.01(f)
Third Party Partner	Section 1.01(a)
Transaction Litigation	Section 6.09
Transactions	Recitals
Transfer Right	Section 4.10(b)(ix)
Viruses	Section 4.14(f)
Voting Debt	Section 4.06(e)
Section 1.02   Definitional and Interpretative Provisions.   Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby,” “hereunder,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, (d) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation” and (f) the words “or,” “neither,” “nor,” “either,” and “any” shall be disjunctive but not exclusive. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (on the terms and subject to the conditions of the effectiveness of such amendments contained herein and therein). Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. Unless otherwise specified in this Agreement, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Unless specified otherwise herein, any reference herein to a specific time shall be to such time in the North American Eastern Time Zone. The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States. All amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by Parent, in effect at the time such amount, cost, fee or expense is incurred or to be calculated (as the case may be), and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Unless otherwise specified, the words “provided,” “furnished,” “made available to” or “delivered to” Parent or Merger Sub (or words of similar import) include the documents posted to the VDR or that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to the execution of this Agreement.
ARTICLE II
THE TRANSACTION
Section 2.01   The Closing.   On the terms and subject to the conditions of this Agreement, the consummation of the Merger (the “Closing”) shall be effected via the electronic exchange of documents and executed signature pages (or, if such electronic exchange is not practicable, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Ave. NW, Washington, DC 20005) at 8:00 a.m. on the date which is three (3) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived (to the extent permitted by Applicable Law) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 2.02   The Merger.
(a)   On the terms and subject to the conditions of this Agreement, at the Closing, the parties shall cause the Merger to be consummated by causing articles of merger setting forth the terms of the Merger (the “Articles of Merger”), and executed in accordance with the relevant provisions of the HBCA and the HULLCA, to be filed with the Department of Commerce and Consumer Affairs of the State of Hawaii (the “Hawaii DCCA”). The Merger shall become effective at the time the Articles of Merger are filed with the Hawaii DCCA or at such later effective time and date that is agreed to by the Company and Parent in writing and specified in the Articles of Merger (the “Effective Time”). As a result of the Merger, the separate corporate existence of the Company shall cease and Merger Sub shall continue its existence as a wholly owned Subsidiary of Parent under the Laws of the State of Hawaii. Merger Sub, in its capacity as the entity surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Company.”
(b)   The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the HBCA and the HULLCA. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Company shall possess all property, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the obligations, liabilities and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Company.
(c)   Subject to compliance with Section 6.07, at the Effective Time, unless otherwise jointly determined by Parent and the Company prior to the Effective Time, (i) the name of the Surviving Company shall be “Alexander & Baldwin, LLC,” (ii) the articles of organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Company (except to the extent amended by the Articles of Merger to change the name of Merger Sub to “Alexander & Baldwin, LLC”), until, subject to Section 6.07, thereafter amended in accordance with Applicable Law, (iii) the operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving Company (except that the title thereof shall read “Alexander & Baldwin, LLC Operating Agreement”), until, subject to Section 6.07, thereafter amended in accordance with the provisions thereof and in accordance with Applicable Law, and (iv) the principal place of business of the Surviving Company shall be at 822 Bishop Street, Honolulu, Hawaii 96813.
(d)   From and after the Effective Time, by virtue of the Merger, Parent shall be the sole member and holder of membership interests of the Surviving Company and shall manage the Surviving Company, entitling Parent to such rights, duties and obligations as are more fully set forth in the operating agreement of the Surviving Company.
(e)   From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the HULLCA and the articles of organization and operating agreement of the Surviving Company until their respective successors shall have been duly elected and qualify, or until their earlier death, resignation or removal in accordance with the HULLCA and the articles of organization and operating agreement of the Surviving Company.
Section 2.03   Tax Consequences.   The parties intend that for U.S. federal, and applicable state and local, income tax purposes the Merger shall be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub (or if Merger Sub is a disregarded entity for U.S. federal income tax purposes, to the regarded owner of Merger Sub) in exchange for the Common Stock Merger Consideration to be provided to the holders of equity interests in the Company, the fair market value of any Cancelled Shares, and the assumption of all of the Company’s liabilities, and any other applicable amounts, followed by a distribution of such Common Stock Merger Consideration and any other applicable amounts, to the holders of equity interests in the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes unless otherwise required by a “determination” as defined in Section 1313(a) of the Code or similar determination under applicable state or local Law.
ARTICLE III
EFFECT OF THE MERGER ON THE EQUITY OF THE COMPANIES
Section 3.01   Effect of the Merger on Company Common Stock.   On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the parties or the holders of any of the following securities or any other Person, the following shall occur:
(a)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) shall automatically be cancelled and extinguished and automatically converted into, and shall thereafter represent, the right to receive an amount in cash equal to $21.20 per share (such amount of cash per share, as may be adjusted pursuant to Section 3.01(d) or Section 6.01(c), is referred to herein as the “Common Stock Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02 (or in accordance with Section 3.03 in the case of a lost, stolen or destroyed Common Stock Certificate), subject to Section 3.04. Each holder of a Common Stock Certificate and each holder of such a non-certificated share of Company Common Stock represented by book-entry (each, a “Common Stock Book-Entry Share”), in each case, outstanding immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Common Stock Certificates or Common Stock Book-Entry Shares in accordance with Section 3.02 (or in the case of a lost, stolen or destroyed Common Stock Certificate, in accordance with Section 3.03), the Common Stock Merger Consideration, without interest.
(b)   Cancellation of Certain Company Common Stock.   Each share of Company Common Stock that is held immediately prior to the Effective Time by an Acquired Company or by Parent or Merger Sub (the “Cancelled Shares”) shall automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof nor shall any right inure or be made with respect thereto in connection with or as a consequence of the Merger.
(c)   Membership Interest of Merger Sub.   Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding as a membership interest of the Surviving Company held by Parent.
(d)   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock has occurred by reason of any subdivision, reorganization, reclassification, recapitalization, stock split (including a reverse stock split), combination or exchange of shares, or any stock dividend or stock distribution thereon (including any dividend or distribution of securities convertible into Company Common Stock) with a record date during such period or similar event shall have occurred, the Common Stock Merger Consideration shall be equitably adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.01(d) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(e)   Stock Transfer Books.   From and after the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the Effective Time, Persons who held Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by Applicable Law.
Section 3.02   Surrender and Payment.
(a)   Prior to the Closing Date, Parent shall, at its sole cost and expense, (i) select a nationally recognized bank or trust company that is organized and doing business under the laws of the United States (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as paying agent in the Merger (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, (A) with the Paying Agent, cash in an amount sufficient to pay the aggregate Common Stock Merger Consideration (other than any consideration payable in respect of Company Equity Awards) required to be paid in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”) and (B) with the Surviving Company, cash in an amount sufficient to pay the aggregate amount set forth in Section 3.05 in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Company Compensatory Award Fund”). In the event the Exchange Fund or the Company Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Surviving Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall deliver the Common Stock Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund in accordance with the terms of the paying agent agreement. Within five (5) Business Days after the Closing, Parent shall cause the Surviving Company to pay through payroll (or through such other method as the Company typically utilizes for such payments), to the applicable holders of Director RSU Awards, the portion of the Company Equity Award Consideration contemplated to be paid pursuant to Section 3.05(b) out of the Company Compensatory Award Fund, or, in the case of a Director RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code, at the earliest time following the Effective Time permitted by the applicable award terms that will not trigger any additional Tax or penalty under Section 409A of the Code. Parent shall, or shall cause the Surviving Company to, pay through payroll any portion of the Cash Replacement Award Amount that vests to the applicable holder thereof as soon as reasonably practicable following the applicable vesting date consistent with the applicable award agreement governing the terms of the corresponding Company RSU Award or Company PSU Award as modified by Section 3.05(a); provided, that, for the avoidance of doubt, with respect to any Company PSU Award for which all service-based vesting conditions were satisfied prior to the Effective Time, such Company PSU Award will vest in accordance with Section 3.05(a) and be settled in accordance with the terms of the applicable award agreement governing such Company PSU Award. The Exchange Fund and the Company Compensatory Award Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.01 or Section 3.05, except as expressly provided for in this Agreement.
(b)   As soon as reasonably practicable after the Effective Time, and in any event not later than within five (5) Business Days following the Effective Time, Parent and the Surviving Company will, or will cause the Paying Agent, in accordance with, and as required by the Paying Agent’s customary procedures to, send to each record holder of an outstanding share of Company Common Stock as of immediately prior to the Effective Time (other than the Cancelled Shares and any Common Stock Book-Entry Share held through The Depository Trust Company (“DTC”) or its nominees) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, to the Paying Agent) in customary form and with such other provisions, in each case as Parent and the Company may (prior to the Effective Time) reasonably agree, for use in effecting delivery of shares of Company Common Stock outstanding immediately prior to the Effective Time and entitled to Common Stock Merger Consideration pursuant to Section 3.01 to the Paying Agent, and (B) instructions for use in effecting the surrender of Common Stock Certificates (or effective affidavits of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, in exchange for the Common Stock Merger Consideration, which shall be customary in form and have such other provisions, in each case as Parent and the Company may (prior to the Effective Time) reasonably agree; provided that no holder of Common Stock Book-Entry Shares shall be required to deliver a Common Stock Certificate with respect to such Common Stock Book-Entry Shares.
(c)   Upon the surrender of a Common Stock Certificate (or affidavit of loss in lieu thereof as provided in Section 3.03) or Common Stock Book-Entry Shares, as applicable, for cancellation to the Paying Agent (or, in the case of a Company Equity Award, to the Company), together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent or the Company, as applicable, the holder of such shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Effective Time, or of such Common Stock Book-Entry Share immediately prior to the Effective Time, as applicable, shall be entitled to receive in exchange therefor and Parent and the Surviving Company shall cause the Paying Agent (or, in the case of Company Equity Award, the Surviving Company) to pay in exchange therefor, as promptly as practicable (but in any event within five (5) Business Days) following the completion of the requirements of Section 3.02(b), an amount in cash equal to the product (rounded to the nearest cent) obtained by multiplying (i) the number of shares of Company Common Stock represented by such Common Stock Certificate or the number of such Common Stock Book-Entry Shares by (ii) the Common Stock Merger Consideration, in each case pursuant to the provisions of this Article III, and the Common Stock Certificates, and Common Stock Book-Entry Shares surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Common Stock Merger Consideration may be made to a Person other than the Person in whose name the Common Stock Certificate or Common Stock Book-Entry Share so surrendered is registered, if such Common Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Common Stock Book-Entry Share shall be properly transferred. The Paying Agent or the Company, as applicable, will accept the Common Stock Certificates or Common Stock Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent or the Company, as applicable, may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrue on any cash payable upon surrender of any Common Stock Certificate or Common Stock Book-Entry Share.
(d)   Notwithstanding anything to the contrary in this Agreement, (i) no holder of Common Stock Book-Entry Shares held through DTC or its nominees shall be required to deliver a completed and executed letter of transmittal or any other documents to receive the Common Stock Merger Consideration pursuant to Section 3.01, and (ii) as soon as reasonably practicable following the Closing (but no later than the first (1st) Business Day after the Closing Date), Parent and the Surviving Company shall cause the Paying Agent to pay and deliver to DTC or its nominees an amount in cash, in immediately available funds, equal to (A) the number of Common Stock Book-Entry Shares held through DTC or its nominees outstanding immediately prior to the Effective Time, multiplied by (B) the Common Stock Merger Consideration.
(e)   If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Common Stock Certificate (which shall be properly endorsed or otherwise be in proper form for transfer) or Common Stock Book-Entry Share (which shall be properly transferred) is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes or other Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Common Stock Certificate or Common Stock Book-Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.
(f)   After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the outstanding shares of Company Common Stock that are cancelled pursuant to Section 3.01 represented by Common Stock Certificates immediately prior to the Effective Time, and the Common Stock Book-Entry Shares outstanding immediately prior to the Effective Time, will no longer be outstanding and will be cancelled automatically and cease to exist and each holder thereof shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Common Stock Certificates or Common Stock Book-Entry Shares are presented to the Paying Agent, the Surviving Company or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.
(g)   Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be delivered to the Surviving Company upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to the Surviving Company and only as general creditors thereof for delivery of their applicable pro rata Common Stock Merger Consideration in respect of such holder’s shares of Company Common Stock upon compliance with the procedures set forth in this Section 3.02. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Company, or any other Person shall be liable to any Person, including any holder of shares of Company Common Stock or Company Equity Awards, including for any amounts payable under this Article III that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund (including the proceeds of any investments in the Exchange Fund) that remains unclaimed by the holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(h)   The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Company; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses below the level required to make prompt payments of the Common Stock Merger Consideration as contemplated hereby, the Surviving Company shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.
(i)   All Common Stock Merger Consideration paid upon conversion or surrender of the shares of Company Common Stock or Company Equity Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Equity Awards, as the case may be.
Section 3.03   Lost Certificates.   If any Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Paying Agent of that fact by the Person claiming such Common Stock Certificate to be lost, stolen or destroyed, and, if reasonably required by the Surviving Company, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Common Stock Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund pursuant to, and subject to Section 3.02(g), the Surviving Company) will issue in exchange for such lost, stolen or destroyed Common Stock Certificate, the Common Stock Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Common Stock Certificate as of immediately prior to the Effective Time, as contemplated by this Article III.
Section 3.04   Withholding.   Each of Parent, Merger Sub, the Surviving Company, their respective Subsidiaries, the Paying Agent, each of their respective agents and Affiliates, and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Equity Awards, such amounts as it is required to deduct and withhold with respect to the vesting of any Company Equity Award or the making of such payment pursuant to the Code or under any provision of Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such amounts would otherwise have been paid.
Section 3.05   Treatment of Company Equity Awards.
(a)   Notwithstanding anything herein to the contrary, effective as of the Effective Time, each Company RSU Award (other than a Director RSU Award) and Company PSU Award that is outstanding as of immediately prior to the Effective Time, shall be cancelled and converted into the right to receive, an amount in cash (subject to applicable withholdings), equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to the Company RSU Award or Company PSU Award, as applicable, immediately prior to the Effective Time by (ii) the Common Stock Merger Consideration plus any accrued and unpaid dividend equivalents corresponding to such Company RSU Award or Company PSU Award, as applicable (with any performance goals applicable to any Company PSU Award deemed satisfied at the greater of (A) the target level of performance applicable to such Company PSU Award and (B) the actual level of performance achieved as of immediately prior to the Effective Time to be measured as set forth in Section 3.05(a) of the Company Disclosure Letter) (the “Cash Replacement Award Amount”), which Cash Replacement Award Amount will vest and be payable at the same time as the Company RSU Award or Company PSU Award, as applicable, for which such Cash Replacement Award Amount was exchanged (giving effect to this Section 3.05(a)). Following the Effective Time, each Cash Replacement Award Amount shall remain subject to the applicable award agreement governing the terms of the corresponding Company RSU Award or Company PSU Award (giving effect to this Section 3.05(a)), including double-trigger severance protections and vesting terms, except that, effective as of the Effective Time, any Cash Replacement Award Amount corresponding to a Company PSU Award shall solely be subject to applicable time-based vesting conditions.
(b)   Notwithstanding anything herein to the contrary, effective as of the Effective Time, each Company RSU Award held by a non-employee director (each, a “Director RSU Award”) that is outstanding as of immediately prior to the Effective Time, shall be cancelled and converted into the right to receive, an amount in cash (without interest and subject to applicable withholdings), equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to the Director RSU Award immediately prior to the Effective Time by (ii) the Common Stock Merger Consideration plus any accrued and unpaid dividend equivalents corresponding to such Director RSU Award (the “Company Equity Award Consideration”).
(c)   As of the Effective Time, the Company Stock Plan shall terminate, and the Company shall ensure that following the Effective Time, no participant in the Company Stock Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Company or any Subsidiary thereof.
(d)   At or prior to the Effective Time, the Company Board (or any committee thereof) shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 3.05.
Section 3.06   Dissenters Rights.   Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock held by a holder thereof that (i) has not voted in favor of the Merger or consented to the Merger in writing and (ii) has properly notified the Company of the holder’s intent to demand payment for such shares in accordance with, and has complied in all respects with, Part XIV of the HBCA (and shall have not properly revoked such demand) prior to the Effective Time (collectively, the “Dissenting Shares”) shall not be converted as described in Section 3.01(a), but will from and after the Effective Time constitute only the right to receive payment of the fair value of such shares of Company Common Stock in accordance with the provisions of Part XIV of the HBCA (the “Dissenters’ Rights Provisions”); provided, however, that all shares of Company Common Stock held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their dissenter rights under the Dissenters’ Rights Provisions shall thereupon be deemed to have been canceled and to have been converted, as of the Effective Time, into the right to receive, and shall thereupon be deemed to be shares of Company Common Stock the holder of which is entitled to receive, the Common Stock Merger Consideration, without interest, in the manner provided in Section 3.01. The Company shall promptly notify Parent in writing of any demands received by the Company for the exercise of dissenter rights with respect to shares of Company Common Stock, withdrawals of such demands and all other instruments served or actions taken pursuant to the HBCA and received by the Company with respect to the Dissenters’ Rights Provisions, and Parent shall have the right to direct and control all negotiations and proceedings with respect to such demands. Except as expressly provided in Part XIV of the HBCA, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the Company Disclosure Letter (subject to Section 9.06) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures contained or referenced in the “Risk Factors” section of any Company SEC Documents or (ii) any disclosures contained or referenced in any “forward-looking statements” section in any Company SEC Documents or any other statement contained in any other section of the Company SEC Documents, in each case to the extent such disclosures or statements are predictive, non-specific, cautionary or forward-looking in nature) filed or furnished by the Company at least one (1) day prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Sub:

Section 4.01   Organization.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Hawaii and has all corporate power and authority required to carry on its business as currently conducted and to own, lease and operate its properties and assets. The Company is duly qualified or licensed to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification, license or good standing necessary, except where the failure to be so qualified, licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   Section 4.01(b) of the Company Disclosure Letter contains a complete and correct list of the name and jurisdiction of organization or formation of each Subsidiary of the Company as of the date hereof, as the case may be, the jurisdictions in which the Company and each Subsidiary of the Company are qualified and licensed to do business, including a list of (i) each Subsidiary of the Company that is a REIT, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each, a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”), (ii) each Subsidiary of the Company that is an entity taxable as a corporation which is neither a REIT, a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary and (iii) each Subsidiary of the Company in which a Person other than the Company or a wholly owned Subsidiary of the Company holds an equity interest as of the date hereof (the “Majority Equity Joint Ventures”), together with the percentage capital interest in each Majority Equity Joint Venture held by such other Persons as of the date hereof. Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, is in good standing under the Applicable Laws of the jurisdiction of its organization, (ii) is duly qualified or licensed to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (iii) has all corporate, partnership or other legal entity, as the case may be, power and authority required to carry on its business as currently conducted and to own, lease or operate its properties and assets, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c)   The Company has made available to Parent complete and correct copies of the Company Governing Documents. The Company is in compliance with the terms of the Company Governing Documents in all material respects. Complete and correct copies of the Company’s minute book since January 1, 2023 have been made available by the Company to Parent.
Section 4.02   Authority.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Shareholder Approval, to consummate the Transactions. Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement, and the consummation of the Transactions, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company Board, subject to the receipt of the Required Company Shareholder Approval, and no other corporate, limited liability company or partnership proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Hawaii DCCA). Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement and the accuracy of the representations and warranties set forth in Section 5.07, this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Except for the Required Company Shareholder Approval, no vote of the holders of Company Common Stock or any class of equity securities of any Subsidiary of the Company is necessary pursuant to Applicable Law or the Organizational Documents of the Acquired Companies to approve the Merger and the other Transactions.
Section 4.03   Company Board Approval; Fairness Opinion.
(a)   The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions, on the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company, (ii) adopting this Agreement and approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein, (iii) directing that this Agreement be submitted to the common shareholders of the Company for their consideration and approval at the Company Shareholder Meeting and (iv) recommending that the Company’s common shareholders approve this Agreement (such recommendation, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 6.02.
(b)   BofA Securities, Inc., the Company’s financial advisor, has delivered to the Company Board its opinion (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Common Stock Merger Consideration to be received in the Merger by the holders of shares of Company Common Stock (other than holders of Cancelled Shares and Dissenting Shares) is fair, from a financial point of view, to such holders. The Company shall, promptly following the execution of this Agreement by all parties, furnish an accurate, complete and confidential copy of such opinion letter to Parent solely for informational purposes. Parent, on behalf of itself and its officers, directors and Affiliates, agrees and acknowledges that such written opinion letter is being furnished to Parent solely for informational purposes and none of Parent, its officers, directors and Affiliates may rely on such written opinion letter for any purpose.
Section 4.04   Governmental Authorization.   No Governmental Permits are or (with or without notice or lapse of time, or both) will be required to be made or obtained by any Acquired Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions other than (a) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the Hawaii DCCA, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (c) compliance with any applicable rules of NYSE, (d) such Governmental Permits the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (e) any filings, consents or other notifications as may be required as a result of the business or identity of Parent or Merger Sub (or the beneficial ownership of any of them).
Section 4.05   Non-Contravention.   Assuming the accuracy of the representations and warranties set forth in Section 5.07, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Company Governing Documents or any comparable Organizational Documents of (1) subject to obtaining the Required Company Shareholder Approval, the Company, or (2) any other Acquired Company, (b) assuming that the Governmental Permits referred to in Section 4.04 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Shareholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.04, and subject to obtaining the Required Company Shareholder Approval, require any consent by any Person under, constitute a default or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the right to purchase or sell, termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Contract to which an Acquired Company is party or by which its properties or assets are bound or any Governmental Permit, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Acquired Company, except in the case of clauses (a)(2), (b), (c) and (d) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.06   Capitalization; Subsidiaries.
(a)   As of 5:00 p.m. on December 5, 2025 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 225,000,000 shares of Company Common Stock, of which 72,638,416 shares are issued and outstanding as of the Capitalization Date and (ii) 22,500,000 shares of preferred stock, without par value, of which no shares are issued and outstanding. As of the date hereof, no shares of Company Common Stock have been sold on a forward basis.
(b)   As of the Capitalization Date, (i) 354,949 shares of Company Common Stock were subject to issuance upon settlement and vesting of Company RSU Awards, (ii) 267,393 shares of Company Common Stock were subject to issuance upon settlement and vesting of Company PSU Awards (with such awards subject to performance goals reflected at target level performance) and (iii) 534,786 shares of Company Common Stock were subject to issuance upon settlement and vesting of Company PSU Awards (with such awards subject to performance goals reflected at maximum level performance). As of the Capitalization Date, the Company has 3,393,833 shares of Company Common Stock remaining available for future issuance under the Company Stock Plan (including in respect of Company Equity Awards covered in the immediately preceding sentence). All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plan and the award agreements thereunder will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and non-assessable and were not, and will not be, issued in violation of any preemptive, first refusal, first offer or similar rights. Section 4.06(b) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company RSU Award and Company PSU Award, including, as applicable, the holder, date of grant, the number of shares of Company Common Stock subject to such Company RSU Award or Company PSU Award (with respect to each Company PSU Award, reflected at target and maximum levels of achievement), vesting schedule and the amount of accrued dividend equivalents with respect to each such award. As of the Capitalization Date, the aggregate amount of accrued dividend equivalents payable with respect to all Company Equity Awards is approximately $998,830 and $1,475,303 (assuming, in each case, the payment of the January Dividend and achievement of Company PSU Awards at target performance and maximum performance, respectively).
(c)   Except for changes since the Capitalization Date resulting from the redemption, vesting, settlement or other conversion or exchange of Company Equity Awards outstanding on such date, there are no other outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights to acquire from an Acquired Company, or other obligation of any Acquired Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Company or any of its Subsidiaries that are linked to the value of the Company Common Stock or other obligations by the Company to make any payments based on the price or value of capital stock of the Company, (v) Contracts that are binding on any Acquired Company that obligates an Acquired Company to issue, acquire, sell, redeem, exchange or convert any of the foregoing in clauses (i) – (iv) or (vi) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity interest of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound.

(d)   All outstanding equity interests of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and non-assessable (subject to Applicable Law) and were not issued in violation of any preemptive, first refusal, first offer or similar rights. All such equity interests are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens) and free of preemptive rights. No Subsidiary of the Company is bound by any (i) outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any of its equity securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its wholly owned Subsidiaries) or (ii) obligations or binding commitments of any character restricting the transfer of or granting registration rights over any equity securities of, or other equity or voting interest in, any such Subsidiary to which an Acquired Company is a party or by which it is bound. No Subsidiary of the Company has any outstanding restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by such Subsidiary that are linked to the value of the interests in such Subsidiary or other obligations by such Subsidiary to make any payments based on the price or value of interests in such Subsidiary. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.
(e)   There are no bonds, debentures, notes or other Indebtedness having voting rights (or convertible into securities having such rights) of the Acquired Companies (“Voting Debt”) issued and outstanding.
(f)   Other than (i) equity securities held in the ordinary course of business for cash management purposes, (ii) equity securities, rights or interests held in other Acquired Companies or (iii) equity interests in the Persons set forth on Section 4.06(f) of the Company Disclosure Letter (the “Minority Equity Joint Ventures”), none of the Acquired Companies owns or holds the right to acquire any equity securities, ownership interests or voting interests (including Voting Debt) of, or securities exchangeable or exercisable therefor, or investments (whether equity or debt) in, any other Person. The Acquired Companies’ equity interests in the Minority Equity Joint Ventures (as set forth on Section 4.06(f) of the Company Disclosure Letter) are held by the applicable Acquired Company free and clear of all Liens, other than Permitted Liens, were duly authorized and validly issued, and are fully paid, non-assessable (as applicable) and free of preemptive rights.
(g)   The Company does not have a “poison pill” or similar shareholder rights plan.
(h)   The Company has not exempted any Person from, or rendered inapplicable, any “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter).
(i)   As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Acquired Companies in excess of $2,000,000 in principal amount in the aggregate.
Section 4.07   Company SEC Documents; Company Financial Statements; Disclosure Controls.
(a)   Since January 1, 2023, the Company has timely filed or otherwise furnished (as applicable) on a publicly available basis with the SEC all forms, documents, statements, schedules and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing or furnishing date (or the date of their most recent amendment, supplement or modification) each Company SEC Document (other than preliminary materials) complied in all material respects with the applicable requirements of (A) the applicable listing and corporate governance rules and regulations of the NYSE and (B) the Securities Act or the Exchange Act (together with all certifications required pursuant to the Sarbanes-Oxley Act), as the case may be, applicable to such Company SEC Document. None of the Company SEC Documents at the time it was filed or furnished (or if amended or superseded by a filing, on the date of such amended or superseded filing, or in the case of a registration statement or proxy statement, as of the date of effectiveness or date of mailing, respectively, or, if amended, as of the date of the last such amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading. All Company SEC Documents were filed in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. The Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on the one hand, and the Company, on the other hand, since January 1, 2023.
(b)   The consolidated audited and unaudited financial statements (including all related notes) of the Company and its consolidated Subsidiaries included, or incorporated by reference, in the Company SEC Documents (as amended, supplemented or modified by later Company SEC Documents) (i) complied, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the consolidated results of operations and its cash flows as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole).
(c)   The Acquired Companies have established and maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and such assessment concluded that such system was effective. Since December 31, 2024, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d)   The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting for the Company and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of an Acquired Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Acquired Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Company. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Acquired Companies that has not been subsequently remediated or (B) any fraud or allegation of fraud, whether or not material that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Acquired Companies. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents are the subject of ongoing SEC review.
(e)   Neither the Company nor any Subsidiary of the Company is required to be registered as an investment company under the Investment Company Act.
(f)   Except as described in the Company SEC Documents, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(g)   Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies nor, to the Knowledge of the Company, any director, officer or employee of the Acquired Companies, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government official or employee or any other Person or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, or any other Person, in each case, in violation of any applicable Anti-Corruption Law.
Section 4.08   Absence of Certain Changes.
(a)   Since the Company Balance Sheet Date through the date of this Agreement, there has not occurred a Company Material Adverse Effect.
(b)   Since the Company Balance Sheet Date through the date of this Agreement, the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business.
(c)   Since the Company Balance Sheet Date through the date of this Agreement, except for regular quarterly cash dividends on the Company Common Stock, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock.
Section 4.09   No Undisclosed Liabilities.   There is no liability, debt or obligation of or claim against an Acquired Company of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of business consistent with past practice in all material respects, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid in full prior to the date of this Agreement or (e) which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.10   Company Material Contracts.
(a)   All Contracts, including amendments thereto, required to be filed with the SEC as an exhibit to any Company SEC Documents filed on or after January 1, 2024, pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed.

(b)   Section 4.10(b) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and correct list of each Contract to which an Acquired Company is a party or by which an Acquired Company or any of its properties or assets are bound as of the date hereof that was not required to be filed with the SEC as described in Section 4.10(a) (excluding any Company Benefit Plan and any Contract set forth under Section 4.10(a) above), and which falls within any of the following categories:
(i)   any Contract that involves a joint venture entity, limited liability company or legal partnership or strategic alliance with a Third Party;
(ii)   any Contract (other than any leases) that involves (A) annual future expenditures or receipts by an Acquired Company of more than $1,000,000 or (B) annual aggregate payments by, or other consideration from, any Acquired Companies of more than $2,000,000, and, in each case of (A) and (B), is not terminable by an Acquired Company for convenience without material penalty;
(iii)   any Contract (other than any leases) containing any covenant or other provision (A) containing and limiting the right of an Acquired Company or its Affiliates pursuant to any “most favored nation” or “exclusivity” provisions, (B) limiting the right of an Acquired Company or its Affiliates to engage in any line of business or to compete with any Person in any line of business or (C) that, following the Closing, purports to limit in any respect the right of Parent or any of its Subsidiaries to compete with any Person or to solicit customers or other Persons; in each case of clauses (A), (B) and (C), other than any Contracts that may be cancelled without material liability to an Acquired Company upon notice of ninety (90) days or less;
(iv)   any Contract relating to any Indebtedness obligation of the Acquired Companies (A) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $5,000,000, (B) secured by the Real Property or (C) relating to any interest rate caps, interest rate collars or hedging (including interest rates, currency, commodities or derivatives);
(v)   any Contract relating to an acquisition, divestiture, merger or similar transaction that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company that are reasonably likely to be in excess of $2,000,000;
(vi)   any Contract that is (A) a Leasehold Ground Lease, (B) a Fee Ground Lease or (C) a Construction Contract, solely with respect to clause (C), involving (x) annual payments of more than $1,000,000 or (y) aggregate payments of more than $2,000,000;
(vii)   any Contract pursuant to which any Acquired Company has granted to any Person or has been granted a license (or other rights in or to use), with respect to any material Intellectual Property Rights, other than (A) an inbound non-exclusive license of commercially available software (including click-wrap, shrink-wrap or off-the-shelf software) or other commercially available technology with annual fees of less than $1,000,000, (B) a license of Company IP granted on a non-exclusive basis (or exclusive only in respect of immaterial scope) in the ordinary course of business or (C) any other Contract in which grants of rights to use Intellectual Property Rights are non-exclusive, incidental and not material to the performance under such Contract;
(viii)   any Contract between or among the Acquired Companies, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of the outstanding shares of Company Common Stock, or any Affiliate of the foregoing, on the other hand;
(ix)   any Contract that grants any buy/sell, put option, call option, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which any Acquired Company could be required to purchase or sell the equity interests or a material portion of the assets of any Person or any real property or any other material assets, rights or properties of the Acquired Companies or any Minority Equity Joint Ventures (any of the foregoing, a “Transfer Right”);
(x)   any Contract that is an agreement in settlement of a dispute that imposes obligations on the Acquired Companies after the date hereof beyond the obligation to comply with Applicable Law, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any of its Subsidiaries);
(xi)   any Contract containing covenants expressly limiting, in any material respect, the ability of the Acquired Companies to sell, transfer, pledge or otherwise dispose of any material assets or business of the Acquired Companies;
(xii)   any Contract that provides for a right of any Person (other than the Acquired Companies) to receive material fees or receive a profits interest in, invest, join or partner in (whether characterized as a contingent fee, profits interest, equity interest or otherwise), or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture or partnership with respect to any current or future real property in which any Acquired Company has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Person (such Contracts, collectively, the “Participation Agreements”);
(xiii)   any Contract pursuant to which any Acquired Company manages, is a development manager of, or the leasing agent of any real properties of a Third Party under which the aggregate annual payments or other consideration to any Acquired Company thereunder is more than $500,000;
(xiv)   any Contract that requires the Acquired Companies to make any investment (in the form of a loan, capital contribution, preferred equity investment or preferred equity investment or similar transaction) in, or purchase or sell, as applicable, equity interests of, any Person or assets, including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction, that (together with all of the interests, assets and properties subject to such requirement in such Contract) have a fair market value or purchase price in excess of $1,000,000;
(xv)   any Contract that evidences a loan to any Person (other than a wholly owned Subsidiary of the Company) by any of the Acquired Companies in an amount in excess of $1,000,000;
(xvi)   any Contract that provides for the acquisition, disposition, assignment or transfer (whether by merger, purchase or sale of assets or stock or otherwise) of any real property (including any Prior Sale Contract), (A) which Contract is pending or (B) which Contract has closed and any Acquired Company has outstanding express obligations under such Contract, as of the date of this Agreement, that are reasonably likely to be in excess of $2,000,000;
(xvii)   any Contract that relates to a forward equity sale transaction; and
(xviii)   any Contract that is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act or is otherwise a Related Person Agreement.
Each Contract of the type described in Section 4.10(a) and Section 4.10(b), other than this Agreement, is referred to herein as a “Company Material Contract.” Complete and correct copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent.
(c)   As of the date of this Agreement, (i) each Company Material Contract is a valid, binding and enforceable obligation of an Acquired Company and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions, (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or is terminated in accordance with its terms, (iii) none of the Acquired Companies has received written notice of any violation or default under any Company Material Contract, (iv) each Acquired Company and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract and is not in breach or violation of, or default under, any Company Material Contract, and no event or condition has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract and (v) there are no disputes pending or, to the Knowledge of the Company, threatened with respect to any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, no Acquired Company has received written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew or renegotiate in any material respects the terms of any such Company Material Contract.
Section 4.11   Compliance with Applicable Laws; Company Licenses.
(a)   The Acquired Companies are, and for the past three (3) years have been, in compliance with all Applicable Laws and Governmental Permits, except where the failure to be in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the past three (3) years, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding any actual or alleged failure of any of the Acquired Companies to comply with any such Laws or Governmental Permits, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The Acquired Companies hold all Governmental Permits that are required for the Acquired Companies to conduct their business as presently conducted and to own, lease and, to the extent applicable, operate its properties (the “Company Licenses”), except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Acquired Company complies with the terms of the Company Licenses applicable to such Acquired Company, and no suspension, cancellation of, petition, objection or other pleading with respect to, any Company License is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not, individually in the aggregate with other such noncompliance, suspensions or cancellations, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, with such other events, reasonably be expected to have a Company Material Adverse Effect, no event has occurred with respect to any of the Company License which permits, or after notice or lapse of time or both would permit, the suspension, revocation or termination thereof or would result in any other impairment of the rights of the holder of any such Company License.
(c)   Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there are no Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except for where any such revocation or termination of a Company License or the failure to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.12   Litigation.   Except for shareholder or derivative litigation that may be brought relating to this Agreement or the Transactions, there are no pending or, to the Knowledge of the Company, threatened Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority to which an Acquired Company is a party (either as plaintiff or defendant), or against any properties or assets of the Acquired Companies or any director or officer of the Acquired Companies that would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, there is no basis for any such Proceeding or investigation. There is no unsatisfied Governmental Order or any open injunction binding upon an Acquired Company which would reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date of this Agreement, there is no Proceeding to which any of the Acquired Companies is a party pending or, to the Knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Merger or any of the other Transactions.
Section 4.13   Real Property.
(a)   Section 4.13(a) of the Company Disclosure Letter contains a complete and correct list of the common street address for all Owned Real Property as of the date hereof and sets forth the applicable Acquired Company owning such property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, an Acquired Company owns such Owned Real Property in fee simple title free and clear of any Liens, subject only to Permitted Liens. To the Knowledge of the Company, no Real Property is subject to any PILOT agreement.
(b)   Section 4.13(b) of the Company Disclosure Letter contains a complete and correct list of (i) all Leasehold Real Property as of the date hereof, including the common street address and the applicable Acquired Company leasing or subleasing such Leasehold Real Property and (ii) each ground lease, lease or sublease pursuant to which the applicable Acquired Company leases such Leasehold Real Property as lessee or sublessee, including all amendments thereto, guaranties thereof and each other written agreement relating thereto (the “Leasehold Ground Leases”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leasehold Real Property and either good and valid fee simple title to or valid leasehold interest in all buildings, structures and other improvements and fixtures located on or under such Leasehold Real Property, in each case free and clear of any Liens, subject only to Permitted Liens and (ii) no Acquired Company has received any written notice from, or delivered any written notice to, any lessor or sub-lessor of such Leasehold Real Property of the existence of any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee, sub-lessee, lessor or sub-lessor of such Leasehold Real Property. Complete and correct copies of the Leasehold Ground Leases have been made available to Parent.
(c)   Section 4.13(c) of the Company Disclosure Letter contains (i) a complete and correct list of all Owned Real Property as of the date hereof which is subject to a ground lease or similar arrangement under which the Company or any Subsidiary is the landlord or sub-landlord or serves in a similar capacity, and (ii) each ground lease, lease or sublease of such Owned Real Property, but excluding any Space Leases, (together with the date and the parties thereto, including all amendments thereto, guaranties thereof and each other written agreement relating thereto) (the “Fee Ground Leases”). Neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any Fee Ground Lease, except for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies of the Fee Ground Leases have, in all material respects, been made available to Parent.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, as of the date of this Agreement (i) none of the Acquired Companies has received written notice of any violation of any Law affecting any portion of any of the Real Properties issued by any Governmental Authority that has not been resolved and (ii) none of the Acquired Companies has received written notice to the effect that there are (A) condemnation or rezoning proceedings that are pending or threatened in writing with respect to any of the Real Properties, (B) zoning, building or similar Laws, codes, ordinances, orders or regulations that are violated by the maintenance, operation or use of any buildings or other improvements on any of the Real Properties, or (C) any defaults under any Contract evidencing any Lien or other Contract affecting any of the Real Properties.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Companies have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property owned, used or held for use by them, and (ii) the Acquired Companies’ ownership of any such personal property is free and clear of any Liens, subject only to Permitted Liens.

(f)   No fee interest in real property or leasehold interest in any ground lease has been conveyed, transferred, assigned, or otherwise disposed of by the Acquired Companies (a “Prior Sale Contract”) since July 1, 2024, except for easements or similar interests. To the Knowledge of the Company as of the date hereof, none of the Acquired Companies has received any written notice of any outstanding claims under any Prior Sale Contract, and no event or circumstance has occurred under any Prior Sale Contract, in each case, that with the passage of time or receipt of notice would reasonably be expected to result in liability to any Acquired Company in an amount, in the aggregate, in excess of $1,500,000.
(g)   Section 4.13(g) of the Company Disclosure Letter includes the rent roll for the Space Leases (such information in Section 4.13(g) of the Company Disclosure Letter, the “Rent Roll”), which Rent Roll is accurate as of the applicable dates set forth in the Rent Roll except such discrepancies as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Complete and correct copies in all material respects of the Rent Roll have been made available to Parent. To the Knowledge of the Company, complete and correct copies of all Space Leases as of the date hereof have, in all material respects, been made available to Parent. Neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any Space Lease, except for defaults that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there are no brokerage commissions or brokerage fees which are now due or which may be due in the future relating to any of the Space Leases.
(h)   The budget set forth in Section 4.13(h)(i) of the Company Disclosure Letter (the “Operating Expenditure Budget”) discloses, as of the date set forth in the applicable budget, the aggregate budgeted operating expenses of the Acquired Companies for the Real Properties through December 31, 2026. The budget set forth in Section 4.13(h)(ii) of the Company Disclosure Letter (the “Capital Expenditure Budget”) discloses, as of the date hereof, the budgeted amount of all allowances (including tenant allowances, and leasing commissions), expenditures and fundings, budgeted to be funded by or on behalf of the Company or any of its Subsidiaries with respect to such Real Properties, including in connection with renovations, construction projects, restorations, developments and redevelopments and any projects that are in pre-development, in each case with respect to each project or line item in excess of $200,000; provided that both the Operating Expenditure Budget and the Capital Expenditure Budget are subject to change up to and beyond the date set forth in the most recent applicable budget, subject to Section 6.01(b)(xviii). Except as has not had, or, as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending common area maintenance (CAM), percentage rent or similar audits by any third party of which the Company has Knowledge or has received written notice, (ii) there are no pending claims regarding violation of co-tenancy clauses in any Space Leases of which the Company has Knowledge or has received written notice, (iii) there are no pending real property tax protests or litigation, investigation, complaint or action regarding any Company Properties or Space Leases of which the Company has Knowledge or has received written notice, (iv) to the Knowledge of the Company, no tenants under Fee Ground Leases or Space Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy and (v) to the Knowledge of the Company, there are no brokerage commissions or fees which are now due or which may be due in the future relating to any of the Fee Ground Leases. To the Company’s Knowledge, all rent has been properly calculated and billed to tenants pursuant to the Fee Ground Leases and Space Leases and by landlord pursuant to the Leasehold Ground Leases, except for such failures to properly calculate or bill rent as has not had, or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(i)   There is no outstanding Indebtedness for borrowed money pursuant to which the Company or any Subsidiary of Company is a lender as of the date hereof to any Person other than to a wholly owned Subsidiary of the Company in an amount in excess of $300,000.
(j)   No Real Property is owned directly or indirectly jointly by the Company or any Subsidiary with any Person other than the Company or any Subsidiary.
(k)   Section 4.13(k) of the Company Disclosure Letter lists each Real Property that is (i) under development or redevelopment as of the date hereof (other than normal repair and maintenance but including any construction project the cost of which is in excess of (A) $1,000,000 annually or

(B) $2,000,000 in the aggregate) and describes (1) the status of such development or redevelopment as of the date hereof (including the anticipated completion date), and (2) the estimated costs to complete, (ii) subject to a binding agreement for development or redevelopment or commencement of construction by an Acquired Company involving (A) annual payments of more than $1,000,000 or (B) aggregate payments of more than $2,000,000 (each, a “Construction Contract”) or (iii) land held for development, in each case, other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.
(l)   As of the date hereof, (i) neither the Company nor any Subsidiary of the Company has exercised any Transfer Right with respect to real property or one or more Persons for aggregate consideration in excess of $1,000,000, which transaction has not yet been consummated and (ii) no third party has exercised in writing any Transfer Right with respect to any Subsidiary of the Company or Real Property or Participation Agreement, which transaction has not yet been consummated.
(m)   No Person other than an Acquired Company manages or operates any of the Real Property on behalf of any Acquired Company or, to the knowledge of the Company, a Minority Equity Joint Venture.
(n)   The Company has not received any written notices from lenders currently requiring material repairs or other material alterations to Company Properties.
(o)   No Acquired Company has received written notice that any Acquired Company is in violation or default under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company or any of its Subsidiaries is a party (each, a “REA”), except for violations or defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. No Acquired Company has delivered a written default notice to a party under a REA, except for defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(p)   Section 4.13(p) of the Company Disclosure Letter sets forth the common street address for all real property owned or ground leased by the Joint Ventures or any of their Subsidiaries in whole or in part, and setting forth the Joint Venture Agreements pertaining thereto (the “JV Real Property”).
(q)   No material claim has been made against any policy of title insurance for Real Property insuring, as of the effective date of such insurance policy, fee simple title interest held by the applicable Acquired Company.
(r)   such policy of title insurance issued for any Real Property that remains outstanding as of the date hereof.
Section 4.14   Intellectual Property and Data Privacy.
(a)   Section 4.14(a) of the Company Disclosure Letter sets forth a complete and correct list (in all material respects), as of the date hereof, of all material U.S. and foreign: (i) patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and (iv) material domain names, in each case, included in the Company IP. Each of the items on Section 4.14(a) of the Company Disclosure Letter is subsisting and, to the Knowledge of the Company, valid and enforceable, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The Acquired Companies exclusively own all right, title and interest to and in the Company IP, free and clear of any Liens (other than Permitted Liens) and, to the Knowledge of the Company, have the right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to own such Company IP or have the right to use such applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of any of the Acquired Companies’ businesses does not infringe or misappropriate any Intellectual Property Right of any other Person (and has not done so for the past three (3) years) and no Proceeding is pending or, during the past three (3) years, has been threatened in writing and remains outstanding against any Acquired Company alleging any such infringement or misappropriation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person is infringing or misappropriating any Company IP in any material respect.
(d)   The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP that the Acquired Companies hold as a trade secret.
(e)   In connection with their collection, processing, storage, transfer and/or use of any Personal Information from individuals during the past three (3) years, the Acquired Companies have complied with applicable requirements under Applicable Laws relating to privacy and the collection, processing storage, transfer and/or use of Personal Information (collectively, the “Data Privacy Laws”) and privacy policies publicly published by the Acquired Companies, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect the Company IT Assets and any Personal Information they collect and maintain from and against unauthorized access, use and/or disclosure, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Acquired Companies have received during the past three (3) years written communication from any Governmental Authority that alleges that such Acquired Company is not in compliance with any Data Privacy Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(f)   The Acquired Companies take commercially reasonable measures designed to prevent the introduction of viruses, bugs, disabling codes, spyware, trojan horses, worms and other malicious code or corruptants (collectively, “Viruses”) into the Company IT Assets that would have a material adverse effect on the operation or use of such Company IT Assets in the business of the Acquired Companies, and, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company IT Assets are free of any Viruses. During the past three (3) years, there have not been any violation, outages, corruptions, unauthorized intrusions or breaches of security with respect to the Company IT Assets or any other unauthorized access to, or use of, any Personal Information in the possession or control of the Acquired Companies, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.15   Insurance Coverage.   The Company has made available to Parent complete and correct copies of all currently in-force material insurance policies and all material fidelity bonds or other material insurance Contracts maintained by the Acquired Companies (other than any insurance policy that comprises a Company Benefit Plan) (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of the Insurance Policies and all claims, events and occurrences that may be covered under any Insurance Policy have been noticed pursuant to the conditions in such Insurance Policy, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. From December 31, 2022, through the date hereof, no written notice of premature cancellation, refusal of coverage, refusal to renew, termination prior to the expiration of the term thereof or material increase in premium has been received by any Acquired Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except for workers’ compensation Insurance Policies, no Insurance Policies are written on retrospective, audited or similar premium basis, except, in each case, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 4.16   Tax Matters.
(a)   All income and other material Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and correct in all material respects.

(b)   All income and other material Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been paid, other than Taxes that have been adequately reserved for in accordance with GAAP.
(c)   Each of the Acquired Companies has complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all Applicable Laws.
(d)   No deficiency for any material amount of Taxes has been asserted or threatened in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved.
(e)   There are no audits, examinations, inquiries or other proceedings by any Governmental Authority ongoing or pending with respect to any Taxes of any Acquired Company (including any challenge to the Company’s status as a REIT), nor has any such audit, examination, inquiry or other proceeding been threatened in writing.
(f)   None of the Acquired Companies has waived any statute of limitations in respect of Taxes beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to any Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
(g)   No claim has been made in writing by a Taxing Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.
(h)   None of the Acquired Companies is a party to, bound by, or has any obligation under, any Tax Protection Agreement or any Tax indemnity, allocation or sharing Contract or arrangement (other than (i) Contracts solely among the Company and its Subsidiaries and (ii) customary Tax indemnification provisions in ordinary course Contracts the primary purpose of which does not relate to Taxes) and no Person has raised in writing a material claim against any Acquired Company for any breach of any Tax Protection Agreements.
(i)   The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2017 and through December 31, 2024, has qualified to be subject to tax as a REIT for U.S. federal income tax purposes, (ii) has operated since January 1, 2025, to the date of this Agreement in a manner consistent with the requirements for qualification and taxation as a REIT, (iii) intends to continue to operate in such a manner as to qualify as a REIT through the Effective Time and (iv) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT.
(j)   No Acquired Company has incurred, or engaged in any transaction that could reasonably be expected to give rise to, (i) any liability for Taxes under Section 857(b)(1), 857(b)(4), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code or (ii) any liability for Taxes under Sections 856(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs), and no event has occurred, and no condition or circumstance exists, which presents a material risk that any liability for Taxes described in clauses (i) and (ii) above.
(k)   No Subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary with respect to the Company. No Subsidiary of the Company is a REIT.
(l)   Section 4.16(l) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each Subsidiary of the Company and each other entity in which the Company directly or indirectly holds an ownership interest and such Subsidiary’s or other entity’s classification for U.S. federal income Tax purposes and each such Subsidiary or other entity has had the classification shown on Section 4.16(l) of the Company Disclosure Letter since the latest of (i) its direct or indirect acquisition by the Company and (ii) its formation;
(m)   None of the Acquired Companies holds any property subject Section 1374 of the Code or that would otherwise be subject to the Tax on built-in gain under Section 337(d) of the Code or any applicable Treasury Regulations promulgated thereunder.
(n)   The Company does not have any “earnings and profits accumulated in any non-REIT year” under Section 857(a)(2)(B) of the Code.
(o)   None of the Acquired Companies has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(p)   None of the Acquired Companies has entered into, or is the subject of, any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), or other ruling, relief, advice or agreement with a Taxing Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, agreement or any other item that relates to the Taxes or Tax Returns of the Acquired Companies is currently pending with any Governmental Authority.
(q)   No power of attorney with respect to any Tax matter of the Acquired Companies is currently in force.
(r)   None of the Acquired Companies (i) has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return other than an affiliated group of which an Acquired Company is or was the parent or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary of the Company) under U.S. Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor, or by Contract.
(s)   None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Effective Time as a result of (i) a change in or incorrect method of accounting occurring prior to the Closing, (ii) a “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, or (iii) any intercompany transaction or excess loss account arising or occurring on or prior to the Closing under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or the U.S. Treasury Regulations promulgated thereunder.
(t)   There are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens.
(u)   None of the Acquired Companies has, within the past two (2) years, been a party to any transaction intended to qualify for tax-free treatment under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).
(v)   None of the Acquired Companies has made any election to defer any payroll Taxes or claimed any Tax credit or other Tax benefit under any COVID-19 Laws.
(w)   To the Knowledge of the Company, the January Dividend will be sufficient to have caused the Company to distribute all amounts required to be distributed under Sections 857(a) and 4981 of the Code with respect to the Company’s taxable year ending December 31, 2025, taking into account all distributions made by the Company after January 1, 2025 and through the date hereof, such that the Company will not be subject to Tax under Sections 857(b) or 4981 of the Code.
Section 4.17   Employees and Employee Benefit Plans.
(a)   Section 4.17(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the date hereof, of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA but whether or not subject to ERISA, (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, maintained or contributed to by any of the Acquired Companies, or required to be contributed to by any of the Acquired Companies for the benefit of any current or former Company Service Providers and/or their dependents (collectively, whether or not material, the “Company Benefit Plans”). The Company has made available to Parent or filed with the SEC prior to the date hereof copies of each material Company Benefit Plan (including any forms of award agreements that govern any outstanding Company RSU Awards or Company PSU Awards and that the Company has not filed with the SEC as of the date hereof) and, if applicable, any related trust agreements or other funding instruments and the most recently audited financial statements and actuarial report.
(b)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS as to its qualified status or may rely upon a favorable prototype opinion letter from the IRS for a pre-approved plan, and, to the Knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan (and any related trust or other funding vehicle) has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and other Applicable Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a material effect on the Company and its Subsidiaries, taken as a whole, no material audits, investigations, actions, suits or claims (other than routine claims for benefits in the ordinary course of business) are pending or threatened with respect to any Company Benefit Plan.
(c)   No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit pension plan (including any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) (each, a “DB Plan”). No Company Benefit Plan is, and neither the Company nor any ERISA Affiliate has, within the past six years, sponsored, maintained, participated in, contributed to or been obligated to contribute to, (i) a DB Plan, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (as defined in Section 29 C.F.R. Section 4001.02) or a plan subject to Section 413(c) of the Code, (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state Law) or (v) a “volunteer employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits. As of the date of this Agreement, each DB Plan sponsored, maintained, participated in or contributed by the Company or any ERISA Affiliate within the past six (6) years has been terminated and neither the Company nor any ERISA Affiliate has any liability, contingent or otherwise, with respect thereto.
(d)   No Company Benefit Plan provides for health, medical or other welfare benefits coverage after a termination of employment, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) the full cost of which is borne by the Company Service Provider (or its beneficiaries).
(e)   Neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events) (i) increase the amount of compensation or benefits due to any current or former Company Service Provider, (ii) accelerate the time of payment or vesting, or trigger any funding or payment of any compensation under any Company Benefit Plan, including by directly or indirectly causing the transfer or setting aside of any material assets to fund any compensation or benefits under any Company Benefit Plan, (iii) result in any payment or benefit (including severance or otherwise) becoming due or owed to any current or former Company Service Provider or (iv) result in any payment or benefit (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that could, individually or in combination with any other such payment or benefit, constitute a “excess parachute payment” within the meaning of Section 280G of the

Code. None of the Acquired Companies is a party to or has any obligation to compensate any Person in connection with the Transactions for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.
(f)   All material required premiums for, contributions to, and payments from, any Company Benefit Plans have been timely made or timely accrued by the Company in the consolidated audited and unaudited financial statements of the Company in accordance with the terms of the applicable Company Benefit Plan and Applicable Law, except where any failure would not, individually or in the aggregate, reasonably be expected to materially affect the Company and its Subsidiaries, taken as a whole.
(g)   To the extent permitted by Applicable Law, Section 4.17(g) of the Company Disclosure Letter contains a complete and correct list of all employees of the Acquired Companies as of the date hereof, specifying each employee’s identification number, title, and the current year annual base salary or hourly wage.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Acquired Companies is the subject of any pending or, to the Knowledge of the Company, threatened in writing, (i) Proceeding arising out of, in connection with, or otherwise relating to the application for employment, provision of services, employment or termination of employment of any individual by any of the Acquired Companies or (ii) alleging that any Acquired Company has engaged in any unfair labor practice under any Law.
(i)   As of the date hereof, there is no pending, or to the Knowledge of the Company threatened in writing, strike, lockout, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Acquired Companies.
(j)   No Acquired Company is a party to any collective bargaining agreement or similar labor agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of any Acquired Company.
(k)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Acquired Company is in compliance with all Applicable Laws relating to the employment of labor, including all Applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, worker compensation, pay equity and payment of withholding and/or social security taxes.
(l)   In the three (3) years immediately preceding the date of this Agreement, no Acquired Company has been party to a settlement agreement resolving material allegations of sexual harassment against any current or former director officer or employee of an Acquired Company. In the prior three (3) years, to the Knowledge of the Company, there have not been any material allegations of sexual harassment involving any director, officer or employee of any Acquired Company.
Section 4.18   Environmental Matters.   Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Acquired Companies and the Real Property are, and for the past three (3) years have been, in compliance with all Environmental Laws and all applicable Environmental Permits, (b) the Acquired Companies hold all Environmental Permits required under applicable Environmental Laws to permit the Acquired Companies to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, and, to the Knowledge of the Company, there are no facts, events or circumstances that would reasonably be expected to result in the revocation, suspension, termination, non-issuance, non-renewal or adverse modification of any such Environmental Permits, (c) no written notification, demand, directive, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been asserted or assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of the Company, is threatened relating to any of the Acquired Companies or any of their respective properties, and relating to or arising out of any Environmental Law, any Environmental Permit, or any Hazardous Substance, and no notices of violation are pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries or any of their respective properties relating to or arising out of any Environmental Law, (d) to the Knowledge of the Company, there are no facts or conditions that would reasonably be expected to form the basis of any such notification, demand, directive, request for information, citation, summons, notice of violation, order or complaint, (e) the Acquired Companies have complied with all applicable Environmental Laws and Environmental Permits in connection with any disposal of Hazardous Substances by the Acquired Companies, (f) the Acquired Companies have not released or disposed of, or exposed any Person to, any Hazardous Substances (and Hazardous Substances are not present at any Real Property or at any other location for which any Acquired Company may be liable) which would require investigation or remediation by any Acquired Company pursuant to, or that may otherwise result in liability to any Acquired Company under, Environmental Law, (g) the Acquired Companies and their respective properties are not subject to any unsatisfied order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws or any Environmental Permit or relating to Hazardous Substances (h) no Acquired Company has agreed to assume or retain any liability of any other Person under Environmental Law or relating to Hazardous Substances and (i) to the Knowledge of the Company, there are no liabilities or obligations (and no asserted liabilities or obligations) of the Acquired Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief), and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation. The Company has made available to Parent all reports of any environmental site assessments, investigations, remediation, environmental or health and safety compliance audits, or other material documents, in each case containing information that would reasonably be expected to be material to the Acquired Companies, taken as a whole, to the extent within the possession of any Acquired Company.
Section 4.19   Takeover Statutes.   No “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States applicable to the Company (collectively, the “Takeover Statutes”) are applicable to the Transactions, including the Merger or, to the Knowledge of the Company, Parent.
Section 4.20   Related Party Transaction.   Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or other arrangements between the Acquired Companies (or binding on any of their respective properties or assets), on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders and that has not been disclosed in the Company SEC Documents (such Contracts or other arrangements, the “Related Person Agreements”).
Section 4.21   Information in the Proxy Statement.   Assuming the accuracy of the representations and warranties set forth in Section 5.11, the Proxy Statement (and any amendment thereof or supplement thereto) (a) at the date mailed to the Company’s common shareholders and at the time of the Company Shareholder Meeting to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) will comply as to form and substance in all material respects with the provisions of the Exchange Act, NYSE and any other applicable federal securities Laws, except that no representation or warranty is made herein by the Company with respect to (i) statements and information made or incorporated by reference therein supplied by Parent and its Affiliates, including Merger Sub, in writing specifically for inclusion or incorporation by reference therein.
Section 4.22   No Brokers.   Except for BofA Securities, Inc. (pursuant to the terms of the engagement letter between the Company and BofA Securities, Inc., a complete and correct copy of which has been made available to Parent prior to the execution and delivery of this Agreement), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of the Acquired Companies who will be entitled to any finders’ fee or agents’ commission from the Acquired Companies in connection with the Transactions.

Section 4.23   No Additional Representations or Warranties.
(a)   Except for the specific representations and warranties expressly set forth in this Article IV or in any certificate delivered hereunder, neither the Company, any of its Subsidiaries, nor any other Person on behalf of the Company makes, has made, has been authorized to make, or shall be deemed to have made (and the Company, on behalf of itself, each of its Subsidiaries, and its and their respective Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Representatives in connection with the Transactions, including the accuracy, completeness or timeliness thereof, including with respect to providing or making available to Parent, Merger Sub or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent, Merger Sub and/or any of their respective Representatives in connection with presentations by the Company’s management, or other material or information made available to Parent or Merger Sub (or their respective Representatives) in the VDR, and, if made, such other representation or warranty shall not be relied upon by Parent, Parent’s Subsidiaries (including Merger Sub) or any other Person on behalf of Parent and none of the Company, its Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting therefrom. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of the Parent Parties or any other Person on behalf of a Parent Party has made or is making any representations or warranties relating to the Parent Parties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article V or in any certificate delivered hereunder, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Parent Party furnished or made available to the Company or its Representatives.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company:
Section 5.01   Organization.   Each of Parent and Merger Sub is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all corporate or limited liability company power and authority required to own, lease and, to the extent applicable, operate its properties and to carry on its business as currently conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.02   Authority.
(a)   Each of Parent and Merger Sub has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub, and no other corporate or limited liability company proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Articles of Merger with the Hawaii DCCA). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)   No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s Organizational Documents, Applicable Law or any Governmental Authority.
Section 5.03   Governmental Authorization.   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub will not (with or without notice or lapse of time, or both), require any Governmental Permit to be made or obtained by either Parent or Merger Sub other than (a) the filing of the Articles of Merger with the Hawaii DCCA, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, (c) compliance with any applicable rules of NYSE and (d) where failure to obtain such consents, approvals, authorizations or Governmental Permits, or to make such filings or notifications which, individually or in the aggregate, would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.04   Non-Contravention.   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable Organizational Documents) of Parent or Merger Sub, (b) assuming the Governmental Permits referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such Governmental Permit has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or constitute an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or materially delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement on a timely basis.
Section 5.05   Litigation.   As of the date of this Agreement, there are no pending or, to the Knowledge of the Parent Parties, threatened, Proceedings at law or in equity or investigations before or by any Governmental Authority to which Parent or any of its Subsidiaries is a party (either as plaintiff or defendant) and, to the Knowledge of the Parent Parties, there is no basis for any such Proceedings or investigations, that would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date hereof, there is no unsatisfied Governmental Order or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of the Parent Parties to consummate the Transactions or perform their respective obligations under this Agreement. As of the date of this Agreement, there is no Proceeding to which Parent or any of its Subsidiaries is a party pending or, to the Knowledge of Parent, threatened in writing seeking to prevent, hider, modify, delay or challenge the Merger or any of the other Transactions.
Section 5.06   No Brokers.   There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any finders’ fee or agent’s commission from any Acquired Company, in connection with the Transactions.
Section 5.07   Ownership of Company Common Stock.
(a)   Except for any agreement or arrangement with or among Parent Related Parties, the Parent Parties and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in the Company, except pursuant to this Agreement.
(b)   Except for any agreement or arrangement with or among Parent Related Parties, neither Parent nor any of its controlled Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any shareholder of the Company would be entitled to receive, in respect of Company Common Stock, consideration of a different amount or nature than the Common Stock Merger Consideration contemplated by this Agreement, (ii) any shareholder of the Company (A) agrees to vote to approve the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal or (iii) as of the date hereof, any Third Party has agreed to provide, directly or indirectly, equity capital to Parent or the Company to finance in whole or in part the Merger (other than pursuant to the Equity Commitment Letter).
Section 5.08   Financial Capacity.   Parent has delivered to the Company a complete and correct copy of the executed Equity Commitment Letter dated the date hereof from Guarantor, pursuant to which Guarantor has committed to invest in Parent, subject to the terms and conditions therein, on the Closing Date the Equity Financing. As of the date hereof, the Equity Commitment Letter has not been amended, restated, supplemented or modified in any respect or waived and no such amendment, restatement, supplement, modification or waiver is contemplated, and the obligations and commitments contained in the Equity Commitment Letter have not been withdrawn, reduced, rescinded, amended, restated, otherwise modified or repudiated in any respect or terminated in any respect prior to the date of this Agreement and no such withdrawal, reduction, rescission, amendment, restatement, other modification, repudiation or termination is contemplated. As of the date hereof, other than as expressly set forth in the Equity Commitment Letter there are no engagement letters, side letters, contracts, understandings, agreements or other commitments or arrangements of any kind, whether written or oral, relating to the financing of the Transactions, that could affect the conditionality, enforceability, availability, termination or amount of the Equity Financing. Assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and the performance in all material respects by the Company of its obligations under this Agreement, the aggregate proceeds of the Equity Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges) assuming funded in accordance with the Equity Commitment Letter, will be sufficient and available to (i) fund all of the amounts required to be provided by Parent and/or Merger Sub for the consummation of the Transactions and (ii) perform all of Parent’s and Merger Sub’s payment obligations under Article III, the payment of all amounts in connection with the refinancing or repayment of any outstanding indebtedness of the Acquired Companies required by this Agreement and the payment of all associated costs and expenses of the Transactions (including any fees and expenses related to the transactions contemplated hereby, including the Equity Financing). The Equity Commitment Letter, in the form so delivered to the Company, is in full force and effect and constitute legal, valid, binding and enforceable obligations of Parent and each other party thereto (subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the terms thereof. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable on or prior to the date of this Agreement, and will pay (or cause to be paid) in full all commitment fees and other amounts required by the Equity Commitment Letter and/or the Equity Financing, in each case, that are due and payable at or prior to Closing. Neither Parent nor Merger Sub, nor any other party to the Equity Commitment Letter, is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in the Equity Commitment Letter, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in a default under or breach on the part of Parent or Merger Sub, or on the part of any other party under the Equity Commitment Letter. Assuming the satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Merger and the accuracy of the representations and warranties of the Company set forth in Article IV hereof, neither Parent nor Merger Sub has any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis, and in any event, not later than the Closing, any term or condition of the Equity Commitment Letter required to be satisfied by it or that the full amounts committed pursuant to the Equity Commitment Letter will not be available on the Closing Date if the terms or conditions to be satisfied by it contained in the Equity

Commitment Letter are satisfied. There are no conditions precedent or other contingencies related to the funding or investing of the full net proceeds (or any portion) of the Equity Financing at the Closing other than as set forth in the Equity Commitment Letter. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.
Section 5.09   Solvency.   None of Parent or Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Assuming (a) satisfaction or waiver of the conditions to the Parent Parties’ obligation to consummate the Merger, and after giving effect to the Merger, including the Equity Financing, and the payment of the Common Stock Merger Consideration, (b) the accuracy of the representations and warranties of the Company set forth in Article IV hereof and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, each of Parent and the Surviving Company will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be Solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “Solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent, the Surviving Company, and their respective Subsidiaries will exceed their debts, (b) each of Parent, the Surviving Company, and their respective Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and become due, and (c) each of Parent, the Surviving Company, and their respective Subsidiaries, has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Section 5.10   Guarantee.   Parent has furnished the Company with a duly executed, accurate and complete copy of the Guarantee. The Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the Guarantor (subject to the Enforceability Exceptions). There is no breach or default under the Guarantee by the Guarantor, and no event has occurred that would constitute a breach or default (or with notice or lapse of time or both would constitute a breach or default) thereunder by the Guarantor. The Guarantor has, and at all times will have, for so long as the Guarantee shall remain in effect in accordance with the Guarantee, access to sufficient capital to satisfy in full the full amount of the guaranteed obligations under the Guarantee.
Section 5.11   Information in the Proxy Statement.   The information supplied in writing by Parent specifically for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date first mailed to the Company’s shareholders and at the time of the Company Shareholder Meeting to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.
Section 5.12   Ownership of Merger Sub; No Prior Activities.   All of the issued and outstanding shares of Merger Sub are, and immediately prior to the Effective Time will be, held of record and owned directly by Parent or one or more of its Affiliates. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 5.13   Company Arrangements.   Other than this Agreement, as of the date hereof, none of Parent or Merger Sub or their respective executive officers, directors or controlled Affiliates, as applicable, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

Section 5.14   Investment Intention.   Parent is acquiring through the Transactions the shares of capital stock of the Surviving Company for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Company have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.
Section 5.15   Acknowledgment of Disclaimer of Other Representations and Warranties.
(a)   Except for the specific representations and warranties expressly set forth in this Article V or in any certificate delivered hereunder, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes, or has made (and Parent and Merger Sub, on behalf of themselves, their respective Subsidiaries and their respective Representatives, hereby disclaims) any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, including as to the accuracy or completeness of any information.
(b)   Except for the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, each of Parent and Merger Sub acknowledges and agrees that (i) none of the Company, its Subsidiaries or any other Person on behalf of the Company or any of its Subsidiaries makes, has made, has been authorized to make, or shall be deemed to have made any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Merger Sub or any of their respective Representatives, including with respect to the Company and its Subsidiaries’ respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement or the Transactions, and Parent, Merger Sub and their respective Representatives are not relying on, and knowingly and irrevocably waive any claim based on reliance on, any representation, warranty or other information of the Company or any Person except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder and (ii) no Person makes, has made, has been authorized by the Company or its Subsidiaries or any other Person on behalf of the Company to make, or shall be deemed to have made any representation or warranty relating to the Company, its Subsidiaries or their respective businesses or otherwise in connection with this Agreement or the Transactions, and if made, such other representation or warranty shall not be relied upon by Parent or Merger Sub and none of the Company, its Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting therefrom. Without limiting the generality of the foregoing, except for those specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, Parent and Merger Sub acknowledge and agree that none of the Company, any of its Subsidiaries or any other Person has made a representation or warranty (including as to accuracy or completeness) to Parent or Merger Sub with respect to, and none of the Company, any of its Subsidiaries or any other Person shall be subject to any liability to Parent, Merger Sub or any other Person resulting from, the Company, any of its Subsidiaries or their respective Representatives providing, or making available, to Parent, Merger Sub or any of their respective Representatives, or resulting from the omission of, any estimate, projection, prediction, forecast, data, financial information, memorandum, presentation or any other materials or information, including any materials or information made available to Parent and/or its Representatives or Affiliates in connection with presentations by the Company’s management or in the VDR. Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make estimates, projections, budgets and other forecasts and plans and that they are familiar with such uncertainties. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition (financial or otherwise), operations, assets and business of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and the specific representations and warranties expressly set forth in Article IV or in any certificate delivered hereunder, and has not relied directly or indirectly on any other materials or information made available to Parent, Merger Sub or their respective Affiliates or Representatives by or on behalf of the Company or any agreements or covenants of any Person other than the express covenants and agreements of the Company pursuant to this Agreement.

ARTICLE VI
COVENANTS OF THE PARTIES
Section 6.01   Conduct of the Company Pending the Merger.
(a)   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (i) set forth in Section 6.01(a) of the Company Disclosure Letter, (ii) required by Applicable Law, (iii) the Company reasonably determines, in good faith, are necessary or advisable to respond to Natural Emergencies after using commercially reasonable efforts to provide advance notice to and consult with Parent (if reasonably practicable) with respect thereto, (iv) expressly contemplated by this Agreement or (v) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each other Acquired Company to, (A) conduct its operations, in all material respects, in the ordinary course of business, and (B) to the extent consistent with the foregoing clause (A), use its commercially reasonable efforts to (v) preserve in all material respects the current relationships of the Acquired Companies with Persons with which each Acquired Company has significant business relations, (w) preserve intact its current business organization, goodwill and ongoing businesses, (x) retain the services of its current officers and key employees (subject to terminations for “cause”), (y) preserve its assets and properties in good repair and condition (normal wear and tear excepted), and (z) maintain the status of the Company as a REIT; provided, however, that the failure by an Acquired Company to take any action prohibited by any clause in Section 6.01(b) shall not be deemed to be a breach of the covenants contained in this Section 6.01(a).
(b)   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, except as (w) set forth in Section 6.01(b) of the Company Disclosure Letter, (x) required by Applicable Law, (y) expressly contemplated by this Agreement or (z) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of the other Acquired Companies or any Minority Equity Joint Venture over which the Company or any Subsidiary exercises control to:
(i)   amend the certificate of incorporation, bylaws, limited partnership agreements or other Organizational Documents of the Acquired Companies, whether by merger, consolidation or otherwise;
(ii)   except for transactions among the Company and one or more wholly owned Subsidiaries of the Company or among one or more wholly owned Subsidiaries of the Company, issue, sell, pledge, dispose, permit any Lien (other than Permitted Liens) on or grant any shares of Company Common Stock or any other equity interests in the Company or the Subsidiaries of the Company or any options, warrants, convertible securities or other rights of any kind to acquire any shares of (or any rights linked to the value of) Company Common Stock or any other equity interests in the Company or in the Subsidiaries of the Company, or enter into any Contract, arrangement or understanding with respect to the sale, registration or voting of the Company Common Stock or any other equity interests in the Company or in the Subsidiaries of the Company (including forward equity sales), except for pursuant to the settlement or vesting of Company Equity Awards outstanding on the date hereof and the crediting of dividend equivalents with respect to such Company Equity Awards in accordance with the terms of the Company Stock Plan and the applicable award agreement;
(iii)   make, declare, set aside or pay any dividend or distribution with respect to Company Common Stock or any other equity securities of an Acquired Company, other than (A) the declaration and payment of dividends or other distributions to the Company or any wholly owned Subsidiary of the Company by any wholly owned Subsidiary of the Company, (B) distributions by any Subsidiary of the Company that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the Organizational Documents of such Subsidiary and (C) dividends or distributions expressly permitted pursuant to Section 6.01(c);

(iv)   (A) enter into or renew any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement, (B) amend, modify or waive in any material respect or terminate any Company Material Contract (other than any expiration, termination for cause or renewal in accordance with the terms of any existing Company Material Contract (or Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement) that occurs automatically without any action by any Acquired Company) or (C) consent to the taking of any “major decision” or similar term under the Joint Venture Agreements or take any “major decision” or similar term solely in the control of a Subsidiary of the Company under the Minority Equity Joint Venture Agreements; provided that in the case of clause (A), the Acquired Companies shall be permitted to enter into a definitive agreement with respect to a disposition or acquisition not requiring consent of Parent pursuant to Section 6.01(b)(v) or Section 6.01(b)(xv), respectively, unless, if entered into prior to the date hereof, such definitive agreement would constitute a Company Material Contract pursuant to any sub-clause of Section 4.10(b) other than Section 4.10(b)(xiv) or Section 4.10(b)(xvi); provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within forty-eight (48) hours of receipt of any such request made to each of the Persons set forth in Section 6.01(b)(iv) of the Company Disclosure Letter (under the heading “Parent Notice Parties”) in the manner set forth in Section 9.01, Parent shall be deemed to have given its consent to such action;
(v)   sell, mortgage, pledge, assign, transfer, abandon convey or otherwise dispose of or permit any Lien (other than a Permitted Lien) on, or effect a deed in lieu of foreclosure with respect to, any real property with a value in excess of $2,000,000 or any other material property, material rights or material assets (including interests in the Joint Ventures) of the Acquired Companies (other than with respect to Intellectual Property Rights), any Minority Equity Joint Venture or any Subsidiary of a Minority Equity Joint Venture, in each case, other than in the ordinary course of business; provided that the posting of collateral in connection with any existing Contract to which any Acquired Company is a party shall be considered to be done in the ordinary course of business to the extent necessary to satisfy obligations under such existing Contracts and only to the extent of such obligations; provided, further, that the Company shall notify Parent in writing to the extent it posts any such collateral;
(vi)   (A) enter into any new lease (or renew or extend any existing lease) for space at a Real Property except for leases (x) of not more than $250,000 of annualized rent that are on commercially reasonable terms and consistent with the Company’s past practices in all material respects, and (y) covering a gross leasable area of less than 5,000 square feet, (B) terminate, modify or amend any Space Lease with annual rent in excess of $250,000 (provided, however, that an Acquired Company may terminate, modify or amend such Space Lease so long as any terminated Space Lease is promptly replaced and the replacement, and any modified or amended lease is (x) for a net effective rent equal to or in excess of the net effective rent payable under such original Space Lease, and/or (y) for commercially reasonable terms consistent with the Company’s past practices), (C) terminate or grant any reciprocal easement or similar agreements affecting a Real Property (other than in the ordinary course of business consistent with past practice), which would adversely affect the current use or operation of the Real Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement), or (D) enter into any Construction Contract (or one or more Construction Contracts for the same project) for new construction with respect to any Real Property with a cost (together with costs under other Construction Contracts for the same project) in excess of (1) $1,000,000 annually or (2) $2,000,000 in the aggregate;
(vii)   sell, license, assign, waive, abandon, let lapse or otherwise dispose of any rights in or to any material Company IP, other than non-exclusive licenses in the ordinary course of business or due to the expiration of Registered IP in accordance with the applicable statutory term;
(viii)   except as required by the terms of a Company Benefit Plan in existence as of the date hereof and disclosed on Section 4.17(a) of the Company Disclosure Letter, (A) grant any rights to change of control, transaction, retention, severance or termination pay to, or enter into any employment, change of control, transaction, retention, bonus, retirement or severance agreement with, any Company Service Provider, excluding any new employment agreement or offer letter in the ordinary course of business consistent with past practice entered into with an employee hired not in violation of this Section 6.01(b)(viii) that does not provide change of control, transaction, retention, severance or termination pay and is otherwise materially consistent with terms and conditions provided to a similarly situated employee of the Acquired Companies, (B) materially amend any Company Benefit Plan, or adopt or enter into any plan or arrangement that would be a material Company Benefit Plan if in existence on the date hereof, except in the ordinary course and consistent with past practice in conjunction with annual Company Benefit Plan renewals, (C) increase compensation or benefits payable to any Company Service Provider by more than the threshold provided on Section 6.01(b)(viii) of the Company Disclosure Letter or grant any equity or equity-based awards, (D) (1) except where due to “cause,” terminate the employment of any employee or (2) hire any employee, in each case, with an annual base salary (or, in the case of clause (D)(2), prospective annual base salary) of more than $275,000, (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or (F) recognize any union or other labor organization as the representative of any of the employees of any Acquired Company, or enter into collective bargaining agreement with any labor organization;
(ix)   merge or consolidate any Acquired Company with any Person (other than, with respect to Subsidiaries of the Company, pursuant to a definitive agreement not requiring consent (or with the deemed consent) of Parent pursuant to the provisos to Section 6.01(b)(iv)) or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company (or, with respect to a Minority Equity Joint Venture or Subsidiary thereof, consent to any of the foregoing);
(x)   make any loans, advances or capital contributions to, or investments in, any Person (including to any of its officers, directors, Affiliates, agents or consultants) or make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, except for loans, advances or capital contributions to, or investments, made by the Company or a wholly owned Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company, or advances to non-executive officer Company Service Providers in the ordinary course of business;
(xi)   (A) make any change (or file a request to make any such change) in any method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any entity classification or other material Tax election, (C) file any material Tax Return that is materially inconsistent with a previously filed Tax Return of the same type for a prior period, taking into account any amendments, or amend any material Tax Return, (D) settle, compromise or surrender any material Tax liability, audit, claim or assessment, (E) request any extension or waiver of the limitation period applicable to any material Tax liability, audit, claim or assessment, (F) request or enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or other ruling, relief, advice or agreement with a Taxing Authority with respect to Taxes, (G) surrender any right to claim any material Tax refund, (H) enter into or modify, or take or fail to take any action that would violate, be inconsistent with, or give rise to liability with respect to, any Tax Protection Agreement or (I) take or fail to take any action that would reasonably be expected to cause the Company to fail to qualify as a REIT, or any Subsidiary of the Company to cease to be treated as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary;
(xii)   reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other voting or equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other voting or equity interests;
(xiii)   create, incur, assume, refinance, replace, prepay or guarantee any Indebtedness for borrowed money or issue or materially amend the terms of any Indebtedness of the Acquired

Companies, except for (A) borrowings under the existing financing facilities of the Acquired Companies in the ordinary course of business that do not exceed $10,000,000 in the aggregate, (B) guarantees or credit support provided by an Acquired Company of the obligations of an Acquired Company in the ordinary course of business to the extent such Indebtedness is in existence on the date of this Agreement or incurred in compliance with clause (A) of this Section 6.01(b)(xiii), (C) repayments under the Company Credit Agreement in the ordinary course of business consistent with past practice and (D) mandatory payments under the terms of any Indebtedness in accordance with its terms;
(xiv)   settle, release, waive or compromise any pending or threatened Proceedings at law or in equity, except for (A) in accordance with Section 6.09 or (B) the settlement of any such Proceedings solely for monetary damages in an amount (excluding any portion of such payment payable under an existing property-level or construction-related insurance policy) not in excess of (x) the amount specifically set forth on Section 6.01(b)(xiv) of the Company Disclosure Letter with respect to each such Proceeding or (y) $2,000,000 individually or $5,000,000 in the aggregate that do not involve the imposition of injunctive relief against any Acquired Company or the Surviving Company (which for the avoidance of doubt includes any limitations on the operations of any Acquired Company or Affiliate thereof beyond the obligation to comply with Applicable Law) and does not provide for any admission of liability by any of the Acquired Companies (excluding, in each case any such matter related to Taxes, which, for the avoidance of doubt, shall be covered by Section 6.01(b)(xi));
(xv)   acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than acquisitions of personal property and equipment in the ordinary course of business for a purchase price of less than $2,000,000 in the aggregate;
(xvi)   materially modify or reduce the Acquired Company’s insurance coverage provided by the Insurance Policies as of the date of this Agreement, except in the ordinary course of business;
(xvii)   enter into any new line of business;
(xviii)   make or commit to make capital expenditures other than (A) capital expenditures of up to (x) with respect to each project, 110% of the respective amounts specified for such project in the Capital Expenditure Budget and (y) 105% of the amount specified for all such expenditures in the Capital Expenditure Budget taken as a whole, or (B) for emergency repairs required by Law or, after consultation with Parent (if reasonably practicable), in response to Natural Emergencies;
(xix)   make any material change to its methods, principles or procedures of accounting in effect as of December 31, 2024, except as required by a change in GAAP or in Applicable Law, or make any change with respect to accounting policies, principles or practices, in each case, except for such changes that are required by GAAP, the SEC or Applicable Law, or as otherwise specifically disclosed in the Company SEC Documents filed prior to the date hereof;
(xx)   (A) initiate or consent to any zoning reclassification of any Company Property, or any change to any approved site plan, special use permit or other land use entitlement affecting any Company Property, except with respect to land held for development, or (B) amend, modify or terminate, or fail to use commercially reasonable efforts to avoid the lapse of, any Governmental Permit of the Company or its Subsidiaries, (or, in each case of clauses (A) and (B), with respect to a Minority Equity Joint Venture or Subsidiary thereof or JV Real Property, consent to any of the foregoing actions or, if solely in the control of any Acquired Company, take any of the foregoing actions), in each case of clauses (A) and (B) except as would not reasonably be expected to materially adversely impair the current use, operation or value of the subject Company Property or JV Real Property;
(xxi)   implement any plant closing, layoff, termination or reduction in hours that (in each case) would trigger the notice requirements of the WARN Act;

(xxii)   make any material adverse change to their publicly posted privacy policy or the security of any Company IT Assets, except to the extent required by Law;
(xxiii)   apply for, or receive any relief under, any COVID-19 Laws; or
(xxiv)   authorize or enter into any Contract to take any action prohibited under this Section 6.01(b).
(c)   Notwithstanding anything to the contrary set forth in this Agreement, the Company (i) shall cause the January Dividend to be paid no later than January 31, 2026 and (ii) may take any other action (including make, declare, set aside or pay any other dividend or distribution), at any time or from time to time, that in the reasonable discretion of the Company Board (or any committee thereof), on advice of counsel to the Company and after consultation with Parent, is reasonably necessary for the Company to avoid incurring entity-level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period, or portion thereof, ending at or prior to the Effective Time, or to qualify or preserve the status of any other Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary, as the case may be for the current taxable year and any other taxable year that includes the Closing Date. In the event the Company makes the January Dividend and any other dividends or distributions required for the Company to maintain its respective status as a REIT under the Code or to avoid the incurrence of any income or excise Taxes by the Company pursuant to this Section 6.01(c) (in each case after giving effect to distributions otherwise permitted by Section 6.01(b)(iii)), the Common Stock Merger Consideration shall be decreased by an amount equal to the per share amount of any such dividend or distribution on Company Common Stock so declared or paid by the Company pursuant to this Section 6.01(c) (provided that the per share decrease shall be adjusted, if applicable, in accordance with Section 3.01(d)). For the avoidance of doubt, the Company acknowledges and agrees that the payment of the January Dividend shall result in a decrease in the Common Stock Merger Consideration as described in the preceding sentence.
(d)   Each of Parent and Merger Sub acknowledges and agrees that (i) nothing contained in this Agreement shall give Parent, Merger Sub or any of their respective Affiliates, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing and (ii) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
Section 6.02   No Solicitation.
(a)   Except as expressly permitted by this Agreement, during the period from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, the Company shall not, and shall cause its Subsidiaries and each of its and their respective directors and officers not to, and shall instruct its and their other Representatives not to, directly or indirectly (i) solicit, initiate, seek, knowingly encourage or facilitate any Acquisition Proposal or any inquiry, discussion, offer or request (an “Inquiry”) that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the books or records or officers of the Acquired Companies to, any Third Party, in each case, with respect to an Acquisition Proposal or Inquiry, (iii) approve or recommend an Acquisition Proposal, (iv) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal other than an Acceptable Confidentiality Agreement, or that would reasonably be expected to lead to an Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”) or (v) resolve, propose or agree to do any of the foregoing.
(b)   Immediately following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their officers and directors to, and shall instruct its and their other Representatives to, cease and cause to be terminated any existing solicitation, discussion or negotiation with any Third Party with respect to any Inquiry or Acquisition Proposal, terminate all physical and electronic data room access granted to any Person or its Representatives (in each case, other than the Parent Parties, their respective Affiliates, the Financing Sources and their respective Representatives) and request that each Third Party that has previously executed a confidentiality agreement in the last twelve (12) months prior to the date of this Agreement and relating to an Inquiry or Acquisition Proposal to promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement.
(c)   Notwithstanding anything to the contrary contained in this Agreement, but subject to compliance with the other provisions of this Section 6.02, if at any time after the date hereof and prior to the earlier of the receipt of the Required Company Shareholder Approval and the termination of this Agreement in accordance with Section 8.01 (i) the Company or any of its Subsidiaries has received a bona fide written Acquisition Proposal from a Third Party (that did not result from a breach of this Section 6.02) and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then the Company and its Representatives may (A) enter into an Acceptable Confidentiality Agreement with such Third Party and/or its Representatives and, pursuant to an Acceptable Confidentiality Agreement, furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Representatives and (B) engage in discussions and negotiations with such Third Party and its Representatives with respect to the Acquisition Proposal; provided that (x) the Company shall notify Parent if the Company commences any action described in clause (A) or clause (B) of this Section 6.02(c) promptly thereafter (and in any event within forty-eight (48) hours of the Company’s or its Representatives’ commencement of such action) and (y) the Company shall make available to Parent any non-public information concerning the Acquired Companies made available to any Third Party, to the extent not previously made available to Parent, as promptly as reasonably practicable after it is made available to such Third Party (and in any event within forty-eight (48) hours following such information being made available to such Third Party). Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), correspond in writing with any Third Party to (1) seek to clarify and understand the terms and conditions of any Acquisition Proposal made by such Third Party solely to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (2) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.
(d)   Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), the Company Board (or a committee thereof) shall not (i) withdraw, withhold, qualify or modify, or propose publicly to withdraw, withhold, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the Proxy Statement, (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, any Acquisition Proposal, (iv) make any recommendation or public statement in connection with a tender offer or exchange offer that is an Acquisition Proposal (except for a recommendation against any such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any of the actions described in clauses (i) through (iv) of this Section 6.02(d), an “Adverse Recommendation Change”) or (v) cause or permit the Company to enter into any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.02). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Shareholder Approval, (A) if an Intervening Event has occurred, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(ii) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects, to make an Adverse Recommendation Change if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action would reasonably be expected to be inconsistent with the Company Board’s duties under Applicable Law and (B) if the Company has received a written bona fide Acquisition Proposal after the date hereof that did not result from a breach of this

Section 6.02, the Company Board shall be permitted, subject to compliance with this Section 6.02(d) and Section 6.02(e)(i) (other than, in the case of Section 6.02(e)(i), any breach that has a de minimis effect) and subject to compliance with the other applicable provisions of this Section 6.02 in all material respects (x) to cause the Company to, and the Company shall be permitted to, terminate this Agreement pursuant to Section 8.01(h) to substantially concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Acquisition Proposal and/or (y) make any Adverse Recommendation Change, in the case of clauses (x) and (y), if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s duties under Applicable Law. For the avoidance of doubt, nothing in this Section 6.02(d) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in and of itself in connection with, any of the actions permitted by Section 6.02(g).
(e)   The Company Board shall not be entitled to effect an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 8.01(h) unless:
(i)   with respect to a Superior Proposal, (A) the Company has provided, at least three (3) Business Days (the “Notice Period”) in advance, written notice (a “Notice of Superior Proposal Adverse Recommendation Change”) to Parent that the Company intends to take such action (it being understood the delivery of a Notice of Superior Proposal Adverse Recommendation Change and any amendment or update thereto or the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes written notice of the material terms of the Superior Proposal which enabled the Company Board to make the determination that the Acquisition Proposal is a Superior Proposal and the information specified in Section 6.02(f) with respect to such Superior Proposal, (B) the Company shall, and shall cause its Representatives to, until 11:59 p.m. on the last day of the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Superior Proposal would cease to constitute a Superior Proposal and (C) following the end of the Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Superior Proposal Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 8.01(h) to substantially concurrently enter into a definitive Alternative Acquisition Agreement providing for the implementation of such Superior Proposal would continue to reasonably be expected to be inconsistent with the Company Board’s duties under Applicable Law; provided, however, that any amendment to the financial terms or any other material amendment of such Acquisition Proposal shall require a new Notice of Superior Proposal Adverse Recommendation Change and the Company shall be required to comply again with the requirements of this Section 6.02(e); provided that the three (3) Business Day Notice Period shall be two (2) Business Days;
(ii)   (A) an Intervening Event has occurred, (B) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s duties under Applicable Law, (C) the Company has provided, at least three (3) Business Days (the “Intervening Event Notice Period”) written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event, (D) the Company shall, and shall cause its Representatives to, until 11:59 p.m. on the last day of the Intervening Event Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement in response to such Intervening Event in order to obviate the need to make such Adverse Recommendation Change and (E) following the end of the Intervening Event Notice Period, the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement offered in writing by Parent in response to the Notice of Intervening Event or otherwise, that the failure to make such Adverse Recommendation Change would continue to reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; it being understood that each time that material modifications or developments with respect to the Intervening Event occur (as reasonably determined by the Company Board in good faith), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.02(e)(ii) with respect to such new written notice (with the “Intervening Event Notice Period” in respect of such new written notice being two (2) Business Days from the delivery of such written notice to Parent).
(f)   During the period from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, (i) as promptly as reasonably practicable (and in any event within forty-eight (48) hours) after receipt by the Company or any of its Representatives of any Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal or such Inquiry and the identity of the Person or Group making such Acquisition Proposal, and provide to Parent copies of any such Acquisition Proposal or Inquiry made in writing and any written documentation (including drafts of proposed agreements and correspondence related thereto) (unless such disclosure of such Person’s identity is prohibited pursuant to the terms of any confidentiality agreement with such Person existing as of the date hereof), and (ii) the Company shall keep Parent informed, as promptly as reasonably practicable (and in any event within forty-eight (48) hours), of any material developments regarding any Acquisition Proposal or such Inquiry and the status of such Acquisition Proposal or such Inquiry, with written notice setting forth such information as is reasonably necessary to keep Parent reasonably informed in all material respects of material oral or written communications regarding, and the status and material details thereof, which shall include written notice of any changes or proposed changes to the financial or other material terms of any such Acquisition Proposal or such Inquiry and copies of any written documentation (including drafts of proposed agreements and correspondence related thereto). The Company agrees that none of the Acquired Companies will enter into any confidentiality or similar agreement with any Person subsequent to the date hereof which prohibits any Acquired Company from providing any information required to be provided to Parent in accordance with Section 6.02(e) or this Section 6.02(f) within the time periods contemplated hereby.
(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s shareholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s shareholders), (ii) making any “stop, look and listen” communication to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto or (iii) any other communication to the Company’s shareholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law; provided, however, that the Company Board (or any committee thereof) shall not make an Adverse Recommendation Change, except in accordance with Section 6.02(d) and Section 6.02(e).
(h)   The Company shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal or similar matter in any Contract to which the Company or any of its Subsidiaries is a party; provided that, notwithstanding anything in this Agreement to the contrary, if the Company Board determines in good faith (after consultation with the Company’s financial and outside legal advisors) that the failure to take such action would reasonably be expected be inconsistent with the directors’ duties under Applicable Law, the Company may (i) grant a limited waiver of any standstill provision solely to the extent necessary to permit any Person to make a non-public Acquisition Proposal to the Company Board and, to the extent permitted by the other subsections of this Section 6.02, thereafter negotiate and enter into any transaction in connection therewith and (ii) grant a waiver of or terminate, and/or not enforce any anti-clubbing, restrictions on engaging Representatives or working with potential financing sources or similar provision of any confidentiality agreement with a Third Party.
Section 6.03   Governmental Consents and Filings.
(a)   Subject to the terms and conditions of this Agreement, the parties shall use their respective reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities, any consents, licenses, permits, waivers, approvals, authorizations or orders required or advisable to be obtained by the parties, or any of their respective Subsidiaries, or to avoid any Proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii) as promptly as practicable after the date hereof, make all necessary filings and submissions with respect to this Agreement required under any Applicable Laws. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.
(b)   Without limiting the generality of anything contained in this Section 6.03, each party hereto shall (i) give the other parties prompt notice of the making or commencement of any Proceeding by a Governmental Authority with respect to the Transactions, (ii) keep the other parties, upon request, informed as to the status of any such Proceeding, (iii) provide the other parties (A) advance copies of, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, all correspondence, filings or communications (or memoranda setting forth the substance thereof) from such party or any of its controlled Affiliates to any Governmental Authority in connection with the Transactions and (B) all material correspondence, filings or communications (or memoranda setting forth the substance thereof) from any Governmental Authority in connection with the Transactions as promptly as practicable following its receipt thereof, (iv) respond as promptly as practicable to any additional requests for information received from any Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a), (v) not agree to participate in any substantive meeting or communication with any Governmental Authority in respect of any filing or any Proceeding related to the Transactions unless it consults with the other parties in advance and provides the other party the opportunity to attend and participate thereat and (vi) use reasonable best efforts to (A) obtain termination or expiration of any waiting period and such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws and (B) prevent the entry in any Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Transactions. Any information or materials provided to the other parties pursuant to this Section 6.03 may be provided on an “outside counsel only” basis, if appropriate, and that information or materials may also be redacted as necessary to (1) remove references concerning the valuation of the Company or other competitively sensitive materials, (2) comply with contractual arrangements and obligations or (3) address reasonable attorney-client or other privilege or confidentiality concerns.
(c)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, (i) none of the parties hereto or their respective Affiliates shall enter into any timing agreement or other agreement with any Governmental Authority not to consummate the Transactions, except with the prior written consent of the other parties hereto and (ii) Parent shall (and shall cause its Subsidiaries to) cooperate in good faith with the Governmental

Authorities and shall undertake (and cause its Subsidiaries to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (A) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (B) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date; provided, however, that (x) none of the Company, the Surviving Company, Parent or any of their respective Affiliates shall be required to take any of the actions set forth in clause (ii) unless the effectiveness of such action is conditioned upon the Closing and (y) in no event shall the Company, the Surviving Company or any of their respective Affiliates propose to any Governmental Authority, negotiate, effect or agree to any action contemplated by clauses (i) or (ii) above without the prior written consent of Parent. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not in and of itself be deemed a failure to satisfy any condition specified in Article VII.
(d)   Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.03; provided that any consents or approvals of the type described in Section 6.11 shall not be subject to this Section 6.03(d).
(e)   Notwithstanding anything to the contrary herein, nothing in this Section 6.03 or any other provision of this Agreement, shall require Parent or any Affiliates of Parent (including Blackstone Inc. (“Blackstone”)) to agree or otherwise be required to take any action, including any action, including selling, divesting, disposing of, licensing, holding separate, giving any undertaking or any other action that limits in any respect its freedom of action with respect to, or ability to retain, develop or acquire, any assets, business or portion of any business, products, rights, services, licenses, of Parent or any Affiliates of Parent (including Blackstone, any current or future investment funds or investment vehicles affiliated with, or managed or advised by, Blackstone or its Affiliates, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Blackstone or of any such investment fund or investment vehicle), or any interest therein (in each case other than with respect to the Parent Parties and their respective Subsidiaries (including, following the Closing, the Surviving Company and its Subsidiaries)).
Section 6.04   Proxy Statement.
(a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Shareholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Except if the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Proxy Statement shall include the Company Board Recommendation. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall cause the definitive Proxy Statement to be mailed to the holders of Company Common Stock as of the record date for notice established for the Company Shareholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”) but not prior to the record date for the Company Shareholder Meeting; provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then the eleventh (11th) calendar day after the initial filing shall be the SEC Clearance Date. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and the Company shall consider in good faith any comments on such document or response reasonably proposed by Parent.
(b)   Parent shall, as promptly as possible, furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)   In accordance with the Company Governing Documents, the Company shall use commercially reasonable efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (i) establish a record date for and give notice of a meeting of the holders of Company Common Stock, for the purpose of voting upon the approval of the Merger (including any adjournment or postponement thereof, the “Company Shareholder Meeting”) and (ii) after the SEC Clearance Date duly call, convene and hold the Company Shareholder Meeting; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Shareholder Meeting at any time prior to the twentieth (20th) Business Day following the SEC Clearance Date; provided, further, that the Company may postpone, recess or adjourn the Company Shareholder Meeting: (A) with the consent of Parent, (B) for the absence of a quorum, (C) to solicit additional proxies for the purpose of obtaining the Required Company Shareholder Approval (unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02) or (D) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Law or the failure of which to provide would reasonably be expected to be inconsistent with the directors’ duties under Applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of Company Common Stock prior to the Company Shareholder Meeting to ensure the holders of Company Common Stock have a reasonable period of time to make a reasonably informed vote; provided, however, that Parent shall be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (B) – (D) and, without the prior written consent of Parent, in the case of clauses (B) and (C), the Company Shareholder Meeting shall not be postponed or adjourned to a date that is (x) more than 30 days after the date for which the Company Shareholder Meeting was originally scheduled (excluding any adjournments or postponements required by Applicable Law) or (y) more than 90 days from the record date for the Company Shareholder Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.02, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the approval of the Merger and the Company shall provide the Company Board Recommendation and include the Company Board Recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Shareholder Meeting if this Agreement is terminated. Parent and Merger Sub agree to vote all shares of Company Common Stock held by them (if any) in favor of the approval of the Merger. The Company shall cooperate with and keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company’s shareholders. Without the prior written consent of Parent, (1) the approval of the Merger shall be the only matter (other than matters of procedure, matters required by Applicable Law to be voted on by the Company shareholders in connection with this Agreement or the approval of the Merger and a proposal to approve, by a non-binding advisory vote, compensation that may be paid or become payable to the Company’s executive officers that is based on or otherwise relates to the Merger) that the Company shall propose to be acted on by the shareholders of the Company at the Company Shareholder Meeting and (2) the Company shall not submit to the vote of its shareholders any Acquisition Proposal (other than this Agreement). Unless this Agreement shall have been terminated in accordance with Section 8.01, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Shareholder Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s shareholders shall not be affected by an Adverse Recommendation Change.
(d)   If, at any time prior to the Effective Time, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates, officers, directors, partners or managers, as applicable, is discovered by the Company, Parent or Merger Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the holders of Company Common Stock. Each party agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.
Section 6.05   Access to Information.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not interfere with the normal operation of the Acquired Companies, to the Acquired Companies’ respective properties, offices, personnel, books and records, and shall furnish Parent or such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as Parent or such Representatives may reasonably request; provided that such review shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing in this Section 6.05 shall require the Acquired Companies to disclose any information to Parent or its Representatives (i) to the extent related to an Acquisition Proposal, Adverse Recommendation Change, Notice of Superior Proposal Adverse Recommendation Change or Notice of Intervening Event (except as otherwise required by the terms of this Agreement) or (ii) if such disclosure would, in the reasonable judgment of the Company, (A) result in a Third Party competitor of the Company receiving information that is commercially sensitive and would cause competitive harm to any Acquired Companies if the Merger is not consummated, (B) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (C) jeopardize any attorney-client or other legal privilege, work product doctrine or similar protection; provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does result in the events set out in the preceding clauses (A) – (C). Notwithstanding anything herein to the contrary, the Acquired Companies shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.05 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties and such disclosure would prejudice the Company. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement, and any such information may be designated Clean Team Information in accordance with the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or any condition to the obligations of the parties under this

Agreement and shall not limit or otherwise affect the rights or remedies of the parties. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 for any competitive or other purpose unrelated to the consummation of the Transactions. Parent will use its reasonable best efforts to minimize any disruption to the respective business of the Acquired Companies that may result from requests for access under this Section 6.05 and, notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under Applicable Law or as a result of COVID-19 or any Pandemic Measures.
Section 6.06   Confidentiality; Public Announcements.   Except as otherwise contemplated by Section 6.02(g) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), so long as this Agreement is in effect, the parties shall consult with each other before issuing any press release or public statement with respect to this Agreement or the Transactions, and none of the parties or their respective Affiliates shall issue any such press release or public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that (i) no such consent shall be necessary to the extent disclosure may be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto if the party making such disclosure or public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such disclosure or public statement and (ii) a party may, without the prior consent of the other party, make any public statements with respect to this Agreement or the Merger that are substantially similar to those in the Proxy Statement or in previous press releases or public statements made by the Company or Parent in accordance with Section 6.02. The Company may, without Parent’s or Merger Sub’s consent, communicate to its employees, customers, suppliers, tenants and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing; provided, however, Blackstone Real Estate Services L.L.C., the Parent Parties and their Representatives may disclose “Confidential Information” and “Discussion Information” (each as defined in the Confidentiality Agreement) to their potential financing sources, which financing sources will be deemed to be “Representatives” (as defined in the Confidentiality Agreement).
Section 6.07   Directors and Officers Indemnification and Insurance.
(a)   To the extent permitted by Applicable Law, from and after the Effective Time until the sixth anniversary of the Effective Time, Parent agrees that it shall cause the Surviving Company to indemnify, defend and hold harmless each present and former director, officer and manager of the Acquired Companies (in their capacity as such, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any threatened, pending or completed Proceeding or other matter, whether civil, criminal, administrative or investigative, arising out of, related to or by reason of the fact that he or she is or was a director, officer or manager of any Acquired Company or he or she is or was serving at the request of any Acquired Company as a director, officer or manager of any other Person, in each case, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time), including such alleged acts or omissions with respect to this Agreement or any of the Transactions, to the fullest extent permitted by Applicable Law. Parent shall cause the Surviving Company to promptly advance expenses (including reasonable attorneys’ fees) to the Company Indemnified Parties as incurred by each such Company Indemnified Party (but not later than thirty (30) days after the submission of invoices), without the requirement of any bond or other security, to the fullest extent permitted by Applicable Law, but subject to Parent’s or the Surviving Company’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified. Without limiting the foregoing, Parent shall cause the Surviving Company (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective Organizational Documents concerning the indemnification and exculpation of (and provisions relating to expense advancement to) the Company Indemnified Parties that are no less favorable to those Persons than the provisions of Applicable Law and the indemnification agreements and the Organizational Documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that could adversely affect the rights of those Persons thereunder, in each case, except as expressly required by Applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Company, as applicable, (A) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against, or investigation of, any Company Indemnified Party for which indemnification may be sought under this Section 6.07(a) without the Company Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Company Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (B) shall not be liable for any settlement effected without Parent’s or the Surviving Company’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), (C) shall not have any obligation hereunder to any Company Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such Company Indemnified Party is not entitled to indemnification, in which case the Company Indemnified Party shall promptly refund to Parent or the Surviving Company, as applicable, the amount of all such expenses theretofore advanced pursuant hereto, and (D) shall not be obligated to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Company Indemnified Parties) for all Company Indemnified Parties in any jurisdiction with respect to any single legal action, except to the extent that, on the advice of any such Company Indemnified Party’s counsel, two or more of such Company Indemnified Parties shall have conflicting interests in the outcome of such action. Parent and the Surviving Company’s obligations under this Section 6.07(a) shall continue in full force and effect for a period of six (6) years from the Closing Date; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any bona fide claim asserted or made within such period shall continue until the final disposition of such claim.
(b)   For a period of six (6) years from the Closing Date, Parent shall cause the Surviving Company to, and the Surviving Company shall, in each case, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage from insurers with an A.M. Best Financial Strength Rating of “A-” or better with respect to matters existing or occurring at or prior to the Effective Time; provided, however, that in lieu of the foregoing, Parent and the Surviving Company may cause coverage to be extended under the Acquired Company’s current directors’ and officers’ liability, employment practices liability and fiduciary liability insurance policies by obtaining at or prior to the Closing Date fully prepaid, non-cancelable six (6)-year “tail” insurance (containing terms and conditions, including limits and retentions, not less favorable to the insureds thereunder than the current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time for an overall additional premium not to exceed three hundred percent (300%) of the total annual premiums at the last renewal (the “Maximum Amount”); provided that the Company shall reasonably cooperate with Parent, and Parent shall reasonably consult with the Company, prior to the purchase of any such “tail” insurance; provided, further, that if such insurance is not available or the aggregate premium exceeds the Maximum Amount, then Parent shall obtain the most coverage available for a cost not exceeding the Maximum Amount. The Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.
(c)   Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Company. In the event that Parent, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent and the Surviving Company shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that could reasonably be expected to render Parent or the Surviving Company unable to satisfy their respective obligations under Section 6.07.
(d)   The rights of each Company Indemnified Party under this Section 6.07 (i) shall survive consummation of the Transactions, (ii) are intended to benefit, and shall be enforceable by, each Company Indemnified Party and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third-party beneficiaries of this Section 6.07) and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Company Indemnified Party (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract or otherwise.
(e)   Parent shall cause the Surviving Company to, and the Surviving Company shall, advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any Company Indemnified Party in enforcing his or her rights under this Section 6.07, but subject to Parent’s or the Surviving Company’s receipt of an undertaking by or on behalf of such Company Indemnified Party to repay such amount if it shall ultimately be determined that such Company Indemnified Party is not entitled to be indemnified.
Section 6.08   Section 16 Matters.   Prior to the Effective Time, the Company shall take such further actions, if any, as may be necessary or appropriate to cause any dispositions of any equity securities of the Company (including any derivative securities) pursuant to the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.
Section 6.09   Transaction and Shareholder Litigation.   Prior to the Effective Time, the Company shall provide Parent with prompt notice of any shareholder litigation, unitholder litigation or other Proceeding relating to or arising from this Agreement or the Merger that is brought against the Company, the members of the Company Board or any Subsidiaries of the Company (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof. Without limiting the preceding sentence, the Company shall give Parent (a) the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any Transaction Litigation, and the Company shall consider any such comments in good faith, and (b) the opportunity to participate in (at its sole cost and expense) but not control, and consult on, any defense, negotiations, settlement, understanding or other agreement with respect to any Transaction Litigation and the Company shall not, and shall not permit any of its Subsidiaries or its or their Representatives to, compromise or settle any such Transaction Litigation unless Parent shall have consented thereto (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 6.10   Employee Matters.
(a)   From and after the Effective Time and for a period ending on December 31 of the year in which the Effective Time occurs (or, if earlier, the last day of a Continuing Employee’s service with the Acquired Companies), Parent shall provide or cause its Subsidiaries, including the Surviving Company, to provide each Continuing Employee with (i) base salary, base fee or wage rate, as applicable, and annual target cash bonus opportunity, in each case, that is not less than the base salary, base fee or wage rate (as applicable) and annual target cash bonus opportunity, respectively, provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance pay and benefits that are no less favorable than the severance pay and benefits for which the Continuing Employee would have been eligible immediately prior to the Effective Time, as set forth in Section 6.10(a)(i) of the Company Disclosure Letter, and (iii) other benefits that, taken as a whole, are no less favorable in the aggregate than the benefits provided to such Continuing Employee immediately prior to the Effective Time (other than equity, equity-based, long-term incentive, nonqualified deferred compensation, severance, change-in-control and retention arrangements, post-retirement health and welfare, and defined benefit pension plans). Parent and the Company agree to take the actions set forth on Section 6.10(a)(ii) of the Company Disclosure Letter.

(b)   For all purposes with respect to benefit plans maintained by Parent or any of Parent’s Subsidiaries, including the Surviving Company, each Continuing Employee’s service with any Acquired Company, as reflected in the Company’s records, shall be treated as service with Parent or any of Parent’s Subsidiaries, including the Surviving Company; provided, however, that such service need not be recognized for purposes of benefit accrual under any defined benefit pension plan or to the extent that such recognition would result in any duplication of benefits.
(c)   Parent shall, or shall cause Parent’s Subsidiaries (including the Surviving Company) to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of Parent’s Subsidiaries in which Continuing Employees (and their eligible dependents) become eligible to participate following the Closing, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan. Parent shall, or shall cause Parent’s Subsidiaries, including the Surviving Company, to recognize and credit, or cause to be recognized and credited, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing occurs (or such later calendar year in which Continuing Employees first become eligible to participate in any welfare benefit plans of Parent or Parent’s Subsidiaries) for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) become eligible to participate following the Closing.
(d)   Solely to the extent unpaid as of the Closing Date, Parent shall, or shall cause the Surviving Company to, pay each Continuing Employee who participated in the Company’s annual bonus plans in the year immediately prior to the year in which the Effective Time occurs (the “Prior Year Bonus”), an annual bonus with respect to such year based on, and in no event less than, the amount that would be paid to such employee based on the Company’s annual bonus plan accruals as of the date set forth in Section 6.10(d) of the Company Disclosure Letter, at the time that such annual bonus payments would be made in the ordinary course consistent with past practice; provided that, in the event that such a Continuing Employee’s employment is terminated by Parent or its Subsidiaries (including the Surviving Company) without “Cause” (as defined in the Company Stock Plan, without reference to any applicable award agreement) after the Effective Time and prior to the payment date for such annual bonus, Parent or the Surviving Company shall pay such employee the applicable Prior Year Bonus measured on the same basis as for the active Continuing Employees determined in accordance with this sentence, subject to such Continuing Employee’s execution of a general release of claims in favor of Parent and the Surviving Company. In addition, Parent shall, or shall cause the Surviving Company to, pay each Continuing Employee who is eligible to participate in the Company’s annual bonus plans as of immediately prior to the Effective Time, an annual bonus for the year in which the Effective Time occurs based on the actual level of achievement of the applicable performance criteria and otherwise pursuant to the terms of the underlying annual bonus plans, at the time that such annual bonus payments would be made in the ordinary course consistent with past practice (subject to equitable adjustments determined by Parent in good faith to be reasonably appropriate to reflect the Merger); provided that, in the event that such a Continuing Employee’s employment is terminated by Parent or its Subsidiaries (including the Surviving Company) without Cause after the Effective Time and prior to the payment date for such annual bonus, Parent or the Surviving Company shall pay such employee a pro rata portion of such annual bonus earned by such employee based on the number of days employed during the performance period to which the annual bonus relates based on actual performance determined in accordance with this sentence, subject to such Continuing Employee’s execution of a general release of claims in favor of Parent and the Surviving Company, which pro rata annual bonus payments shall be made at the time that annual bonus payments are made to active Continuing Employees in accordance with this Section 6.10(d).
(e)   From and after the Effective Time, Parent shall, or shall cause the Surviving Company to assume and honor all obligations under the agreements listed on Section 6.10(e) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time.

(f)   The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (or any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Company or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason, (ii) require Parent, the Surviving Company or any of their respective Affiliates, as applicable, to continue any Company Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing or (iii) amend any Company Benefit Plans (or otherwise restrict the ability to amend such plans).
(g)   Nothing in this Section 6.10 shall limit any rights of any Company Service Provider pursuant to an employment or other agreement.
Section 6.11   Third-Party Consents.   The parties shall use their respective commercially reasonable efforts to obtain from any Person (other than a Governmental Authority, which is subject to Section 6.03) any consents, waivers, approvals or authorizations required or advisable to be obtained by the parties, or any of their respective Subsidiaries relating to any Contract or any Company License in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents, waivers, approvals or authorizations in connection with the Transactions from any Person (other than a Governmental Authority, which is subject to Section 6.03) (a) without the prior written consent of Parent, none of the Acquired Companies shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person, (b) none of the Parent Parties or any of their Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, (c) none of the Company or any of its Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations, except, in each case, of this clause (c) if the payment, commitment or obligations is conditioned upon the Closing and (d) the inability or failure to obtain any such consent, waiver, approval or authorization, and any consequences to the extent arising out of or related to such inability or failure shall not constitute a breach of covenant for purposes of Section 7.02(b), Section 7.03(b), Section 8.01(e) or Section 8.01(f) to the extent the Company has complied with its obligations hereunder.
Section 6.12   Notices of Certain Events.
(a)   The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, of (i) any written notice or other substantive communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, and (ii) any Proceeding commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions.
(b)   The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable conditions set forth in Article VII would reasonably be expected to be incapable of being satisfied by the End Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or any remedies for any breach of the representations, warranties, covenants or agreements under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the Company, the Parent Parties or their respective Representatives to provide such prompt notice under this Section 6.12(b) shall not constitute a breach of covenant for purposes of Section 7.02(b), Section 7.03(b), Section 8.01(e) or Section 8.01(f).

Section 6.13   Takeover Statutes.   The parties shall (a) take all action reasonably necessary so that no Takeover Statute is or becomes applicable to the Parent Parties or the Transactions, including the Merger, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, take all action reasonably necessary so that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the Company Charter (the “Charter Restrictions”) or the Organizational Documents of Parent on the Transactions, including the Merger. The Company and the Company Board (or any committee thereof) shall not take any action on or after the date hereof to exempt any Person (other than any Parent Party or their respective Affiliates) from or render inapplicable (i) the “Aggregate Stock Ownership Limit” or “Common Stock Ownership Limit” (each as defined in the Company Charter) (including by establishing or increasing an “Excepted Holder Limit” under the Company Charter) or other Charter Restrictions or (ii) any Takeover Statute of any jurisdiction, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 8.01.
Section 6.14   Obligation of the Parties; Stock Exchange Delisting.   Prior to the Effective Time, the Company, and following the Effective Time, Parent and the Surviving Company shall use reasonable best efforts to cause the Company’s securities to be de-listed from NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.
Section 6.15   Merger Sub.   Parent will take all actions necessary to cause Merger Sub to (a) perform their obligations under this Agreement and the Ancillary Agreements and to consummate the Merger, as applicable, on the terms and subject to the conditions set forth in this Agreement and (b) prior to the Effective Time not to conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement or otherwise in connection with the Transactions. Promptly following the execution and delivery of this Agreement, Parent shall deliver to the Company a copy of the action by written consent, duly executed by Parent, in accordance with Applicable Law, approving the Merger in its capacity as the sole members of Merger Sub. Any consent or waiver by Parent under this Agreement shall be deemed to also be a consent or waiver by Merger Sub and any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.
Section 6.16   Conduct of Business by Parent Pending the Merger.   Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.01, Parent and Merger Sub:
(a)   shall not, and shall not permit any of their respective Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any Governmental Permit or Governmental Order necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (iv) delay or prevent the consummation of the Transactions;
(b)   shall not, and shall not permit any of their respective Subsidiaries to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and
(c)   shall not, and shall not permit any of their respective Subsidiaries to, prior to the End Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Paying Agent and the Company immediately prior to the Effective Time funds sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Common Stock Merger Consideration, any amounts payable pursuant to Section 3.05, the payment of all associated costs and expenses, or that otherwise would prevent, materially delay or materially impede the performance by Parent and Merger Sub of its obligations under this Agreement or the consummation of the Transactions.
Section 6.17   Financing Cooperation.
(a)   Debt Financing.
(i)   Prior to Closing, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to provide (or cause its Subsidiaries to provide), in each case at Parent’s sole cost and expense, such customary cooperation in connection with the offering, arrangement, syndication, consummation or issuance of any debt, equity or equity-linked financing deemed necessary or appropriate by Parent, including, among other things, any debt or equity financing to be incurred or contemplated to be incurred in connection with the Transactions, the Acquired Companies and the Real Properties effective as of or after the Closing, as reasonably requested in writing (email being sufficient) by Parent (collectively, the “Debt Financing”); provided that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance shall include using commercially reasonable efforts to do the following as promptly as reasonably practicable after Parent’s written request (email being sufficient), each of which with reasonable prior notice and at Parent’s sole cost and expense:
(A)   make employees of the Company with appropriate seniority and expertise available to participate in a reasonable number of roadshows, due diligence sessions, drafting sessions, meetings (including one-on-one meetings or conference calls with providers of Debt Financing), rating agency presentations and other syndication activities and presentations with prospective lenders at reasonable times and locations mutually agreed; provided that any such meeting or communication may be conducted virtually by videoconference or other media;
(B)   provide reasonable and customary assistance to Parent with the preparation of customary offering documents, offering memoranda, syndication materials, information memoranda, lender presentations, materials for ratings agency presentations, private placement memoranda, bank information memoranda and similar documents reasonably necessary in connection with the Debt Financing and provide reasonable cooperation with the due diligence efforts of any source of any Debt Financing to the extent reasonable and customary; in each case in this clause: (x) subject to customary confidentiality provisions and disclaimers, (y) as reasonably requested by Parent and (z) limited to information to be contained therein with respect to the Acquired Companies or the Owned Real Property and Leasehold Real Property;
(C)   furnish Parent, reasonably promptly upon written request, with such historical and projected financial, statistical and other pertinent information relating to the Acquired Companies as may be reasonably requested by Parent, as is usual and customary for Debt Financings and reasonably available and prepared by or for the Acquired Companies in the ordinary course of business; provided that Parent shall be solely responsible for the contents (other than historical information of the Company and its Subsidiaries) and determination of pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information;
(D)   assist with the preparation of customary definitive loan documentation contemplated by the Debt Financing (including schedules), including any customary guarantee, pledge and security documents (provided that any such documents or agreements and any obligations contained in such documents shall be effective no earlier than as of the Effective Time);

(E)   provide to Parent upon reasonable written request all documentation and other information with respect to the Acquired Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, in each case as reasonably requested by Parent at least five (5) Business Days prior to the Closing Date;
(F)   cooperate in connection with the repayment or defeasance of any existing Indebtedness of the Acquired Companies as of, and subject to occurrence of, the Closing and the release of related Liens following the repayment in full of such Indebtedness, including using commercially reasonable efforts to deliver such customary payoff, defeasance or similar notices within the time periods contemplated under any existing loans of the Acquired Companies as are reasonably requested by Parent (provided that the Company shall not be required to deliver any notices that are not conditioned on, and subject to the occurrence of, the Closing);
(G)   cooperate with obtaining customary title insurance with respect to each material Real Property as reasonably requested by Parent;
(H)   provide reasonable and customary assistance with respect to attempting to obtain any third-party consents associated with the delivery of guarantees and granting of mortgages, pledges and security interests in collateral for the Debt Financing;
(I)   cause the Company’s independent auditors to deliver customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the Debt Financing, to the extent such “comfort letters” are required to be delivered to the applicable underwriters, initial purchasers or placement agents in connection with such Debt Financing;
(J)   provide customary authorization letters authorizing the distribution of Company information to prospective lenders in connection with a syndicated bank financing; provided that such customary authorization letters (or the bank information memoranda in which such letters are included) shall include customary language that exculpates the Company, each of its Subsidiaries and their respective Representatives and Affiliates from any liability in connection with the use or misuse by the recipients thereof of the information set forth in any such bank information memoranda or similar memoranda or report distributed in connection therewith;
(K)   consent to the use of the Acquired Company’s logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Acquired Company’s reputation or goodwill;
(L)   reasonably cooperate with the marketing efforts of Parent and its Financing Sources for any Debt Financing to be raised by Parent to complete the Transactions;
(M)   as may be reasonably requested by Parent, following the obtainment of the Required Company Shareholder Approval, form new direct or indirect wholly-owned Subsidiaries of the Company pursuant to documentation reasonably satisfactory to Parent and the Company;
(N)   as may be reasonably requested by Parent, and no earlier than immediately prior to the Effective Time on the Closing Date, and provided such actions would not adversely affect the Tax status of the Company or any of its Subsidiaries or cause the Company or any of its Subsidiaries to be subject to additional Taxes or otherwise suffer or incur any amounts that are not indemnified by Parent under Section 6.17(a)(iii), transfer or otherwise restructure its ownership of existing Subsidiaries of the Company, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company;
(O)   to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors, ground lessees and counterparties to reciprocal easement agreements, declarations and similar agreements in form and substance reasonably satisfactory to any potential Financing Source;
(P)   to the extent reasonably requested by Parent and necessary in connection with the Debt Financing, provide customary and reasonable assistance to allow Parent and its Representatives to conduct customary appraisal and non-invasive environmental and engineering inspections of each Owned Real Property and, subject to obtaining required third-party consents with respect thereto (which the Company shall use reasonable efforts to obtain to the extent reasonably requested by Parent and required in connection with such inspections), Leasehold Real Property (provided, however, that (x) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such Owned Real Property or Leasehold Real Property, (y) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 6.05 and (z) the Company shall be entitled to have representatives present at all times during any such inspection); and
(Q)   to the extent necessary or advisable, reasonably cooperate to facilitate, effective no earlier than the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents reasonably requested by Parent and required in connection with the Debt Financing, including customary indemnities and bring down certificates issued in connection with a securitization of the Debt Financing;
provided that (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with any Debt Financing (other than in any applicable proxy statement), (w) nothing in this Section 6.17 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities or otherwise incur any liability, in any case prior to the Closing, or for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement, (2) require any Acquired Company or its Representatives to execute, deliver, enter into or perform any Financing Document (other than with respect to customary authorization letters with respect to bank information memoranda referred to above) that is effective prior to the Closing or that is not contingent on Closing or (3) require any officer, director or other Representative of the Company or any of its Subsidiaries to deliver any certificate that such officer, director or other Representative reasonably believes, in good faith, contains any untrue certifications, (x) none of the general partners or board of directors (or other similar governing body) or committee or subcommittee thereof of any Acquired Company shall be required to adopt resolutions approving any Financing Documents that is effective prior to the Closing unless contingent on Closing (and any such adoption or approval at Closing shall be performed by such general partner, board of directors (or other similar governing body) or committee or subcommittee thereof as constituted after the Effective Time and Closing), (y) the Company’s obligations under this Section 6.17 shall be subject to Persons being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Acquired Companies shall be required to provide any information or take any action to the extent it would (1) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (2) violate, conflict with, breach or result in a default under, or that is prohibited or restricted by, Applicable Law or its Organizational Documents, (3) jeopardize any attorney-client, attorney work product or other legal privilege or similar protection (provided that the Company shall use reasonable efforts to allow access to such information in a manner that does not result in the events set out in this clause (3)), (4) violate any applicable confidentiality obligation of any Acquired Company, (5) require any Acquired Company to waive or amend any terms of this Agreement, (6) require any Acquired Company or any of its Affiliates to incur any liability or make any payment that is not reimbursed or indemnified by Parent under Section 6.17(a)(iii) or enter into any Contract that is not contingent on Closing, (7) reasonably be expected to constitute a violation or breach of, or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under any provision of any Company Material Contract binding upon such Person, (8) result in the creation or imposition of any Lien on any asset of such Person (except any Lien on any of the Acquired Company’s respective assets that becomes effective only upon the Closing), (9) result in any significant or unreasonable interference with the prompt and timely discharge of the duties of any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, (10) result in any Acquired Company’s or any of its Affiliates’ directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives incurring any personal liability with respect to any matters relating to the Debt Financing or (11) result in any condition to Closing set forth in Article VII to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by any Acquired Company.
Notwithstanding anything to the contrary in this Section 6.17(a)(i), the condition set forth in Section 7.02(b), as it applies to the Company’s obligations under this Section 6.17(a)(i), shall automatically be deemed satisfied, except to the extent the Company has committed a Willful Breach of its obligations under this Section 6.17(a)(i), Parent has provided to the Company written notice of such breach within ten (10) Business Days of first becoming aware of such breach and the Company fails to cure such breach by the earlier of ten (10) Business Days after such notice is provided or the End Date. In no event shall the Company be in breach of this Agreement for the failure to (A) deliver any financial or other information that is not currently readily available to the Acquired Companies or is not prepared in the ordinary course of business of the Acquired Companies at the time requested by Parent or (B) obtain review of any financial or other information by their accountants after using commercially reasonable efforts to obtain the same. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of its Subsidiaries or any of their respective Representatives at the request of Parent pursuant to this Section 6.17. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions contained in this Section 6.17(a)(i) represent the sole obligation of the Acquired Companies and their respective Affiliates with respect to the cooperation in connection with Debt Financing.
(ii)   The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement that is not reimbursed or indemnified by Parent. The Company shall not be required to deliver or cause the delivery of any legal opinions, 10b-5 letters, authorization and representation letters or solvency certificates in connection with the Debt Financing. In addition, the parties hereto agree that any information with respect to the prospects and plans for the Acquired Companies in connection with the Debt Financing will be the sole responsibility of Parent, and neither the Acquired Companies nor any of their Affiliates, directors, managers, officers, general or limited partners, employees, counsel, financial advisors, auditors, agents and other authorized representatives, shall have any liability or incur any damages with respect thereto or be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Debt Financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the Acquired Companies after the Closing.
(iii)   Parent shall indemnify and hold harmless the Acquired Companies, and each of their Representatives, and each of the Acquired Companies’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”), from and against any and all out-of-pocket costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, penalties, interest, awards or amounts paid in settlement that are suffered or incurred in connection with the Debt Financing or any information, assistance or activities provided in connection therewith (other than the information provided in writing by the Company or the Acquired Companies to Parent specifically in connection with their obligations pursuant to this Section 6.17). The provisions of this Section 6.17(a)(iii) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. Parent shall promptly reimburse the Acquired Companies for any and all reasonable and documented out-of-pocket Third Party costs and expenses incurred by the Acquired Companies and each of their respective Representatives in connection with the Debt Financing or such assistance (other than in respect of the preparation of customary historical financials).
(iv)   All confidential information regarding the Acquired Companies obtained by the Parent Parties and their respective Affiliates and Representatives pursuant to this Section 6.17 shall be kept confidential in accordance with the Confidentiality Agreement. For the avoidance of doubt, without the prior written consent of the Company, in no event will the Parent Parties or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Parent Parties) enter into any agreement, arrangement or any other understanding, whether written or oral, with any potential source of Debt Financing that would reasonably be expected to limit, restrict, restrain or otherwise impair in any manner, directly or indirectly, the ability of such source of Debt Financing to provide Debt Financing or other assistance to any other party in any other transaction involving the Acquired Companies; provided that the foregoing shall not prohibit the establishment of customary “tree” arrangements.
(v)   Prior to the Closing Date, upon the request of the Company, Parent shall keep the Company reasonably informed in reasonable detail of the status of its efforts to arrange the Debt Financing. The Parent Parties acknowledge and agree that the obtaining of the Debt Financing is not a condition to Closing and that the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the obtaining (or failure to obtain) the Debt Financing.
(b)   Cooperation Regarding Assumed Indebtedness.
(i)   Promptly following Parent’s request, the Company shall, or shall cause the other applicable Acquired Companies to, deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under certain Indebtedness identified by Parent (which shall not include the Company Credit Agreement) (the “Assumed Indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent and the applicable Acquired Company a written statement or documents (the “Assumption Documents”) (A) confirming (x) the aggregate principal amount of the indebtedness outstanding under such Assumed Indebtedness, (y) the date to which interest and principal has been paid in respect of such Assumed Indebtedness and (z) the amount of any escrows being held by such Existing Lender in respect of such Assumed Indebtedness and (B) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the Transactions, and to the modifications of the terms of such Assumed Indebtedness that Parent may reasonably request after the date hereof; provided that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 6.17(b)(i), (x) the consummation of the Transactions shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Effective Time.
(ii)   Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents. None of the Acquired Companies shall be obligated to pay any commitment or similar fee or incur any other expense, liability or obligation in connection with this Section 6.17(b) prior to the Closing, and Parent shall indemnify and hold harmless the Acquired Companies for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their actions and cooperation pursuant to this Section 6.17(b). The Company Parties’ obligations pursuant to this Section 6.17(b) shall be subject to the limitations set forth in Section 6.17(a)(ii).

Section 6.18   Termination of Related Person Agreements; Resignations.
(a)   Effective upon the Closing, each Related Person Agreement shall be terminated without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of or following the Closing, and the Company will deliver evidence of such termination to Parent at the Closing in form and substance reasonably satisfactory to Parent.
(b)   The Company shall cause to be delivered to Parent at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of the directors of the Company from the Company Board.
Section 6.19   Certain Tax Matters.
(a)   The Company shall deliver to Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) an officers’ certificate, dated as of the Closing Date and signed by officers of the Company, substantially in the form attached as Exhibit A hereto (with such changes as are reasonably necessary to address any change in Law, change in circumstance, or any inaccuracy; provided that Parent is given a reasonable opportunity to review any such updates and finds them reasonably acceptable, which acceptance shall not be unreasonably withheld, conditioned or delayed) that contains representations of the Company reasonably necessary or appropriate to enable Skadden, Arps, Slate, Meagher & Flom LLP (or such other counsel) to render the tax opinion set forth in Exhibit B attached hereto pursuant to Section 7.02(e).
(b)   The Company shall deliver to Parent, at or prior to the Closing, a properly completed and duly executed IRS Form W-9.
(c)   The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes.
Section 6.20   Parent-Approved Transactions.   The Acquired Companies shall use commercially reasonable efforts to provide such cooperation and assistance as Parent may reasonably request to (a) convert or cause the conversion of one or more wholly owned Subsidiaries of the Company that are organized as corporations into limited partnerships or limited liability companies and one or more wholly owned Subsidiaries of the Company that are organized as limited partnerships or limited liability companies into limited liability companies, limited partnerships or corporations, on the basis of organizational documents as reasonably requested by Parent, (b) sell, transfer or distribute or cause to be sold, transferred or distributed (by merger or otherwise) stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent, (c) exercise any right of the Company or a wholly owned Subsidiary of the Company to terminate or cause to be terminated any Contract to which the Company or a wholly owned Subsidiary of the Company is a party, (d) sell, transfer or distribute, or cause to be sold, transferred or distributed, any of the assets of the Company or one or more wholly owned Subsidiaries of the Company (including to the Company or any other wholly owned Subsidiary of the Company) at a price and on such other terms as designated by Parent and/or (e) undertake the restructuring transactions specified on Section 6.20 of the Company Disclosure Letter (any action or transaction described in clause (a) through (e), a “Parent-Approved Transaction”); provided that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any Organizational Document of the Company or any of its Subsidiaries, (B) any Company Material Contract, or (C) Applicable Law, (ii) any such conversions, exercises of any rights of termination or other terminations, sales or transactions, including the consummation of any Parent-Approved Transaction or other obligations of the Company or any of its Subsidiaries to incur any liabilities with respect thereto, shall be contingent upon all of the conditions set forth in Article VII having been satisfied (or, with respect to Section 7.02(b), waived) and receipt by the Company of a written notice from Parent stating that the Parent Parties are prepared to proceed immediately with the Closing and irrevocably waiving any right to claim that the conditions to their obligations to consummate the Merger set forth in Section 7.01 and Section 7.02 have not been satisfied (other than delivery by the Company at the Closing of the certificate specified in Section 7.02(d) and the opinion specified in

Section 7.02(e)), together with any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b), (c) and (d) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Parent Parties under this Agreement, including the amount of or timing of payment of the Common Stock Merger Consideration or the obligation to complete the Merger in accordance with the terms of this Agreement, (iv) neither the Company nor any of the Subsidiaries of the Company shall be required to take any such action that could adversely affect the classification as a REIT of the Company or could subject the Company to any “prohibited transactions” Taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 (or other material entity-level Taxes), (v) neither the Company nor any of its Subsidiaries shall be required to take any such action that could result in any Tax being imposed on, or any material adverse Tax consequences to any shareholder or other equity interest holder of the Company (in such person’s capacity as a shareholder or other equity interest holder of the Company), that are incrementally greater or more adverse, as the case may be, than the Taxes or other material adverse Tax consequences that would be imposed on such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 6.20, and (vi) neither the Company nor any of its Subsidiaries shall be required to provide any material non-public information to a Third Party other than Parent and its Affiliates or their respective Representatives. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent and, subject to the limits set forth above and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Subsidiaries of the Company shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 6.20. The Company shall not be deemed to have made an Adverse Recommendation Change or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in connection with a Parent-Approved Transaction. The consummation of any Parent-Approved Transaction shall not constitute consummation of an Acquisition Proposal or Superior Proposal for any purposes hereunder nor shall any Acquisition Proposal made in respect of a Parent-Approved Transaction constitute an Acquisition Proposal or Superior Proposal for any purposes hereunder. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any Subsidiary of the Company in performing their obligations under this Section 6.20, and Parent shall indemnify the Company and any of its Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Merger and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or any of its Subsidiaries not previously reimbursed).
Section 6.21   Notes.   At the written request of Parent, the Company shall reasonably cooperate with Parent in redeeming or prepaying all of the outstanding securities (collectively, the “Notes”) issued pursuant to (i) that certain Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of April 15, 2024, by and among the Company, Alexander & Baldwin, LLC, PGIM, Inc. and certain affiliates of PGIM, Inc., as amended by that First Amendment, dated as of December 17, 2024, and (ii) that certain Note Purchase and Private Shelf Agreement, dated as of December 20, 2017, by and among the Company, Alexander & Baldwin, LLC, AIG Asset Management (U.S.), LLC and certain affiliates of AIG Asset Management (U.S.), LLC, as amended by that First Amendment, dated as of March 5, 2018, as further amended by that Second Amendment, dated as of August 31, 2021 (collectively, the “Notes Agreements”), effective at or following the Closing, including by adopting resolutions, delivering notices of redemption or prepayment, and providing any officer’s certificates required and/or Company instructions, in each case, in accordance with and to the extent permitted by the terms and conditions of the Notes Agreements; provided that nothing in this Section 6.21 shall require the Company to issue any notice of redemption or prepayment prior to the Closing.
Section 6.22   Transfer Rights.   The Company shall provide Parent with prompt written notice in the event a Transfer Right becomes exercisable by any Acquired Company from the date of this Agreement until the earlier of the Effective Time and such time this Agreement is terminated in accordance with Section 8.01 (such Transfer Right, an “Exercisable Transfer Right”), together with all underlying documentation relating to same. The Company shall, and shall cause its Subsidiaries to, reasonably cooperate and consult with Parent in connection with the exercise of an Exercisable Transfer Right, including by reasonably promptly furnishing to Parent any information reasonably requested by Parent relating thereto (including the proposed financing thereof). If Parent notifies the Company that the Company or its applicable Subsidiary should exercise an Exercisable Transfer Right, the Company shall, and shall cause its Subsidiaries to, reasonably consider such request in good faith. The Company shall not, and shall not permit any of its Subsidiaries to, exercise any discretionary Exercisable Transfer Right without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned).
ARTICLE VII
CONDITIONS TO THE TRANSACTION
Section 7.01   Conditions to the Obligations of Each Party.   The respective obligations of each party to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Closing of each of the following conditions:
(a)   Required Approvals.   The Required Company Shareholder Approval shall have been obtained.
(b)   No Injunction.   No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Governmental Order after the date hereof which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger.
Section 7.02   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or written waiver by Parent, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties made by the Company in Section 4.01 (Organization) (other than Section 4.01(c)), Section 4.02 (Authority), Section 4.03(a) (Company Board Approval), Section 4.06 (Capitalization; Subsidiaries) (other than the second to last sentence of Section 4.06(b), Section 4.06(c)(vi), Section 4.06(d)(ii), Section 4.06(f) and Section 4.06(i)), and Section 4.22 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date only;
(ii)   The representations and warranties made by the Company in Section 4.08(a) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date; and
(iii)   Each of the representations and warranties made by the Company in Article IV other than those set forth in clauses (i) and (ii) above (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Covenants.   The Company shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
(d)   Company Closing Certificate.   Parent shall have received a certificate, dated as of the Closing Date and duly executed on behalf of the Company by an officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.

(e)   REIT Opinion.   Parent shall have received a written tax opinion of Skadden, Arps, Slate, Meagher & Flom LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit B to this Agreement, dated as of the Closing Date and addressed to the Company (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Acquired Companies in the officer’s certificates described in Section 6.19(a), and which may contain such changes or modifications from the language set forth on such exhibit as may be deemed reasonably necessary or appropriate by Skadden, Arps, Slate, Meagher & Flom LLP, or other applicable REIT counsel; provided that Parent is given a reasonable opportunity to review any such changes or modifications and finds them reasonably acceptable) to the effect that, commencing with the Company’s taxable year ended December 31, 2017 through the Company’s taxable year that ends on the Closing Date, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.
Section 7.03   Conditions to the Obligations of the Company.   The obligations of the Company to consummate the Merger are further subject to the satisfaction (or written waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties made by Parent and Merger Sub in Section 5.01 (Organization), Section 5.02 (Authority) and Section 5.06 (No Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date only; and
(ii)   Each of the representations and warranties made by Parent and Merger Sub in Article V other than those set forth in clause (i) above (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date only and (B) except where the failure to be so true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger or perform their respective obligations under this Agreement on a timely basis.
(b)   Covenants.   Each of Parent and Merger Sub shall have performed in all material respects all of the covenants and agreements that are required to be performed by it under this Agreement at or prior to the Closing.
(c)   Parent Closing Certificate.   The Company shall have received a certificate, dated as of the Closing Date and duly executed on behalf of Parent by an officer of Parent certifying that the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.
Section 7.04   Frustration of Closing Conditions.   Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of the Company to perform any of its material obligations under this Agreement.
ARTICLE VIII
TERMINATION
Section 8.01   Termination.   Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, notwithstanding receipt of the Required Company Shareholder Approval (except as expressly noted), only as follows:

(a)   by mutual written agreement of the Company and Parent;
(b)   by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. on June 8, 2026 (as extended, the “End Date”), whether such date is before or after the date of the receipt of Required Company Shareholder Approval; provided, however, that, if as of 5:00 p.m. on the third (3rd) Business Day prior to the End Date the condition set forth in Section 7.01(b) has not been satisfied or waived (solely as a result of a Governmental Order that remains in effect which has arisen as a result of a Proceeding initiated by a Governmental Authority), but all other conditions to Closing set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived, other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time, the End Date shall automatically be extended to September 8, 2026; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under this Agreement in any material respect has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;
(c)   by either the Company or Parent, if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law or Governmental Order that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger and such Applicable Law or Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure (or in the case of Parent, the failure of Merger Sub) to perform any covenant or obligation under this Agreement in any material respect has been the principal cause of, or resulted in, the issuance of such Applicable Law or Governmental Order;
(d)   by either the Company or Parent, if (i) the Company Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s common shareholders shall have voted on a proposal to approve the Merger and (ii) the Merger shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Approval;
(e)   by Parent, (i) if there is any breach by the Company of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.02(a) or Section 7.02(b) (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach and (iii) such Terminating Company Breach is not capable of cure prior to the End Date or is not cured by the Company on or before the earlier of (A) the End Date and (B) the date that is thirty (30) calendar days following the date of Parent’s delivery of such written notice to the Company; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent or Merger Sub is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.03(a) or Section 7.03(b) not to be satisfied or capable of being satisfied;
(f)   by the Company, (i) if there is any breach by Parent or Merger Sub of any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in this Agreement that would give rise to the failure of any condition specified in Section 7.03(a) or Section 7.03(b) (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date or is not cured by Parent or Merger Sub on or before the earlier of (A) the End Date and (B) the date that is thirty (30) calendar days following the date of the Company’s delivery of such written notice to Parent; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in breach of any of its covenants or obligations under this Agreement so as to cause any of the conditions set forth in Section 7.02(a) or Section 7.02(b) not to be satisfied or capable of being satisfied;
(g)   by Parent, if (i) prior to receipt of the Required Company Shareholder Approval, an Adverse Recommendation Change shall have been made, (ii) the Company shall have failed to publicly recommend against any tender offer or exchange offer for the Company Common Stock subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer, (iii) prior to the receipt of the Required Company Shareholder Approval, the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following the date an Acquisition Proposal shall have been first publicly announced (or if the Company Shareholder Meeting is scheduled to be held within ten Business Days after the date an Acquisition Proposal shall have been publicly announced, as far in advance of the date on which the Company Shareholder Meeting is scheduled to be held as is reasonably practicable) or (iv) any Acquired Company enters into an Alternative Acquisition Agreement;
(h)   by the Company, at any time prior to the receipt of the Required Company Shareholder Approval, if the Company Board shall have determined to terminate this Agreement in accordance with Section 6.02(e)(i) in order to enter into a definitive agreement with respect to a Superior Proposal; provided that substantially concurrently with, or immediately following, such termination, the Company enters into the definitive agreement with respect to such Superior Proposal and prior to or concurrently with such termination, the Company pays the Company Termination Fee in accordance with Section 8.03(a) (and such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 8.03(a)); or
(i)   by the Company, if (i) all of the conditions to the Closing set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be, at the time of delivery of the notice referred to in the following clause (iii), capable of being satisfied as if such time were the Closing), (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing should have occurred pursuant to Section 2.01, (iii) on or after the date the Closing should have occurred pursuant to Section 2.01, the Company shall have delivered a written notice to Parent confirming the matters described in clause (i) and that the Company stands ready, willing and able to consummate the Merger at such time, and (iv) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days after the delivery of the notice described in the immediately preceding clause (iii) and the Company was ready, willing and able to consummate the Closing during such three (3) Business Day period.
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other party setting forth the basis on which, and the subsection of this Section 8.01 pursuant to which, such party is terminating this Agreement.
Section 8.02   Effect of Termination.
(a)   Except as otherwise set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, shareholders, partners or other equityholders or any Representative of any of the foregoing relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), other than liability of the Company (subject to Section 8.03) and Parent or Merger Sub (subject to Section 8.03 and Section 9.02(c)), as the case may be, for any actual and intentional fraud or Willful Breach of this Agreement occurring prior to such termination; provided, however, that the provisions of Section 6.06, Section 6.17(a)(iii), Section 6.17(b)(ii), the last sentence of Section 6.20, this Section 8.02, Section 8.03, Article IX (and the relevant provisions of Article I) and the Confidentiality Agreement (provided that the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C.) and the Guarantee shall survive any termination of this Agreement in accordance with their respective terms.
(b)   In the event that Parent is obligated to pay any amount, including the Parent Termination Fee or the Recovery Costs, to the Company relating to, arising out of or resulting from an actual or alleged breach of Parent’s or Merger Sub’s representations, warranties, covenants or agreements under this Agreement, (the “Parent Damages Amount”), Parent shall deposit into escrow an amount in cash equal to the Parent Damages Amount with an escrow agent selected by the Company and on such terms (subject to Section 8.02(c)) as shall be mutually agreed upon by the Company, Parent and the escrow agent as reflected in an escrow agreement among such parties. The payment or deposit into escrow of the Parent Damages Amount pursuant to this Section 8.02(b) shall be made by wire transfer of same-day funds at the time Parent is obligated to pay the Company such amount. Thereafter, from the applicable Parent Damages Amount deposited into escrow in accordance with the first sentence of this Section 8.02(b), the Company shall be paid an amount equal to the lesser of (i) the Parent Damages Amount and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Section 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (B) in the event the Company receives either (1) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 8.02(c) or (2) an opinion from the Company’s outside counsel as described in Section 8.02(c), an amount equal to the Parent Damages Amount less the amount payable under clause (A) above.
(c)   The escrow agreement shall provide that the Parent Damages Amount in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Parent Damages Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Parent Damages Amount should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Damages Amount to the Company. Parent agrees to amend Section 8.02(b) and Section 8.02(c) at the reasonable request of the Company in order to (A) maximize the portion of the Parent Damages Amount that may be distributed to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve the Company’s chances of securing a favorable ruling described in this Section 8.02(c) or (C) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.02(c). Parent shall be deemed to have satisfied its obligations to pay the Parent Damages Amount to the Company so long as it deposits into escrow the Parent Damages Amount, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Parent Damages Amount. The portion of Parent Damages Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during subsequent taxable years, subject to the foregoing limitations of this Section 8.02; provided, however, that any amount that has not been released from the escrow to the Company pursuant to the provisions of this Section 8.02 as of the tenth anniversary of the deposit into such escrow shall at that time be released to Parent, and Parent shall have no further obligations to the Company with respect thereto.
Section 8.03   Termination Fee.
(a)   Company Termination Fee.   If, but only if, this Agreement is validly terminated:
(i)   by Parent or the Company pursuant to Section 8.01(b) (and at the time of such termination the Company is not able to terminate this Agreement pursuant to Section 8.01(i)) or Section 8.01(d), or by Parent pursuant to Section 8.01(e), and in each case, (A) a Third Party shall have made an Acquisition Proposal to the Company or its Representatives or shall have publicly proposed or made (or publicly announced an intention, whether or not conditional, to make) an Acquisition Proposal, in each case after the date hereof (and in the case of Section 8.01(d), such

Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the date of the Company Shareholder Meeting (including any adjournments and postponements thereof)), and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated, then the Company shall pay, or cause to be paid, to the account or accounts designated by Parent, the Company Termination Fee (x) within three (3) Business Days after the date on which the Company enters into a definitive written agreement providing for the implementation of any Acquisition Proposal or (y) concurrently with the consummation of any Acquisition Proposal; provided, however, that, if Parent has not provided wiring instructions in writing to the Company for payment of the Company Termination Fee at least one (1) Business Day prior to entry into such definitive written agreement or at least one (1) Business Day prior to the consummation of such Acquisition Proposal, the Company shall not be required to pay the Company Termination Fee pursuant to this Section 8.03(a)(i) until one (1) Business Day after Parent has provided such wiring instructions in writing to the Company (provided, further, that for purposes of this Section 8.03(a), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii)   by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee not later than the later of (A) three (3) Business Days following such termination and (B) one (1) Business Day after Parent has provided wiring instructions in writing to the Company for payment of the Company Termination Fee; or
(iii)   by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent (or its designee) the Company Termination Fee prior to or concurrently with such termination; provided, however, that if such termination pursuant to Section 8.01(h) occurs on or prior to January 22, 2026, following the execution of this Agreement (the “Initial Fee End Date”) to enter into a definitive agreement with an Excluded Party providing for a Superior Proposal, the Company shall instead pay, or cause to be paid, to Parent (or its designee) $25,250,000 prior to or concurrently with such termination; provided, further, that, in each case, if Parent has not provided wiring instructions in writing to the Company for payment of the Company Termination Fee at least one (1) Business Day prior to any termination described in this Section 8.03(a)(iii), the Company shall not be required to pay the Company Termination Fee pursuant to this Section 8.03(a)(iii) until one (1) Business Day after Parent has provided such wiring instructions in writing to the Company.
(b)   Parent Termination Fee.   If, but only if, this Agreement is validly terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall pay, or cause to be paid, to the account or accounts designated by the Company an amount equal to $155,300,000 (the “Parent Termination Fee”) within three (3) Business Days following such termination;
(c)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee shall, in circumstances in which the Company Termination Fee is payable and is actually paid, constitute the sole and exclusive remedy of Parent, Merger Sub and any other Parent Related Party against (i) the Company and (ii) any of the Company’s former, current and future Affiliates, assignees, shareholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and any amount under Section 8.03(f), (A) no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Company Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company, Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC will remain party to the Confidentiality Agreement) and (B) none of Parent or Merger Sub or any of their Affiliates will be entitled to bring or maintain any Proceeding against any Company Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company, Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC will remain bound to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions. For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance to cause the Closing to occur and payment of the Company Termination Fee pursuant to Section 8.03(a), under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur and the Company Termination Fee.
(d)   Notwithstanding anything to the contrary in this Agreement, the Company’s right to receive from Parent the Parent Termination Fee shall, in circumstances in which the Parent Termination Fee is payable and is actually paid, constitute the sole and exclusive remedy of the Company and any other Company Party against (i) Parent, Merger Sub, MW Group, Ltd., or DivCore Monterey Management Holdings, LLC and (ii) any of Parent’s, Merger Sub’s, MW Group, Ltd.’s, or DivCore Monterey Management Holdings, LLC’s former, current and future Affiliates, assignees, shareholders, partners, other equityholders, controlling Persons and any Representatives of any of the foregoing (the Persons described in clauses (i) and (ii), collectively, the “Parent Related Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee and any amount under Section 8.03(g), (A) no Person shall have any rights or claims against the Parent Related Parties under this Agreement or otherwise, whether at law or in equity, in Contract, in tort or otherwise, and the Parent Related Parties shall not have any other liability or obligation relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company, Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC will remain party to the Confidentiality Agreement and the Parent Parties shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC) and (B) none of the Company or any of its Affiliates will be entitled to bring or maintain any Proceeding against any Parent Related Party arising out of this Agreement, any Ancillary Agreement or the Transactions or any matters forming the basis of such termination (except that the Company, Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC will remain party to the Confidentiality Agreement) relating to or arising out of this Agreement, any Ancillary Agreement or the Transactions. Nothing in this Section 8.03(d) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, Merger Sub or any other Parent Related Party may be liable under this Agreement or the Transactions.
(e)   Each of the parties acknowledge and agree that the agreements contained in Section 8.02 and Section 8.03 are an integral part of the Transactions, and that, without these agreements, each party would not enter into this Agreement. The parties acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub or the Company, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and agree that in no event will the Company or Parent be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.
(f)   Any amounts payable pursuant to Section 8.03(a) or this Section 8.03(f) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by Parent at least two (2) Business Days prior to the date such amount is to be paid. If the Company fails to pay when due any amount payable under Section 8.03(a), and in order to collect such amount, Parent commences a Proceeding that results in a Governmental Order against the Company for the

Company Termination Fee, then the Company shall reimburse Parent for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Company Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus two percent (2%) per annum.
(g)   Any amounts payable pursuant to Section 8.03(b) or this Section 8.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account or accounts designated by the Company at least two (2) Business Days prior to the date such amount is to be paid. If Parent fails to pay the Parent Termination Fee and/or any amounts referenced in Section 6.17(a)(iii), Section 6.17(b)(ii) and the last sentence of Section 6.20 (the “Parent Expenses”) when due, and in order to collect such amount(s), the Company commences a Proceeding that results in a Governmental Order against Parent for the Parent Termination Fee, then Parent shall reimburse the Company for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such Proceeding, together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made plus two percent (2%) per annum (the “Recovery Costs”).
ARTICLE IX
MISCELLANEOUS
Section 9.01   Notices.   All notices, requests, consents, claims, demands, approvals, waivers and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service or (d) when delivered by email (without receipt of a delivery failure message), addressed as follows:
if to Parent or Merger Sub, to:
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
Attention: Scott Trebilco; Adam Leslie
Email: [***]
with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Brian M. Stadler; Matthew B. Rogers
Email: [***]
if to the Company, to:
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, HI 96813
Attention: Scott Morita
Email: [***]

with a copy to (which shall not constitute notice, request, consent, claim, demand, approval, waiver or other communication):
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, DC 20005
Attention: Marc Gerber; Micah Kegley
Email: [***]
or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is three (3) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.01 (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or electronic mail address of which no notice was given shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver).
Section 9.02   Remedies Cumulative; Specific Performance.
(a)   The parties hereto acknowledge and agree that irreparable damage and harm would occur, and that the Parent Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company (including the Company failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that (i) the Parent Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief from a court of competent jurisdiction as set forth in Section 9.09 to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Parent Party is entitled at law or in equity and (ii) the right of specific enforcement is an integral part of the Transactions, including the Merger, and without that right, the Parent Parties would not have entered into this Agreement. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Parent Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Company further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. It is explicitly agreed that, subject to the proviso in the next sentence, the Company shall not have the right to an injunction, specific performance or other equitable remedies in connection with enforcing any Parent Party’s obligations to consummate the Merger or otherwise to prevent and/or remedy a breach of this Agreement or to enforce specifically the terms hereof; provided that the Company shall be entitled to seek specific performance to prevent any breach by the Parent Parties of the third sentence of Section 6.05. It is further explicitly agreed that, subject to Section 9.02(c), the Company’s sole and exclusive remedy relating to a breach of this Agreement by any Parent Party or otherwise shall be to seek recovery of the Parent Termination Fee, in the circumstances in which it is payable in accordance with Section 8.03(b) and payment of the Parent Expenses and the Recovery Costs; provided, however, that notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to seek specific performance to prevent any breach of Section 6.06.
(b)   The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.02, none of the Parent Parties shall in any respect waive its right to seek any other form of relief that may be available to them under or in connection with this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.02 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.02 shall require the Parent Parties to institute any Proceeding for (or limit any Parent Party’s right to institute any Proceeding for) specific performance under this Section 9.02 prior or as a condition to exercising any termination right under Section 8.01 (and pursuing damages or the Company Termination Fee after such termination, subject to Section 8.03(c)), nor shall the commencement of any Proceeding pursuant to this Section 9.02 or anything set forth in this Section 9.02 restrict or limit any Parent Party’s right to terminate this Agreement in accordance with the terms of Section 8.01 or pursue any other remedies under this Agreement that may be available at any time. In any Proceeding seeking to compel the Company to specifically perform its obligations hereunder, the non-prevailing party in such Proceeding (after a final, non-appealable judgment of a court of competent jurisdiction) shall promptly reimburse the prevailing party its reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) in connection with such Proceeding.
(c)   Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties, together, for monetary damages, losses, costs or expenses of the Company or its Affiliates in connection with the failure of the Transactions to be consummated, a breach of this Agreement by any Parent Party or otherwise relating to this Agreement or the Transactions shall be limited to an amount equal to the Parent Termination Fee, plus the Recovery Costs (collectively, the “Parent Liability Cap”). In no event shall the Company or any of its Affiliates seek or permit to be sought on their behalf any amount in excess of the Parent Liability Cap from the Parent Related Parties in connection with this Agreement or the Transactions, or in respect of any other document, or any theory of law or equity (including by or through attempted piercing of the corporate, limited partnership or limited liability company veil) or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. The Company agrees that it has no right of recovery against, and no liability shall attach to, any of the Parent Related Parties (other than against the Parent Parties as provided by Section 8.03 and this Section 9.02), through any Parent Party or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of any Parent Party against any Parent Related Parties, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Applicable Law, including the right to contribution under the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Related Parties) under and to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described herein. Recourse against Guarantor under the Guarantee shall be the sole and exclusive remedy of the Company and its Affiliates against Guarantor and any other Parent Related Parties (other than the Parent Parties to the extent provided in this Agreement and Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against the Parent Parties hereunder and Blackstone Real Estate Services L.L.C., MW Group, Ltd. and Divco West Acquisitions, LLC under the Confidentiality Agreement, in no event shall the Company or its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Related Parties (other than Guarantor to the extent provided in the Guarantee and subject to the Parent Liability Cap and the other limitations described therein). Notwithstanding anything herein to the contrary and for the avoidance of doubt, nothing in Section 8.03 or this Section 9.02 shall limit the remedies of the parties under the Confidentiality Agreement.
Section 9.03   Expenses.   Except as set forth in this Agreement (including Section 6.03, Section 8.03(f), Section 8.03(g) and this Section 9.03), each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements that are required to be reimbursed pursuant to Section 6.17; provided, further, that except as set forth in Section 3.02(e), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

Section 9.04   No Survival of Representations and Warranties.   The parties hereto acknowledge and agree that the representations, warranties, covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person, other than the representations and warranties set forth in Section 4.23 and Section 5.15, shall terminate at the Effective Time, except that this Section 9.04 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.07 and Section 6.10.
Section 9.05   Amendments and Waivers.
(a)   Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Shareholder Approval which requires further approval of the shareholders of the Company pursuant to the HBCA without such further shareholder approval.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.06   Company Disclosure Letter References.   The parties hereto agree that any reference in a particular Section or subsection of the Company Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section or subsection of this Agreement (whether or not the corresponding Section or subsection of this Agreement specifically refers to the Company Disclosure Letter) and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenant, as applicable) would be reasonably apparent on their face to an individual who has read that reference and such other representations and warranties (or covenant, as applicable). The listing of any matter on the Company Disclosure Letter shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality. No disclosure in the Company Disclosure Letter relating to any possible breach or violation by the Company or its Subsidiaries of any Contract or Applicable Law shall be construed as an admission or indication to any Person that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in the Company Disclosure Letter be deemed or interpreted to expand the scope of the Company’s representations, warranties and/or covenants set forth in this Agreement.
Section 9.07   Binding Effect; Third-Party Beneficiaries; Assignment.
(a)   This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, each party hereto and their respective permitted successors and permitted assigns. Except (i) as provided in Section 6.07 and (ii) if the Closing occurs, for the right of the applicable holders of Company Common Stock to receive, from and after the Effective Time, the Common Stock Merger Consideration in accordance with the terms hereof, nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
(b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by merger, consolidation, division, operation of Law or otherwise without the prior written consent of the other parties; provided that, prior to the mailing of the Proxy Statement to the Company’s shareholders, each of the Parent Parties may assign any of their rights hereunder to any of its Affiliates without the prior written consent of the Company, but no such assignment (i) shall relieve such Parent Party of any of its obligations hereunder or (ii) impede or delay the consummation of the Transactions. Any purported assignment in violation of this Section 9.07(b) shall be null and void.
Section 9.08   Governing Law.   This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of the parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction, except that matters relating to the fiduciary duties of the Company Board and matters that are specifically required by the HBCA in connection with the Merger shall be governed by the Laws of the State of Hawaii.
Section 9.09   Jurisdiction.   Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or, if such court shall not have jurisdiction, U.S. District Court for the District of Delaware, and any appellate court from any appeal thereof, in any Proceeding based upon, arising out of or relating to this Agreement or the Ancillary Agreements or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery in the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery in the State of Delaware or such Federal court, and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery in the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law. Each of the parties hereto agrees, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and service made on such agent shall have the same legal force and effect as if served upon such party personally within the State of Delaware.
Section 9.10   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 9.12   Entire Agreement.   This Agreement and the Ancillary Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
Section 9.13   Severability.   If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
TROPIC PURCHASER LLC
By:
/s/ Scott Trebilco

Name:
Scott Trebilco

Title:
Senior Managing Director and Vice President

TROPIC MERGER SUB LLC
By:
/s/ Scott Trebilco

Name:
Scott Trebilco

Title:
Senior Managing Director and Vice President

[Signature to Agreement and Plan of Merger]

ALEXANDER & BALDWIN, INC.
By:
/s/ Lance K. Parker

Name:
Lance K. Parker

Title:
President & Chief Executive Officer

[Signature to Agreement and Plan of Merger]

Annex B
Global Corporate & Investment Banking
BofA Securities, Inc.
One Bryant Park, New York, NY 10036
December 8, 2025
The Board of Directors
Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii 96801
Members of the Board of Directors:
We understand that Alexander & Baldwin, Inc. (“Alexander & Baldwin”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Alexander & Baldwin, Tropic Purchaser LLC (“Parent”) and Tropic Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Alexander & Baldwin will merge with and into Merger Sub (the “Merger”) and each outstanding share of the common stock, without par value, of Alexander & Baldwin (“Alexander & Baldwin Common Stock”) (other than any Cancelled Shares and Dissenting Shares (each as defined in the Agreement) (collectively, the “Excluded Shares”)) will be converted into the right to receive $21.20 in cash, without interest thereon (the “Consideration”). The Agreement provides for (i) a payment by Alexander & Baldwin, by no later than January 31, 2026, of a dividend in the amount of $0.35 per share of Alexander & Baldwin Common Stock (the “January Dividend”), and (ii) in the event that the January Dividend is paid, a reduction of the Consideration by the per-share amount of the January Dividend. The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Alexander & Baldwin Common Stock (other than Excluded Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(1)
reviewed certain publicly available business and financial information relating to Alexander & Baldwin;

(2)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Alexander & Baldwin furnished to or discussed with us by the management of Alexander & Baldwin, including certain financial forecasts relating to Alexander & Baldwin prepared by the management of Alexander & Baldwin (such forecasts, “Alexander & Baldwin Forecasts”);

(3)
discussed the past and current business, operations, financial condition and prospects of Alexander & Baldwin with members of senior management of Alexander & Baldwin;

(4)
reviewed the trading history for Alexander & Baldwin Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)
compared certain financial and stock market information of Alexander & Baldwin with similar information of other companies we deemed relevant;

(6)
compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

BofA Securities, Inc. member FINRA/SIPC, is a subsidiary of Bank of America Corporation

(7)
reviewed the Agreement; and

(8)
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Alexander & Baldwin that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Alexander & Baldwin Forecasts, we have been advised by Alexander & Baldwin, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Alexander & Baldwin as to the future financial performance of Alexander & Baldwin. We have relied, at the direction of Alexander & Baldwin, upon the assessments of the management of Alexander & Baldwin as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting Alexander & Baldwin and its business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Alexander & Baldwin, nor have we made any physical inspection of the properties or assets of Alexander & Baldwin. We have not evaluated the solvency or fair value of Alexander & Baldwin or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Alexander & Baldwin, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Alexander & Baldwin or the contemplated benefits of the Merger.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of all or any part of Alexander & Baldwin or any alternative transaction. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Alexander & Baldwin Common Stock (other than Excluded Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Alexander & Baldwin or in which Alexander & Baldwin might engage or as to the underlying business decision of Alexander & Baldwin to proceed with or effect the Merger. We are also not expressing any view or opinion with respect to, and we have relied at the direction of Alexander & Baldwin, upon the assessments of representatives of Alexander & Baldwin regarding legal, regulatory, accounting, tax and similar matters relating to Alexander & Baldwin, Parent and the Merger (including the contemplated benefits of the Merger), as to which we understand that Alexander & Baldwin obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to Alexander & Baldwin in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Alexander & Baldwin has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Alexander & Baldwin and certain of its affiliates, Blackstone Inc. (“Blackstone”) and certain of Blackstone’s affiliates and portfolio companies, DivCore Capital, LLC (“DivCore”) and certain of DivCore’s affiliates and MW Group, Ltd. (“MW Group) and certain of MW Group’s affiliates, certain of which agreed to provide equity financing to, and/or guaranty certain obligations of Parent under the Agreement.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Alexander & Baldwin and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager or underwriter for a certain debt offering of Alexander & Baldwin and (ii) having acted or acting as administrative agent, co-lead arranger, joint bookrunner, and/or lender under, certain term loans, letters of credit and other credit facilities of Alexander & Baldwin and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Blackstone and/or certain of its affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as or acting as financial advisor to Blackstone and/or certain of its affiliates and/or portfolio companies in connection with certain merger and acquisition transactions, (ii) having acted or acting as underwriter, manager, initial purchaser and/or placement agent for various equity or debt offerings undertaken by Blackstone and/or certain of its affiliates and/or portfolio companies, (iii) having acted or acting as administrative agent, arranger, bookrunner, and/or lender under, certain term loans, leases, letters of credit, credit and other facilities of Blackstone and/or certain of its affiliates and/or portfolio companies (including in connection with certain merger and acquisition transactions), (iv) having provided or providing certain treasury management services and products to Blackstone and/or certain of its affiliates and/or portfolio companies and (v) having provided or providing certain commodity, derivatives and foreign exchange trading services to Blackstone and/or certain of its affiliates and/or portfolio companies.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DivCore and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager for certain debt offerings of DivCore and/or certain of its affiliates, (ii) having acted or acting as lender under certain term loans, letters of credit and leasing and other facilities for DivCore and/or certain of its affiliates, (iii) having provided or providing certain treasury management services and products to DivCore and/or certain of its affiliates and (iv) having provided or providing certain derivative and foreign exchange trading services to DivCore and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of Alexander & Baldwin (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Alexander & Baldwin or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Alexander & Baldwin Common Stock (other than Excluded Shares) is fair, from a financial point of view, to such holders.
Very truly yours,
BOFA SECURITIES, INC.

Annex C
PART XIV OF THE HAWAII BUSINESS CORPORATION ACT
A. Right to Dissent and Obtain Payment for Shares.
§ 414-341. Definitions.
As used in this part:
“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 414-342 and who exercises that right when and in the manner required by sections 414-351 to 414-359.
“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
“Shareholder” means the record shareholder or the beneficial shareholder.
§ 414-342. Right to dissent.
(a)
A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(1)
Consummation of a plan of merger to which the corporation is a party:

(A)
If shareholder approval is required for the merger by section 414-313 or the articles of incorporation; provided that the shareholder is entitled to vote on the merger; or

(B)
If the corporation is a subsidiary that is merged with its parent under section 414-314;

(2)
Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)
Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)
An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A)
Alters or abolishes a preferential right of the shares;

(B)
Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)
Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)
Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E)
Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 414-74;

(5)
Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(6)
Consummation of a plan of conversion to which the corporation is the converting entity, if the shareholder is entitled to vote on the plan.

(b)
A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this part may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

§ 414-343. Dissent by nominees and beneficial owners.
(a)
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.

(b)
A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(1)
The beneficial shareholder submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2)
The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

B. Procedure for Exercise of Dissenters’ Rights.
§ 414-351. Notice of dissenters’ rights.
(a)
If proposed corporate action creating dissenters’ rights under section 414-342 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this part and be accompanied by a copy of this part.

(b)
If corporate action creating dissenters’ rights under section 414-342 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in section 414-353.

§ 414-352. Notice of intent to demand payment.
(a)
If proposed corporate action creating dissenters’ rights under section 414-342 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(1)
Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated; and

(2)
Must not vote the shareholder’s shares in favor of the proposed action.

(b)
A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder’s shares under this part.

§ 414-353. Dissenters’ notice.
(a)
If proposed corporate action creating dissenters’ rights under section 414-342 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 414-352.

(b)
The dissenters’ notice must be sent no later than ten days after the corporate action was taken, and must:

(1)
State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)
Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)
Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(4)
Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered; and

(5)
Be accompanied by a copy of this part.

§ 414-354. Duty to demand payment.
(a)
A shareholder sent a dissenters’ notice described in section 414-353 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the [dissenters’] notice pursuant to section 414-353(b)(3), and deposit the shareholder’s certificates in accordance with the terms of the notice.

(b)
The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)
A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this part.

§ 414-355. Share restrictions.
(a)
The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 414-357.

(b)
The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 414-356. Payment.
(a)
Except as provided in section 414-358, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 414-354 the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(b)
The payment must be accompanied by:

(1)
The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)
A statement of the corporation’s estimate of the fair value of the shares;

(3)
An explanation of how the interest was calculated;

(4)
A statement of the dissenter’s right to demand payment under section 414-359; and

(5)
A copy of this part.

§ 414-357. Failure to take action.
(a)
If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)
If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under section 414-353 and repeat the payment demand procedure.

§ 414-358. After-acquired shares.
(a)
A corporation may elect to withhold payment required by section 414-356 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b)
To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under section 414-359.

§ 414-359. Procedure if shareholder dissatisfied with payment or offer.
(a)
A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment under section 414-356), or reject the corporation’s offer under section 414-358 and demand payment of the fair value of the dissenter’s shares and interest due, if:

(1)
The dissenter believes that the amount paid under section 414-356 or offered under section 414-358 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(2)
The corporation fails to make payment under section 414-356 within sixty days after the date set for demanding payment; or

(3)
The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b)
A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (a) within thirty days after the corporation made or offered payment for the dissenter’s shares.

C. Judicial Appraisal of Shares.
§ 414-371. Court action.
(a)
If a demand for payment under section 414-359 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(b)
The corporation shall commence the proceeding in the circuit court. If the corporation is a foreign corporation, it shall commence the proceeding in the county in this State where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located or, if the domestic corporation did not have its principal office in this State at the time of the transaction, then in the city and county of Honolulu.

(c)
The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)
The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)
Each dissenter made a party to the proceeding is entitled to judgment:

(1)
For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation; or

(2)
For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under section 414-358.

§ 414-372. Court costs and counsel fees.
(a)
The court in an appraisal proceeding commenced under section 414-371 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 414-359.

(b)
The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)
Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 414-351 to 414-359; or

(2)
Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

(c)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/ALEX or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.Special Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. AProposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. Proposal 1: To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as ofDecember 8, 2025 (as it may be amended from time to time), by and among Alexander & Baldwin, Inc., Tropic Purchaser LLC and Tropic Merger Sub LLC, pursuant to which, upon the terms and subject to the conditions thereof, Alexander & Baldwin, Inc. will merge with and into Tropic Merger Sub LLC (which we refer to as the “merger”), with Tropic Merger Sub LLC continuing as the surviving company (which proposal we refer to as the “merger agreement proposal”). ForAgainst AbstainFor Against AbstainProposal 2: To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. ForAgainst AbstainProposal 3: To consider and vote on a proposal to approve any adjournment of the special meeting, if necessary, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement proposal.THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.1 P C F

SPECIAL MEETING OF ALEXANDER & BALDWIN, INC.The Special Meeting of Shareholders of Alexander & Baldwin, Inc. will be held on Monday, March 9, 2026 at 10:00 A.M. HST, virtually via the Internet at https://meetnow.global/M6HYWJ4.To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.The Proxy Statement is available at: www.envisionreports.com/ALEX IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ALEXANDER & BALDWIN, INC.PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, MARCH 9, 2026SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Lance K. Parker and Eric K. Yeaman, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held on Monday, March 9, 2026, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Meeting and Proxy Statement, as stated on the reverse side.THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.(continued and to be marked, dated and signed, on other side)C Non-Voting Items Change of Address — Please print new address below.